    As filed with the Securities and Exchange Commission on October 12, 2000

                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                                ---------------
                    Diamond Technology Partners Incorporated
             (Exact name of registrant as specified in its charter)
         Delaware                    8742                    36-4069408
     (State or Other          (Primary Standard           (I.R.S. Employer
       Jurisdiction               Industrial            Identification No.)
   of Incorporation or      Classification Number)
      Organization)
                     875 North Michigan Avenue, Suite 3000
                            Chicago, Illinois 60611
                                 (312) 255-5000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ---------------
                              Melvyn E. Bergstein
                      Chairman and Chief Executive Officer
                    Diamond Technology Partners Incorporated
                     875 North Michigan Avenue, Suite 3000
                            Chicago, Illinois 60611
                                 (312) 255-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ---------------
                                   Copies to:
            Nancy K. Bellis                       Leland E. Hutchinson
   Vice President and General Counsel              Terrence R. Brady
      Diamond Technology Partners                   Winston & Strawn
              Incorporated                        35 West Wacker Drive
 875 North Michigan Avenue, Suite 3000          Chicago, Illinois 60601
        Chicago, Illinois 60611                      (312) 558-5600
             (312) 255-5000     ---------------
  Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement and the effective time of the acquisition described in this Registration Statement.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                           Proposed       Proposed
 Title of each class of      Amount        maximum        maximum       Amount of
       securities            to be      offering price   aggregate     registration
    to be registered       registered     per share    offering price      fee
-----------------------------------------------------------------------------------
Class B Common Stock,                                   $  2,675,000
 $.001 par value.......  6,315,377 (1)  Not applicable      (2)          $    710
-----------------------------------------------------------------------------------
Class B Common Stock,                                   $399,500,000
 $.001 par value.......  8,500,000 (3)  Not applicable      (4)          $105,470
-----------------------------------------------------------------------------------
Class A Common Stock,
 $.001 par value.......       (5)             --             --            None

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Represents shares of Class B Common Stock of the Registrant to be issued to stockholders of Cluster Telecom B.V. in the contemplated business combination.

(2) Pursuant to Rule 457(f)(2) and 457(c) under the Securities Act of 1933 and solely for the purpose of calculating the registration fee, the maximum aggregate offering price is based on the book value of capital stock of Cluster Telecom B.V. being acquired by the Registrant as of June 30, 2000.

(3) Represents estimated shares of Class B Common Stock of the Registrant which may be issued upon exercise of options issued to employees of Cluster Telecom B.V. and the Registrant in connection with the contemplated business combination. The aggregate amount of shares will be adjusted based on the closing price of the Registrant's Class A Common Stock as of the closing date of the contemplated business combination. For purposes of this registration statement, the aggregate amount was based on a closing stock price of $70.375 per share on October 2, 2000.

(4) Pursuant to Rule 457(h)(1) and Rule 457(c), based on the average of the high and low prices of shares of Class A Common Stock of the Registrant on the Nasdaq National Market System on October 11, 2000.

(5) Indeterminate number of shares of Class A Common Stock, $.001 par value per share issuable from time to time upon sale and automatic conversion of Class B Common Stock by the permitted holders thereof.

                                ---------------
   The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this document is not complete and may be changed. Diamond + +Technology Partners Incorporated may not issue the securities described in + +this document until the registration statement filed with the Securities and + +Exchange Commission is effective. This document is not an offer to sell these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  Subject to Completion, dated          , 2000

PROXY STATEMENT/PROSPECTUS

                                 [Diamond Logo]

Dear Diamond Stockholder:

  You are cordially invited to attend the annual meeting of stockholders of
Diamond Technology Partners Incorporated to be held on         ,   , 2000 at
The John Hancock Center, 95th Floor,        Room, 875 North Michigan Avenue,
Chicago, Illinois at 10:00 a.m., local time. At the meeting you will be asked to:

    1. Approve the issuance of 6,315,377 shares of Class B Common Stock, $0.001 par value per share, of Diamond in connection with the consummation of the business combination between Diamond and Cluster Telecom B.V.

    2. Adopt amendments to our Restated Certificate of Incorporation to (i) change our name to "DiamondCluster International, Inc.," (ii) increase the aggregate authorized shares of our Class A Common Stock to 100,000,000 and
  (iii) permit additional classes of persons to hold our Class B Common Stock.

    3. Elect four directors.

    4. Adopt the Diamond 2000 Stock Option Plan and approve the issuance of options thereunder.

    5. Approve an amendment to our Amended and Restated 1998 Equity Incentive Plan.

    6. Confirm the appointment of KPMG LLP as independent auditors of Diamond for the fiscal year ending March 31, 2001.

    7. Transact such other business as may properly come before the meeting.

  If you were a Diamond stockholder of record on          , 2000, you may vote
at the meeting. Whether or not you plan to attend, please take the time to vote by completing and mailing the enclosed proxy card to us.

  This proxy statement/prospectus is also the prospectus of Diamond for Class B Common Stock that will be issued in the Cluster business combination. Additional information with respect to the Cluster transaction and the other items described above are set forth in this proxy statement/prospectus. You should consider the matters discussed under "Risk Factors" commencing on page 13 of this proxy statement/prospectus before voting. We encourage all stockholders of Diamond and all other persons who receive this proxy statement/prospectus to read this entire document carefully.

                             Sincerely yours,

                             /s/ Melvyn E. Bergstein
                             Melvyn E. Bergstein
                             Chairman and Chief Executive Officer
                             Diamond Technology Partners Incorporated

  Diamond's Class A Common Stock is listed on the Nasdaq National Market under the symbol "DTPI."

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the issuance of the Class B Common Stock in the Cluster business combination. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the fairness or merits of the Cluster business combination nor determined that the information contained in this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

  Proxy statement/prospectus dated           , 2000, and first mailed to
stockholders on or about               , 2000.

                                     [LOGO]

                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED

                     875 North Michigan Avenue, Suite 3000
                            Chicago, Illinois 60611
                                 (312) 255-5000

                    Notice of Annual Meeting of Stockholders
                           to be Held on       , 2000

To Stockholders of Diamond
 Technology Partners Incorporated:

   You are cordially invited to attend the annual meeting of stockholders of
Diamond Technology Partners Incorporated to be held on        ,     , 2000, at
The John Hancock Center, 95th Floor,      Room, 875 North Michigan Avenue,
Chicago, Illinois, at 10:00 a.m., local time for the purpose of:

     1. Approving the issuance of 6,315,377 shares of Class B Common Stock, $0.001 par value per share, of Diamond in connection with the consummation of the business combination between Diamond and Cluster Telecom B.V.

     2. Adopting amendments to our Restated Certificate of Incorporation to
  (i) change our name to "DiamondCluster International, Inc.," (ii) increase the aggregate authorized shares of our Class A Common Stock to 100,000,000 and (iii) permit additional classes of persons to hold our Class B Common Stock.

     3. Electing four directors.

     4. Approving the adoption of the Diamond 2000 Stock Option Plan and issuance of options thereunder.

     5. Approving an amendment to our Amended and Restated 1998 Equity Incentive Plan.

     6. Confirming the appointment of KPMG LLP as independent auditors of Diamond for the fiscal year ending March 31, 2001.

     7. Transacting such other business as may properly come before the meeting.

   The board of directors has fixed the close of business on             , 2000
as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting or any adjournment thereof.

   We encourage you to attend the annual meeting in person or to vote your shares by proxy. PLEASE PROMPTLY FILL OUT, SIGN, DATE AND MAIL THE ENCLOSED FORM OF PROXY IF YOU DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. The proxy is revocable at any time before it is voted. Returning the proxy will in no way limit your right to vote at the annual meeting if you later decide to attend and vote in person.

                                          /s/ Michael E. Mikolajczyk
                                          Michael E. Mikolajczyk
                                          Vice Chairman and Secretary

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION.......................   1

WHO CAN HELP ANSWER YOUR QUESTIONS.........................................   3

SUMMARY....................................................................   4

SUMMARY FINANCIAL DATA.....................................................   8

DIAMOND SUMMARY SELECTED FINANCIAL DATA....................................   9

CLUSTER SUMMARY FINANCIAL DATA.............................................  10

SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA....................  11

FORWARD-LOOKING STATEMENTS.................................................  12

RISK FACTORS...............................................................  13

THE ANNUAL MEETING.........................................................  20
  Time and Place of the Annual Meeting.....................................  20
  Purpose of the Annual Meeting............................................  20
  Record Date; Stock Entitled to Vote; Quorum..............................  20
  Required Vote............................................................  20
  Proxies; Voting and Revocation...........................................  21
  Solicitation of Proxies..................................................  21

BUSINESS COMBINATION.......................................................  22
  Background of the Business Combination...................................  22
  Recommendation of the Diamond Board of Directors.........................  22
  Reasons for the Business Combination.....................................  22
  Opinion of Financial Advisor to Diamond..................................  23
  Accounting Treatment.....................................................  26
  Closing of Business Combination..........................................  26
  Federal Income Tax Considerations........................................  26
  Appraisal Rights.........................................................  26
  Federal Securities Laws Consequences.....................................  27

MATERIAL PROVISIONS OF THE PURCHASE AGREEMENT..............................  28
  Structure of Business Combination........................................  28
  Consideration............................................................  28
  Stock Options............................................................  28
  Conditions...............................................................  29
  Additional Conditions to the Obligations of Diamond......................  29
  Additional Conditions to the Obligations of Sellers......................  29
  Representations and Warranties...........................................  29
  Certain Covenants........................................................  30
  Termination..............................................................  30
  Fees and Expenses........................................................  30

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS......................  31

COMPARISON OF STOCKHOLDER RIGHTS...........................................  36
  Capitalization...........................................................  36
  Voting Rights; Action in Lieu of Meeting.................................  36
  Notice...................................................................  36

                                                                          Page
                                                                          ----
  Special Meetings.......................................................  36
  Number, Election, Vacancy and Removal of Directors.....................  37
  Liability of Directors.................................................  37
  Dividends..............................................................  37
  Conversion.............................................................  37
  Preemptive Rights......................................................  37
  Charter Document Amendments............................................  38

BUSINESS OF DIAMOND......................................................  39

MARKET PRICES AND DIVIDENDS FOR DIAMOND CLASS A COMMON STOCK.............  40

SELECTED HISTORICAL FINANCIAL DATA OF DIAMOND............................  41

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS OF DIAMOND................................................  42
  Overview...............................................................  42
  Results of Operations..................................................  43
  Selected Quarterly Results of Operations...............................  45
  Liquidity and Capital Resources........................................  46
  Quantitative and Qualitative Disclosures About Market Risk.............  46
  Recent Developments....................................................  46

BUSINESS OF CLUSTER......................................................  47
  Overview...............................................................  47
  Market Opportunity.....................................................  47
  Cluster's Services.....................................................  48
  Representative Client Relationships....................................  49
  Human Resources and Culture............................................  50

ABSENCE OF MARKET FOR AND DIVIDENDS ON CLUSTER CAPITAL STOCK.............  51

CLUSTER SELECTED HISTORICAL FINANCIAL DATA...............................  52

CLUSTER MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS...................................................  53
  Overview...............................................................  53
  Results of Operations..................................................  54
  Liquidity and Capital Resources........................................  56
  Quantitative and Qualitative Disclosures About Market Risks............  56
  Exchange Rates.........................................................  57

ELECTION OF DIRECTORS....................................................  59
  Incumbent Directors....................................................  59
  Nominees...............................................................  59
  Directors' Meetings and Committees.....................................  62
  Report of Audit Committee..............................................  62

MANAGEMENT OF DIAMOND....................................................  63
  Executive Officers.....................................................  63
  Employment Agreements and Certain Other Arrangements...................  63
  Executive Compensation.................................................  64

                                                                            Page
                                                                            ----
  Stock Options............................................................   65
  Compensation of Directors................................................   66
  Report of the Compensation Committee on Executive Compensation...........   66
  Compensation Committee Interlocks and Insider Participation..............   67

AMENDMENTS TO DIAMOND'S RESTATED CERTIFICATE OF INCORPORATION..............   68
  Name Change..............................................................   68
  Increase in Authorized Class A Common Stock..............................   68
  Change in Permitted Holders of Class B Common Stock......................   69

ADOPTION OF DIAMONDCLUSTER 2000 STOCK OPTION PLAN..........................   70
  Summary of the 2000 Plan.................................................   70

ADOPTION OF AMENDMENT TO DIAMOND'S 1998 EQUITY INCENTIVE PLAN..............   73
  Summary of the 1998 Plan.................................................   73

PRINCIPAL STOCKHOLDERS.....................................................   76
  Diamond..................................................................   76

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS........................   78

DESCRIPTION OF DIAMOND CAPITAL STOCK.......................................   79
  Common Stock.............................................................   79
  Preferred Stock..........................................................   80
  Transfer Agent and Registrar.............................................   80

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE....................   81

PERFORMANCE GRAPH..........................................................   82

LEGAL MATTERS..............................................................   83

EXPERTS....................................................................   83

SUBMISSION OF STOCKHOLDER PROPOSALS........................................   83

SOLICITATION OF PROXIES....................................................   83

AVAILABLE INFORMATION......................................................   83

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................   84

ANNEX A....................................................................  A-1

ANNEX B....................................................................  B-1

ANNEX C....................................................................  C-1

ANNEX D....................................................................  D-1

ANNEX E....................................................................  E-1

PART II--INFORMATION NOT REQUIRED IN PROSPECTUS............................ II-1
  Item 20. Indemnification of Directors and Officers....................... II-1
  Item 21. Exhibits and Financial Statement Schedules...................... II-1
  Item 22. Undertakings.................................................... II-2

SIGNATURES................................................................. II-4

              QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION
Q: What is the proposed transaction?

A: Diamond Technology Partners Incorporated will enter into a business combination with Cluster Telecom B.V. As a result, Diamond will own all of the issued and outstanding capital stock of Cluster, and the Cluster stockholders will become stockholders of Diamond.

Q: Why are the companies proposing the business combination?

A: Diamond has been exploring opportunities to expand beyond North America in order to serve fully its increasingly international client base. The business combination will result in an immediate pan-European and Latin American presence with offices in Barcelona, Boston, Chicago, Dusseldorf, Lisbon, London, Madrid, Munich, New York, Paris, San Francisco and Sao Paulo. In addition, broadband wireless technology continues to expand across all industries in the form of mobility and m-commerce. Diamond believes that its expertise in digital strategies using the traditional Internet and Cluster's expertise in broadband wireless will complement each other and become a cornerstone of Diamond's intellectual capital and client work. Diamond believes that this business combination will allow it to offer international perspectives and solutions to its clients and will create new opportunities for work in new industries and new locations.

Q: What will each Cluster stockholder receive in the business combination?

A: In consideration for all of the issued and outstanding capital stock of Cluster, Diamond will deliver US $44,000,000 and 6,315,377 shares of Diamond's Class B Common Stock to the Cluster stockholders. Of the shares of Diamond Class B Common Stock to be delivered at closing, 2,315,377 shares will be held in escrow to be released annually in three equal installments, subject to certain post-closing adjustments based on the continued employment of the top executive officers of Cluster with Diamond for the three-year period following the closing. In addition, Diamond will grant options to purchase approximately 7,580,000 shares of Class B Common Stock to the employees of Cluster in connection with the transaction.

Q: Who must approve the business combination?

A: In addition to the approvals of Diamond's and Cluster's boards of directors, which have been obtained, the issuance of the shares of Diamond Class B Common Stock must be approved by Diamond's stockholders. The affirmative vote of the holders of at least a majority of the outstanding shares of Diamond common stock is required for approval of any item submitted to Diamond's stockholders. In connection with the business combination, Melvyn E. Bergstein, Diamond's Chief Executive Officer, has executed a voting undertaking letter obligating him to vote all shares of Diamond common stock held by him, individually or by proxy, in favor of the matters submitted for stockholder approval at the meeting. As of August 31, 2000, Mr. Bergstein controlled, individually or by proxy, 40.2% of Diamond's outstanding common stock.

Q: Does the Diamond board of directors recommend approval of the issuance of the shares of Diamond Class B Common Stock?

A: Yes. After careful consideration, the Diamond board of directors unanimously approved the consummation of the business combination and recommends approval by the Diamond stockholders of the issuance of the shares of Diamond Class B Common Stock and other stockholder resolutions necessary in connection with the business combination.

Q: What do I need to do now?

A: We urge you to read carefully this proxy statement/prospectus, including the annexes, and to consider how the business combination will affect you as a Diamond stockholder.

Q: How do I vote?

A: You may vote by mailing a signed proxy card in the enclosed return envelope as soon as possible so that those shares may be represented at the annual meeting. You may also attend the annual meeting and vote in person or you can complete and submit a proxy by internet in accordance with the instructions on your proxy card.

Q: Can I change my vote?

A: Yes. You can change your vote at any time before your proxy is voted at the annual meeting. If you hold your shares in your own name, you may:

  . send a written notice stating that you would like to revoke your proxy;

  . complete and submit a new proxy; or

  . attend the annual meeting and vote in person.

If you hold your shares in "street name", you should follow the directions provided by your broker regarding how to change your vote.

Q: Are there any risks associated with the business combination?

A: The business combination does involve risks. For a discussion of risk factors that should be considered in evaluating the business combination, see "Risk Factors" on page 13 of this proxy statement/prospectus.

Q: When and where is the Diamond annual meeting?

A: The annual meeting of Diamond stockholders will be held at 10:00 a.m., local
time, on             , 2000 at The John Hancock Center, 95th Floor,      Room,
875 North Michigan Avenue, Chicago, Illinois.

Q: When do you expect to complete the business combination?

A: We expect to complete the business combination prior to December 31, 2000.

Q: Whom can I contact with questions?

A: If you have any questions about the business combination or if you need additional copies of this proxy statement/prospectus or the enclosed proxy, you should contact:

Diamond Technology Partners Incorporated
875 North Michigan Avenue, Suite 3000
Chicago, Illinois 60611
Attention: Vice President and General
     Counsel
Telephone Number: 312-255-5000

                       WHO CAN HELP ANSWER YOUR QUESTIONS

   This proxy statement/prospectus incorporates important business and financial information about Diamond that is not included in or delivered with the document. This information is available upon written or oral request without charge to Diamond stockholders by first class mail or other prompt means. If you would like additional copies of this proxy statement/prospectus or documents incorporated by reference in this proxy statement/prospectus, you should contact:

                    Diamond Technology Partners Incorporated
                     875 North Michigan Avenue, Suite 3000
                            Chicago, Illinois 60611
                 Attention: Vice President and General Counsel
                        Telephone number: (312) 255-5000

   If you wish to request additional documents from Diamond, please do so by
           , 2000 in order to receive them prior to the annual meeting of Diamond stockholders.

   For additional information concerning how you can obtain additional information about Diamond, see "Available Information" on page 83.

                                    SUMMARY

   This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To understand the Cluster business combination fully and for a more complete description of the legal terms of the Cluster business combination, you should read carefully this entire proxy statement/prospectus and the documents to which we have referred you. See "Available Information" on page 83. We have included page references parenthetically to direct you to a more complete description of each topic presented in this Summary.
The Companies (pages 37 and 39)

Diamond Technology Partners Incorporated
875 North Michigan Avenue, Suite 3000
Chicago, Illinois 60611
Telephone: (312) 255-5000

Diamond is an e-business services firm that synthesizes business and industry insight with technology expertise to create digital strategies for leading national and multinational corporations. Diamond offers an approach that results in innovative new business models that enable its clients to leverage technology and their existing competencies to develop e-business opportunities.

Diamond leads CEOs and senior leadership teams through a diagnostic approach designed to broaden their understanding of the ways in which technology can be used to leverage their company's existing assets. After thorough analysis of a client's existing business model, Diamond creates a digital strategy to help the client develop and sustain a competitive advantage in the new digital economy. Once Diamond has conceived a digital strategy, it prototypes, tests and implements the applications needed to successfully execute the digital strategy.

Cluster Telecom B.V.
Torre Mapfre
Marina 16-18
Planta 38-39
08005
Barcelona, Spain
Telephone: +34 93 507 9000

Cluster Telecom B.V., a Netherlands company, is a professional services firm founded in 1993 that specializes in strategies and solutions for the digital economy. Cluster is based in The Netherlands and its European, North American and South American headquarters are located in Barcelona, Spain; Boston, Massachusetts; and Sao Paulo, Brazil, respectively. Cluster also has offices located in Munich and Dusseldorf, Germany; Lisbon, Portugal; London, England; Madrid, Spain; and Paris, France.

Cluster develops value-driven strategies with its clients and assists in the implementation of the strategies to deliver tangible results to its clients and value to their customers worldwide. Cluster has a high level of expertise in telecommunications, wireless communications and emerging digital technologies and their applications and is focused on providing consulting services for companies in a wide variety of industries, including telecommunications, financial services, media, entertainment, fast-moving consumer goods, retail, tourism and travel.

What Stockholders of Cluster Telecom B.V. Will Receive in the Business Combination (page 28)

As a result of the Cluster business combination, subject to the provisions of the purchase agreement described in this proxy statement/prospectus, Cluster's stockholders shall receive such holder's pro rata share of $44,000,000 and an aggregate of 6,315,377 shares of Diamond's Class B Common Stock. Of the shares of Diamond Class B Common Stock to be issued at closing, 2,315,377 shares will be held in escrow to be released annually in three equal installments, subject to certain post-closing adjustments based on the continued employment of the top executive officers of Cluster with Diamond for the three-year period following the closing. In addition, employees of Cluster shall receive options to purchase approximately 7,580,000 shares of Diamond's Class B Common Stock.

Reasons for the Business Combination (page 22)

Diamond has been exploring opportunities to expand beyond North America in order to serve fully its increasingly international client base. The business combination will result in an immediate pan-European and Latin American presence with offices in Barcelona, Boston, Chicago, Duseldorf, Lisbon, London, Madrid, Munich, New York, Paris, San Francisco and Sao Paulo. In addition, broadband wireless technology continues to expand across all industries in the form of mobility and m-commerce. Diamond believes that its expertise in digital strategies using the traditional Internet and Cluster's expertise in broadband wireless will complement each other and become a cornerstone of Diamond's intellectual capital and client work. Diamond believes that this business combination will allow it to offer international perspectives and solutions to its clients and will create new opportunities for work in new industries and new locations.

The Annual Meeting (page 20)

Diamond's annual meeting of stockholders will be held at The John Hancock
Center, 95th Floor,      Room, 875 North Michigan Avenue, Chicago, Illinois, on
    , 2000, at 10:00 a.m., local time. At the annual meeting, stockholders will be asked to approve, among other matters, the issuance of 6,315,377 shares of Class B Common Stock in connection with the Cluster business combination.

Voting Rights; Votes Required for Approval (page 20)

You are entitled to vote at the annual meeting if you were a Diamond
stockholder of record as of the close of business on the record date of      ,
2000. On the record date, there were          shares of Diamond Class A Common
Stock and           shares of Class B Common Stock issued and outstanding. The shares of Class B Common Stock will be voted by the chief officer of Diamond, Melvyn E. Bergstein, pursuant to an irrevocable proxy granted to Mr. Bergstein by the holders of the Class B Common Stock. In connection with the business combination, Mr. Bergstein has entered into a voting undertaking letter pursuant to which he has agreed to vote all shares of Diamond common stock held by him, individually or by proxy, in favor of the business combination.

Diamond's Class A Common Stock is listed on the Nasdaq National Market System and, as a result, Diamond is subject to the rules and regulations of Nasdaq. Pursuant to such rules and regulations, the consent of Diamond's stockholders to the issuance of the shares of Diamond Class B Common Stock in connection with the business combination is required. The affirmative vote of a majority of the outstanding shares of Diamond common stock will be required to approve the issuance of the shares of Diamond Class B Common Stock and the amendments to Diamond's restated certificate of incorporation. As a result, abstentions and broker non-votes in connection with the issuance of shares of Diamond Class B Common Stock and the amendments to Diamond's charter will count as a vote "AGAINST" such proposals. All other matters presented for approval at the annual meeting will require the affirmative vote of the holders of a majority of the voting power of shares of Diamond's common stock present in person or by proxy and actually voted. As a result, abstentions and broker non-votes in respect of any of these matters will not be counted "FOR" or "AGAINST" for purposes of determining whether such proposals have received the requisite approval by Diamond's stockholders.

Board of Directors' Recommendation (page 22)

The board of directors of Diamond believes that the proposed Cluster business combination is in the best interests of the Diamond stockholders and unanimously recommends that the stockholders approve the issuance of the shares of Diamond Class B Common Stock to be issued in the business combination and the other matters submitted for approval at the annual meeting.

Appraisal Rights (page 26)

Diamond is organized under Delaware law. Under Delaware law, you will not be entitled to dissenters' rights or an appraisal of your shares in connection with the Cluster business combination because, among other things, you will not exchange or otherwise relinquish any shares of Diamond capital stock in connection with the Cluster business combination or other matters presented to the stockholders for approval.

Federal Income Tax Considerations (page 26)

Stockholders of Diamond will not be subject to any tax consequences in connection with the Cluster business combination. The Cluster stockholders should consult their own tax advisors for a full understanding of the tax consequences to them of the business combination.

Comparison of Stockholder Rights (page 36)

When the Cluster business combination is completed, holders of Cluster capital stock will become stockholders of Diamond. Cluster stockholders will have different rights as Diamond stockholders from those they currently have as Cluster stockholders.

Conditions to the Completion of the Cluster Business Combination (page 29)

The Cluster business combination will be completed if a number of conditions are met or waived, including the following:

  . the stockholders of Diamond approve the issuance of the shares of Diamond
    Class B Common Stock described in this proxy statement/prospectus;

  . all necessary governmental approvals are obtained;

  . no law, injunction or order prohibits the business combination;

  . the Class A Common Stock issuable upon conversion of the Class B Common
    Stock issued in the business combination is accepted for listing on the Nasdaq National Market; and

  . the Form S-4 registration statement of Diamond, of which this proxy statement/prospectus is a part, becomes effective and is not the subject of any stop order or proceedings seeking a stop order.

Opinion of Financial Advisor to Diamond (page 23)

Morgan Stanley & Co. Incorporated, Diamond's financial advisor, has rendered a written opinion dated September 11, 2000 to Diamond's board of directors that, as of the date of the opinion, the consideration to be paid in the Cluster business combination was fair, from a financial point of view, to Diamond. The full text of the written opinion is attached as Annex B to this proxy statement/prospectus. We encourage you to read the opinion carefully in its entirety to understand the procedures followed, the assumptions made, matters considered and limitations on the review undertaken by Morgan Stanley in providing its opinion. The opinion of Morgan Stanley is directed to Diamond's board of directors and does not constitute a recommendation to any Diamond stockholder with respect to the issuance of the shares of Diamond Class B Common Stock or the business combination.

Ownership of Diamond After Cluster Business Combination

Upon consummation of the Cluster business combination and issuance of the shares of Diamond Class B Common Stock in connection therewith, the former Cluster stockholders will hold approximately 20.5% of the issued and outstanding Diamond capital stock based upon the number of issued and outstanding shares of Diamond capital stock as of August 31, 2000.

Termination (page 30)

Either Diamond or Cluster may terminate the purchase agreement:

  . by mutual agreement;

  . in the event a material breach by the other party remains uncured after five business days written notice;

  . in the event it becomes impossible or impracticable to satisfy the conditions of closing;

  . at any time after December 31, 2000 if the failure to close before such date is not caused by a breach of the terminating party; or

  . if any law or regulation makes consummation of the business combination illegal or if either party is enjoined from closing the transaction.

Senior Management Following the Business Combination (page 30)

Upon the closing of the Cluster business combination, Cluster will be a wholly-owned subsidiary of Diamond. Javier Rubio, Chairman and Chief Executive Officer of Cluster, will serve as Diamond's President, Europe and Latin America and will join Diamond's board of directors. In addition, for a period of five years following closing, one of Cluster's five senior officers, or one of their designees, will serve as a member of Diamond's executive committee. An additional two independent directors to be identified after the closing will also join Diamond's board of directors. No other change to the boards of directors or executive officers of Diamond will result from the Cluster business combination.

Listing of Diamond Class A Common Stock

The Diamond Class A Common Stock issuable upon conversion of the Class B Common Stock to be issued in the Cluster business combination will be listed on the Nasdaq National Market under the symbol "DTPI."

Accounting Treatment (page 26)

The business combination will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles. This means that for accounting and financial reporting purposes, the assets and liabilities of Cluster will be recorded at their fair value, and any excess of Diamond's purchase price over the fair value will be recorded as intangible assets, including goodwill.

                             SUMMARY FINANCIAL DATA

   The following tables present:

     (1) summary historical financial data of Diamond;

     (2) summary historical financial data of Cluster; and

     (3) summary unaudited pro forma consolidated financial data of ClusterDiamond which reflect the merger.

                    DIAMOND SUMMARY SELECTED FINANCIAL DATA

   The selected financial data set forth below for the years ended March 31, 1998, 1999 and 2000 are derived from Diamond's consolidated financial statements which have been audited by KPMG LLP, independent public accountants. The data presented for the three-month periods ended June 30, 1999 and 2000 are derived from unaudited financial statements and include, in the judgment of management, all adjustments necessary to present fairly the data for such period. The historical data is only a summary, and you should read it in conjunction with the historical financial statements and related notes from the annual and quarterly reports of Diamond which are included in this prospectus.

          (in thousands, except per share data and number of clients)

                                                                 Three Months
                                                                     Ended
                                         Year Ended March 31,      June 30,
                                       ------------------------ ---------------
                                        1998    1999     2000    1999    2000
                                       ------- ------- -------- ------- -------
                                                                  (unaudited)
Statement of Operations Data:
Net revenues.........................  $58,369 $82,389 $136,235 $25,718 $52,158
Income from operations...............    8,783  13,699   24,603   4,551   9,126
Net income...........................    6,008   9,836   16,228   2,999   7,228
Basic earnings per share of common
 stock...............................  $  0.34 $  0.49 $   0.78 $  0.15 $  0.30
Shares used in computing basic
 earnings per share of common stock..   17,634  19,915   20,807  20,303  24,164
Diluted earnings per share of common
 stock...............................  $  0.28 $  0.42 $   0.62 $  0.13 $  0.24
Shares used in computing diluted
 earnings per share of common stock..   21,258  23,346   25,984  23,905  29,677
EBITA(1).............................    8,783  13,699   25,068   4,605   9,434

                                                             Quarter Ended
                          -----------------------------------------------------------------------------------
                          June 30, Sept. 30, Dec. 31, Mar. 31, June. 30, Sept. 30, Dec. 31, Mar. 31, June 30,
                            1998     1998      1998     1999     1999      1999      1999     2000     2000
                          -------- --------- -------- -------- --------- --------- -------- -------- --------
                                                              (unaudited)
Statement of Operations
 Data:
Net revenues............  $18,375   $20,136  $21,194  $22,684   $25,718   $30,467  $36,640  $43,410  $52,158
Income from operations..  $ 2,932   $ 3,289  $ 3,448  $ 4,030   $ 4,551   $ 5,518  $ 6,638  $ 7,896  $ 9,126
Net income..............  $ 2,135   $ 2,383  $ 2,511  $ 2,807   $ 2,999   $ 3,618  $ 4,345  $ 5,266  $ 7,228
Other Operating Data:
Number of clients
 served.................       40        39       45       47        89        70       66       67       67
Number of clients
 generating revenues
 greater than $500
 thousand...............       10        15       15       17        13        16       24       25       36
Number of clients
 generating revenues
 greater than $1
 million................        5         5        5        6         5        10       14       18       17
Average revenue per
 client.................  $   459   $   516  $   471  $   483   $   289   $   435  $   555  $   648  $   778
Client-serving
 professionals..........      187       229      234      239       296       378      433      452      506
Annualized revenue per
 professional...........  $   406   $   387  $   366  $   384   $   368   $   362  $   361  $   392  $   432

                                                           March 31,  June 30,
                                                             2000       2000
                                                           --------- -----------
                                                                     (unaudited)
Balance Sheet Data:
Cash and cash equivalents................................. $182,945   $192,898
Working capital...........................................  183,967    191,421
Total assets..............................................  249,410    268,464
Long term debt, including current portion.................    1,000        500
Total stockholders' equity................................  218,318    235,577

   The significant increase in the number of clients in the quarter ended June 30, 1999 was due to our acquisition of Omnitech Consulting Group, Inc. We obtained thirty-eight clients in this quarter as a result of that acquisition. The acquisition also lowered our average revenue per client in this quarter.
--------
(1) EBITA consists of income from operations before amortization of goodwill and non-cash compensation. Diamond considers EBITA to be an important indicator of the operational strength and performance of its business. EBITA, however, should not be considered an alternative to operating or net income as an indicator of the performance of Diamond, or as an alternative to cash flows from operating activities as a measure of liquidity, in each case determined in accordance with generally accepted accounting principles. In addition, this definition of EBITA may not be comparable to similarly titled measures reported by other companies.

                         CLUSTER SUMMARY FINANCIAL DATA

   The selected financial data set forth below for the years ended December 31, 1998 and 1999 and at December 31, 1998 and 1999 are derived from Cluster's consolidated financial statements that have been audited by Arthur Andersen, independent auditors. The selected financial data set forth below for the year ended December 31, 1997 and at December 31, 1997 are derived from Cluster's consolidated financial statements, the balance sheet of which has been audited by Bouwer & Officier, independent auditors. The selected combined financial data set forth below for the six months ended June 30, 1999 and 2000 and at June 30, 1999 and 2000 are derived from Cluster's unaudited consolidated financial statements and include all adjustments, consisting of only normal recurring adjustments, which Cluster considers necessary for a fair presentation of its consolidated financial position and results of operations for such periods. For the convenience of the reader, translations have been provided from Dutch guilders to U.S. dollars of the balance sheet and income statement information at and for the most recent annual and interim periods at the exchange rate in effect on September 29, 2000 of $0.4005 = NLG1.00. The historical data is only a summary, and you should read it in conjunction with the historical financial statements and related notes contained in the annual and interim period reports of Cluster which are included in this prospectus.

            (in thousands, except share amounts and per share data)

                                                   (in NLG)
                               ------------------------------------------------
                                        Year Ended           Six Months Ended
                                       December 31,              June 30,
                               ---------------------------- -------------------
                                 1997     1998      1999      1999      2000
                               -------- --------- --------- --------- ---------
                                                                (unaudited)
Statement of Operations Data:
Net revenues.................    13,005    53,884   111,013    46,961    95,123
Income from operations.......       639     7,909    29,833    14,676    18,392
Net income...................       457     4,550    16,966     8,550    11,389
Basic earnings per share of
 common stock................  1,062.79 10,581.39 39,364.17 19,883.12 26,363.42
Shares used in computing
 basic earnings per share....       430       430       431       430       432
Diluted earnings per share of
 common stock................  1,062.79 10,581.39 39,364.17 19,883.12 26,363.42
Shares used in computing
 diluted earnings per share..       430       430       431       430       432

   Cluster's financial data has been translated from Netherland Guilders (NLG) to United States Dollars ($), using a conversion rate of .4005 as of September 30, 2000. This rate was applied to all periods presented.

                                                                (in $)
                                                       ------------------------
                                                                    Six Months
                                                        Year Ended     Ended
                                                       December 31,  June 30,
                                                           1999        2000
                                                       ------------ -----------
                                                                    (unaudited)
Net revenues..........................................  $   44,461  $   38,097
Income from operations................................      11,948       7,366
Net income............................................       6,795       4,561
Basic earnings per share of common stock..............  $15,765.66  $10,557.87
Shares used in computing basic earnings per share.....         431         432
Diluted earnings of share of common stock.............  $15,765.66  $10,557.87
Shares used in computing diluted earnings per share...         431         432

                                   At December 31,           At June 30,
                               ----------------------- ------------------------
                                  1999        1999        2000         2000
                               ----------- ----------- -----------  -----------
                                  (in thousands of Dutch guilders and U.S.
                                                  Dollars)
                               (U.S. GAAP) (U.S. GAAP)
                                (audited)   (audited)  (unaudited)  (unaudited)
Balance Sheet Data:
Cash and cash equivalents..... NLG 15,980    $ 6,400   NLG 16,248     $ 6,508
Working capital...............      1,199        480       (4,108)     (1,645)
Total assets..................     47,258     18,927       80,543      32,262
Shareholders equity...........      7,351      2,944        6,679       2,675

            SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

   The summary unaudited pro forma consolidated financial data of the combined company, DiamondCluster, have been derived from the unaudited pro forma consolidated financial statements included elsewhere in this proxy statement/prospectus. Because Cluster and Diamond have different fiscal years, and the combined company will adopt the fiscal year-end of Diamond, pro forma operating results are presented for the twelve months ended March 31, 2000 and the three months ended June 30, 2000.

                     (in thousands, except per share data)

                                                     Three Months Twelve Months
                                                        Ended         Ended
                                                       June 30,     March 31,
                                                         2000         2000
                                                     ------------ -------------
Statement of Operations Data:
  Net revenues......................................   $ 71,561     $ 182,112
  Goodwill amortization.............................     17,208        68,095
  Non-cash compensation.............................     28,587       114,350
  Income from operations............................    (32,040)     (145,306)
  Net income........................................    (18,061)      (88,325)
  Basic earnings per share of common stock..........   $  (0.59)    $   (3.26)
  Shares used in computing basic earnings per share
   of common stock..................................     30,480        27,123
  Diluted earnings per share of common stock........   $  (0.59)    $   (3.26)
  Shares used in computing diluted earnings per
   share of common stock............................     30,480        27,123
  EBITA(/1/)........................................     13,755        37,139
                                                     At June 30,
                                                         2000
                                                     ------------
Balance Sheet Data:
  Cash and cash equivalents.........................   $155,406
  Working capital...................................    127,418
  Total assets......................................    594,734
  Long term debt, including current portion.........        500
  Total stockholders equity.........................    513,903

--------
(1) EBITA consists of income from operations before amortization of goodwill and noncash compensation. Diamond considers EBITA to be an important indicator of the operational strength and performance of its business. EBITA, however, should not be considered an alternative to operating or net income as an indicator of the performance of Diamond, or as an alternative to cash flows from operating activities as a measure of liquidity, in each case determined in accordance with generally accepted accounting principles. In addition, this definition of EBITA may not be comparable to similarly titled measures reported by other companies.

                           FORWARD-LOOKING STATEMENTS

   This prospectus/proxy statement contains "forward-looking statements" within the meaning of Section 17A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. When used in this prospectus/proxy statement, the words "anticipates," "believes," "expects," "intends" and similar expressions identify such forward-looking statements. Although Diamond believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include, among others, the following:

  . risks in connection with the business combination described in pages 13 through 15 of this proxy statement/prospectus;

  . the impact of general economic conditions where Diamond and Cluster do business, including interest rates;

  . general industry conditions, including competition and product prices;

  . fluctuations in exchange rates and currency values;

  . capital expenditure requirements;

  . legislative or regulatory requirements; and

  . access to capital markets.

   Diamond's and Cluster's actual results, performance or achievement could differ materially from those expressed in, or implied by, forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on Diamond's and Cluster's results of operations and financial condition. Diamond's and Cluster's past results, performance or achievements cannot be relied upon as a guide to future results, performance or achievements.

                                  RISK FACTORS

   You should carefully consider the risks described below before voting. The risks described are not the only ones we face. Any of the following risks could have a material adverse effect on our business, financial condition and operating results. You should also refer to the other information contained in this proxy statement/prospectus, including our financial statements and the related notes.

Risks Associated With the Business Combination

We May Be Unable to Quickly and Effectively Integrate Operations Which Could Materially Adversely Affect Our Combined Business, Financial Condition and Results of Operations

   Following the business combination, in order to maintain and increase profitability and operating efficiencies, we will need to integrate and coordinate certain key elements:

  . service offerings;

  . marketing and business development efforts;

  . management and other professional personnel; and

  . operational systems of Diamond and Cluster.

   We may not accomplish the integration smoothly, expeditiously or successfully. The difficulties of combining the companies' operations include:

  . the necessity of coordinating geographically separated organizations
    (Diamond is based in the United States and Cluster is based in Europe);

  . integrating organizations whose personnel have diverse business and cultural backgrounds; and

  . combining different corporate cultures.

The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of the combined company's businesses and the loss of key personnel. We will need to dedicate management resources which may distract attention from normal operations. Employee uncertainty and lack of focus during the integration may also disrupt our businesses. If we fail to complete quickly and effectively the integration of our operations, there could be uncertainty in the marketplace or client concern regarding the impact of the business combination, which could materially adversely affect the combined businesses, financial conditions and results of operations of Diamond and Cluster.

   Among the factors considered by the Diamond and Cluster boards of directors in connection with their respective approvals of the business combination were the opportunities for economies of scale and operating efficiencies that could result from the business combination. We cannot give any assurance that these savings will be realized within the time periods contemplated or that they will be realized at all.

The Business Combination May Affect Our Ability to Hire, Train and Retain Highly Qualified Professionals Which May Cause Our Business to Suffer

   Our success following the closing will depend upon the retention of senior executives and other key employees from both Diamond and Cluster who are critical to the continued advancement, development and support of our services, ongoing sales and marketing efforts. The loss for any reason of any key executive officer or of any significant group of our client-serving professionals could negatively affect our business and prospects. As often occurs with business combinations of technology/services companies, during the pre-business combination and integration phases competitors may intensify their efforts to recruit key employees. Employee uncertainty regarding the effects of the business combination could also cause increased turnover. We may not be able to retain or hire key management, technical, sales or marketing personnel before or after the business combination.

We Must Build Recognition and Client Acceptance of Our New Name

   Diamond and Cluster have each invested significant efforts in building recognition and client acceptance of their names. We believe that transferring market acceptance for the Diamond and Cluster names to the new name of DiamondCluster International, Inc. will be an important aspect of our efforts to retain and attract clients.

   Promoting and maintaining name recognition will depend largely on the success of the combined company's marketing efforts and the ability of DiamondCluster following the closing to provide high quality, reliable and cost-effective services. These efforts will require significant expenses, which will affect our results of operations. In addition, although we intend to centralize our marketing efforts, a significant part of our client services will continue to be provided through individual consulting offices. Client dissatisfaction with the performance of a single office could diminish the value of our brand following the closing.

We Will Incur Significant Expenses Related to the Business Combination and the Subsequent Integration Whether or Not Completed

   The business combination will result in significant costs to Diamond and Cluster. Excluding costs associated with combining the operations of the two companies and costs associated with promoting and maintaining the new DiamondCluster name following the closing, which are difficult to estimate, direct transaction costs are estimated at approximately $18,500,000. We expect these costs to consist primarily of fees for investment bankers, attorneys, accountants, filing fees, financial printing and costs associated with discontinuing some redundant business activities. These amounts are preliminary estimates and are subject to change. The aggregate amount of these costs may be greater than currently anticipated. The substantial majority of these costs will be incurred whether or not the business combination is completed. Also, additional unanticipated expenses may be incurred in the integration of our businesses. Although we expect that the elimination of duplicative expenses as well as the realization of other efficiencies related to the integration of the businesses may result in cost savings, we cannot assure you that these benefits will be achieved in the near term or at all.

If the Business Combination is Not Completed, Our Stock Price Could Decline

   The obligations of Diamond and Cluster to complete the business combination are subject to the satisfaction or waiver of certain conditions. See page 29 of this proxy statement/prospectus for a discussion of these conditions. These conditions might not be satisfied or waived and the business combination might not be completed. Noncompletion of the business combination would likely have a negative effect on the stock trading price of Diamond.

The Business Combination Will Dilute Your Percentage Ownership

   The business combination will dilute the percentage ownership held by our stockholders when compared to their ownership prior to the business combination. Based upon the estimated capitalization of Diamond as of August 31, 2000, the Cluster stockholders will hold approximately 20.5% of the outstanding shares of Diamond common stock after giving effect to the issuance of such shares. Diamond currently has outstanding a large number of options to purchase our capital stock, many of which have exercise prices significantly below the market price of Diamond's Class A Common Stock as of the date of this proxy statement/prospectus. When the business combination is completed, up to approximately 7,580,000 options will be granted to purchase shares of Class B Common Stock in Diamond. As a result, 36% of the authorized Diamond common stock will be held in options. To the extent these options are exercised, there will be further dilution.

Currency Exchange Rate Fluctuations Could Adversely Affect Our Results of Operations

   Approximately 93% of Cluster's revenue for the six months ended June 30, 2000 was derived from operations outside the United States. The results of operations for Diamond following the closing could be significantly affected by factors associated with international operations, such as changes in foreign currency exchange rates and uncertainties relative to regional economic or political circumstances, as well as by other risks sometimes associated with international operations. Since the revenue and expenses of Diamond's foreign operations will generally be denominated in local currencies, exchange rate fluctuations between such local currencies and the U.S. dollar subject us to currency translation risk with respect to the reported results of our foreign operations. Also, we may be subject to foreign currency translation risks when transactions are denominated in a currency other than the currency in which we incur expenses related to such transactions. There can be no assurance that we will not experience fluctuations in financial results from our operations outside the United States, and there can be no assurance that we will be able to reduce contractually or otherwise favorably the currency translation risk associated with our operations.

We Could Lose Clients as a Result of Uncertainty Regarding the Business Combination

   Uncertainty regarding the business combination and the ability of Diamond and Cluster to integrate effectively their operations without significant reduction in quality of service could lead some clients to select other vendors. The loss of business from significant clients could have a negative effect on our business following the closing.

General Risks Associated With Our Business

Our Revenues Could Be Adversely Affected by the Loss of a Significant Client or the Failure to Collect a Large Account Receivable

   We have in the past derived, and may in the future derive, a significant portion of our revenues from a relatively limited number of major clients. During fiscal 2000, Diamond had two clients that individually accounted for 14% and 6% of Diamond's net revenues. During the first three months of fiscal 2001, Diamond had two clients which individually accounted for 8% and 7% of our net revenues. In the three months ended June 30, 2000, Cluster had five clients that in the aggregate accounted for approximately 56% of its revenues. Four Cluster clients individually accounted for more than 10% of its 1999 revenues. From quarter to quarter, revenues from one or more individual clients may exceed 10% of our revenues for the quarter. If we lose any major clients or any of our clients cancel or significantly reduce a large project's scope, we would lose a significant amount of revenue. In addition, if we fail to collect a large account receivable, we could be subjected to significant financial exposure.

Variability of Quarterly Operating Results May Result in Reduced Prices for Our Common Stock

   We have experienced, and may in the future continue to experience, fluctuations in our quarterly operating results. These fluctuations could reduce the market price of our Common Stock. Factors that may cause our quarterly operating results to vary include:

  . the number of active client projects;

  . the requirements of client projects;

  . the termination of major client projects;

  . the loss of major clients; and

  . the timing of new client engagements and personnel cost increases.

The timing of revenues is difficult to forecast because our sales cycle is relatively long and our services are affected by both the financial condition and management decisions of our clients and general economic conditions. A high percentage of our expenses are relatively fixed at the beginning of any period. Because our general policy is not to adjust our staffing levels based upon what we view as short-term circumstances, a variation in the timing, initiation or completion of client assignments, particularly at or near the end of any quarter, can cause significant variations in operating results from quarter to quarter and could result in losses for any particular period.

The Absence of Long-Term Contracts With Our Clients Reduces the Predictability of Our Revenues

   Our clients are generally able to reduce or cancel their use of our professional services without penalty and, in some circumstances, with little notice. As a result, we believe that the number of clients or the number and size of our existing projects are not reliable indicators or measures of future revenue. We have in the past provided, and are likely in the future to provide, services to clients without long-term agreements. When a client defers, modifies or cancels a project, there is no assurance that we will be able to deploy rapidly our professionals to other projects in order to minimize the underutilization of employees and the resulting adverse impact on operating results. We may not be able to replace cancelled or reduced contracts with new business with the result that our revenues may decline.

Our Chief Executive Officer Controls a Significant Portion of the Voting Rights Which Limits Your Ability to Influence Corporate Matters

   Our Chief Executive Officer controls a significant portion of our voting stock. All of the holders of our Class B Common Stock have granted proxies to our Chief Executive Officer to vote these shares. After consummation of the Cluster transaction, our current Chief Executive Officer will control, individually or by proxy, approximately 68.2% of the voting rights of our outstanding Common Stock. As a result, he will have the voting power to significantly influence the election of our board of directors and to affect all matters requiring stockholder approval. In addition, an agreement among Diamond and our partners requires that our Chief Executive Officer be selected from our partners. This significantly limits the number of qualified persons that may be considered for that office. As a result, we may not be successful in attracting future persons who are qualified to serve as our Chief Executive Officer.

Failure to Properly Manage Our Expanding Operations May Adversely Impact Our Business

   Continued rapid growth will place a significant strain on our financial and other resources and could result in significant operating losses. Since March 31, 1998, the size of our employee base has more than tripled. Further increases are anticipated in the future, either through organic growth or through the carefully targeted acquisition of companies that meet our acquisition criteria. In order to manage the growth of our professional staff, we will need to continue to improve our operational, financial and other internal systems. If our management is unable to manage growth effectively and revenues do not increase sufficiently to cover our increased expenses, our operations could be adversely affected.

If We Are Unable to Protect Our Intellectual Property Rights or If We Infringe Upon the Intellectual Property Rights of Others Our Business May Be Harmed

   Failure to secure or maintain protection of our intellectual property could adversely affect our ability to serve our clients and generate revenue. We rely on a combination of non-disclosure and other contractual agreements and copyright and trademark laws to protect our proprietary rights. We enter into confidentiality agreements with our employees, require that our clients enter into such agreements, and limit access to and distribution of our proprietary information. However, these efforts may be insufficient to prevent misappropriation of our proprietary information or detect unauthorized use of our intellectual property rights.

   Ownership of intellectual property developed during our client engagements is the subject of negotiation and is frequently assigned to the client. We generally retain the right to use any intellectual property that is developed during a client engagement that is of general applicability and is not specific to the client's project. Issues relating to the ownership of and rights to use intellectual property developed during the course of a client engagement can be complicated. Clients may demand assignment of ownership or restrictions on our use of the work product. In addition, disputes may arise that affect our ability to resell or reuse intellectual property. We may have to pay economic damages in these disputes which could adversely affect our business.

Failure to Meet Client Expectations Could Result in Losses and Negative
Publicity

   A failure or inability by us or one of our subcontractors to meet a client's expectations could damage our reputation and adversely affect our ability to attract new business and result in delayed or lost revenues. Our client engagements involve the creation, implementation and maintenance of business systems and other applications that can be critical to our clients' businesses. We may be sued or unable to collect accounts receivable if a client is not satisfied with our service.

   Our client contracts may not protect us from liability for damages in the event that we are sued. In addition, our general liability insurance coverage may not continue to be available on reasonable terms or in sufficient amounts. The successful assertion of any large claim against us or the failure by us to collect a large account receivable could result in significant financial exposure to us.

An Inability to Keep Pace with Rapidly Changing Technology May Impair Our Ability to Remain Competitive

   Our failure to develop e-commerce business services that keep pace with continuing changes in the Internet and other technology, evolving industry standards, information technology and client preferences will result in decreased demand for our services. Among our challenges in this area are the need to:

  . continue to develop our strategic and technical experience;

  . develop new services that meet changing client needs; and

  . use effectively leading technologies.

We may not be able to meet these objectives on a timely or successful basis.

Competition in Our Industry is Intense and Could Harm Our Business

   Increased competition in our industry could result in price reductions, reduced gross margins or loss of market share, any of which could seriously harm our business. The e-commerce business services market is relatively new, includes a large number of participants, is subject to rapid technological changes and is highly competitive. We compete with a number of companies that have significantly greater financial, technical and marketing resources, greater name recognition, and greater revenues than ours. We believe that the principal competitive factors in our industry include:

  . diagnostic capabilities;

  . effectiveness of strategic business models;

  . scope of services;

  . service delivery approach;

  . technical and industry expertise;

  . perceived value; and

  . results orientation.

We believe that our ability to compete also depends in part on a number of competitive factors outside of our control, including the ability of our competitors to hire, retain and motivate senior consultants, the price at which others offer comparable services, and the extent of our competitors' responsiveness to client needs. We may not be able to compete successfully with our competitors in the future.

   In addition, there are relatively low barriers to entry in our industry. We do not own any patented technology that inhibits competitors from entering that market or providing services similar to ours. As a result, new and unknown market entrants could pose a threat to our business.

The Price for Our Common Stock Has Been Volatile and Unpredictable

   The price for our Class A Common Stock has been volatile. Our Class A Common Stock has been listed on the Nasdaq National Market since February 1997. The closing market price of the Class A Common Stock has experienced variations, and since January 1, 1999, our high and low sales price has ranged from a high of $106.00 to a low of $10.67. The market price of our Class A Common Stock may experience fluctuations in the future for a variety of reasons. These include:

  . negative news about other publicly traded companies in our industry;

  . general economic or stock market conditions unrelated to our operating performance;

  . quarterly variations in our operating results;

  . changes in earnings estimates by analysts;

  . announcements of new contracts or service offerings by or our competitors; and

  . other events or factors.

In addition, the stock market in recent years has experienced significant price and volume fluctuations which have affected the market prices of technology related companies. These fluctuations may continue to occur and disproportionately impact our stock price.

The Failure to Integrate or Negotiate Successfully Any Future Acquisitions Could Harm Our Business and Operating Results

   If we acquire businesses in the future and are unable to integrate successfully these businesses, it could harm our business and operating results. In order to remain competitive or to expand our business, we may find it necessary or desirable to acquire other businesses, products or technologies. We may be unable to identify appropriate acquisition candidates. If we identify an appropriate acquisition candidate, we may not be able to negotiate the terms of the acquisition successfully, to finance the acquisition or to integrate the acquired businesses, products or technologies into our existing business and operations. Further, completing a potential acquisition and integrating an acquired business may strain our resources and require significant management time. In addition, we may be required to amortize significant amounts of goodwill and other intangible assets in connection with future acquisitions which would harm our operating results.

We May Need to Raise Additional Capital in the Future Which May Not Be
Available

   We may not be able to raise capital in the future to meet our liquidity needs and finance our operations and future growth. We were not profitable in the first two quarters of fiscal 1997. While we have been profitable since the third quarter of fiscal 1997, we may not continue to be profitable in the future. We believe that existing cash resources, the amounts available under our revolving line of credit and cash generated from operations will be sufficient to satisfy our operating cash needs at least through fiscal 2001. Any future decreases in our operating income, cash flow, or stockholders' equity may impair our future ability to raise additional funds to finance operations. As a result, we may not be able to maintain adequate liquidity to support our operations.

Future Sales of Our Common Stock in the Public Market Could Cause the Price of Our Stock to Decline

   In the future, our stockholders could sell substantial amounts of our common stock in the public market which could cause our market price to decline. A substantial number of outstanding shares of common stock and shares of our common stock issuable upon exercise of outstanding stock options and warrants will become eligible for future sale in the public market at various times. An increase in the number of shares of our common stock in the public market could adversely affect prevailing market prices and could impair our future ability to raise capital through the sale of our equity securities. Upon consummation of the Cluster transaction, we will have 30,801,558 shares of outstanding common stock.

Our Charter Documents and Delaware Law May Discourage an Acquisition of Diamond

   Provisions of our certificate of incorporation, by-laws, and Delaware law could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. We may issue shares of preferred stock in the future without stockholder approval and upon such terms as our board of directors may determine. Our issuance of this preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding stock and potentially prevent the payment of a premium to stockholders in an acquisition. Our charter and by-laws also provide that special stockholders meetings may be called only by our Chairman of the board of directors, by our Secretary at the direction of our board of directors, or by stockholders holding at least 30% of the voting power of the issued and outstanding shares of outstanding common stock, with the result that any third-party takeover not supported by the board of directors could be subject to significant delays and difficulties. In addition, our board of directors is divided into three classes, each of which serves for a staggered three-year term, which may make it more difficult for a third party to gain control of our board of directors.

We Do Not Intend to Pay Dividends

   We have never paid any cash dividends on our common stock and do not expect to declare or pay any cash or other dividends in the foreseeable future.

                               THE ANNUAL MEETING

Time and Place of the Annual Meeting

   We are sending this proxy statement/prospectus to you as part of the solicitation of proxies by our board of directors for use at the annual meeting
of Diamond to be held at the John Hancock Center, 95th Floor,       Room, 875
North Michigan Avenue, Chicago, Illinois, on             , 2000 at 10:00 a.m.,
local time. We are first mailing this proxy statement/prospectus, the attached notice of annual meeting of stockholders and the enclosed proxy card to you on
or about              , 2000.

Purpose of the Annual Meeting

   At the annual meeting, Diamond stockholders will be asked to consider and approve the following:

  . the issuance of up to 6,315,377 shares of Class B Common Stock in connection with the consummation of the Cluster business combination;

  . the amendment of Diamond's Restated Certificate of Incorporation changing its name to "DiamondCluster International, Inc."

  . the amendment of Diamond's Restated Certificate of Incorporation increasing the aggregate authorized shares of Class A Common Stock to 100,000,000;

  . the amendment of Diamond's Restated Certificate of Incorporation to permit additional classes of persons to hold Diamond's Class B Common Stock;

  . election of Donald R. Caldwell, Alan C. Kay, Michael E. Mickolajczyk and
    Javier Rubio as directors;

  . the adoption of the Diamond 2000 Stock Option Plan and issuance of options in connection with the consummation of the Cluster business combination;

  . the amendment of Diamond's Amended and Restated 1998 Equity Incentive
    Plan to increase the aggregate shares available for issuance thereunder;
    and

  . ratification of KPMG LLP as independent auditors of Diamond for fiscal year ending March 31, 2001.

   We know of no other matters to be brought before the annual meeting. If any matter incident to the conduct of the annual meeting should be brought before the meeting, the persons named in the proxy card will vote in their discretion.

Record Date; Stock Entitled to Vote; Quorum

   Our board of directors has fixed the close of business on             , 2000
as the record date for the annual meeting. Only holders of Class A Common Stock and Class B Common Stock on the record date will be entitled to vote at the annual meeting and any adjournments or postponements thereof. At the record
date,          shares of Diamond Class A Common Stock and            shares of
Diamond Class B Common Stock were outstanding and entitled to vote.

   The presence, in person or by proxy, of a majority of the shares of common stock is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be included in the determination of shares present at the annual meeting for purposes of determining a quorum. Properly executed proxies marked "abstain" will be deemed present for purposes of determining whether a quorum has been achieved. Proxies held by brokers in "street name" that are not voted on all proposals to come before the meeting shall also be deemed "present."

Required Vote

   All properly executed proxies delivered and not properly revoked will be voted at the annual meeting as specified in such proxies. If you do not specify a choice, your shares represented by a signed proxy will be voted "FOR" the adoption of the matters submitted for approval.

   The affirmative vote of a majority of the outstanding shares of Diamond common stock is required to approve the issuance of shares of Diamond Class B Common Stock and the amendments to Diamond's Restated Certificate of Incorporation. As a result, the failure to submit a proxy card or to vote in person at the annual meeting, abstentions by a stockholder and broker non-votes in connection with the issuance of shares of Diamond Class B Common Stock and the amendments to Diamond's charter will count as a vote "AGAINST" such proposals. All other matters presented for approval at the annual meeting will require the affirmative vote of the holders of a majority of the voting power of shares of Diamond's common stock which has voting power present in person or by proxy, and which is actually voted. As a result, the failure to submit a proxy card or to vote in person at the annual meeting, abstentions by a stockholder and broker non-votes in respect of any of these matters will not be counted "FOR" or "AGAINST" for purposes of determining whether such proposals have received the requisite approval by Diamond's stockholders.

   The rules and regulations of the Nasdaq National Market System, on which the Diamond Class A Common Stock is currently listed, requires the approval of a majority of the stock outstanding as a prerequisite to listing the shares in certain instances, including transactions where the issuance could increase the number of outstanding shares of capital stock by 20% or more.

Proxies; Voting and Revocation

   Each share of Diamond Class A Common Stock is entitled to one vote and each share of Diamond Class B Common Stock is entitled to five votes. Votes will be tabulated at the special meeting by inspectors of election appointed by Diamond. The shares of Class B Common Stock will be voted by Melvyn E. Bergstein pursuant to an irrevocable proxy granted to Mr. Bergstein by the holders of the Class B Common Stock.

   You may revoke or change your proxy at any time prior to its being voted by filing a written instrument of revocation or change with the corporate secretary of Diamond. You may also revoke your proxy by filing a duly executed proxy bearing a later date or by appearing at the annual meeting in person, notifying the corporate secretary and voting by ballot at the annual meeting. If you attend the meeting, you may vote in person whether or not you have previously given a proxy, but your presence, without notifying the corporate secretary of Diamond, at the meeting will not revoke a previously given proxy. In addition, if you beneficially hold shares of Diamond common stock that are not registered in your own name, you will need additional documentation from the record holder of such shares to attend and vote the shares personally at the meeting.

Solicitation of Proxies

   Proxies will be solicited through the mail and directly by officers, directors and employees of Diamond not specifically employed for such purpose, without additional compensation. Diamond will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to the principals. Diamond has engaged to represent it in connection with the solicitations of proxies at a cost of
approximately $       plus expenses.

                              BUSINESS COMBINATION

Background of the Business Combination

   Diamond has been exploring opportunities to expand beyond North America in order to serve fully its increasingly international client base. In early 2000, Diamond became aware of Cluster as a competing recruiter of business school graduates. In May 2000, at Diamond's request, Morgan Stanley arranged and attended a meeting between members of the management teams of Diamond and Cluster including Diamond's Chief Executive Officer, Melvyn E. Bergstein, and Cluster's Chief Executive Officer, Javier Rubio. At the meeting, the parties discussed their strategic objectives and business offerings. Following the discussion, the parties agreed to consider in greater detail a possible business combination. Meetings between senior management of Diamond and Cluster and their financial advisers were held during late May and June 2000. In early July, Messrs. Bergstein and Rubio agreed to begin detailed negotiations of the terms of a possible business combination and on July 20, 2000 executed a non-binding term sheet. Each party then began an intensive due diligence review of the other. Negotiations of the purchase agreement commenced in August 2000 and were concluded with the unanimous approval of the business combination by the boards of directors of Diamond and Cluster on September 10, 2000 and the execution of the agreement September 11, 2000.

Recommendation of the Diamond Board of Directors

   Diamond's board of directors unanimously recommends that the stockholders approve the issuance of shares of Diamond Class B Common Stock to be issued in the business combination and the other matters submitted for approval at the annual meeting. Following extensive discussion, the directors concluded that the potential benefits outweigh the associated risks and the business combination is fair to, and in the best interests of, Diamond and its stockholders.

Reasons for the Business Combination

   Expanding Global Presence. One of Diamond's strategic goals is to expand beyond North America in order to serve fully the needs of increasingly international clients operating in a global economy. The business combination with Cluster will significantly accelerate Diamond's strategic plan and result in an immediate pan-European and Latin American presence with offices in Barcelona, Boston, Chicago, Duseldorf, Lisbon, London, Madrid, Munich, New York, Paris, San Francisco and Sao Paulo. Having capabilities in North America, Europe and Latin America will enable the combined entity to offer international perspectives and solutions.

   Expanding into Broadband Services. While the Internet has been the primary focus of Diamond's clients and will continue to be a factor, skills in broadband wireless expertise is quickly becoming an important consideration. Diamond believes broadband wireless technology will expand across all industries in the form of mobility and m-commerce. Diamond believes that its expertise in digital strategies using the traditional Internet and Cluster's expertise in wireless will complement each other and become a cornerstone of Diamond's intellectual capital and client work. Because Diamond believes that renewable and scalable intellectual capital is the key to long-term sustainability for a consulting firm, the combination with Cluster will augment Diamond's already strong intellectual capital with a European perspective in a broadband wireless context. Diamond believes that many of the clients in its broad based portfolios--from financial services firms to fast-moving consumer products companies--can benefit from the combined entity's expertise in broadband wireless technology and mobility. Similarly, Cluster's existing clients should benefit from Diamond's in-depth vertical industry expertise and deep technical solutions and delivery capabilities.

   Complementary Skills and Similar Culture. Diamond believes that Cluster's employee skillset will be complementary to Diamond's. Both groups focus on leveraging disruptive technologies utilizing deep, digital strategy technology and value management skills. Cluster's skills have been concentrated in the area of wireless Internet; Diamond's on the traditional Internet.

   Similar to Diamond, Cluster employs a number of highly qualified individuals with strong industry experience. The average age of Cluster partners is in the mid-thirties and many partners have been educated at internationally recognized business schools. Professional backgrounds include strategy professionals from Diamond competitors and marketing professional from companies such as American Express, Nestle, Procter & Gamble, L'Oreal and Pepsi. Cluster utilizes a campus-based recruiting model similar to Diamond's, which Diamond believes is critical to the long-term success of a professional services firm.

Opinion of Financial Advisor to Diamond

   By letter dated July 21, 2000, Diamond engaged Morgan Stanley & Co. Incorporated as exclusive financial advisor in connection with the business combination with Cluster. Morgan Stanley was selected based on its qualifications, expertise and reputation. On September 10, 2000, Morgan Stanley delivered to Diamond's board of directors an oral opinion that, on and as of the date of such opinion, and based on assumptions made, matters considered, and limits of review set forth in the opinion, the consideration to be paid by Diamond pursuant to the purchase agreement was fair from a financial point of view to Diamond. This oral opinion was subsequently confirmed in a written opinion dated September 11, 2000.

   The full text of the Morgan Stanley written opinion is attached as Annex B to this proxy statement/prospectus and incorporated herein by reference. You are urged to, and should, read the Morgan Stanley opinion carefully and in its entirety. The Morgan Stanley opinion is directed to Diamond's board of directors, addresses only the fairness of the consideration paid by Diamond pursuant to the purchase agreement from a financial point of view to Diamond and it does not address any other aspect of the purchase agreement or constitute a recommendation to any Diamond stockholder as to how to vote at the annual meeting. The following summary of the Morgan Stanley opinion is qualified in its entirety by reference to the full text of the Morgan Stanley opinion.

   In connection with rendering its opinion, Morgan Stanley:

  . reviewed certain publicly available financial statements and other information of Diamond;

  . reviewed certain internal financial statements and other financial and operating data concerning Cluster and Diamond prepared by the managements of Cluster and Diamond;

  . reviewed certain financial projections of Cluster and Diamond prepared by the managements of Cluster and Diamond;

  . discussed the past and current operations and financial condition and the prospects of Cluster with senior executives of Cluster;

  . discussed with senior executives of Diamond past and current operations and financial condition and the prospects of Diamond, including information relating to certain strategic, financial and operational benefits anticipated as a result of the business combination;

  . reviewed the pro forma impact of the business combination on Diamond's cash earnings per share and other financial ratios;

  . reviewed the reported prices and trading activity for Diamond's Class A
    Shares;

  . compared the financial performance of Cluster and Diamond and the prices and trading activity of Diamond's Class A Shares with the financial performance and the prices and trading activity of the common stock of certain other comparable publicly-traded companies;

  . reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  . participated in discussions and negotiations among representatives of Cluster and Diamond and their financial and legal advisors;

  . reviewed the purchase agreement and certain related documents; and

  . performed such other analyses and considered such other factors as Morgan
    Stanley deemed appropriate.

   In preparing its opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the internal financial projections and other financial and operating data and discussions relating to strategic, financial, and operational benefits anticipated from the business combination provided by Cluster and Diamond, Morgan Stanley assumed that the projections, data and operational benefits analyses have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the prospects and future financial performance of Cluster and Diamond. Morgan Stanley also relied upon the assessment by the managements of Cluster and Diamond of their ability to retain key employees. Without independent verification, Morgan Stanley relied upon the assessment by the managements of Cluster and Diamond of:

  . the strategic, financial and operational benefits anticipated as a result of the business combination;

  . Cluster's and Diamond's technologies, products or services;

  . the timing and risks associated with the integration of Cluster with Diamond; and

  . the validity of and risks associated with Cluster's and Diamond's existing and future technologies, products or services.

   Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Cluster or Diamond, nor was it furnished with any such appraisals. In addition, Morgan Stanley assumed that the business combination will be consummated in accordance with the terms of the purchase agreement. Its opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion.

   The following is a brief summary of certain analyses performed by Morgan Stanley in preparation of its opinion. The financial analyses summary includes information presented in tabular format. In order to understand fully the financial analyses used by Morgan Stanley, the table must be read together with the text of the summary. The table alone does not constitute a complete description of the financial analyses.

   Relative Contribution Analysis. Morgan Stanley analyzed the pro forma contribution of Cluster and Diamond to the combined company assuming completion of the business combination and based on estimates for both companies prepared by the management of Diamond. The analysis showed in terms of historical and projected revenue, net income and operating income (among other things) that for fiscal years ended 2000 through 2003 Cluster would contribute between 26.7 and 47.9 percent to the combined company and that 35.5 to 39.9 percent of the estimated number of client serving professionals generating such revenue would be contributed by Cluster. These percentages were compared to the ratio of the consideration to the value of the combined company of approximately 29%.

   Valuation of Publicly Traded Comparable Companies. Morgan Stanley reviewed the current valuation of publicly traded European and U.S. companies in the Internet services sector that share some characteristics with Cluster. Morgan Stanley reviewed measures of valuation including equity value to projected calendar year earnings ratios and aggregate value to projected calendar year revenues ratios using publicly available information in the case of the comparable companies and Diamond management's forecast for Cluster in the case of Cluster. Based on its analysis, Morgan Stanley observed the following:

                                             Equity Value/     Aggregate Value/
                                               Earnings             Revenue
                                             ---------------   ------------------
                                              2000     2001      2000      2001
                                             ------   ------   --------  --------
      European Comparables..................    145x     123x      11.6x     7.3x
      U.S. Comparables......................    140      105        9.4      4.9
      Consideration/Comp....................     48       24        9.4      5.0

   Selected Precedent Industry Acquisitions Analysis. Using publicly available information, Morgan Stanley reviewed 35 recent precedent transactions involving companies in the Internet services sector that shared some characteristics with the business combination. Morgan Stanley reviewed publicly available financial information including the aggregate value to the latest 12-month revenue, which was obtainable for 21 such transactions. Morgan Stanley observed an aggregate value to latest 12-month revenue multiple range of 1.2 to 39.4 times with a mean of 11.6 and median of 6.9 times for the precedent transactions. Based on Diamond management's forecast for Cluster's calendar year ended 2000, the consideration implies an aggregate value to revenue multiple of 9.4 times.

   No transaction utilized as a comparison in the precedent transaction analysis is identical to Cluster. In evaluating the strategic combination transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Cluster and Diamond, such as the impact of competition on the businesses of Cluster and Diamond and the industry generally, industry condition and prospects of Cluster, Diamond, or both.

   Pro Forma Analysis of the Merger. Morgan Stanley reviewed the pro forma impact of the business combination on Diamond's cash earnings per share for the fiscal years 2000 through 2003 based on historical and projected earnings for Cluster and Diamond prepared by the management of Diamond. Morgan Stanley noted that the Cluster stockholders would receive approximately 6.3 million shares of Diamond common stock and up to 7.6 million options for shares of Diamond common stock, representing approximately 28% fully-diluted ownership of the pro forma entity. Morgan Stanley noted that, based on the earnings projections for Cluster and Diamond prepared by Diamond management, the business combination would be accretive to Diamond's cash earnings in fiscal year 2001 and increasingly accretive in 2002 and 2003. Morgan Stanley further observed that the transaction would be highly dilutive to Diamond's earnings as calculated by generally accepted accounting principles, including the amortization of goodwill and other non-cash transaction-related charges for the fiscal years ended 2001 through 2003.

   In connection with the review of the business combination by Diamond's board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying the Morgan Stanley opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses or factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Cluster or Diamond. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Cluster and Diamond. Estimates contained in Morgan Stanley's opinion are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness of the consideration to be paid by Diamond pursuant to the purchase agreement from a financial point of view to Diamond and were conducted in connection with the delivery of the Morgan Stanley opinion to Diamond's board of directors. The analyses do not purport to be appraisals or to reflect the prices at which Cluster or Diamond might actually be sold. Morgan Stanley did not recommend the consideration to be paid by Diamond or that any consideration to be paid by Diamond constituted the only appropriate consideration for the business combination.

   In addition, Morgan Stanley's opinion and presentation to Diamond's board of directors was one of the many factors taken into consideration by Diamond's board of directors in making its determination to recommend approval of the business combination. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of Diamond's board of directors with respect to the consideration paid in connection with the business combination or whether Diamond's board of directors would have been willing to agree to a different consideration. The consideration to be paid by Diamond pursuant to the purchase agreement was determined through arm's-length negotiations between Cluster and Diamond and was approved by Diamond's board of directors.

   Diamond engaged Morgan Stanley to advise it on strategic alternatives and to provide the Morgan Stanley opinion because of its experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the course of its market-making and other trading activities, Morgan Stanley may, from time to time, have a long or short position in, and buy and sell, securities of Diamond. In the past, Morgan Stanley has performed financing services for Diamond and has received customary fees for the provision of such services.

   Upon the consummation of the business combination, Morgan Stanley will receive a fee for its services of approximately $7 million. If the business combination is not consummated, Morgan Stanley will receive an advisory fee of $250,000. In addition, Morgan Stanley will be reimbursed for its expenses, including outside counsel. Diamond has agreed to indemnify Morgan Stanley and its affiliates, their directors, officers, agents and employees and each person, if any, controlling Morgan Stanley, or any of its affiliates against certain liabilities and expenses, including liabilities under federal securities laws, in connection with Morgan Stanley's engagement.

Accounting Treatment

   The business combination will be accounted for as a purchase for financial reporting and accounting purposes under generally accepted accounting principles. Under the purchase method of accounting, the purchase price (including direct costs of the business combination) paid by Diamond for the capital stock of Cluster will be allocated to the identifiable assets and liabilities of Cluster based upon the fair value of Cluster's identifiable assets and liabilities, as of the effectiveness of the business combination with the excess of the purchase price over the fair value of net identifiable assets being allocated to goodwill. After the business combination, the financial condition and results of operations of Cluster will be included (but not separately reported) in the consolidated financial condition and results of operations of Diamond.

Closing of Business Combination

   Diamond anticipates that the business combination will close prior to December 31, 2000. The closing will occur as soon as practicable, but no earlier than upon satisfaction or waiver of the conditions to the completion of the business combination described in the purchase agreement.

Federal Income Tax Considerations

   There are no federal income tax considerations to Diamond's stockholders arising as a result of the business combination. Each Cluster stockholder is urged to consult its own tax advisor in light of its own particular circumstances as to the tax consequences of the receipt of shares of Diamond Class B Common Stock, cash and options delivered in the transaction.

Appraisal Rights

   Diamond is a Delaware corporation. Under Delaware law, a Diamond stockholder will not be entitled to dissenter's rights or an appraisal of its shares in connection with the Cluster business combination because, among other things, a Diamond stockholder will not exchange or otherwise relinquish any shares of Diamond capital stock in the transaction or pursuant to the matters submitted for approval at the annual meeting.

Federal Securities Laws Consequences

   All shares of Diamond Class B Common Stock received by the Cluster stockholders in the business combination will be freely transferable under U.S. federal securities laws, except those shares of Diamond Class B Common Stock received by persons who are deemed to be "affiliates" of Diamond under the Securities Act of 1933. The shares received by "affiliates" of Diamond may be resold only in transactions permitted by Rule 145 under the Securities Act of 1933 or as otherwise permitted under the Securities Act of 1933. Persons who may be affiliates of Diamond for those purposes generally include individuals or entities that control, are controlled by, or are under common control with, Diamond and would not include stockholders who are not officers, directors or principal stockholders of Diamond.

   In addition to these restrictions on transfers by affiliates, all but 800,000 shares of Diamond Class B Common Stock issued in connection with the business combination will be subject to transfer restrictions and/or a risk of forfeiture which lapse over periods ranging from one to three years. Further, all Diamond partners, including the Cluster partners following the business combination, must agree to sell the shares of Diamond Class B Common Stock issued to them as part of the business combination or as partners following the business combination only in accordance with the terms of Diamond's Partners' Operating Agreement.

                 MATERIAL PROVISIONS OF THE PURCHASE AGREEMENT

   The following is a brief summary of the material provisions of the purchase agreement, a copy of which is attached as Annex A to this proxy statement/prospectus and incorporated in this document by reference. This summary is qualified in its entirety by reference to the full text of the purchase agreement. You are urged to read the purchase agreement carefully and in its entirety.

Structure of Business Combination

   Cluster is owned by Imison Investments N.V., a company organized under the laws of the Netherlands Antilles ("Imison"), and Eagle 2000 S.L., a company organized under the laws of Spain ("Eagle," and together with Imison, the "Sellers"). Through a series of transactions described in the purchase agreement, effective as of the closing, Diamond will own, directly or indirectly, all of the outstanding capital stock of Cluster and Sellers collectively will hold the $44 million cash consideration and own 6,315,377 shares of Diamond Class B Common Stock subject to escrow arrangements described below.

Consideration

   In consideration for all of the outstanding capital stock of Cluster, Sellers will receive from Diamond $44 million and 4,000,000 shares of Diamond Class B Common Stock. In addition, 2,315,377 shares of Diamond Class B Common Stock will be issued to Sellers and held in escrow to be released annually in three equal installments subject to certain post-closing reductions based on the continued employment of the top executive officers of Cluster with Diamond for the three-year period following the closing.

   Shares of Diamond Class B Common Stock having an aggregate market value equal to 5% of the aggregate value of the Class B Common Stock, cash consideration and stock options being delivered by Diamond in connection with the business combination will also be held in escrow as collateral to satisfy indemnification claims by Diamond.

Stock Options

   At the closing, Diamond will:

  . grant the executive officers of Cluster options to purchase 500,000 shares of Diamond Class B Common Stock vesting annually in five equal tranches with an exercise price which is the lower of (i) $60.35 or (ii) 75% of the average closing price of Diamond Class A Common Stock over the ten-day period prior to closing;

  . grant the top five executive officers of Cluster options to purchase
    1,719,814 shares of Diamond Class B Common Stock (assuming a $70.375 per share price for Diamond's Class A Common Stock) vesting in two equal tranches on the fourth and fifth anniversaries of the closing with an exercise price equal to 25% of the average closing price of Diamond Class A Common Stock over the ten-day period prior to closing;

  . grant the executive officers of Cluster (other than the top five executive officers referred to above) options to purchase 1,977,799 shares of Diamond Class B Common Stock vesting annually in five equal tranches with an exercise price equal to 25% of the average closing price of Diamond Class A Common Stock over the ten-day period prior to closing;

  . grant the employees of Cluster (other than the executive officers) options to purchase 1,500,000 shares of Diamond Class B Common Stock vesting annually in four equal tranches with an exercise price equal to the lower of (i) $60.35 or (ii) 75% of the average closing price of Diamond Class A Common Stock over the ten-day period prior to closing; and

  . grant the employees of Cluster options to purchase approximately
    1,900,000 shares of Diamond Class B Common Stock resulting from the roll-over of the existing options to purchase capital stock of Cluster vesting in accordance with the schedule provided in the existing Cluster option plan at exercise prices determined in accordance with the exchange ratio described in the purchase agreement or at a price equal to 50% of the average closing price of Diamond Class A Common Stock over the ten-day period prior to closing, if lower.

Conditions

   Neither Diamond nor the Sellers will be obligated to consummate the business combination unless the following conditions are satisfied or waived:

  . no law, judgment, regulation or order is in effect for either party prohibiting the business combination or materially diminishing the benefits of the business combination to Diamond or the Sellers;

  . all consents, approvals or actions of governmental authorities have been received, expired or terminated; and

  . Javier Rubio is elected a member of the Diamond board of directors.

Additional Conditions to the Obligations of Diamond

   Diamond is not obligated to close the business combination unless the following conditions are satisfied:

  . the representations and warranties of Sellers and certain Cluster senior executive officers are true and correct in all material respects on the closing date;

  . holders of a majority of Diamond common stock approve the issuance of the shares of Diamond Class B Common Stock in connection with the business combination;

  . Diamond has approved the grant to Cluster's employees of the options to purchase shares of Diamond Class B Common Stock;

  . the Sellers have performed in all material respects their agreements, covenants and obligations required to be performed prior to the closing;

  . Diamond has received satisfactory opinions of legal counsel to Cluster in Belgium, Brazil, France, Germany, Portugal, Spain, The Netherlands, United Kingdom and the United States; and

  . Cluster's employees have released and waived all rights or claims under any outstanding options issued by Cluster to purchase shares of its capital stock.

Additional Conditions to the Obligations of Sellers

   Sellers are not obligated to close the business combination unless the following conditions are satisfied:

  . the representations and warranties of Diamond are true and correct in all material respects on the closing date;

  . the Registration Statement on Form S-4, of which this proxy statement/prospectus forms a part, becomes effective under the Securities Act of 1933 and must not be the subject of any stop order or proceedings seeking a stop order;

  . Diamond has performed in all material respects its agreements, covenants and obligations required to be performed prior to closing;

  . the shares of Diamond Class B Common Stock issued to the Sellers in the transaction have become eligible for trading on Nasdaq, subject only to being issued;

  . Sellers have received the legal opinion of counsel to Diamond; and

  . Diamond has changed its name to include both the Diamond and Cluster names.

Representations and Warranties

   Sellers and certain of Cluster's senior executive officers have given representations and warranties for the benefit of Diamond that are customary for transactions similar to this business combination and given with respect to a privately-held corporation. Diamond has given representations and warranties for the benefit of Sellers which are customary for a transaction similar to this business combination and given with respect to a publicly-held corporation.

Certain Covenants

   The purchase agreement contains the following significant covenants which are customary for a transaction similar to the business combination.

   Fulfillment of Conditions. Diamond and Sellers will do everything reasonably necessary to consummate the business combination.

   No Solicitation. The Sellers and the executive officers of Cluster have agreed not to pursue alternative transactions.

   Diamond Stockholders Meeting. Diamond has agreed to hold a stockholders' meeting to obtain the stockholder approvals necessary in connection with the business combination.

   Voting Undertaking Letter. Diamond's Chief Executive Officer has agreed to vote all shares of Diamond common stock held by him, individually or by proxy, in favor of the business combination.

   Executive Committee. Diamond has agreed that one of Cluster's five executive officers (or a senior officer of Cluster designated by the five executive officers) will be appointed to Diamond's executive committee during the five year period following closing.

Termination

   The purchase agreement may be terminated at any time prior to the closing, whether before or after the Diamond stockholder meeting, only:

  . by written agreement of Diamond and Sellers;

  . by Diamond or Sellers in the event the other party fails to cure a material breach of the purchase agreement within five business days following written notice;

  . by Diamond or Sellers in the event the satisfaction of any condition to the terminating party's obligations under the purchase agreement becomes impossible or impracticable to satisfy and the failure is not caused by a breach of the purchase agreement by the terminating party.

  . at any time after December 31, 2000 by either Diamond or Sellers if the closing has not occurred by such date and the failure is not caused by a breach of the purchase agreement by the terminating party; or

  . by either Diamond or Sellers if any law or regulation that makes the consummation of the business combination illegal or if any party is enjoined from closing the transaction.

   Effect. The purchase agreement provides that termination will not release any party from liability for any breach of the purchase agreement existing at the time of termination.

   Termination Fee. Diamond may terminate the purchase agreement in the event Cluster actively pursues an initial public offering of its shares or Cluster or Sellers actively pursue an acquisition offer by a third party and, in either case, the effort is not abandoned within ten business days of written notice from Diamond. In such an event, Cluster will pay Diamond an amount equal to 3% of the total equity capital of Cluster valued at the initial public offering price or 3% of the total value offered to be paid to Cluster's stockholders as liquidated damages. In addition, Diamond shall receive a pre-emptive right (if permitted by statute) to participate proportionately in any future issuances of equity by Cluster.

Fees and Expenses

   In the event the business combination is consummated, Diamond will pay the costs and expenses of all parties in the transaction. In the event the business combination is not consummated, each party to the purchase agreement will pay its own costs and expenses.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

   The following pro forma consolidated financial statements show Diamond's and Cluster's unaudited pro forma financial information at and for each of the periods indicated, after giving effect to the business combination described in this proxy statement/prospectus, and should be read in conjunction with the historical consolidated financial statements and the notes thereto of Diamond and Cluster included elsewhere in this proxy statement/prospectus.

   The following consolidated pro forma balance sheet of DiamondCluster as of June 30, 2000 gives effect to the merger as if it occurred as of that date. The following consolidated pro forma statement of operations for the year ended March 31, 2000 and the three months ended June 30, 2000 give effect to the merger as if it occurred as of April 1, 1999.

   The unaudited pro forma consolidated financial statements are presented in this proxy statement/prospectus for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the business combination occurred at the beginning of the periods presented, nor are they necessarily indicative of the financial position or results of operations of Diamond and Cluster on a consolidated basis in the future.

The Merger

   The merger will be accounted for as a purchase business combination in accordance with Accounting Principles Board ("APB") Opinion No. 16, "Business Combinations". Pro forma adjustments for the merger include:

  . the issuance of $44 million cash, 6,315,377 shares of Diamond Class B
    Common Stock and options to purchase approximately 3.7 million shares of Diamond Class B Common Stock in exchange for all of the outstanding shares of Cluster common stock;

  . The issuance of options to purchase approximately 1.9 million shares of Diamond Class B Common Stock in exchange for all of the outstanding options to purchase shares of Cluster stock;

  . the issuance of options to purchase approximately 2.0 million shares of Diamond Class B Common Stock to employees of Cluster in conjunction with their accepting employment with the combined entity;

  . the incurring of costs in the transaction, including legal, accounting, investment banking and registration fees

                                 DIAMONDCLUSTER

                      CONSOLIDATED PRO FORMA BALANCE SHEET

                              As of June 30, 2000
(assumes that the contemplated business combination was consummated on June 30,
                                     2000)

                         (in thousands of $, unaudited)

                                      Diamond   Cluster   Pro Forma       Pro
                                       Actual   Actual   Adjustments     Formas
                                      --------  -------  -----------    --------
               ASSETS
               ------
Current assets:
  Cash and cash equivalents.........  $192,898  $ 6,508   $(44,000)(a)  $155,406
  Accounts receivable...............    12,456   19,583                   32,039
  Prepaid expenses and other........    18,954    1,850                   20,804
                                      --------  -------   --------      --------
Total current assets................   224,308   27,941    (44,000)      208,249
Computers, equipment, software,
 net................................     9,110    3,673                   12,783
Other assets........................    19,126      648                   19,774
Goodwill, net.......................    15,920      --     338,008 (b)   353,928
                                      --------  -------   --------      --------
    Total assets....................  $268,464  $32,262   $294,008      $594,734
                                      ========  =======   ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Accounts payable..................  $  5,145  $ 4,014                 $  9,159
  Note payable, current portion.....       500      --                       500
  Accrued expenses and other
   liabilities......................    27,242   25,573   $ 18,358 (c)    71,173
                                      --------  -------   --------      --------
Total current liabilities...........    32,887   29,586     18,358        80,831
    Total liabilities...............    32,887   29,586     18,358        80,831
Stockholders' equity:
  Common stock and additional paid-
   in capital.......................   204,395       41    722,157 (d)   926,593
  Unearned compensation.............       --       --    (443,872)(e)  (443,872)
  Notes receivable for sale of
   common stock.....................      (517)     --         --           (517)
  Accumulated other comprehensive
   income...........................     1,857      (31)       (31)(f)     1,857
  Retained earnings.................    39,907    2,666     (2,666)(f)    39,907
                                      --------  -------   --------      --------
                                       245,642    2,675    275,650       523,968
  Less: Class A Common Stock in
   treasury.........................    10,065      --                    10,065
                                      --------  -------   --------      --------
    Total stockholders' equity......   235,577    2,675    275,650       513,903
                                      --------  -------   --------      --------
    Total liabilities and
     stockholders' equity...........  $268,464  $32,262   $294,008      $594,734
                                      ========  =======   ========      ========

--------
(a) Cash consideration paid in contemplated business combination.
(b) Goodwill is comprised of the following components:

   $ 44,000  Cash consideration
     18,358  Estimated transaction-related costs
    233,645  Fair market value of 4,000,000 Diamond Class B common shares issued to Cluster shareholders
     44,680  Vested portion of employee rollover options
     (2,675) Less: Net worth of Cluster at June 30, 2000
   --------
   $338,008

(c) Estimated transaction costs to be incurred in the contemplated business combination.

(d) APIC is comprised of the following components:

   $233,645  Fair market value of 4,000,000 Diamond Class B common shares issued to Cluster shareholders
     44,680  Vested portion of employee rollover options recorded as goodwill
    443,872  Employee stock and options (see (e) below); recorded as unearned compensation
        (41) Less: Cluster's APIC
   --------
   $722,157

(e) Unearned compensation is comprised of the following components:
  . 2,315,000 Diamond Class B common shares issued to five Cluster executive officers, earned over three years;
  . 1,719,000 Diamond options granted to five Cluster executive officers, earned over five years;
  . 1,977,000 Diamond options granted to Cluster executive officers, earned over five years;
  . 500,000 Diamond options granted to Cluster employees, earned over five years;
  . 1,500,000 Diamond options granted to Cluster employees, earned over four years; and
  . unvested portion of employee rollover options, earned over four years.
(f) Elimination of Cluster's accumulated other comprehensive income and retained earnings at June 30, 2000.

                                 DIAMONDCLUSTER
                 CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS

                           Year ended March 31, 2000
             (in thousands of $, except per share data, unaudited)

                                   Diamond   Cluster   Pro Forma
                                    Actual  Actual(d) Adjustments    Pro Forma
                                   -------- --------- -----------    ---------
Net revenues.....................  $136,235  $45,877         --      $ 182,112
                                   --------  -------   ---------     ---------
Project personnel and related
 expenses........................    72,355   24,024         --         96,379
Other operating expenses.........    38,784    9,811         --         48,595
Goodwill amortization............       493      --    $  67,602 (a)    68,095
Non-cash compensation............       --       --      114,350 (b)   114,350
                                   --------  -------   ---------     ---------
Income (loss) from operations....    24,603   12,042    (181,951)     (145,306)
Other income/(expense)...........     2,002     (509)        --          1,493
                                   --------  -------   ---------     ---------
Income (loss) before taxes.......    26,605   11,533    (181,951)     (143,813)
Income taxes.....................    10,377    4,457     (70,322)(c)   (55,488)
                                   --------  -------   ---------     ---------
Net income (loss)................  $ 16,228  $ 7,076   $(111,629)    $ (88,325)
                                   ========  =======   =========     =========
Pro forma basic earnings (loss)
 per share.......................                                    $   (3.26)
Pro forma shares used in
 computing basic earnings per
 share...........................                                       27,123
Pro forma diluted earnings (loss)
 per share.......................                                    $   (3.26)
Pro forma shares used in
 computing diluted earnings per
 share...........................                                       27,123

--------
(a) One year, straight-line amortization of goodwill (five year life):

           Goodwill                                               Amortization
           --------                                               ------------
           $338,008                                                 $67,602

(b) One year of non-cash compensation:

           Unearned compensation                                  Amortization
           ---------------------                                  ------------
                 $443,872                                           $114,350

(c) Adjustments to taxes (assume 38.6%):

   Tax effect on (a).................................................. $(26,127)
   Tax effect on (b)..................................................  (44,195)
                                                                       --------
                                                                       $(70,322)

(d) Certain amounts have been reclassified to conform to Diamond's presentation of the statement of operations.

                                 DIAMONDCLUSTER
                 CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS

  Three Months Ended June 30, 2000 (in thousands of $, except per share data, unaudited)

                                     Diamond  Cluster   Pro Forma       Pro
                                     Actual  Actual(d) Adjustments     Forma
                                     ------- --------- -----------    --------
Net revenues.......................  $52,158  $19,403        --       $ 71,561
                                     -------  -------   --------      --------
Project personnel and related
 expenses..........................   27,700    7,744        --         35,444
Other operating expenses...........   15,024    7,337        --         22,361
Goodwill amortization..............      308      --    $ 16,900 (a)    17,208
Non-cash compensation..............      --       --      28,587 (b)    28,587
                                     -------  -------   --------      --------
Income (loss) from operations......    9,126    4,676    (45,488)      (32,040)
Other income/(expense).............    2,723      (54)       --          2,669
                                     -------  -------   --------      --------
Income (loss) before taxes.........   11,849    4,268    (45,488)      (29,370)
Income taxes.......................    4,621    1,650    (17,581)(c)   (11,310)
                                     -------  -------   --------      --------
Net income (loss)..................  $ 7,228  $ 2,619   $(27,907)     $(18,061)
                                     =======  =======   ========      ========
Pro forma basic earnings (loss) per
 share.............................                                   $  (0.59)
Pro forma shares used in computing
 basic earnings per share..........                                     30,480
Pro forma diluted earnings (loss)
 per share.........................                                   $  (0.59)
Pro forma shares used in computing
 diluted earnings per share........                                     30,480

--------
(a) Three-month, straight-line amortization of goodwill (five year life):

            Goodwill                                              Amortization
           ----------                                             ------------
           $338,008                                                 $16,900

(b) Three-months of non-cash compensation:

             Unearned
           Compensation                                           Amortization
           ------------                                           ------------
             $443,872                                               $28,587

(c) Adjustments to taxes (assume 38.6%):

   Tax effect on (a).................................................. $ (6,532)
   Tax effect on (b)..................................................  (11,049)
                                                                       --------
                                                                       $(17,581)

(d) Certain amounts have been reclassified to conform to Diamond's presentation of the statement of operations.

                        COMPARISON OF STOCKHOLDER RIGHTS

   The rights of Diamond stockholders are governed by the Delaware General Corporation Law and Diamond's restated certificate of incorporation and bylaws, while the rights of Cluster shareholders are governed by Dutch law and its memorandum and articles of association. In connection with the business combination, Cluster's shareholders and employees will receive shares of Diamond Class B Common Stock. The following is a summary of certain material differences between the rights of Diamond stockholders and the rights of Cluster shareholders as of the date of this proxy statement/prospectus. The summary is not intended to include all differences, whether or not material, and Diamond stockholders and Cluster shareholders should read carefully the relevant provisions of Delaware and Dutch law and the companies' charter documents. For information on how the documents may be obtained, see "Available Information."

Capitalization

   Diamond. Diamond is authorized to issue up to 40,000,000 shares of Class A Common Stock, par value $.001 per share, 20,000,000 shares of Class B Common Stock, par value $.001 per share, and 2,000,000 shares of preferred stock, $1.00 par value per share.

   Cluster. Cluster has authorized share capital of NLG200,000 divided into 2,000 ordinary shares of NLG100 nominal value each.

Voting Rights; Action in Lieu of Meeting

   Diamond. Holders of record of Diamond Class A Common Stock are entitled to one vote per share, and holders of record of Diamond Class B Common Stock are entitled to five votes per share. Except as otherwise provided by law, the holders of Diamond common stock vote as a single class on all matters, including any vote to amend Diamond's restated certificate of incorporation to change the number of authorized shares of Class A or Class B Common Stock. Diamond stockholders may act without a meeting by written consent signed by the holders of shares having at least the minimum number of votes required to authorize the action at a meeting.

   Cluster. Cluster shareholders are entitled to one vote per share. Cluster's articles of association require the approval of 66 2/3% of votes cast in order to (i) amend the articles of association, (ii) dissolve the company or (iii) suspend or dismiss members of the board of managing directors. All other matters require the approval of a majority of votes cast, except as otherwise provided by Dutch law. Cluster shareholders may act by unanimous written consent (provided no registered depositary receipts of shares have been issued with Cluster's cooperation).

Notice

   Diamond. Diamond stockholders are entitled to notice of the date, time and place (and purpose in the case of special meetings) of stockholder meetings not less than ten or more than 60 days prior to the meeting. Written notice of director nominations and stockholder proposals must be delivered to the company not less than 45 days prior to the meeting (unless less than 60-days' prior notice of the meeting has been given in which case the nomination or proposal must be received not less than 15 days following the date of the notice).

   Cluster. Dutch law requires notice by mail of the date, time, place, purpose and agenda of shareholder meetings be given at least 15 days prior to the general meeting date unless waived by all shareholders. Proposals for the approval of Cluster's annual audited financial statements or amendments to its articles of association must be made available at Cluster's offices for inspection by shareholders prior to the meeting.

Special Meetings

   Diamond. Special meetings of Diamond's stockholders may be called by (i) the chairman, (ii) the secretary at the request of the board of directors, or (iii) the secretary at the written request of the holders of at least 30% of all votes entitled to be cast at the meeting.

   Cluster. General meetings of Cluster's shareholders may be called by (i) Cluster's board of managing directors, (ii) shareholders who own at least 10% of the issued share capital or (iii) the President of the District Court with competent jurisdiction.

Number, Election, Vacancy and Removal of Directors

   Diamond. Diamond's board of directors consists of three classes, as nearly equal in number as possible, one class of which is elected each year to succeed the directors whose three-term term is expiring. The number of directors is determined by the board but cannot be less than five or more than 15. Vacancies and newly created directorships may be filled by a majority of directors in office for the remainder of the full term of the class in which the vacancy occurred or the new directorship was created. Directors may only be removed for cause.

   Cluster. Members of Cluster's managing board of directors are appointed for an indefinite period of time and removed by the general meeting of shareholders.

Liability of Directors

   Diamond. Diamond directors are not liable to Diamond or its stockholders for monetary damages for breach of fiduciary duty as a director except in the case of (i) the director's breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of dividends or purchase or redemption of stock, or (iv) a transaction from which the director derived an improper personal benefit.

   Cluster. Cluster directors are jointly and severally liable to the company (but not its shareholders or creditors) for failure to fulfill properly their duties. Directors may be liable to the trustee in the event of bankruptcy of the company. Under Dutch law a company may not limit a director's liability.

Dividends

   Diamond. Dividends may be declared by Diamond's board of directors at any regular or special meeting and paid out of surplus (or out of net profits during any fiscal year in which there no surplus) in cash, property or in shares of capital stock

   Cluster. Under Dutch law dividends may only be declared after the adoption at the general meeting of annual accounts in which net assets exceed the sum of issued and paid-up capital and profits held in reserve. In addition, Cluster's articles of association permit the declaration and payment of interim dividends by its board of managing directors within three months of the date of interim accounts if the interim accounts show an excess of net assets over issued and paid up capital and profits held in reserve.

Conversion

   Diamond. Holders of Diamond's Class A Common Stock have no conversion rights. Diamond's Class B Common Stock automatically converts to Class A Common Stock in the event the Class B Common Stock is not owned beneficially or of record by Diamond or an employee of Diamond or one of its majority-owned subsidiaries. (In connection with the business combination, Diamond stockholders are being asked to approve a change in the class of permitted holders of Class B Common Stock to include any corporation or entity controlled by an employee of Diamond or one of its majority owned subsidiaries.)

   Cluster. Cluster ordinary shares have no conversion rights.

Preemptive Rights

   Diamond. Diamond stockholders are not entitled to preemptive rights.

   Cluster. All currently issued Cluster shares are entitled to pro rata preemptive rights. Preemptive rights may be limited or eliminated for each further issue of share capital approved at a general meeting.

Charter Document Amendments

   Diamond. A proposal approved by a majority of directors and the approval of a majority of outstanding voting shares is required to amend Diamond's restated certificate of incorporation. Diamond's bylaws may be amended if approved by a majority of directors or a majority of outstanding voting shares.

   Cluster. Amendment of Cluster's articles of association requires the approval of 66 2/3% of the votes cast provided the votes cast represent at least 50% of all issued share capital.

                              BUSINESS OF DIAMOND

   Diamond is an e-business services firm that synthesizes business and industry insight with technology expertise to create innovative digital strategies for leading national and multinational corporations. For a business to succeed in today's digital economy, we believe it must have a strategy that goes beyond conventional strategic thinking. The standard of building an e-business that is "faster, better, and cheaper" than the existing business is based on improving the past. We offer an approach that results in innovative new business models that enable our clients to leverage technology and their existing competencies to develop innovative, new e-business opportunities.

   We work closely with our clients to help them understand, develop, and manage the complete implementation of a digital strategy. Typically, this involves analyzing and categorizing their business options, identifying transforming business concepts, prototyping and launching the chosen concepts, then market testing and scaling the e-business for ongoing success. Our teams combine innovative strategic thinking, creative design capabilities, technological expertise, change management and disciplined program management to identify and scale innovative solutions quickly with minimized risk.

   We primarily focus on four vertical industries: financial services, consumer and industrial products and services, telecommunications and energy, and health care and insurance. We believe that our vertical market focus provides a scalable structure for growth. We expect the number of vertical markets on which we focus to change and grow as our expertise and market demands evolve.

   Our project teams are composed of strategists, technologists, program managers, operations managers, web site developers and creative designers who work closely with our clients and analyze, create, and implement a digital strategy. Teams are often supported by Diamond Network members who are leading professionals and academic thinkers in their fields and bring additional insight, experience and intellectual capital to our clients' challenges.

   Our principal sales activities are managed by our senior partners who are responsible for building relationships with CEOs and senior leadership teams of existing and potential clients and for formulating and executing our sales and marketing strategy. Our senior partners call on existing and potential clients, discuss potential engagements, negotiate the terms of engagements and direct the staffing and execution of consulting projects.

   The primary focus of our marketing programs is to generate leads through building relationships and educating client prospects about Diamond. We have initiated a number of relationship-marketing programs designed to complement, encourage and accelerate personal relationships. We build relationships both directly and on a collaborative basis with Diamond Network members and through relationships with certain third-party industry executives whom we call "client relationship executives". These executives are typically retired senior executives with a wide network of contacts in a given industry. We currently have twenty client relationship executives focusing on our four vertical groups.

   As of June 30, 2000, we had 652 employees. Of these employees, 506 were client serving professionals and 146 were management and administrative personnel comprising marketing, human resources, finance, accounting, legal, internal information systems and administrative support.

          MARKET PRICES AND DIVIDENDS FOR DIAMOND CLASS A COMMON STOCK

   As of August 28, 2000, there were approximately 13,300 holders of record of Diamond's Class A Common Stock. The following table presents the high and low sales prices for the Diamond Class A Common Stock as quoted on the Nasdaq National Market for each quarter during Diamond's 1999 and 2000 fiscal years and the first and second quarters of Diamond's 2001 fiscal year.

                                                                Class A Common
                                                                     Stock
                                                                ---------------
                                                                 High     Low
                                                                ------- -------
Fiscal Year Ended March 31, 1999
  First Quarter................................................ $ 20.17 $ 14.17
  Second Quarter...............................................   21.00   10.67
  Third Quarter................................................   14.00    5.00
  Fourth Quarter...............................................   20.17   10.67
Fiscal Year Ended March 31, 2000
  First Quarter................................................ $ 17.17 $ 12.83
  Second Quarter...............................................   33.09   14.29
  Third Quarter................................................   93.63   25.83
  Fourth Quarter...............................................  106.00   60.00
Fiscal Year Ended March 31, 2001
  First Quarter................................................ $ 88.88 $ 47.25
  Second Quarter...............................................   98.94   55.50
  Third Quarter (through October 11, 2000).....................   74.94   44.00

   The last reported sale price of Diamond Class A Common Stock as quoted on the Nasdaq National Market on September 8, 2000, the last full trading day immediately prior to the public announcement of the signing of the purchase agreement, was $72.88 per share. The last reported sale price of Diamond Class A Common Stock as quoted on the Nasdaq National Market on October 11, 2000, the last practicable trading day for which information was available prior to the date of this proxy statement/prospectus, was $46.00 per share.

   The market price of shares of Diamond Class A Common Stock fluctuates from day to day. As a result, you should obtain current market quotations. No assurance can be given as to what the market price of Diamond's Class A Common Stock will be if and when the Cluster business combination is consummated.

   Diamond has not declared or paid any cash or other dividends on its Class A Common Stock and has no intention of doing so in the foreseeable future.

                 SELECTED HISTORICAL FINANCIAL DATA OF DIAMOND

   The following table shows Diamond's selected consolidated financial data as of and for each of the periods indicated and should be read in conjunction with the financial statements and the notes thereto included elsewhere in this proxy statement/prospectus. The consolidated financial data for each of the years in the five-year period ended March 31, 2000 was derived from Diamond's audited consolidated financial statements. The consolidated financial data for the three-month periods ended June 30, 2000 and 1999 was derived from Diamond's unaudited consolidated financial statements. The unaudited consolidated financial data reflect, in the opinion of Diamond's management, all normal recurring adjustments considered necessary by Diamond for a fair presentation of these results. Diamond's results of operations for the three-month period ended June 30, 2000 are not necessarily indicative of the results which may be expected for the full fiscal year 2001.

                    (in thousands, except per share amounts)

                                                                    Three Months
                                   Year Ended March 31,            Ended June 30,
                         ---------------------------------------- ----------------
                          1996    1997    1998    1999     2000    1999     2000
                         ------- ------- ------- ------- -------- ------- --------
                                                                    (unaudited)
Statement of Operations
 Data:
 Net revenues........... $26,339 $37,557 $58,369 $82,389 $136,235 $25,718 $ 52,158
 Operating expenses:
   Project personnel and
    related expenses....  15,312  21,863  31,619  43,275   72,355  13,945   27,700
   Professional
    development and
    recruiting..........   4,587   6,272   6,155   9,448   13,199   2,085    4,799
   Marketing and sales..     606   1,928   3,210   4,669    7,325   1,598    3,269
   Management and
    administrative
    support.............   4,460   6,348   8,602  11,298   18,260   3,485    6,956
   Goodwill
    amortization........     --      --      --      --       493      54      308
                         ------- ------- ------- ------- -------- ------- --------
   Total operating
    expenses............  24,965  36,411  49,586  68,690  111,632  21,167   43,032
                         ------- ------- ------- ------- -------- ------- --------
 Income from
  operations............   1,374   1,146   8,783  13,699   24,603   4,551    9,126
 Interest income, net...     164     172   1,150   2,488    2,002     365    2,723
                         ------- ------- ------- ------- -------- ------- --------
 Income before taxes....   1,538   1,318   9,933  16,187   26,605   4,916   11,849
 Income taxes...........     302     685   3,925   6,351   10,377   1,917    4,621
                         ------- ------- ------- ------- -------- ------- --------
 Net income............. $ 1,236 $   633 $ 6,008 $ 9,836 $ 16,228 $ 2,999 $  7,228
                         ------- ------- ------- ------- -------- ------- --------
 Basic earnings per
  share of common
  stock................. $  0.11 $  0.05 $  0.34 $  0.49 $   0.78 $  0.15 $   0.30
 Shares used in
  computing basic
  earnings per share of
  common stock..........  11,430  13,716  17,634  19,915   20,807  20,303   24,164
 Diluted earnings per
  share of common
  stock................. $  0.11 $  0.04 $  0.28 $  0.42 $   0.62 $  0.13 $   0.24
 Shares used in
  computing diluted
  earnings per share of
  common stock..........  11,430  14,856  21,258  23,346   25,984  23,905   29,677

                                        March 31,                     June 30,
                         ---------------------------------------- ----------------
                          1996    1997    1998    1999     2000    1999     2000
                         ------- ------- ------- ------- -------- ------- --------
                                                                    (unaudited)
Balance Sheet Data:
 Cash and cash
  equivalents........... $ 4,635 $17,547 $31,437 $47,698 $182,945 $37,470 $192,898
 Working capital........   4,397  15,725  26,236  46,872  183,967  42,673  191,421
 Total assets...........  11,615  25,494  40,352  67,086  249,410  65,406  268,464
 Long term debt,
  including current
  portion...............     125   2,000     --      --     1,000   1,000      500
 Total stockholders'
  equity................   6,568  18,300  28,767  53,301  218,318  56,437  235,577

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                             OPERATIONS OF DIAMOND

   The following information should be read in connection with the information contained in the consolidated financial statements and related notes included elsewhere or incorporated by reference in this proxy statement/prospectus.

Overview

   We are an e-business services firm that synthesizes business and industry insight with technology expertise to create innovative digital strategies for leading national and multinational corporations. Once conceived, we believe such strategies must be implemented rapidly in order to maximize competitive benefits. We have experienced substantial revenue growth since our inception, generating net revenues of $136.2 million from 143 clients during the most recent fiscal year ended March 31, 2000. We employed 506 client-serving professionals as of June 30, 2000.

   Our revenues are comprised of professional fees for services rendered to our clients which are billed either monthly or semi-monthly in accordance with the terms of the client engagement. Prior to the commencement of a client engagement, we and our client agree on fees for services based upon the scope of the project, our staffing requirements and the level of client involvement. We recognize revenue as services are performed in accordance with the terms of the client engagement. Out-of-pocket expenses are reimbursed by our clients and offset against expenses incurred and are not included in recognized revenues. Provisions are made for estimated uncollectible amounts based on our experience. Although from time to time we have been required to make revisions to our clients' estimated deliverables, to date none of such revisions has had a material adverse effect on our operating or financial results.

   The largest portion of our costs consist primarily of employee-related expenses for our client-serving professionals and other direct costs such as third-party vendor costs and unbilled travel costs associated with the delivery of services to our clients. The remainder of our costs are comprised of the expenses associated with the development of our business and the support of our client-serving professionals such as professional development and recruiting, marketing and sales, and management and administrative support. Professional development and recruiting expenses consist primarily of recruiting and training content development and delivery costs. Marketing and sales expenses consist primarily of the costs associated with our development and maintenance of our marketing materials and programs. Management and administrative support expenses consist primarily of the costs associated with operations, finance, information systems, facilities and other administrative support for project personnel.

   We regularly review our fees for services, professional compensation and overhead costs to ensure that our services and compensation are competitive within the industry. In addition, we monitor the progress of client projects with client senior management. We manage activities of our professionals by closely monitoring engagement schedules and staffing requirements for new engagements. Because most of our client engagements are, and may be in the future, terminable by our clients without penalty, an unanticipated termination of a client project could require us to maintain underutilized employees. While professional staff must be adjusted to reflect active engagements, we must maintain a sufficient number of senior professionals to oversee existing client engagements and participate in our sales efforts to secure new client assignments.

Results of Operations

   The following table sets forth, for the periods indicated, selected statement of operations data as a percentage of net revenues:

                                                                      Three
                                                                     Months
                                              Year Ended March        Ended
                                                     31,            June 30,
                                              -------------------  ------------
                                              1998   1999   2000   1999   2000
                                              -----  -----  -----  -----  -----
Statement of Operations Data:
Net revenues................................. 100.0% 100.0% 100.0% 100.0% 100.0%
                                              -----  -----  -----  -----  -----
Operating expenses:
  Project personnel and related expenses.....  54.2   52.5   53.1   54.2   53.1
  Professional development and recruiting....  10.6   11.5    9.7    8.1    9.2
  Marketing and sales........................   5.5    5.7    5.4    6.2    6.3
  Management and administrative support......  14.7   13.7   13.4   13.6   13.3
  Goodwill amortization......................   0.0    0.0    0.3    0.2    0.6
                                              -----  -----  -----  -----  -----
    Total operating expenses.................  85.0   83.4   81.9   82.3   82.5
                                              -----  -----  -----  -----  -----
Income from operations.......................  15.0   16.6   18.1   17.7   17.5
Interest income, net.........................   2.0    3.0    1.4    1.4    5.2
                                              -----  -----  -----  -----  -----
Income before taxes..........................  17.0   19.6   19.5   19.1   22.7
Income taxes.................................   6.7    7.7    7.6    7.4    8.8
                                              -----  -----  -----  -----  -----
Net income...................................  10.3%  11.9%  11.9%  11.7%  13.9%
                                              =====  =====  =====  =====  =====

 Three Months Ended June 30, 2000 Compared to Three Months Ended June 30, 1999

   Our net income of $7.2 million during the quarter ended June 30, 2000 improved from $3.0 million during the same period in the prior year as a result of increased revenues, partially offset by an increase in the cost of our client-serving professionals and an increase in expenses required to support our growth during the period.

   Our net revenues increased 103% to $52.2 million during the quarter ended June 30, 2000 as compared to the same period in the prior year. The increase in our net revenues reflects an increase in the volume of services delivered to new clients, continued services to our existing client base, as well as three acquisitions. We served 67 clients during the quarter ended June 30, 2000 as compared to 89 clients during the same period in the prior year.

   Project personnel and related expenses increased $13.8 million to $27.7 million during the quarter ended June 30, 2000 as compared to the same period in the prior year. In the aggregate, project personnel and related expenses increased 99% from the same period in the prior year due to increases in both the number and compensation of our client-serving professionals to respond to growth. We increased our client-serving professional staff from 296 at June 30, 1999 to 506 at June 30, 2000. As a percentage of net revenues, project personnel and related expenses decreased from 54.2% to 53.1% during the quarter ended June 30, 2000 as compared to the same period in the prior year.

   Professional development and recruiting expenses increased $2.7 million to $4.8 million during the quarter ended June 30, 2000 as compared to the same period in the prior year. This increase reflects our recruiting and training of a higher number of client-serving professionals and an associated increase in recruiting and training resources. As a percentage of net revenues, these expenses increased to 9.2% as compared to 8.1% during the same period in the prior year.

   Marketing and sales expenses increased from $1.6 million to $3.3 million during the quarter ended June 30, 2000 as compared to the same period in the prior year as a result of increased spending in:

  . The publication of our magazine, Context, which transitioned from a quarterly publication to a bi-monthly publication and is now being marketed at selected newsstands across the United States;

  . The conduct and sponsorship of several Diamond Exchange, Insight and other seminars for prospective clients; and

  . The hiring of a chief marketing officer and supporting staff to lead our corporate branding and marketing initiatives.

As a percentage of net revenues, these expenses remained consistent.

   Management and administrative support expenses increased from $3.5 million to $7.0 million, or 100%, during the quarter ended June 30, 2000 as compared to the same period in the prior year as a result of the additional facilities, equipment and personnel necessary to support our growth and increased consulting capacity. As a percentage of net revenues, these expenses decreased from 13.6% to 13.3% as a result of our improved operating leverage resulting from our net revenue growth.

 Fiscal 2000 Compared to Fiscal 1999

   We had net income of $16.2 million during fiscal 2000 which improved from net income of $9.8 million during fiscal 1999 as a result of increased revenues combined with an improvement in the utilization of client-serving professionals, partially offset by an increase in expenses required to support our growth during the period.
   Our net revenues increased 65.4% to $136.2 million during fiscal 2000 as compared to fiscal 1999. The increase in our net revenues reflects an increase in the volume of services delivered to new clients, continued services to our existing client base, as well as two acquisitions. For fiscal 2000, $59.2 million of revenue was derived from services delivered to new clients and $77.0 million related to the completion of projects or the undertaking of additional projects from our client base of the previous fiscal year. We served 143 clients during fiscal 2000 as compared to 85 clients served during fiscal 1999.

   Project personnel and related expenses increased $29.1 million, or 67.2%, to $72.4 million during fiscal 2000 as compared to fiscal 1999. This increase resulted from increases in both the number and compensation of our client-serving professionals to respond to growth. We increased our client-serving professional staff from 239 at March 31, 1999 to 452 at March 31, 2000. As a percentage of net revenues, project personnel and related expenses increased from 52.5% to 53.1% during fiscal 2000.

   Professional development and recruiting expenses increased $3.8 million during fiscal 2000 as compared to fiscal 1999. This increase reflects our recruiting and training of a higher number of client-serving professionals and an associated increase in recruiting and training resources. As a percentage of net revenues, these expenses decreased to 9.7% from 11.5% during the same period in the prior year as a result of our improved operating leverage resulting from our net revenue growth.

   Marketing and sales expenses increased $2.7 million to $7.3 million during fiscal 2000 as compared to fiscal 1999 as a result of increased spending for:

  . the publication of our magazine, Context, which transitioned from a quarterly publication to a bi-monthly publication and is now being marketed at selected newsstands across the United States;

  . the conduct of several Diamond Exchange and Insight seminars for prospective clients; and

  . the hiring of a chief marketing officer and supporting staff to lead our corporate branding and marketing initiatives.

As a percentage of net revenues, these expenses decreased from 5.7% to 5.4% as a result of our improved operating leverage resulting from our net revenue growth.

   Management and administrative support expenses increased from $11.3 million to $18.3 million, or 61.6%, during fiscal 2000 as compared to fiscal 1999 as a result of the additional facilities, equipment and personnel necessary to support our growth and increased consulting capacity. As a percentage of net revenues, management and administrative support expenses decreased from 13.7% to 13.4%.

 Fiscal 1999 Compared to Fiscal 1998

   Our net income of $9.8 million during fiscal 1999 improved from net income of $6.0 million during fiscal 1998 as a result of increased revenues combined with an improvement in the utilization of client-serving professionals, partially offset by an increase in expenses required to support our growth during the period.

   Our net revenues increased 41.2% to $82.4 million during fiscal 1999 as compared to fiscal 1998. The increase in our net revenues reflects an increase in the volume of services delivered to new clients, as well as the leveraging of our existing client base. For fiscal 1999, $16.9 million of revenue was derived from services delivered to new clients and $65.5 million related to the completion of projects or the undertaking of additional projects from our client base of the previous fiscal year. We served 85 clients during fiscal 1999 as compared to 65 clients served during fiscal 1998.

   Project personnel and related expenses increased $11.7 million, or 36.9%, to $43.3 million during fiscal 1999 as compared to fiscal 1998. This increase resulted from an increase in the number of client-serving professionals to respond to growth. We increased our client-serving professional staff from 175 at March 31, 1998 to 239 at March 31, 1999. As a percentage of net revenues, project personnel and related expenses decreased from 54.2% to 52.5% during fiscal 1999 reflecting the improvement in utilization of client-serving professionals.

   Professional development and recruiting expenses increased $3.3 million during fiscal 1999 as compared to fiscal 1998. This increase reflects our recruiting and training of a higher number of client-serving professionals during fiscal 1999. As a percentage of net revenues, professional development and recruiting expenses increased from 10.6% to 11.5% during fiscal 1999.

   Marketing and sales expenses increased $1.5 million to $4.7 million during fiscal 1999 as compared to fiscal 1998 as a result of our investment in our marketing and branding programs. Our marketing activities in fiscal 1999 were focused on the continued development of our magazine, Context, the promotion of intellectual capital through the Diamond Exchange and the conduct of three Insight seminars for prospective clients. As a percentage of net revenues, marketing and sales expenses increased from 5.5% to 5.7%.

   Management and administrative support expenses increased from $8.6 million to $11.3 million, or 31.3%, during fiscal 1999 as compared to fiscal 1998. This increase resulted from the cost of additional facilities, equipment and personnel necessary to support our growth and increased consulting capacity. As a percentage of net revenues, management and administrative support expenses decreased from 14.7% to 13.7% as a result of our improved operating leverage resulting from our net revenue growth.

Selected Quarterly Results of Operations

   Set forth below are selected statements of operations and other operating data for each of our full quarters covering the last two fiscal years and the three months ended June 30, 2000. In our opinion, this data has been prepared on the same basis as the audited financial statements and includes all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the information for the period presented when read in conjunction with the consolidated financial statements and related notes contained elsewhere herein. Results of operations for any previous fiscal quarter are not necessarily indicative of results for any future period.

                          June 30, Sept. 30, Dec. 31, Mar. 31, June 30, Sept. 30, Dec. 31, Mar. 31, June 30
                            1998     1998      1998     1999     1999     1999      1999     2000    2000
                          -------- --------- -------- -------- -------- --------- -------- -------- -------
                                                             (unaudited)
Statement of Operations
 Data:
 Net revenues...........  $18,375   $20,136  $21,194  $22,684  $25,718   $30,467  $36,640  $43,410  $52,158
 Income (loss) from
  operations............  $ 2,932   $ 3,289  $ 3,448  $ 4,030  $ 4,551   $ 5,518  $ 6,638  $ 7,896  $ 9,126
 Net income (loss)......  $ 2,135   $ 2,383  $ 2,511  $ 2,807  $ 2,999   $ 3,618  $ 4,345  $ 5,266  $ 7,228
Other Operating Data:
 Number of clients
  served(1).............       40        39       45       47       89        70       66       67       67
 Number of clients
  generating Revenues
  greater than $500
  thousand..............       10        15       15       17       13        16       24       25       36
 Number of clients
  generating Revenues
  greater than $1
  million...............        5         5        5        6        5        10       14       18       17
 Average revenue per
  client(1).............  $   459   $   516  $   471  $   483  $   289   $   435  $   555  $   648  $   778

--------
(1) The significant increase in the number of clients in the quarter ended June 30, 1999 was due to our acquisition of OmniTech Consulting Group, Inc. We obtained thirty-eight clients in this quarter as a result of that acquisition. The acquisition also lowered our average revenue per client in this quarter.

   We have experienced quarterly fluctuations in our operating results partially due to our rapid growth since inception, together with the impact of our considerable investments in recruiting, training and marketing during the periods.

Liquidity and Capital Resources

   In March 2000, we completed a public offering and sold 1,500,000 shares of Class A Common Stock at a price of $80.13 per share. We realized approximately $114.0 million in connection with the sale, net of payment of the underwriters' commissions and other expenses of the offering. In the offering, an additional 1,775,000 shares were sold by selling stockholders.

   We maintain a revolving line of credit pursuant to the terms of an unsecured credit agreement from a commercial bank under which we may borrow up to $10.0 million at an annual interest rate based on the prime rate or based on the LIBOR plus 1.75%, at our discretion. This line of credit has been reduced to account for letters of credit outstanding. As of March 31, 2000, we had approximately $9.8 million available under this line of credit.

   Our billings for the three months ended June 30, 2000 totaled $71.0 million. These amounts include billings to clients for out-of-pocket expenses that are reimbursed by clients which are not included in recognized revenues. Our gross accounts receivable balance of $14.2 million at June 30, 2000 represents 18 days of billings for the quarter.

   In October 1998, our board of directors authorized the repurchase, from time to time, of up to one million shares of our Class A Common Stock. These repurchases were authorized to be made in the open market or in privately negotiated transactions. At June 30, 2000, the number of shares purchased under this authorization was 769,950 shares at an aggregate cost of $10.1 million. We funded the repurchases through our cash balances.

   We believe that our current cash balances, existing lines of credit and cash flow from existing and future operations, will be sufficient to fund our operating requirements at least through fiscal 2001. Should our business expand more rapidly than expected, we believe that additional bank credit would be available to fund any additional operating and capital requirements. In addition, we could consider seeking additional public or private debt or equity financing to fund future growth opportunities.

Quantitative and Qualitative Disclosures About Market Risk

   We do not invest excess funds in derivative financial instruments or other market rate sensitive instruments.

Recent Developments

   On May 10, 2000, Diamond acquired Momentus Group Limited, a London-based e-business consulting company. Under the terms of the acquisition agreement, Diamond paid approximately $2.9 million in cash and delivered 44,252 shares of Class A Common Stock. Additionally, Momentus may be paid a maximum of 69,265 shares of Class A Common Stock over the next two years upon achievement of certain performance measures. The acquisition will be accounted for under the purchase method of accounting.

                              BUSINESS OF CLUSTER

Overview

   Cluster is a professional services firm with operations in Europe, Latin America and North America specializing in strategies and solutions for the digital economy. Cluster has a high level of expertise in telecommunications, wireless communications and emerging digital technologies and their applications. Cluster primarily serves clients in the telecommunications industry and has recently focused on expanding into other industries including financial services, media, entertainment, fast-moving consumer goods, retail, tourism and travel. In calendar year 2000 to date, Cluster carried out projects for over 50 clients in over 20 countries and expects to have revenues of over $90 million during calendar year 2000.

   Cluster was founded in 1993 and has been built on the following three strategic principles:

  . Specialization. Cluster believes that specialization is necessary, not a choice, to keep pace with the rapidly developing dynamics of the digital economy, and consequently, it specializes in wireless communications and the Internet.

  . Strategy. Cluster provides innovative strategies designed to deliver significant value in today's highly competitive marketplaces.

  . Implementation. After developing a strategy for its client, Cluster assists that client in implementing successful initiatives with a hands-on, high-involvement approach to deliver tangible results for its client and value to its customers worldwide. Implementation often includes assuming key management roles and managing systems integrators and other subcontractors.

By emphasizing the importance of implementation, Cluster's business model yields greater accountability to its clients for the actual results of its strategies. Cluster believes that its ability to deliver value to its clients accounts for its growth and is demonstrated by its success in developing long-term and ongoing relationships with its clients.

   At September 30, 2000, Cluster employed a total of 487 people, including 373 consulting professionals. Cluster offers its services worldwide through nine offices. Cluster is based in The Netherlands and its European, North American and South American headquarters are located in Barcelona, Spain; Boston, Massachusetts; and Sao Paulo, Brazil, respectively. Cluster also has offices located in Munich and Dusseldorf, Germany; Lisbon, Portugal; London, England; Madrid, Spain; and Paris, France.

Market Opportunity

   Throughout the 1990s the communications industry worldwide and particularly in Europe was highly dynamic and underwent extensive and rapid change. This change has resulted from multiple factors, including privatization, deregulation and intensified competition, the explosive growth of the Internet and broadband services and the growth of wireless communications. In this environment, even companies in the telecommunications sector have found it difficult to keep up with the evolving opportunities and risks in the market, creating Cluster's market opportunity to provide a professional services firm specialized in the Internet and wireless communications, the two most revolutionary communications platforms to achieve widespread market acceptance during the 1990s.

   The principal development in communications is the emergence of wireless communications and the opportunities offered by the technological improvements. Industry sources estimate that Western Europe had 193 million wireless customers at June 30, 2000 with $60 billion of wireless service revenues in 1999. Western Europe had wireless penetration rates of 40% at year-end 1999, 50% at June 30, 2000 and is projected to have 83% by 2004. Other parts of the world are undergoing similar growth though, with the exception of Japan, at generally lower levels of penetration. The implementation of the next generation of wireless technology, referred to as third-generation technology, promises broadband wireless communications and offers the opportunity to deliver to wireless customers a broad array of new products and services created for a mobile medium. Advising companies regarding these changes is another of Cluster's market opportunities.

   The other main development on the Internet space is broadband Internet access and e-commerce as principal market opportunities. Through broadband Internet access, which permits faster transmission speeds, media will converge on the Internet as it becomes the source for video, music, newspapers and other communication and entertainment. Industry sources expect e-commerce to continue to grow as established retailers seek to take their brands and products across borders and into regions they have not reached with physical stores, while pure play e-tailers seek to leap-frog established retailers through innovative Internet strategies. These developments and trends present companies with the opportunity to access potential customers around the world with their products and services and with the risk of failing to adapt to a changed market environment. Helping companies to take advantage of these opportunities and avoid these risks is part of Cluster's market opportunity.

   Cluster also believes that it has the opportunity to offer to clients in North and South America the benefits of its expertise in wireless communications developed in Europe, a market that is generally recognized as more advanced than the Americas in wireless communications.

Cluster's Services

   Cluster's telecommunications and wireless communications consulting experience includes working closely with third generation network operators, WAP portals, m-commerce ventures, new mobile content providers, broadband network operators and telecom equipment manufacturers to develop pan-European and global strategies, balance global and local content, reposition portals, adopt one-to-one marketing methods and cope with the Internet's impact. Cluster's Internet strategies and solutions are targeted at both new and established companies. Cluster's innovative Internet services include creating pure Internet players, protecting existing market positions, designing and implementing web experiences, analyzing how e-tailing affects customer behavior, and assessing the impact of e-procurement and virtual intermediaries. Cluster believes that each customer relationship enriches its intellectual capital and enhances the services it is able to deliver.

   Cluster provides professional services in two key areas:

  . digital strategy; and

  . digital solutions.

   Digital Strategy. Like Diamond, Cluster works with CEOs and senior leadership teams to develop business plans and customer-driven strategies to help businesses expand in the new digital economy. Cluster focuses on unlocking the potential for companies in the digital economy particularly in mobile communications. Cluster and its clients agree on deliverables to be prepared by Cluster for the client in light of the client's specific situation, needs and objectives. These might include market studies, strategies for the use of mobile technology, strategic objectives and positioning and others.

   Digital Solutions. With digital solutions, Cluster goes beyond the conceptual and takes an active role in implementing mobile and digital strategies for its clients. Employees of Cluster take on temporary top-level management positions within the business organizations to facilitate client transitions into the digital economy. Cluster's team is integrated into the client's management ensuring the achievement of objectives during the early and critical phases of a project. As Cluster helps its clients build out their business, they will manage systems integrators and other subcontractors. Cluster helps its clients manage all aspects of their customer relationships through online communication.

   Project Teams. Like Diamond, Cluster provides its services in teams of consultants with multiple and complementary skills: analysts, consultants, managers and industry specialists. Each project team is led by a partner and can vary in size from three to 20. The team normally operates from the client's site or a nearby location and typically consists of a partner, a senior consultant who acts as the project manager, and various consultants and analysts. Each team also has the support of the Cluster Knowledge Center, which collects, processes and re-packages information from a wide range of internal and external sources specifically for Cluster's needs. Cluster believes that such teamwork fosters creativity, improves work product quality and creates effective relationships among its employees.

   Vertical Industries. Cluster specializes in providing its services to certain vertical industry groups the largest and most important of which is telecommunications. Other emerging industry groups include financial services, media, entertainment, fast-moving consumer goods, retail, tourism and travel. The common factor among its clients is the desire to become leaders in the digital economy.

Representative Client Relationships

   Cluster focuses its marketing and sales activity on Fortune 1000 enterprises. Cluster, like Diamond, markets its services primarily to CEOs and other senior executives of its current and potential clients and invests significant time cultivating and fostering relationships with these decision-makers in an effort to understand fully clients' businesses and their consulting needs. The functionality of many of Cluster's solutions is applicable across a variety of industries, including financial services, media, entertainment, fast-moving consumer goods, retailing, tourism, and travel.

   A representative list of Cluster's clients includes:

      Telecommunications           Financial
      Companies                    Institutions                     Other
      ---------                    ------------                     -----
      Airtel                       American Express                 AltaVista
      Bell Canada                  Bradesco                         Clix
      Bouygues Telecom             HSBC                             Scandinavia Online
      British Telecom              Norwich Union
      Ericsson
      Optimus
      Orange
      Telefonica
      Telesp Celular
      Sprint PCS
      Vodafone-Airtouch

   Cluster has derived a significant portion of its revenue from a limited number of large clients. In calendar year 1999, Cluster's five largest clients accounted for approximately 56% of its revenue, with four clients each accounting for more than 10% of such revenue. In calendar year 1998, Cluster's five largest clients accounted for approximately 79% of its revenue, with five clients each accounting for more than 10% of such revenue.

   Historically, Cluster has been able to develop long-term relationships by expanding relationships with past clients into new projects. All of the five largest clients in calendar year 1998 remained among the ten largest for calendar year 1999 and all have remained clients in 2000 to date. The revenues coming from these five specific clients increased by 42% in calendar year 1999 compared with 1998 and by 32% in the first half of 2000, compared with the first half of calendar year 1999. At the same time, Cluster has been able to increase the number of clients and diversify the clients and client assignments, with 40 projects and 15 clients in calendar year 1998, 67 projects and 27 clients in calendar year 1999 and 87 projects and 52 clients during the first half of calendar year 2000.

   The following are representative examples of Cluster's client engagements:

   Scandinavia. Cluster assisted Scandinavia Online, a leader in the fixed Internet portal market, in the development of a wireless access strategy. Cluster assessed the impact of future developments in wireless Internet, and helped the client identify acquisition and joint venture partners that would enable a new product portfolio.

   United Kingdom. Cluster assisted American Express to identify and implement a viable wireless commerce, or m-commerce, strategy. Cluster identified the most significant business opportunities for the client and which international markets were the highest priorities. Cluster then combined this strategic insight with the client's existing fixed Internet strategy. In a follow-up project, Cluster also helped the client negotiate an agreement with a joint venture partner to launch a new and innovative e-payments business.

   United States. Cluster assisted Sprint PCS, a major U.S. telecom operator with national coverage and almost 20 million subscribers seeking to drive U.S. wireless penetration from its current 38% toward European current penetration levels of 45-50% over a period of one to two years. Cluster assisted in identifying the demographic segments to be targeted and the best marketing and commercial strategies. Cluster explored different strategic scenarios for the U.S. market and helped determine how products would perform and the best way to optimize product development and marketing.

   Spain. Cluster is currently working for Xfera, the first third generation wireless operator in Europe, taking on managerial positions to help launch the company. Cluster is directly involved in defining the Xfera's business and market entry strategy, building and rolling out its customer care system, hiring and training key executive positions and developing and implementing portals that will make broadband wireless Internet fully competitive.

   Brazil. With the entry of new mobile players in Brazil, one of the incumbent telephone companies was dramatically losing its market share. Cluster consultants helped turn the company around by filling temporary executive positions, defining a new strategy and implementing a second start-up of the marketing department. Using the rules of the newly deregulated market to the client's advantage, Cluster brought the company's mobile market share from 30% up to 60% in the Brazilian region where it operates.

Human Resources and Culture

   As of September 30, 2000, Cluster had 26 partners. Cluster's partners provide direction and leadership and are responsible for the management and development of the firm on a global and local basis. They are also responsible for client development and management, project management, staff development and mentoring. Cluster's partners typically have from 8 to 15 years of dedicated experience, combined with an entrepreneurial attitude and long-term view of the business.

   Recruiting. Like Diamond, Cluster recognizes that its success depends upon its ability to attract and retain talented professionals. Cluster believes that its business model, which provides specialization in the new economy, interesting multinational projects, greater operational experience, fast career progression, competitive rewards and an attractive corporate culture enhances its ability to attract top professionals directly from other strategy consulting firms and from top graduate and undergraduate business and engineering institutions in Europe, the United States and Latin America. By developing these individuals over time, Cluster aims to fill future senior positions from within the firm.

   Culture. Cluster believes that its culture is an important factor in successfully hiring and retaining professionals. Cluster's employees are young and energetic and come from a multitude of professional backgrounds and over 45 nationalities which Cluster believes fosters an exciting and diverse work environment. Cluster's campus-based recruiting program and promote-from-within focus further strengthens its culture.

   Professional Development. Cluster believes that providing its professionals with a wide variety of challenging projects and the opportunity to demonstrate ability and achieve professional advancement are keys to their retention. Cluster's training program builds skills in three critical areas: conceptual knowledge of the digital economy, consulting skills and implementation capabilities with vertical industry expertise. Cluster's training program includes diverse training programs ranging from seminars led by industry experts to intensive off-site courses. Professional development is a consequence of Cluster's evaluation and feedback process that assesses individual project performance and firm development contribution.

   Compensation and Benefits. Cluster offers competitive compensation and benefits packages that include a competitive base salary, individual and company-based performance bonus, stock options and locally competitive benefits. Similar to Diamond, Cluster believes that by offering long-term wealth creation opportunities at all levels within the organization, it will have a competitive advantage for attracting and retaining talented individuals.

Competition

   Cluster believes that its primary competitors currently are McKinsey & Co., Booz Allen & Hamilton, BCG, Bain & Co., Andersen Consulting, Arthur D. Little (c-quential), Gemini Consulting, A.T. Kearney, MarchFirst and smaller professional wireless telecommunications and Internet services and consulting firms.

          ABSENCE OF MARKET FOR AND DIVIDENDS ON CLUSTER CAPITAL STOCK

   No active trading market exists with respect to any of the shares of any class of capital stock of Cluster. Such shares are not listed on any exchange and are not traded in the over-the-counter market. To date, no dividends corresponding to fiscal year 2000 have been declared or paid by Cluster on its outstanding shares of capital stock.

                   CLUSTER SELECTED HISTORICAL FINANCIAL DATA

   The selected financial data set forth below for the years ended December 31, 1998 and 1999 and at December 31, 1998 and 1999 are derived from Cluster's consolidated financial statements that have been audited by Arthur Andersen, independent auditors. The selected financial data set forth below for the year ended December 31, 1997 and at December 31, 1997 are derived from Cluster's consolidated financial statements, the balance sheet of which has been audited by Bouwer & Officier, independent auditors. The selected consolidated financial data set forth below for the six months ended June 30, 1999 and 2000 and at June 30, 1999 and 2000 are derived from Cluster's unaudited consolidated financial statements include all adjustments, consisting of only normal recurring adjustments, which Cluster considers necessary for a fair presentation of its combined financial position and results of operations for such periods. Operating results for the six months ended June 30, 2000 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2000. For the convenience of the reader, translations have been provided from Dutch guilders to U.S. dollars of the balance sheet and income statement information at and for the most recent annual and interim periods at the exchange rate in effect on September 29, 2000 of $0.4005 = NLG1.00. The data set forth below should be read in conjunction with and is qualified by reference to "Cluster Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes thereto of Cluster included herein.

                                    Year Ended December 31,                   Six Months Ended June 30,
                         ------------------------------------------------  ----------------------------------
                            1997        1998          1999        1999        1999         2000        2000
                         ----------  -----------  ------------  ---------  -----------  -----------  --------
                                    (in thousands of Dutch guilders (NLG) and U.S. dollars)
                           (Dutch                    (U.S.        (U.S.
                           GAAP)     (U.S. GAAP)     GAAP)        GAAP)
                         (audited)    (audited)    (audited)    (audited)               (unaudited)
Consolidated Statement
 of Operations Data:
 Revenues............... NLG 13,005  NLG  53,884  NLG  111,013  $  44,461  NLG  46,961  NLG  95,123  $ 38,097
 Direct salaries and
  costs.................    (10,340)     (29,710)      (47,030)   (18,836)     (19,611)     (45,886)  (18,377)
                         ----------  -----------  ------------  ---------  -----------  -----------  --------
   Gross profit.........      2,665       24,174        63,983     25,625       27,350       49,237    19,720
 Royalty expense........        --        (5,609)      (11,773)    (4,715)      (4,927)         --        --
 General and
  administrative
  expenses..............     (2,026)     (10,656)      (22,377)    (8,962)      (7,747)     (30,845)  (12,354)
                         ----------  -----------  ------------  ---------  -----------  -----------  --------
   Total operating
    expenses............     (2,026)     (16,265)      (34,150)   (13,677)     (12,675)     (30,845)  (12,354)
                         ----------  -----------  ------------  ---------  -----------  -----------  --------
   Operating income.....        639        7,909        29,833     11,948       14,676       18,392     7,366
 Financial
  income/(expense)......         57           16        (2,179)      (873)        (739)         176        70
                         ----------  -----------  ------------  ---------  -----------  -----------  --------
 Income before tax......        696        7,925        27,654     11,075       13,936       18,568     7,436
 Provision for income
  taxes.................       (279)      (3,375)      (10,688)    (4,281)      (5,386)      (7,180)   (2,876)
 Extraordinary income...         56          --            --         --           --           --        --
 Extraordinary
  expenses..............        (15)         --            --         --           --           --        --
   Total extraordinary
    items...............         41          --            --         --           --           --        --
                         ----------  -----------  ------------  ---------  -----------  -----------  --------
 Net Income............. NLG    457  NLG   4,550  NLG   16,966  $   6,795  NLG   8,550  NLG  11,389  $  4,561
                         ==========  ===========  ============  =========  ===========  ===========  ========

                                        At December 31,                              At June 30,
                         ------------------------------------------------  ----------------------------------
                            1997        1998          1999        1999        1999         2000        2000
                         ----------  -----------  ------------  ---------  -----------  -----------  --------
                                    (in thousands of Dutch guilders (NLG) and U.S. dollars)
                           (Dutch                    (U.S.        (U.S.
                           GAAP)     (U.S. GAAP)     GAAP)        GAAP)
                         (audited)    (audited)    (audited)    (audited)            (unaudited)
Consolidated Balance
 Sheet Data:
 Cash and cash
  equivalents........... NLG    274  NLG   7,786  NLG   15,980  $   6,400  NLG   7,658  NLG  16,248  $  6,508
 Working capital........       (106)      (5,626)        1,199        480          928       (4,108)   (1,645)
 Total assets...........      3,268       21,079        47,258     18,927       30,790       80,543    32,262
 Shareholders' equity...      1,057       (3,494)        7,351      2,944        4,496        6,679     2,675

CLUSTER MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
                                 OF OPERATIONS

   The following discussion should be read in conjunction with Cluster's consolidated financial statements included elsewhere in this proxy statement/prospectus. Because Cluster's financial reporting currency is the Dutch guilder, this discussion regarding Cluster's financial condition and results of operations is presented in Dutch guilder. The Dutch guilder is a currency inside of the euro zone and, consequently, is fixed to the euro at NLG2.20371= (Euro)1.00. At September 29, 2000, the exchange rate for the Dutch guilder was $0.4005=NLG1.00 according to the European Central Bank.

   Cluster's financial statements for 1998 and 1999 were prepared on the basis of accounting practices generally accepted in the U.S. and its financial statements for 1997 were prepared on the basis of accounting practices generally accepted in The Netherlands. Consequently, the financial condition and results of operations for 1998 and 1999 are not fully comparable with 1997.

Overview

   Cluster, based in Europe with operations in Latin America and North America, is a professional services firm specializing in strategies and solutions for the digital economy. Cluster has a high level of expertise in telecommunications, wireless communications and emerging digital technologies and their applications and is focused on providing consulting services for companies in a wide variety of industries, including telecommunications, financial services, media, entertainment, fast-moving consumer goods, retail, tourism and travel. Cluster was founded in 1993.

   Cluster's results of operations have been characterized by rapid growth and steady expansion. In 1998 and 1999, Cluster has experienced growth in net revenues of 314% and 106%, respectively, compared to the previous year. Similarly, net income increased from NLG0.5 million in 1997 to NLG4.6 million in 1998 to NLG17.0 million in 1999. These trends continued in the six months ended June 30, 2000 as net revenues increased 103% and net income increased 33%, compared to the corresponding period of 1999. This growth has been internally generated and through the addition of new professionals.

   Cluster's revenues include professional fees for consulting services rendered to clients, plus fixed additional amounts in some projects billed to cover project expenses. These fees are generally billed at the end of each month for the services rendered in that month. Fees are agreed with clients prior to the commencement of an engagement on either a per project fixed fee basis (based on an estimate of staff needs) or based upon actual resources and time spent on the client project.

   Cluster's primary revenue growth drivers include: (i) the size and number of new client engagements; (ii) the growth of existing clients relationships;
(iii) increases in Cluster's billing rate; and (iv) growth in the number and rate of utilization of billable employees.

 Expenses

   Cluster's principal expense categories are direct salaries and costs, royalty expense, and general and administrative expenses.

   Direct salaries and costs. These expenses consist principally of salaries and employee benefits associated with billable professionals and travel and other expenses associated with the delivery of services. These costs represent the largest portion of Cluster's expenses.

   General and administrative expenses. These expenses include management expenses, professional development and recruiting expenses, marketing and sales and administrative support expenses. Management expenses include the costs directly related to administrative personnel in each office as well as corporate administrative personnel. Professional development and recruiting expenses include the costs related to the personnel directly involved in these activities. Marketing and sales expenses principally include the cost of personnel associated with marketing and sales and their travel and promotional expenses. Administrative support expenses primarily consist of the costs associated with facilities management, finance, information systems, and the maintenance of Cluster's knowledge center, including the costs associated with the personnel related to these functions.

   Royalty expenses. Until the end of 1999, Cluster recognized and paid royalty expenses related to the use of the "Cluster" trademark for projects and sales efforts in countries other than Spain. This practice was discontinued in 2000, as Cluster's principal shareholder, who holds the rights to the "Cluster" brand, has agreed to contribute to Cluster the brand and all rights associated with it, including right of use for 2000.

Results of Operations

 Six Months Ended June 30, 2000 and 1999

   Revenues. Revenues increased 102.6% to NLG95.1 million for the six months ended June 30, 2000 from NLG47.0 million for the corresponding period for 1999. This increase was primarily attributable to an increase in the number of client engagements, the size of the engagements, and an increase in the number of billable employees. A reserve of NLG9 million, which had the effect of reducing reported revenue by that amount, was recorded in the six months ended June 30, 2000 in order to cover uncollectible amounts. During 1999 no reserves were recorded.

   Direct salaries and costs. Direct salaries and costs increased 134.0% to NLG45.9 million for the six months ended June 30, 2000 from NLG19.6 million for the corresponding period for 1999. This increase was primarily attributable to an increase to 290 billable employees at June 30, 2000 from 129 billable employees for the corresponding period for 1999. As a percentage of revenues, direct salaries and costs increased to 48.2% for the six months ended June 30, 2000 from 41.7% for the corresponding period for June 30, 1999. This increase is primarily attributable to the reduction in revenues due to the recording of revenue reserves in fiscal year 2000 as well as, expected average bonus percentages for all employees for 2000, which has been accrued.

   Royalty expense. Royalties have been discontinued for the year 2000, as all rights to the "Cluster" trademark related to the years 2000 and following will be transferred to Cluster. Royalty expense was NLG4.9 million and as a percentage of revenues was 10.5% for the six months ended June 30, 1999.

   General and administrative expenses. General and administrative expenses increased 143.4% to NLG30.8 million for the six months ended June 30, 2000, from NLG12.7 million for the corresponding period for 1999. This increase was primarily attributable to (i) the full operation of all six subsidiaries other than the Spanish subsidiary during the full first half of 2000, as compared with only partial operation of the London office (opened in May 1999), Boston office (opened in March 1999) and Sao Paulo office (opened in April 1999) and no operations in the French, Portuguese or German subsidiaries during the first half of 1999, (ii) the increase of support staff in regional headquarters and in the other offices from 37 in June 1999 to 106 in June 2000, (iii) the increased efforts in recruiting and training of professionals directly related to the growth in the number of billable employees and (iv) the increased branding and marketing efforts performed during the six months ended June 30, 2000 as compared with the corresponding period for 1999. In addition, Cluster incurred additional expenses as it reorganized its corporate structure in preparation for a possible initial public offering. As a percentage of revenues, general and administrative expenses increased to 32.4% for six months ended June 30, 2000 from 16.5% for the corresponding period for 1999.

   Operating income. Operating income increased 25.3% to NLG18.4 million for the six months ended June 30, 2000, from NLG14.7 million for the corresponding period for 1999. This increase was primarily attributable to the increase in revenues, partially offset by the increase in expenses. As a percentage of revenues, operating income decreased to 19.3% for the six months ended June 30, 2000 from 31.3% for the corresponding period for 1999. This decrease was primarily attributable to the increased costs related to full operational international offices.

   Taxation. Income tax expense increased 33.3% to NLG7.2 million for the six months ended June 30, 2000, from NLG5.4 million for the corresponding period for 1999. This increase was primarily attributable to the increase in income before taxes. As a percentage of income before tax, Cluster's estimated income tax expense for June 30, 2000 maintained the 38.7% level of the first half of 1999.

 Years Ended December 31, 1999 and 1998

   Revenues. Revenues increased 106.0% to NLG111.0 million for 1999 from NLG53.9 million for 1998. This increase was primarily attributable to an increase in both the number of client engagements, the size of the client engagements, and an increase in billable employees.

   Direct salaries and costs. Direct salaries and costs increased 58.3% to NLG47.0 million for 1999 from NLG29.7 million for 1998. This increase was primarily attributable to an increase to 187 billable employees at year-end 1999 from 93 employees at year-end 1998. As a percentage of revenues, direct salaries and costs decreased to 42.4% for 1999 from 55.1% for 1998. This decrease was primarily attributable to an increased utilization of billable employees, together with higher average billing rates.

   Royalty expense. Royalty expense for use of the "Cluster" trademark increased 109.9% to NLG11.8 million for 1999 from NLG5.6 million for 1998. This increase was primarily attributable to the aggregate increase in revenues. As a percentage of revenues, royalty expense increased to 10.6% for 1999 from 10.4% for 1998.

   General and administrative expenses. General and administrative expenses increased 110.0% to NLG22.4 million for 1999 from NLG10.7 million for 1998. This increase was primarily attributable to an increase in overall non-billable support staff and the opening and staffing of new offices in Brazil, the U.S., and the United Kingdom, which run through the majority of the year and offices in Germany and France towards the end of 1999. As a percentage of revenues, general and administrative expenses increased to 20.2% for 1999 from 19.8% for 1998.

   Operating income. Operating income increased 277.2% to NLG29.8 million for 1999 from NLG7.9 million for 1998. This increase was primarily attributable to the increase in revenues and gross margin and the contained growth of general and administrative expenses. As a percentage of revenues, operating income increased to 26.9% for 1999 from 14.7% for 1998. This increase was primarily attributable to the improvements in gross margin.

   Taxation. Income tax expense increased 216.7% to NLG10.7 million for 1999 from NLG3.4 million for 1998. As a percentage of income before tax, Cluster's estimated income tax expense decreased to 38.6% for 1999 from 42.6% for 1998. This decrease was primarily attributable to the relative weight of non-deductible expenses included in the accounts (NLG1.6 million in each of both years).

 Years Ended December 31, 1998 and 1997

   Our results of operations for 1998 and 1999 are not entirely comparable due to a change from reporting in Dutch GAAP in 1997 to reporting in U.S. generally acceptable accounting principles for 1998 and subsequent periods.

   Revenues. Revenues increased 314.3% to NLG53.9 million for 1998 from NLG13.0 million for 1997. This increase was primarily attributable to the increase in the size and scope of client assignments.

   Direct salaries and costs. Direct salaries and costs increased 187.3% to NLG29.7 million for 1998 from NLG10.3 million for 1997. This increase was primarily attributable to an increase to 93 billable employees at year-end 1998 from 54 billable employees at year-end 1997. As a percentage of revenues, direct salaries and costs decreased to 55.1% for 1998 from 79.5% for 1997. This decrease was primarily attributable to better utilization of billable resources and an increase in billing rates.

   Royalty expense. During 1997 no royalty expense for the "Cluster" trademark was recorded as the royalty agreement was entered into in 1998 with the incorporation of the first subsidiary in the UK and the beginning of the international expansion of Cluster. In 1998 royalty expense accounted for NLG5.6 million and 10.4% of revenues.

   General and administrative expenses. General and administrative expenses increased 426.0% to NLG10.7 million for 1998 from NLG2.0 million for 1997. This increase was primarily attributable to an increase in the number of support staff from 13 to 26 and the increased efforts in recruiting and training of consultants. As a percentage of revenues, general and administrative expenses increased to 19.8% for 1998 from 15.6% for 1997.

   Operating income. Operating income increased more than eleven-fold to NLG7.9 million for 1998 from NLG0.7 million for 1997. This increase was primarily attributable to an increase of the gross margin, partially offset by the increase in expenses. As a percentage of revenues, operating income increased to 14.7% for 1998 from 4.9% for 1997.

   Taxation. Income tax expense increased more than eleven-fold to NLG3.4 million for 1998 from NLG0.3 million for 1997. This increase was primarily attributable to an increase of taxable income. As a percentage of income before tax, Cluster's estimated income tax expense increased to 42.6% for 1998 from 40.1% for 1997.

Liquidity and Capital Resources

   From inception, Cluster has funded its operations and capital resource requirements primarily through cash provided by operations. At December 31, 1999, Cluster's cash balance was NLG16.0 million and its working capital was NLG1.2 million.

   Cluster generated NLG18.9 million in cash from operations for the year ended December 31, 1999. This was primarily due to net income. Cluster's operating activities generated cash of NLG16.6 million for the year ended December 31, 1998. This was principally due to net income and increases in accounts payable.

   Capital expenditures were NLG4.6 million in 1999 and NLG1.3 million in 1998. These expenditures were primarily for office equipment and other fixed assets to support Cluster's expansion.

   Cluster paid dividends totaling NLG6.2 million in 1999 and NLG7.5 million in 1998. It has no plans to pay dividends related to the results of 2000. However, dividends totaling NLG11.9 million related to the results of operations for 1999, are still due to the shareholders of Cluster.

   Cluster believes that its current cash balances together with cash generated from operations will be sufficient to finance Cluster's operating requirements for at least the next 12 months. There can be no assurance, however, that Cluster's actual needs will not exceed expectations or that Cluster will be able to fund its operations in the absence of other sources.

Quantitative and Qualitative Disclosures About Market Risks

   Cluster's primary market risks relate to changes in foreign currency exchange rates. Cluster does not have any debt and does not hold any derivate instruments.

   Since about 80% of the sales and purchases of Cluster and its subsidiaries in the first six months of 2000 were denominated in euro or currencies linked to the euro, Cluster's results of operations have historically not been subject to significant foreign currency risk. In currencies outside the euro-zone, such as the British pound, Brazilian reai and U.S. dollar, Cluster seeks to balance the sales volume with the volume of purchases in each currency so that internal hedging is obtained.

   After excluding these operations, overall sales exposure to fluctuations in the value of the euro does not exceed 8.5% of sales. All of this 8.5% is denominated in "hard" currencies, such as the U.S. dollar, Swiss franc and Canadian dollar with a negligible amount (0.5%) in Brazilian reais. In Brazil, Cluster's fees are tied to the U.S. dollar so as to hedge any devaluation risk relating to Brazilian reais. On the contrary, about 7% of expenses (5% of sales) are denominated in British Pound and currently not hedged through sales.

   Cluster historically has not entered into foreign currency contracts in order to hedge their foreign exchange risk due to management's belief that the costs of such hedges outweigh the benefits they might provide.

Exchange Rates

   On January 1, 1999, the euro was introduced as a new currency in 11 European Union member states: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Portugal and Spain. The currencies of the participating member states are non-decimal subdivisions of the euro until January 1, 2002 and for up to six months thereafter. The exchange rate at which the Dutch guilder has been irrevocably fixed against the euro is NLG2.20371 to
(Euro)1.00. Beginning January 1, 2002, the participating member states will issue new euro-denominated bills and coins for use in cash transactions. By July 1, 2002, the participating member states will withdraw the bills and coins denominated in their respective currencies from circulation, and they will no longer be legal exchange for any transactions.

   The following table sets forth, for the periods indicated, information concerning the noon buying rate for Dutch guilders in New York City for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York. From the introduction of the euro on January 1, 1999, the table sets forth, for the period and dates indicated, information in Dutch guilders derived by translating the resulting euro amount the Dutch guilders into euro at the fixed exchange rate of NLG2.20371 to (Euro)1.00 and then translating into U.S. dollars at the noon buying rate for the euro in New York City for cable transfers, as certified for customs purposes by the Federal Reserve Bank of New York. Amounts are expressed in Dutch guilders per $1.00, and average figures reflect the average of the noon buying rates on the last day of each month during the relevant period.

                                                 Rate at
      Year ended December 31,                   Period End Average  High   Low
      -----------------------                   ---------- ------- ------ ------
      1995.....................................   1.6035   1.6051  1.7494 1.5192
      1996.....................................   1.7271   1.6824  1.7560 0.6875
      1997.....................................   2.0278   1.9524  2.1177 1.7300
      1998.....................................   1.8770   1.9837  2.0890 1.8142
      1999.....................................   2.1884   2.0686  2.2002 1.8657
      2000 (through September 30)..............   2.4937   2.3416  2.6042 2.1323

   The following table sets forth, for the period and dates indicated, information concerning the noon buying rate for the euro. Amounts are expressed in U.S. dollars per (Euro)1.00, and average figures reflect the average of the noon buying rates on the last day of each month during the relevant period.

                                                 Rate at
      Quarter ended                             Period End Average  High   Low
      -------------                             ---------- ------- ------ ------
      March 31, 1999...........................   1.0808   1.1058  1.1812 1.0716
      June 30, 1999............................   1.0310   1.0732  1.1610 1.0296
      September 30, 1999.......................   1.0643   1.0639  1.0793 1.0139
      December 31, 1999........................   1.0070   1.0370  1.0887 1.0016
      March 31, 2000...........................   0.9574   0.9866  1.0335 0.9524
      June 30, 2000............................   0.9545   0.9338  0.9648 0.8891

   The noon buying rate for the euro on September 29, 2000 was $0.8837 = (Euro)1.00.

   Monetary policy within the 11 founding members of the euro zone is set by the European Central Bank. The European Central Bank has announced an objective of containing inflation and will adjust interest rates in line with this policy without taking account of other economic variables such as the rate of unemployment. It has further declared that it will not set an exchange rate target for the new currency.

   Following the consummation of the proposed combination, DiamondCluster's financial condition and results of operations will be affected by fluctuations between the U.S. dollar, the combined firm's reporting currently, and the euro, in which most of Cluster's revenues are denominated.

                             ELECTION OF DIRECTORS

   The board of directors of Diamond consists of three classes as nearly equal in number as possible. One of the three classes, comprising approximately one-third of the directors, is elected each year to succeed the directors whose terms are expiring. The number of directors of Diamond, as determined by the board of directors under Diamond's restated certificate of incorporation and by-laws, was recently increased from eleven to twelve. Accordingly, there is one vacancy to be filled on the board of directors. The nominees for director are Michael E. Mickolajczyk, Alan C. Kay, Donald R.Caldwell and Javier Rubio. Following the closing of the business combination, Diamond intends to increase its board of directors with two additional members who are yet to be identified.

Incumbent Directors

   The incumbent directors of Diamond are as follows:

                  Name             Age                Positions
                  ----             ---                ---------
      Melvyn E. Bergstein (1)       58 Chairman of the Board of Directors,
                                       Chief Executive Officer
      Edward R. Anderson (4)(5)     53 Director
      Donald R. Caldwell (2)(3)(5)  53 Director
      Mark L. Gordon (1)(3)         48 Director
      Adam J. Gutstein (4)          37 President and Director
      Alan C. Kay (2)               59 Director
      John D. Loewenberg (1)(3)     59 Director
      Michael E. Mikolajczyk (2)    48 Vice Chairman, Secretary and Director
      Christopher J. Moffitt (4)    45 Director
      John J. Sviokla (1)           42 Vice Chairman and Director
      Arnold R. Weber (4)(5)        70 Director

--------
(1) Term expires as of the 2001 Annual Meeting of Stockholders
(2) Term expires as of the 2000 Annual Meeting of Stockholders
(3) Member of the Audit Committee
(4) Term expires as of the 2002 Annual Meeting of Stockholders
(5) Member of the Compensation Committee

Nominees

   The nominee who is not an incumbent director is:

      Name                         Age                 Position
      ----                         ---                 --------
      Javier Rubio (1)              40 President, Europe and Latin America (2)

--------
(1) Mr. Rubio has an interest in the approval of the issuance of the Diamond Class B shares and the adoption of the Diamond 2000 Stock Option Plan as he will beneficially own 2,236,596 shares of Class B Common Stock and approximately 711,400 options for Class B Common Stock after giving effect to the business combination.
(2) Mr. Rubio is currently the Chairman of the Board of Directors and Chief Executive Officer of Cluster. He will not become President, Europe and Latin America of Diamond until the consummation of the business combination.

   Shares represented by proxies in the enclosed form will be voted for the election of the nominees identified below to serve as directors for the term specified herein or until their successors are elected, unless contrary instructions are received. Messrs. Mikolajczyk, Caldwell and Kay and Rubio will, if elected, serve as Class I directors and commence their three-year term immediately after the 2000 Annual Meeting of Stockholders. Each nominee, other than Javier Rubio, presently serves as director of Diamond. If an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for any of the nominees, such shares will be voted for such other person as the proxy holders may select.

   Donald R. Caldwell Donald R. Caldwell has been a member of Diamond's board of directors since June 1994 and has been the chief executive officer of Cross Atlantic Technology Fund, L.P. since March 1999. From February 1996 to March 1999, Mr. Caldwell was president and chief operating officer and a director of Safeguard Scientifics, Inc. From April 1991 to December 1993, Mr. Caldwell was the president of Valley Forge Capital Group, Ltd. Prior to that time, Mr. Caldwell held various executive and management positions with a predecessor company of Cambridge Technology Partners (Massachusetts), Inc. and Arthur Young & Co., a predecessor to Ernst & Young, LLP. Mr. Caldwell currently serves on the board of directors of First Consulting Group, in addition to numerous privately held companies and other civic organizations.

   Alan C. Kay Alan C. Kay has been a member of Diamond's board of directors since June 1996 and is currently vice president of research and development for Walt Disney Imagineering, Inc. and is a Disney fellow. From 1984 to 1996, Dr. Kay was an Apple fellow at Apple Computer, Inc. Prior to that time, Dr. Kay held scientific positions at Atari Corporation and Xerox Palo Alto Research Center. He was a research associate and lecturer in computer science at Stanford University from 1969-1971.

   Michael E. Mikolajczyk Michael E. Mikolajczyk co-founded Diamond and joined us in April 1994, serving as a member of Diamond's board of directors since then. From April 1994 until July 1998, Mr. Mikolajczyk also served as Diamond's Senior Vice President, Chief Financial and Administrative Officer. From July 1998 until April 2000, Mr. Mikolajczk served as President. In July 1999, he became Secretary and since April 1, 2000 he has also been Vice Chairman. Prior to joining Diamond, he served as senior vice president of finance and administration and chief financial officer for Technology Solutions Company. Prior to that time, Mr. Mikolajczyk held several senior financial and corporate development positions at MCI Telecommunications Corporation.

   Javier Rubio Javier Rubio will be our President, Europe and Latin America. Mr. Rubio founded Cluster in 1993 and has served as its Chairman of the Board of the Directors and Chief Executive Officer since that time. Prior to founding Cluster, Mr. Rubio held several senior positions with other consulting firms, including seven years in various positions with the MAC Group (Gemini Consulting) and the Monitor Company. Mr. Rubio is a top advisor for CEOs and a respected voice in the telecom industry across Europe. Mr. Rubio's expertise in telecom ranges from mobile, satellite and fixed network to CATV. He has worked on multiple assignments for a variety of Fortune 500 companies, such as AT&T, Vodafone-AirTouch, Ericsson and British Telecom, assisting them with strategic decision making. He speaks Spanish, English, French, Portuguese and Italian. Mr. Rubio holds a Master of Business Administration from the University of Chicago and a Telecommunications Engineering degree from Barcelona Polytechnic University.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF DONALD
R. CALDWELL, ALAN C. KAY, MICHAEL E. MIKOLAJCZYK AND JAVIER RUBIO.

   The following directors' terms continue beyond the 2000 Annual Meeting of
Stockholders:

   Melvyn E. Bergstein Melvyn E. Bergstein co-founded Diamond in January 1994 and served as Diamond's Chairman and Chief Executive Officer and President until July 1, 1998, when Mr. Bergstein vacated the office of President in favor of Mr. Mikolajczyk. Mr. Bergstein has been a member of Diamond's board of directors since January 1994. Prior to co-founding Diamond, Mr. Bergstein held several senior executive positions with Technology Solutions Company from 1991 to 1993. Prior to that time, Mr. Bergstein held several senior positions with other consulting firms, including twenty-one years in various positions with the Arthur Andersen & Co.'s consulting division, now Andersen Consulting. Mr. Bergstein also serves as a member of the board of directors of New Era of Networks, Inc., an enterprise application integration software company.

   Edward R. Anderson Edward R. Anderson has been a member of Diamond's board of directors since June 1994. In July 1999, Mr. Anderson became the chairman and chief executive officer of E-Certify Corp. From January 1994 to July 1999 he was president, chief operating officer and director of CompuCom Systems, Inc. He joined CompuCom as chief operating officer in August 1993. From 1988 to 1993, Mr. Anderson served as president and chief operating officer of ComputerLand USA. Prior to that time, Mr. Anderson held executive and management positions with The Computer Factory, W.R. Grace & Company, and the American Express Company.

   Mark L. Gordon Mark L. Gordon has been a member of Diamond's board of directors since August 1999. Mr. Gordon is an attorney with the law firm Gordon & Glickson LLC and has been a partner of that firm since August 1979, currently serving as its managing partner. Mr. Gordon founded Gordon & Glickson's technology practice and advises a wide range of emerging technology companies, including Diamond, on business and legal matters. Mr. Gordon also serves as a member of the board of directors of New Era of Networks, Inc., an enterprise application integration software company.

   Adam J. Gutstein Adam J. Gutstein co-founded Diamond in January 1994 and has served as a partner and Vice President since inception and as a member of Diamond's board of directors since August 1999. From July 1998 until April 2000, Mr. Gutstein served as Chief Operating Officer. Since April 1, 2000, Mr. Gutstein has served as President. Prior to joining Diamond, Mr. Gutstein was a vice president at Technology Solutions Company and a manager with Andersen Consulting.

   John D. Loewenberg John D. Loewenberg has been a member of Diamond's board of directors since October 1996. Mr. Loewenberg is currently managing partner and a consultant with JDL Enterprises, a consulting firm. Previously Mr. Loewenberg was an executive vice president and chief operating officer of Connecticut Mutual, a life insurance company, from May 1995 through 1996. Prior to joining Connecticut Mutual, Mr. Loewenberg held several senior management positions with Aetna Life and Casualty and its affiliates. Mr. Loewenberg is a director of CompuCom Systems, Inc., Sanchez Computer Associates, Inc., and DocuCorp International, Inc.

   Christopher J. Moffitt Christopher J. Moffitt co-founded Diamond in January 1994 and served as Diamond's senior vice president and secretary until July 1, 1999. He has been a member of Diamond's board of directors since January 1994. From 1988 to 1993, he served as senior vice president of Technology Solutions Company. Prior to that time, Mr. Moffitt held several consulting positions and senior technology positions with Arthur Young & Co. a predecessor to Ernst & Young, LLP, Neiman Marcus and Electronic Data Systems.

   John J. Sviokla John J. Sviokla joined us in September 1998 as a partner and Vice President and became a member of Diamond's board of directors in August 1999. Since April 1, 2000, Dr. Sviokla has been Vice Chairman. Prior to joining Diamond, Dr. Sviokla was a professor at the Harvard Business School from October 1986 to August 1998. His pioneering work on Marketspace established Harvard's first course on electronic commerce. He co-authored the seminal articles Managing in the Marketspace and Exploiting the Virtual Value Chain, both appearing in the Harvard Business Review. Dr. Sviokla has authored over 90 articles, cases, and edited books, and has been a consultant to large and small companies around the world. He has been a guest professor at many universities including, Kellogg, MIT, The London Business School, the Melbourne Business School and the Hong Kong Institute of Science and Technology. His current research and consulting focuses on how to help large companies unlock value in the new economy.

   Arnold R. Weber Mr. Weber has been a member of our board of directors since November 1999. Mr. Weber has been President Emeritus of Northwestern University since July 1998 and was its 14th president from 1984 to 1994. From 1995 to 1999, he served as president of the Civic Committee of the Commercial Club of Chicago, a leading business and civic organization in Chicago. Mr. Weber has been a member of the faculty at the Graduate School of Business at the University of Chicago, Stanford University and the Massachusetts Institute of Technology. Mr. Weber is a trustee of the Museum of Science and Industry, the Committee for Economic Development, the Aspen Institute and the University of Notre Dame. He has received honorary degrees from various universities, including Notre Dame, the University of Colorado, Loyola University of Chicago, Northwestern University and the University of Illinois. Mr. Weber is a director of Aon Corporation, John Deere & Company, PepsiCo Inc. and the Tribune Company.

Directors' Meetings and Committees

   The board of directors has an Audit Committee which has authority to review and recommend to the board of directors internal accounting and financial controls for Diamond and accounting principles and auditing practices and procedures to be employed in the preparation and review of financial statements. The Audit Committee was established on February 18, 1997 and met two times during the fiscal year ended March 31, 2000.

   The board of directors also has a Compensation Committee which has authority to review and recommend to the Chief Executive Officer and the board of directors policies, practices and procedures relating to the compensation of managerial employees and the establishment and administration of employee benefit plans, except for stock option plans. The Compensation Committee was established on February 18, 1997 and met informally during fiscal 2000. All decisions regarding managerial employee compensation were reviewed with and made by the board of directors as a whole. Effective as of May, 2000, the Compensation Committee consists solely of independent directors. The board of directors has no Nominating Committee.

   The board of directors held four meetings in fiscal 2000 and acted by unanimous written consent five times. All of the directors attended at least 75 percent of the total meetings held by the board of directors and by the committees on which they served during fiscal 2000 other than Dr. Sviokla who attended two of the three meetings held following his election to the board of directors.

Report of Audit Committee

   The Audit Committee of Diamond's board of directors has adopted the Audit Committee Charter, which is attached to this proxy statement/prospectus as Annex C. The Audit Committee has furnished the following report:

 Report of Audit Committee

   In connection with the March 31, 2000 consolidated financial statements, the audit committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with KPMG LLP, the Company's independent public accountants, the matters required by Statement on Auditing Standards No. 61; and (3) received and discussed with the KPMG LLP the matters required by Independence Standards Board Statement No. 1. Based upon these reviews and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission.

                              Submitted by: Donald R. Caldwell, Chair
                                          Mark L. Gordon
                                          John D. Loewenberg

                             MANAGEMENT OF DIAMOND

Executive Officers

   Our executive officers are as follows:

      Name                    Age              Position
      ----                    ---              --------
      Melvyn E. Bergstein      58 Chairman of the Board of
                                     Directors and Chief Executive
                                     Officer

      Adam J. Gutstein         37 President and Director

      Javier Rubio(1)          40 President, Europe and Latin
                                     America and Director

      Michael J. Connolly      38 Chief Operating Officer

      Michael E. Mikolajczyk   48 Vice Chairman, Secretary and
                                     Director

      John J. Sviokla          42 Vice Chairman and Director

      Karl E. Bupp             37 Chief Financial Officer and
                                     Treasurer

--------
(1) Mr. Rubio will become Director and President, Europe and Latin America upon closing of the contemplated business combination.

   See "Election of Directors" on page 61 for complete biographies of our current directors and nominees.

   Michael J. Connolly joined us in May 1995 as a partner and Vice President. Since July 1999, Mr. Connolly has been managing our Diamond Marketspace Solutions group. Diamond Marketspace Solutions helps build and operate fully functioning e-business ventures for Diamond's clients. Effective April 1, 2000, Mr. Connolly assumed the title of chief operating officer. Prior to joining Diamond, Mr. Connolly was an associate partner with Andersen Consulting.

   Karl E. Bupp co-founded Diamond and joined us in April 1994 as Vice President of Financial Planning responsible for our internal planning, analysis and treasury functions. Since July 1998, Mr. Bupp has served as our Chief Financial Officer and Treasurer. Prior to joining us, Mr. Bupp was the corporate controller, and director of planning and treasury services for Technology Solutions Company. From 1985 to 1993, he held various financial management and analyst positions with MCI Telecommunications Corporation.

Employment Agreements and Certain Other Arrangements

   Messrs. Bergstein, Mikolajczyk, Sviokla, Gutstein and Bupp have employment agreements with Diamond that provide for annual salaries and bonuses that are determined in accordance with the Second Amended and Restated Partners Operating Agreement dated April 1, 1996. These employment agreements are terminable at any time by either party and contain non-competition provisions, which last for 18 months following cessation of employment with Diamond. In addition, the employment agreements prohibit employees from disclosing any of Diamond's confidential information and require them to disclose to Diamond, and to grant ownership to Diamond all ideas, inventions and business plans developed during the course of employment to the extent they relate to the business of Diamond, result from work performed for Diamond or result from use of any of Diamond's property.

Executive Compensation

   The following table sets forth certain information concerning compensation paid or accrued in fiscal years 2000, 1999 and 1998 with respect to Diamond's Chief Executive Officer and the four other executive officers who were most highly compensated in fiscal 2000 (collectively, the "Named Officers"):

                         Summary Compensation Table(1)

                                                                 Long Term
                                                                Compensation
                                                                  Awards/
                                                      Other      Securities   All Other
Name and Principal        Fiscal                      Annual     Underlying  Compensation
Position                   Year   Salary   Bonus   Compensation   Options        (2)
------------------        ------ -------- -------- ------------ ------------ ------------
Melvyn E. Bergstein.....   2000  $525,000 $252,000       --        30,600       $4,902
 Chairman & CEO            1999   500,000  225,000    $2,297          --         8,550
                           1998   506,250  300,000       --        71,406        8,550

Michael E. Mikolajczyk..   2000   425,000  204,000     1,659       28,800        1,710
 Vice Chairman &           1999   400,000  180,000       --           --         3,306
 Secretary                 1998   400,000  240,000       --        55,444        3,306

John J. Sviokla.........   2000   375,500  180,000       --        45,400        1,140
 Vice Chairman             1999   204,219  136,100       --       114,001          646

Adam J. Gutstein........   2000   400,000  192,000       --        42,900        1,026
 President                 1999   350,000  157,500       --           --         1,254
                           1998   350,000  210,000       --        47,215        1,026

Karl E. Bupp............   2000   275,000  132,000     1,659       18,601        1,026
 Chief Financial Officer   1999   250,000  112,500       --        35,642          941
 and Treasurer             1998   225,000   90,000       --           --         1,254

--------
(1) The compensation described in this table does not include (i) medical, group life insurance or other benefits received by the Named Officers which are available generally to all salaried employees of Diamond or (ii) certain perquisites and other personal benefits, securities, or property received by the Named Officers which do not in the aggregate exceed the lesser of $50,000 or 10% of the Named Officer's salary during the fiscal year.
(2) Represents the excess of the group life insurance premium paid in the respective fiscal year.

Stock Options

   The following table provides information on stock options granted by Diamond in fiscal 2000 to the Named Officers. All Diamond option grants depicted below were made pursuant to the Diamond's 1998 Equity Incentive Plan.

              Options Granted to Named Officers During Fiscal 2000

                                     Percent of
                                       Total
                          Number of   Options                        Realizable Value at Assumed
                            Shares   Granted to                       Stock Price Appreciation
                          Underlying Employees  Exercise                for Option Terms (1)
                           Options   in Fiscal    Price   Expiration ---------------------------
Name                       Granted      Year    Per Share    Date         5%            0%
----                      ---------- ---------- --------- ---------- ------------- -------------
Melvyn E. Bergstein.....    30,600        1%     $13.53     4/01/06  $     168,547 $     392,786
Michael E. Mikolajczyk..    28,800        1%     $13.53     4/01/06        158,632       369,681
John J. Sviokla.........    25,000        1%     $52.25    11/12/06        112,365       261,857
                            20,400        0%     $13.53     4/01/06
Adam J. Gutstein........    42,900        1%     $13.53     4/01/06        236,296       550,671
Karl E. Bupp............    18,601        0%     $13.53     4/01/06        102,456       238,765

--------
(1) The amounts shown are calculated assuming that the market value of the common stock issuable upon exercise of the option is equal to the exercise price per share as of the date of grant. The dollar amounts under these columns assume a compounded annual market price increase for the underlying shares of common stock from the date of grant to the end of the option term of 5% and 10%, respectively. This format is prescribed by the Commission and is not intended to forecast future appreciation of shares of the common stock. The actual value, if any, the Named Officer will realize will depend on the excess of the market price for shares of the common stock on the date the option is exercised over the exercise price. Accordingly, there is no assurance that the above value realized by a Named Officer will be at or near the value estimated above.

   The following table sets forth information concerning options exercised by the Named Officers during fiscal 2000 and the number and the hypothetical value of certain unexercised options of Diamond held by the Named Officers as of March 31, 2000. This table is presented solely for purposes of complying with the rules of the Commission and does not necessarily reflect the amounts the Named Officers will actually receive upon any sale of the shares acquired upon exercise of the options.

             Options Exercised by Named Officers During Fiscal 2000

                                                Number of Securities           Value of Unexercised
                                               Underlying Unexercised          In the Money Options
                           Shares             Options at March 31, 2000        as of March 31, 2000
                          Acquired            -----------------------------   -----------------------
                             on      Value                        Un-                         Un-
Name                      Exercise  Realized  Exercisable     Exercisable     Exercisable Exercisable
----                      -------- ---------- -----------     -------------   ----------- -----------
Melvyn E. Bergstein.....      --          --             391          101,615  $ 20,117   $5,251,654
Michael E. Mikolajczyk..      --          --          12,671          102,510   816,400    5,541,754
John J. Sviokla.........   40,230  $2,401,581            --           143,678       --     6,991,543
Adam J. Gutstein........   12,622     531,449            --           108,678       --     5,839,536
Karl E. Bupp............      941      59,819            --            53,302       --     2,984,002

Compensation of Directors

   Directors receive no cash compensation for their services as directors, except for reimbursement of expenses incurred in connection with attending meetings of the board of directors and its committees. Directors are granted options to purchase Class A Common Stock of Diamond at the discretion of the board of directors. The exercise price of each option is equal to the fair market value of the shares on the date of grant. The options vest over periods of three to five years and have terms ranging from five years to seven years. The following table provides information on stock options granted to directors in fiscal 2000.

                Options Granted to Directors During Fiscal 2000

                                                                      Potential Realizable
                                                                            Value at
                                     Percent of                       Assumed Annual Rates
                         Number of     Total                             of Stock Price
                           Shares     Options                           Appreciation For
                         Underlying  Granted to  Exercise               Option Terms (1)
                          Options   Directors in Price Per Expiration --------------------
 Name                     Granted   Fiscal Year    Share      Date       5%        10%
 ----                    ---------- ------------ --------- ---------- --------- ----------
Edward R. Anderson......   12,600         0%      $17.70     8/01/03  $  90,792 $  211,583
Donald R. Caldwell......   30,000         1%      $17.70     8/01/04    216,170    503,796
Mark L. Gordon..........   15,000         0%      $17.70     8/01/02    108,085    251,884
John D. Loewenberg......    5,100         0%      $17.70     8/01/02     36,749     85,641
Arnold R. Weber.........   22,500         0%      $27.97    10/07/03    256,198    597,051

--------
(1) The amounts shown are calculated assuming that the market value of the common stock issuable upon exercise of the option is equal to the exercise price per share as of the date of grant. The dollar amounts under these columns assume a compounded annual market price increase for the underlying shares of common stock from the date of grant to the end of the option term of 5% and 10%, respectively. This format is prescribed by the Commission and is not intended to forecast future appreciation of shares of the common stock. The actual value, if any, a director will realize will depend on the excess of the market price for shares of the common stock on the date the option is exercised over the exercise price. Accordingly, there is no assurance that the value realized by a director will be at or near the value estimated above.

Report of the Compensation Committee on Executive Compensation

   The Compensation Committee of Diamond's board of directors (the "Compensation Committee") was established on February 18, 1997 and did not have any formal meetings to consider executive officer compensation for the fiscal year ended March 31, 2000. The functions of the Compensation Committee were carried out by the full board of directors. The board of directors has furnished the following report on executive compensation:

 Report on Executive Compensation

   The compensation of the Named Officers and all other officers who have been promoted as a "partner" of Diamond was determined in accordance with the Partners' Operating Agreement and the Partners' Compensation Program. Under these agreements, officers' compensation is approved by Diamond's Management and Management Compensation Committees, each a non-board committee composed of partners and established under the Partners' Operating Agreement and by the board of directors. The purpose and design of this structure is to provide a combination of base salary, bonus and equity to Diamond's partners that will link individual rewards to Diamond's success, motivate teamwork, encourage the partners to maintain equity interests in Diamond and reward individual performance.

   Base salaries are established on the basis of the partners' experience and contributions to Diamond. Bonuses are based on Diamond's achievement of certain financial targets established in its annual business plan. The Partners' Compensation Program provides that the bonus will be paid in cash. The Named Officers, as partners, share in a bonus pool funded pursuant to a formula that first provides for a return on revenue and for bonuses to non-partner employees. Target bonuses for all partners, as a percentage of base salary, are established prior to the fiscal year in which they take effect.

 CEO Compensation

   Mr. Bergstein's salary for the year ended March 31, 2000 was $525,000, plus a bonus of $252,000 as compared to $500,000, plus a $225,000 bonus, for the prior fiscal year. Mr. Bergstein's compensation was based on his leadership of Diamond; Diamond's dramatic growth since being founded in early 1994; his contributions to recruiting key employees, directors and advisory board members; and his contribution to the revenues of Diamond by attracting significant clients and by actively participating in serving Diamond's clients. As with all other partners, Mr. Bergstein's compensation as Chief Executive Officer is subject to the approval of the Management Committee, the Management Compensation Committee, the partners and the board of directors. The board of directors believes his compensation to be reasonable.

 Policy on Qualifying Compensation

   Section 162(m) of the Code, provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the Summary Compensation Table that is not "performance-based" as defined in Section 162(m). In order for incentive compensation to qualify as "performance-based" compensation under Section 162(m), Diamond's discretion to grant awards must be strictly limited. The board of directors believes that the benefit to Diamond of retaining the ability to exercise discretion under Diamond's incentive compensation plans outweighs the limited risk of loss of tax deductions under Section 162(m). Therefore, Diamond does not currently intend to seek to qualify its incentive compensation plans under Section 162(m).

                                          By the Board of Directors:

                                          Melvyn E. Bergstein
                                          Edward R. Anderson
                                          Donald R. Caldwell
                                          Mark L. Gordon
                                          Adam J. Gutstein
                                          Alan C. Kay
                                          John D. Loewenberg
                                          Michael E. Mikolajczyk
                                          Christopher J. Moffitt
                                          John J. Sviokla
                                          Arnold R. Weber

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee currently consists of Mr. Anderson, Mr. Caldwell and Mr. Weber. None of the Named Officers of Diamond has served on the board of directors or on the compensation committee of any other entity whose officers served either on the board of directors or on the Compensation Committee of Diamond. The Compensation Committee, however, was established on February 18, 1997 and did not have any formal meetings to consider executive officer compensation for the fiscal year ended March 31, 2000. For fiscal 2000, recommendations concerning the aggregate compensation of all of Diamond's Partners (including its Named Officers) were made to the board of directors by Diamond's Chief Executive Officer and Diamond's Management Committee, and decisions regarding such compensation were made by the full board of directors. Under the terms of the Partners' Operating Agreement, allocations among Diamond's Partners (including its executive officers) are made by the Management Committee upon approval of the aggregate amount of such compensation by the board of directors and the approval of the actual allocations by at least seventy percent of Diamond's Partners.

         AMENDMENTS TO DIAMOND'S RESTATED CERTIFICATE OF INCORPORATION

   The Diamond board of directors has determined that in connection with the Cluster business combination it is necessary and in the best interests of Diamond's stockholders to amend Diamond's current restated certificate of incorporation to effect the following:

  . to change the name to "DiamondCluster International, Inc.";

  . to increase the aggregate authorized shares of Class A Common Stock to 100,000,000 and

  . to permit additional classes of persons to hold our Class B Common Stock.

Name Change

   Both Diamond and Cluster have invested significant efforts in building name recognition and client acceptance of their names. As a condition to the consummation of the business combination, the name of the combined entity must contain both Diamond's and Cluster's name. In accordance with this requirement and in order to capitalize on the name recognition of both Diamond and Cluster, Diamond's board of directors has proposed that Diamond change its name to "DiamondCluster International, Inc."

   The Diamond board of directors has approved the amendment. The Board believes that this name change will transfer market acceptance of Cluster to Diamond and be important to the retention and attraction of clients. In order to amend Diamond's restated certificate of incorporation, holders of a majority of shares of the Class A Common Stock and the Class B Common Stock, voting together as a single class, must approve the amendment. This amendment will become effective upon filing of an amendment to Diamond's restated certificate of incorporation with the Secretary of State of Delaware.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE NAME CHANGE OF DIAMOND TO "DIAMONDCLUSTER INTERNATIONAL, INC."

Increase in Authorized Class A Common Stock

   As of September 30, 2000, the total number of authorized shares of Class A Common Stock of Diamond is 40,000,000 of which 21,661,627 shares are issued. However, Class B Common Stock may be converted to Class A Common Stock which could result an increase in the number of outstanding shares of Class A Common Stock that may exceed the number of shares authorized.

   Currently there are 2,897,566 shares of Class B Common Stock issued and 9,956,215 options outstanding to purchase Class A and Class B Common Stock. Upon the consummation of the business combination, Diamond will issue an additional 6,315,377 shares of Class B Common Stock and up to 7,685,400 Class B options to Cluster stockholders and employees. There may not be enough authorized shares of Class A Common Stock available if all outstanding shares of Class B Common Stock and Class B options are converted to shares of Class A Common Stock. An increase in the authorized Class A Common Stock to 100,000,000 will accommodate the possibility that all Class B Common Stock and outstanding Class B options could be converted to Class A Common Stock.

   In addition, even if the currently authorized shares of Class A Common Stock are sufficient to accommodate the conversion of all outstanding shares of Class B Common Stock and Class B options, an increase in the authorized Class A Common Stock to 100,000,000 is still necessary to permit Diamond to issue stock in connection with future acquisitions and to issue options pursuant to Diamond's existing and newly created stock option plans.

   The Diamond board of directors has approved the amendment. In order to amend Diamond's restated certificate of incorporation, holders of a majority of shares of the Class A Common Stock and the Class B Common Stock, voting together as a single class, must approve the amendment. This amendment will become effective upon filing of an amendment to Diamond's restated certificate of incorporation with the Secretary of State of Delaware.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE INCREASE IN AUTHORIZED CLASS A COMMON STOCK OF DIAMOND.

Change in Permitted Holders of Class B Common Stock

   As described in "Material Provisions of the Purchase Agreement" on page 28 of this proxy statement/prospectus, stockholders of Cluster will receive 6,315,377 shares of Diamond Class B Common Stock in connection with the business combination. However, the Cluster stockholders, which are corporate entities, may not hold shares of Diamond Class B Common Stock, which currently may only be held by Diamond employees.

   Diamond's restated certificate of incorporation currently states that in the event that Diamond's Class B Common Stock is not owned beneficially or of record by a permitted holder, or if a beneficial or record owner of a share of Class B Common Stock ceases to be a permitted holder, then such share of Class B Common Stock automatically converts to one fully paid and non-assessable share of Class A Common Stock. A "permitted holder" of Class B Common Stock is Diamond or a person who is an employee of Diamond or any of Diamond's majority-owned subsidiaries.

   In addition, the definitions, of permitted holders constrains the Diamond Partners from engaging in normal estate planning activities while maintaining their ownership of Class B Common Stock.

   In order to issue Diamond Class B Common Shares to the Cluster stockholders in connection with the business combination and to permit a broader array of alternatives in the ownership of Class B Common Stock, it is necessary to amend Diamond's restated certificate of incorporation to revise the definition of permitted holders to include:

     (i) any corporation, company, limited liability company, partnership or limited partnership controlled by an employee or group of employees of Diamond or of any of Diamond's majority-owned subsidiaries or

     (ii) any trust for the primary benefit of an employee of Diamond or any of its majority-owned subsidiaries, or for the primary benefit of the employee's spouse, lineal ancestors, or lineal descendants.

The term "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the entity through ownership of voting securities, by contract, or otherwise. Beneficial ownership of shares of Class B Common Stock shall be determined as set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

   The Diamond board of directors has approved the amendment. In order to amend Diamond's restated certificate of incorporation, holders of a majority of shares of the Class A Common Stock and the Class B Common Stock, voting together as a single class, must approve the amendment. This amendment will become effective upon filing of an amendment to Diamond's restated certificate of incorporation with the Secretary of State of Delaware.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE CHANGE IN PERMITTED HOLDERS OF CLASS B COMMON STOCK.

             ADOPTION OF THE DIAMONDCLUSTER 2000 STOCK OPTION PLAN

   Our board of directors has determined that it is in the interest of Diamond to adopt a stock option plan that permits the grant of options to employees of Diamond and Cluster specifically in connection with the business combination. See "Material Provisions of the Purchase Agreement".

   In connection with the consummation of the Cluster business combination, Diamond will issue options to Cluster's employees to purchase up to approximately 5,785,400 shares of Class B Common Stock of Diamond. In addition, options to purchase approximately 1,900,000 shares of Class B Common Stock will be issued to Cluster employees in connection with a roll-over of existing Cluster options. The Diamond board of directors has decided to grant up to 500,000 options to existing employees of Diamond in connection with the business combination. All of these options would be granted pursuant to the DiamondCluster 2000 Stock Option Plan (the "2000 Plan"), which has been approved by the board of directors and is being submitted to the stockholders of Diamond for approval.

   Assuming a quorum is present, the affirmative vote of the holders of a majority of Diamond's common stock present, whether in person or represented by proxy, and voting will be required to approve the adoption of the 2000 Plan. The 2000 Plan will become effective on the date it is approved by the stockholders.

Summary of the 2000 Plan

   The following summary of the 2000 Plan is qualified in its entirety by reference to the full text of the 2000 Plan, which is attached to this proxy statement/prospectus as Annex D.

   The primary purpose of the 2000 Plan is to promote the long-term success of Diamond and its stockholders by strengthening Diamond's ability to attract and retain highly competent executives and other selected employees and to provide a means to encourage stock ownership and proprietary interest in Diamond.

   The persons eligible to receive options under the 2000 Plan are the employees of Cluster identified in the purchase agreement and all Diamond employees at the time of the closing of the business combination.

   Under the 2000 Plan, participants may receive stock options, stock appreciation rights ("SARs") or stock awards, when and as approved by the management committee. Awards may be granted singly, in combination, in tandem or in combination or in tandem with, in replacement of, as alternatives to or as the payment form for grants or rights under any other compensation plan or individual contract or agreement of Diamond, including the plan of any acquired entity.

   Stock Options. A stock option represents a right to purchase a specified number of shares of the Class B Common Stock during a specified period as determined by the management committee. The purchase price per share for each option shall be as specified by the management committee and may be less than the fair market value on the date of the grant, unless the grant is in the form of an incentive stock option ("ISO"). A stock option may be in the form of a nonqualified stock option or an ISO. The price at which shares may be purchased under a stock option shall be paid in full by the holder of the stock option at the time of exercise in cash or pursuant to such other method permitted by the management committee, including tendering shares of Class B Common Stock, third-party exercise transactions or any combination of such methods.

   SARs. An SAR generally represents a right to receive a payment, in cash and/or shares, equal to the excess of the fair market value of a specified number of shares of Class B Common Stock on the date the SAR is exercised over the fair market value on the date the SAR was granted, as set forth in the applicable award agreement. "Fair market value," for all purposes of the 2000 Plan, shall mean the average of the closing price of a share of Class A Common Stock on the Nasdaq National Market for the ten trading days immediately preceding the date of the grant.

   Stock Awards. A stock award is a grant made or denominated in shares of Class B Common Stock or units equivalent to shares of Class B Common Stock. All or part of any stock award may be subject to conditions and restrictions established by the management committee and set forth in the applicable award agreement, which may include, but is not limited to, continuous service with Diamond or the achievement of performance goals.

   The management committee may provide that any awards under the 2000 Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the management committee may establish, including reinvestment in additional shares or share equivalents.

   The aggregate number of shares of Class B Common Stock which may be transferred to participants under the 2000 Plan is 8,500,000. The aggregate number of shares that may be granted as ISOs shall be 8,500,000. Unless otherwise determined by the Committee, the aggregate number of shares that may be covered by awards granted to any single individual shall be 150,000.

   Shares subject to awards under the 2000 Plan which expire, terminate or are canceled prior to exercise, or in the case of stock awards, do not vest, shall thereafter be available for the granting of other awards under the 2000 Plan.

   In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders or any other change affecting the shares of Class B Common Stock or share price, the management committee may, but is not required to, adjust (i) the aggregate number of shares of Class B Common Stock issuable under the 2000 Plan, (ii) each outstanding award made under the 2000 Plan and (iii) the exercise price per share for any outstanding stock options, SARs or similar awards under the 2000 Plan.

   Payment of awards may be in the form of cash, shares of Class B Common Stock, other awards or combinations thereof as the management committee shall determine at the time of the grant, and with such restrictions as it may impose. The management committee may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the 2000 Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where amounts are denominated in share equivalents.

   Awards granted under the 2000 Plan shall not be transferable or assignable other than: (i) by will or the laws of descent and distribution, (ii) by gift or other transfer of an award to any trust or estate in which the original award recipient or such recipient's spouse or other immediate relative has a substantial beneficial interest, or to a spouse or other immediate relative, provided that any such transfer is permitted by Rule 16b-3 of the Exchange Act as in effect when the transfer occurs and the board of directors does not rescind this provision prior to such transfer, or (iii) pursuant to a domestic relations order (as defined by the Internal Revenue Code of 1986, as amended (the "Code")).

   The 2000 Plan may be amended by the management committee as it deems necessary or appropriate to better achieve the purposes of the 2000 Plan, except that no such amendment shall be made without the approval of Diamond's stockholders if such amendment would increase the maximum number of shares (as adjusted pursuant to 2000 Plan provisions) issuable under the 2000 Plan. The board of directors may suspend the 2000 Plan or terminate the 2000 Plan at any time; provided, that no such action shall adversely affect any outstanding benefit.

   Federal Income Tax Consequences. In general, under the Code as presently in effect, a participant will not be deemed to receive any income for federal income tax purposes at the time an option or SAR is granted or a restricted stock award is made, nor will Diamond be entitled to a tax deduction at that time. However, when any part of an option or SAR is exercised, when restrictions on restricted stock lapse, or when an unrestricted stock award is made, the U.S. federal income tax consequences may be summarized as follows:

     1. In the case of an exercise of a nonqualified option, the participant will recognize ordinary income in an amount equal to the difference between the option price and the fair market value on the exercise date.

     2. In the case of an exercise of an SAR, the participant will recognize ordinary income on the exercise date in an amount equal to any cash and unrestricted Class B Common Stock received, at fair market value on the exercise date.

     3. In the case of an exercise of an option or SAR payable in restricted stock, or in the case of an award of restricted stock, the immediate federal income tax effect for the recipient will depend on the nature of the restrictions. Generally, the value of the Class B Common Stock will not be taxable to the recipient as ordinary income until the year in which his or her interest in the Class B Common Stock is freely transferable or is no longer subject to a substantial risk of forfeiture. However, the recipient may elect to recognize income when the Class B Common Stock is received, rather than when his or her interest in the Class B Common Stock is freely transferable or is no longer subject to a substantial risk of forfeiture. If the recipient makes this election, the amount taxed to the recipient as ordinary income is determined as of the date of receipt of the restricted stock.

     4. In the case of an ISO there is no tax liability at the time of exercise. However, the excess of the fair market value of the stock on the exercise date over the option price is included in the participant's income for purposes of the alternative minimum tax. If no disposition of the ISO stock is made before the later of one year from the date of exercise or two years from the date the ISO is granted, the participant will realize a long-term capital gain or loss upon a sale of the stock equal to the difference between the option price and the sale price. If the stock is not held for the required period, ordinary income tax treatment will generally apply to the amount of any gain at sale or exercise, whichever is less, and the balance of any gain or loss will be treated as capital gain or loss (long-term or short-term, depending on whether the shares have been held for more than one year).

     5. Upon the exercise of a nonqualified option or SAR, the award of stock or the recognition of income on restricted stock, Diamond will generally be allowed an income tax deduction equal to the ordinary income recognized by the employee. Diamond does not receive an income tax deduction as a result of the exercise of an ISO, provided that the ISO stock is held for the required period described above. When a cash payment is made pursuant to the award, the recipient will recognize the amount of the cash payment as ordinary income, and Diamond will generally be entitled to a deduction in the same amount.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE DIAMOND 2000 STOCK OPTION PLAN

         ADOPTION OF AMENDMENT TO DIAMOND'S 1998 EQUITY INCENTIVE PLAN

   The proposed amendment to Diamond's 1998 Equity Incentive Plan would increase the number of shares of Class B Common Stock subject to the plan from 6,800,000 to 13,000,000 shares.

   Diamond's board of directors has determined that in order to give Diamond the ongoing flexibility to attract and retain the management and employee talent necessary for our continued success, selected directors, partners and officers and employees should be granted equity-based incentive compensation awards.

   In February, 1998 Diamond's board of directors unanimously approved the 1998 Equity Incentive Plan (the "1998 Plan") pursuant to which our management committee may grant incentive awards in the form of stock options, stock appreciation rights and stock. As amended, the 1998 Plan authorizes 13,000,000 shares of Class B Common Stock to be issuable or transferable pursuant to awards.

   In September, 2000, Diamond's board of directors unanimously approved, subject to stockholder approval, the proposed increase in shares of Class B Common Stock subject to the 1998 Plan.

   Assuming a quorum is present, the affirmative vote of the holders of a majority of Diamond's common stock present, whether in person or represented by proxy, and voting will be required to approve the proposed amendment to the 1998 Plan. The amendment will become effective on the date it is approved by the stockholders.

Summary of the 1998 Plan

   The following summary of the 1998 Plan is qualified in its entirety by reference to the full text of the 1998 Plan, which is attached to this proxy statement/prospectus as Annex E.

   The primary purpose of the 1998 Plan is to promote the long-term success of Diamond and its stockholders by strengthening Diamond's ability to attract and retain highly competent executives and other selected employees and to provide a means to encourage stock ownership and proprietary interest in Diamond.

   Any employee of (i) Diamond, (ii) any entity that is directly or indirectly controlled by Diamond or (iii) any entity in which Diamond has a significant equity interest is eligible to receive one or more awards under the 1998 Plan. Non-employee directors and bona fide third party consultants of Diamond are considered "employees" eligible to receive awards, but only for purposes of nonqualified stock options. As of June 30, 2000, Diamond had 652 employees.

   Under the 1998 Plan, participants may receive SAR's or stock awards when and as approved by the management committee. Awards may be granted singly, in combination, in tandem or in combination or in tandem with, in replacement of, as alternatives to or as the payment form for grants or rights under any other compensation plan or individual contract or agreement of Diamond, including the plan of any acquired entity.

   Stock Options. A stock option represents a right to purchase a specified number of shares of the Class B Common Stock during a specified period as determined by the management committee. The purchase price per share for each stock option shall be not less than 100% of fair market value of Class A Common Stock on the date of the grant, subject to certain exceptions. A stock option may be in the form of an incentive stock option ("ISO") which complies with
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or a nonqualified stock option. The price at which shares may be purchased under a stock option shall be paid in full by the holder of the stock option at the time of exercise in cash or pursuant to such other method permitted by the management committee, including tendering shares of Class B Common Stock, third-party exercise transactions or any combination of such methods.

   SARs. An SAR generally represents a right to receive a payment, in cash and/or shares, equal to the excess of the fair market value of a specified number of shares of Class B Common Stock on the date the SAR is exercised over the fair market value on the date the SAR was granted, as set forth in the applicable award agreement. "Fair market value," for all purposes of the 1998 Plan, shall mean the average of the closing price of a share of Class A Common Stock on the Nasdaq National Market for the ten trading days immediately preceding the date of the grant.

   Stock Awards. A stock award is a grant made or denominated in shares of Class B Common Stock or units equivalent to shares of Class B Common Stock. All or part of any stock award may be subject to conditions and restrictions established by the management committee and set forth in the applicable award agreement, which may include, but is not limited to, continuous service with Diamond or the achievement of performance goals.

   The management committee may provide that any awards under the 1998 Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the management committee may establish, including reinvestment in additional shares or share equivalents.

   The aggregate number of shares of Class B Common Stock which may be transferred to participants under the 1998 Plan, as proposed to be amended, is 13,000,000, plus any shares represented by awards made pursuant to or taken into account under the 1994 Stock Option Plan that have been forfeited, expired, canceled or settled without issuance of shares.

   The aggregate number of shares of Class B Common Stock that may be covered by awards granted to any single individual under the 1998 Plan shall not exceed 150,000 shares per fiscal year of Diamond. The aggregate number of shares of Class B Common Stock that may be granted in the form of ISOs shall be 6,800,000 shares (13,000,000 shares if the proposed amendment is adopted). Shares subject to awards under the 1998 Plan which expire, terminate or are canceled prior to exercise, or in the case of stock awards, do not vest, shall thereafter be available for the granting of other awards under the 1998 Plan.

   In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders or any other change affecting the shares of Class B Common Stock or share price, the management committee may, but is not required to, adjust (i) the aggregate number of shares of Class B Common Stock issuable under the 1998 Plan, (ii) each outstanding award made under the 1998 Plan and (iii) the exercise price per share for any outstanding stock options, SARs or similar awards under the 1998 Plan.

   Payment of awards may be in the form of cash, shares of Class B Common Stock, other awards or combinations thereof as the management committee shall determine at the time of the grant, and with such restrictions as it may impose. The management committee may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the 1998 Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where amounts are denominated in share equivalents.

   Awards granted under the 1998 Plan shall not be transferable or assignable other than: (i) by will or the laws of descent and distribution, (ii) by gift or other transfer of an award to any trust or estate in which the original award recipient or such recipient's spouse or other immediate relative has a substantial beneficial interest, or to a spouse or other immediate relative, provided that any such transfer is permitted by Rule 16b-3 of the Exchange Act as in effect when the transfer occurs and the board of directors does not rescind this provision prior to such transfer, or (iii) pursuant to a domestic relations order (as defined by the Code).

   The 1998 Plan may be amended by the management committee as it deems necessary or appropriate to better achieve the purposes of the 1998 Plan, except that no such amendment shall be made without the approval of Diamond's stockholders if such amendment would increase the maximum number of shares (as adjusted pursuant to 1998 Plan provisions) issuable under the 1998 Plan. The board of directors may suspend the 1998 Plan or terminate the 1998 Plan at any time; provided, that no such action shall adversely affect any outstanding benefit.

   Federal Income Tax Consequences. In general, under the Code as presently in effect, a participant will not be deemed to receive any income for federal income tax purposes at the time an option or SAR is granted or a restricted stock award is made, nor will Diamond be entitled to a tax deduction at that time. However, when any part of an option or SAR is exercised, when restrictions on restricted stock lapse, or when an unrestricted stock award is made, the federal income tax consequences may be summarized as follows:

     1. In the case of an exercise of a nonqualified option, the participant will recognize ordinary income in an amount equal to the difference between the option price and the fair market value on the exercise date.

     2. In the case of an exercise of an SAR, the participant will recognize ordinary income on the exercise date in an amount equal to any cash and unrestricted Class B Common Stock received, at fair market value on the exercise date.

     3. In the case of an exercise of an option or SAR payable in restricted stock, or in the case of an award of restricted stock, the immediate federal income tax effect for the recipient will depend on the nature of the restrictions. Generally, the value of the Class B Common Stock will not be taxable to the recipient as ordinary income until the year in which his or her interest in the Class B Common Stock is freely transferable or is no longer subject to a substantial risk of forfeiture. However, the recipient may elect to recognize income when the Class B Common Stock is received, rather than when his or her interest in the Class B Common Stock is freely transferable or is no longer subject to a substantial risk of forfeiture. If the recipient makes this election, the amount taxed to the recipient as ordinary income is determined as of the date of receipt of the restricted stock.

     4. In the case of an ISO there is no tax liability at the time of exercise. However, the excess of the fair market value on the exercise date over the option price is included in the participant's income for purposes of the alternative minimum tax. If no disposition of the ISO stock is made before the later of one year from the date of exercise or two years from the date the ISO is granted, the participant will realize a long-term capital gain or loss upon a sale of the stock equal to the difference between the option price and the sale price. If the stock is not held for the required period, ordinary income tax treatment will generally apply to the amount of any gain at sale or exercise, whichever is less, and the balance of any gain or loss will be treated as capital gain or loss (long-term or short-term, depending on whether the shares have been held for more than one year).

     5. Upon the exercise of a nonqualified option or SAR, the award of stock or the recognition of income on restricted stock, Diamond will generally be allowed an income tax deduction equal to the ordinary income recognized by the employee. Diamond does not receive an income tax deduction as a result of the exercise of an ISO, provided that the ISO stock is held for the required period as described above. When a cash payment is made pursuant to the award, the recipient will recognize the amount of the cash payment as ordinary income, and Diamond will generally be entitled to a deduction in the same amount.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT TO DIAMOND'S 1998 EQUITY INCENTIVE PLAN.

                             PRINCIPAL STOCKHOLDERS

Diamond

   The following table sets forth certain information as of August 31, 2000 regarding the beneficial ownership of Diamond's common stock for:

  . each person who is known to Diamond to be the beneficial owner of more than five percent of the Class A Common Stock;

  . each person who is known to Diamond to be the beneficial owner of more than five percent of the Class B Common Stock;

  . Diamond's directors and nominees;

  . the named executive officers; and

  . all executive officers and directors as a group.

   Beneficial ownership of Class A Common Stock and Class B Common Stock has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended. Accordingly, the amounts in the table do not purport to represent beneficial ownership for any purpose other than compliance with Securities and Exchange Commission reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of Class A Common Stock or Class B Common Stock.

                   Amount and Nature of Beneficial Ownership

                                                            Number of Percent of
Name and Address                                   Class(1)  Shares    Class(2)
----------------                                   -------- --------- ----------
Melvyn E. Bergstein, individually(3,4)............ Class A    187,932      **
                                                   Class B    487,720    17.0

Melvyn E. Bergstein, as proxyholder(13)........... Class A        --      --
                                                   Class B  2,375,271    83.4

Navallier & Associates Inc.(16)................... Class A  1,644,918     7.6
One East Liberty
Reno, NV 89501
Putnam Investment Management, Inc.(16)............ Class A  1,229,850     5.7
One Post Office Square
Boston, MA 02110

Pilgrim Baxter & Associates, Ltd.(16)............. Class A  1,136,050     5.3
825 Duportail Road
Wayne, PA 19087

Karl E. Bupp(3,8,13).............................. Class A     12,947      **
                                                   Class B     97,559     3.4

Michael J. Connolly(3,7,13)....................... Class A        --      --
                                                   Class B     18,900      **

Adam J. Gutstein(3,6,13).......................... Class A     16,140      **
                                                   Class B    152,208     5.0

Michael E. Mikolajczyk(3,5,13).................... Class A      5,682      **
                                                   Class B    460,367    16.0

Javier Rubio(13,15)............................... Class A        --      --
                                                   Class B        --      --

John J. Sviokla(3,9,13)........................... Class A        --      --
                                                   Class B     26,750      **

Edward R. Anderson(12)............................ Class A     17,960      **
                                                   Class B        --      --

Donald R. Caldwell(12)............................ Class A     67,275      **
                                                   Class B        --      --

                                                          Number of Percent of
Name and Address                                 Class(1)  Shares    Class(2)
----------------                                 -------- --------- ----------

Mark L. Gordon(12).............................. Class A     19,500      **
                                                 Class B        --      --

Alan Kay(11).................................... Class A     92,002      **
                                                 Class B        --      --

John D. Loewenberg(10).......................... Class A     28,350      **
                                                 Class B        --      --
Christopher J. Moffitt.......................... Class A    187,105      **
                                                 Class B        --      --

Arnold R. Weber(12)............................. Class A      7,500      **
                                                 Class B        --      --

All executive officers and directors as a group
 (13 persons)(13,14)............................ Class A    642,393     2.9
                                                 Class B  2,945,131   100.0

--------
  **Less than 1% of the class outstanding
(1) In the event that any share of Class B Common is transferred to any party other than a "Permitted Holder" (an employee of the Company or the Company) or if a beneficial or record holder of a share of Class B Common Stock ceases to be a Permitted Holder, the share is automatically and immediately converted into a share of Class A Common. Shares of Class A Common Stock may not be converted into shares of Class B Common Stock.
(2) Solely for the purpose of determining beneficial ownership herein, the number of shares of common stock deemed outstanding as of August 31, 2000
    (i) assumes 21,637,038 shares of Class A Common Stock and 2,849,143 shares of Class B Common Stock were outstanding as of such date, and (ii) includes additional shares of common stock issuable pursuant to options or warrants held by such owner which may be exercised within 60 days after August 31, 1999 ("presently exercisable options"), as set forth below.
(3) The address of each of Messrs. Bergstein, Mikolajczyk, Gutstein, Sviokla, Bupp and Connolly is 875 North Michigan Avenue, Suite 3000, Chicago, Illinois 60611.
(4) Excludes 149,970 shares of Class A Common Stock held in trust for certain members of the Bergstein family. Includes 13,848 shares of Class B Common Stock issuable pursuant to presently exercisable options.
(5) Includes 36,497 shares of Class B Common Stock issuable pursuant to presently exercisable options.
(6) Includes 14,093 shares of Class B Common Stock issuable pursuant to presently exercisable options.
(7) Includes 8,041 shares of Class B Common Stock issuable pursuant to presently exercisable options.
(8) Includes 1,409 shares of Class B Common Stock issuable pursuant to presently exercisable options.
(9) Includes 22,100 shares of Class B Common Stock issuable pursuant to presently exercisable options.
(10) Consists of 28,350 shares of Class A Common Stock issuable pursuant to presently exercisable options.
(11) Consists of 92,002 shares of Class A Common Stock issuable pursuant to presently exercisable options.
(12) Includes 7,500 shares of Class A Common Stock issuable pursuant to presently exercisable options.
(13) All holders of Class B Common Stock, including Messrs. Mikolajczyk, Gutstein, Sviokla, Bupp and Connolly, have granted to Mr. Bergstein, as the current Chief Executive Officer, the right to vote such shares pursuant to the terms of irrevocable proxies. See "Voting and Stock Restriction Agreement." As of August 31, 2000 includes 2,375,271 shares of Class B Common Stock subject to such proxies.
(14) Includes in the aggregate 150,352 shares of Class A Common Stock and 95,988 shares of Class B Common Stock issuable pursuant to presently exercisable options held by all directors and executive officers.
(15) Excludes 2,236,596 shares of Class B Common Stock to be issued in conjunction with the Diamond and Cluster business combination.
(16) As of June 30, 2000 based upon 13-F filings.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The board of directors of Diamond recommends a vote for ratification of the appointment of KPMG LLP as the independent auditors of Diamond to audit the books and accounts for Diamond for the current fiscal year. It is intended that the shares represented by proxies in the enclosed form will be voted for ratification of KPMG LLP as the independent auditors, unless contrary instructions are received. It is expected that representatives of KPMG LLP will attend the annual meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF DIAMOND FOR THE FISCAL YEAR ENDING MARCH 31, 2001

                      DESCRIPTION OF DIAMOND CAPITAL STOCK

   Our authorized capital stock consists of 40,000,000 shares of Class A Common Stock, par value $.001 per share, 20,000,000 shares of Class B Common Stock, par value $.001 per share, and 2,000,000 shares of preferred stock, par value $1.00 per share.

Common Stock

   As of September 30, 2000, there were 24,559,193 shares of common stock outstanding and held of record by approximately 14,000 stockholders. After giving effect to the issuance of shares of Diamond Class B Common Stock in conjunction with the business combination, there will be 30,874,570 shares of our common stock outstanding.

   Our common stock is divided into two classes, Class A and Class B. Class A Common Stock is entitled to one vote per share and Class B Common Stock is entitled to five votes per share on all matters submitted to a vote of holders of common stock. Class B Common Stock may be owned beneficially or of record only by permitted holders. Permitted holders of Class B Common Stock are Diamond and persons who are employees of Diamond or any of our majority-owned subsidiaries. A person shall cease to be a permitted holder on the date on which he or she ceases to be an employee of Diamond or any of our majority-owned subsidiaries. In connection with the business combination, the Diamond stockholders have been asked to approve an amendment to Diamond's restated certificate of incorporation which would permit corporations and other entities controlled by Diamond employees to constitute a permitted holder. See "Amendments to Diamond's Restated Certificate of Incorporation" on page 70 of this proxy statement/prospectus. The holders of common stock do not have cumulative voting rights. The election of directors is determined by a plurality of votes cast and, except as otherwise required by law or our certificate of incorporation, all other matters are determined by a majority of the votes cast. Accordingly, the holders of the Class B Common Stock may significantly influence the election of all directors standing for election. All of the holders of our Class B Common Stock have granted proxies to our Chief Executive Officer to vote their shares. After giving effect to the issuance of the Series B Common Stock in connection with the business combination, our current Chief Executive Officer will control approximately 68.2% of the voting rights of our outstanding common stock. See "Risk Factors-- Certain Individuals Control a Significant Portion of the Voting Rights Which Limits Your Ability to Influence Corporate Matters." In the event that any share of Class B Common Stock is transferred to any party other than a permitted holder or if a beneficial or record holder of a share of Class B Common Stock ceases to be a permitted holder, the share automatically and immediately shall be converted into a share of Class A Common Stock. Shares of Class A Common Stock may not be converted into shares of Class B Common Stock. As of September 30, 2000, there were 21,661,627 shares of Class A Common Stock and 2,897,566 shares of Class B Common Stock issued and outstanding. Upon completion of the Cluster business combination, there will be 21,661,627 shares of Class A Common Stock and 9,212,943 shares of Class B Common Stock outstanding.

   The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefore, subject to any preferential dividend rights of outstanding preferred stock. Upon the liquidation, dissolution or winding up of Diamond, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities. Holders of the common stock have no preemptive, subscription, redemption or conversion rights other than as described herein. The outstanding shares of common stock are, and the shares offered by us and the selling stockholders in this offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock which we may designate and issue in the future. See "--Preferred Stock."

Preferred Stock

   We, by resolution of our board of directors and without any further vote or action by the stockholders, have the authority, subject to certain limitations prescribed by law, to issue from time to time up to an aggregate of 2,000,000 shares of our preferred stock in one or more classes or series and to determine the designation and the number of shares of any class or series as well as the voting rights, preferences, limitations and special rights, if any, of the shares of any such class or series, including the dividend rights, dividend rates, conversion rights and terms, voting rights, redemption rights and terms, and liquidation preferences. The issuance of our preferred stock may have the effect of delaying, deferring or preventing a change of control of Diamond. As of the date of this prospectus, there are no shares of preferred stock outstanding, and we have no plans to issue any shares of our preferred stock.

Transfer Agent and Registrar

   The transfer agent and registrar for our common stock is ChaseMellon Shareholder Services, L.L.C., Overpeck Centre, 85 Challenger Road, Ridgefield Park, New Jersey 07660, telephone number (800) 526-0801.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires Diamond's officers and directors, and persons who own more than ten percent of a registered class of Diamond's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and Nasdaq. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish Diamond with copies of all Section 16(a) forms they file. During fiscal year 2000, the Form 3 reports filed on behalf of Mssrs. Gordon and Weber and one Form 4 report filed on behalf of each of Mssrs. Anderson, Bergstein, Bupp, Gordon, Gutstein, Kay, Lowenberg, Mikolajczyk, Moffitt and Sviokla were filed late.

                               PERFORMANCE GRAPH

   The following graph compares Diamond's total annual stock price performance of Class A Common Stock against the total stock price performance of the Nasdaq Market Index and the Russell 2000 Index for the periods indicated. Diamond does not believe that there is a representative published industry or line-of-business index or a representative industry peer group of public companies against which to measure Diamond's stock price performance. Therefore, under Securities and Exchange Commission regulations, Diamond has selected the Russell 2000 Index, an index of companies with similar market capitalization to Diamond, to use as a representative peer group. The graph presents the year-end value of a $100 investment on February 25, 1997 in Diamond's Class A Common Stock at the $5.50 initial offering price and in each of the Nasdaq Market Index and the Russell 2000 Index and assumes the reinvestment of dividends, if any.

                                                  Cumulative Total Return
                                            -----------------------------------
                                            2/25/97 3/97   3/98   3/99   3/00
                                            ------- ----- ------ ------ -------
Diamond Technology Partners Incorporated... 100.00  72.73 330.30 279.55 1195.45
Nasdaq Stock Market (U.S.)................. 100.00  90.73 137.57 185.85  345.43
Russell 2000............................... 100.00  96.43 138.04 107.63  121.90

                                 LEGAL MATTERS

   The validity of the shares of Diamond Class B Common Stock will be passed upon for Diamond by Winston & Strawn, Chicago, Illinois.

                                    EXPERTS

   The consolidated financial statements of Diamond as of March 31, 1999 and 2000 and for each of the years in the three-year period ended March 31, 2000 have been included herein in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere in the proxy statement/prospectus, and upon the authority of them as experts in accounting and auditing.

   The consolidated financial statements of Cluster as of December 31, 1998 and 1999, and for the years then ended in this proxy statement/prospectus and elsewhere in the registration statement have been audited by Arthur Andersen, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of them as experts in accounting and auditing.

   The consolidated financial statements of Cluster for the year ended December 31, 1997 has been included herein and in the proxy statement/prospectus in reliance upon the report of Bouwer & Officier, independent certified public accountants, appearing elsewhere in the proxy statement/prospectus and upon the authority of them as experts in accounting and auditing.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

   To be eligible for inclusion in Diamond's proxy statement and form of proxy relating to Diamond's next annual meeting stockholder proposals must be received at Diamond's executive offices on or before June 4, 2001 unless the 2001 annual meeting of stockholders is to be held earlier than September 1, 2001 in which case proposals must be received a reasonable period of time in advance of Diamond's solicitation of proxies for that meeting. Proposals should be submitted by certified mail, return receipt requested, addressed to Diamond, 875 North Michigan Avenue, Suite 3000, Chicago, Illinois 60611 Attention:
Secretary.

                            SOLICITATION OF PROXIES

   Diamond will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of Diamond by personal interview, electronic mail or telephone. Directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for their out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Class A Common Stock held of record by such persons, and Diamond will reimburse brokerage houses, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

                             AVAILABLE INFORMATION

   Diamond has filed with the Securities and Exchange Commission a registration statement on Form S-4 with respect to the Diamond Class B Common Stock to be issued in connection with the Cluster business combination. This proxy statement/prospectus constitutes the prospectus of Diamond that is filed as part of the registration statement. Other parts of the registration statement are omitted from this proxy statement/prospectus in accordance with the rules and regulations of the Securities and Exchange Commission. Copies of the registration statement, including exhibits, may be inspected, without charge, at the offices of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, or at its web-site at www.sec.gov, and copies may be obtained from the Securities and Exchange Commission at prescribed rates.

   Diamond is required to file periodic reports, proxy statements and other information with the Commission. These periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference room and the web site of the Commission referred to above.

   You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus to vote on the proposals presented at the special meeting. Diamond and Cluster have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated
            , 2000. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date, and neither the mailing of this proxy statement/prospectus to you nor the issuance of the shares of Diamond Class B Common Stock in the Cluster transaction shall create any implication to the contrary.

   This proxy statement/prospectus is being furnished to Diamond stockholders in connection with the solicitation of proxies by the Diamond board of directors for use at Diamond's annual meeting. Each copy of this proxy statement/prospectus mailed to Diamond stockholders is accompanied by a form of proxy for use at Diamond's annual meeting. This proxy statement/prospectus also serves as a prospectus for holders of Cluster share capital in connection with the shares of Diamond Class B Common Stock to be issued in connection with the Cluster business combination.

   Diamond has supplied all information contained or incorporated by reference in this proxy statement/ prospectus relating to Diamond, and Cluster has supplied all such information relating to Cluster.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The following documents or information filed by us (File No. 000-22125) with the Commission are incorporated in this proxy statement/prospectus by reference and made a part hereof:

  . Annual Report on Form 10-K for the year ended March 31, 2000;

  . Amendment to Annual Report on Form 10-K/A for the year ended March 31,
    2000;

  . Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000;

  . Report on Form 8-K filed September 11, 2000 announcing the Cluster business combination;

  . The description of our common stock contained in the Registration
    Statement on Form 8-A as filed with the Commission on February 10, 1997;
    and

  . All documents filed by us with the Commission pursuant to Section 13(a), 13(c), 14 or 14(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the annual meeting.

   Any statement contained in a document or a portion of which is incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
DIAMOND TECHNOLOGY PARTNERS INCORPORATED

Consolidated Financial Statements:
  Independent Auditors' Report............................................   F-2
  Consolidated Balance Sheets as of March 31, 1999 and 2000...............   F-3
  Consolidated Statements of Net Income and Comprehensive Income for the
   Years Ended March 31, 1998, 1999 and 2000..............................   F-4
  Consolidated Statements of Stockholders' Equity for the Years Ended
   March 31, 1998, 1999 and 2000..........................................   F-5
  Consolidated Statements of Cash Flows for the Years Ended March 31,
   1998, 1999 and 2000....................................................   F-6
  Notes to Consolidated Financial Statements..............................   F-7
  Consolidated Balance Sheets as of March 31 and June 30, 2000............  F-15
  Consolidated Statements of Net Income and Comprehensive Income for the
   Three Months Ended June 30, 1999 and 2000..............................  F-16
  Consolidated Statements of Cash Flows for the Three Months Ended June
   30, 1999 and 2000......................................................  F-17
  Notes to Consolidated Financial Statements..............................  F-18

CLUSTER TELECOM B.V. AND SUBSIDIARIES

Consolidated Balance Sheets as of December 31, 1999 and June 30, 2000.....  F-20
Consolidated Statements of Net Income for the Six Months Ended June 30,
 1999 and 2000............................................................  F-21
Consolidated Statement of Cash Flow for the Six Months Ended June 30, 1999
 and 2000.................................................................  F-22
Notes to the Consolidated Financial Statements............................  F-23

Consolidated Financial Statements for the Year Ended December 31, 1999:
  Auditors' Report........................................................  F-24
  Consolidated Balance Sheet..............................................  F-25
  Consolidated Statement of Operations....................................  F-26
  Consolidated Statement of Shareholders' Equity..........................  F-27
  Consolidated Statement of Cash Flow.....................................  F-28
  Notes to Consolidated Financial Statements..............................  F-29

Consolidated Financial Statements for the Year Ended December 31, 1998:
  Auditors' Report........................................................  F-37
  Consolidated Balance Sheet..............................................  F-38
  Consolidated Statement of Operations....................................  F-39
  Consolidated Statement of Shareholders' Equity..........................  F-40
  Consolidated Statement of Cash Flow.....................................  F-41
  Notes to Consolidated Financial Statements..............................  F-42

Balance sheet as at December 31, 1997.....................................  F-49
Profit and loss account for the year ended December 31, 1997..............  F-49
Consolidated balance sheet as at December 31, 1997........................  F-50
Consolidated profit and loss account for the year ended December 31,
 1997.....................................................................  F-50
Notes to the Annual Accounts..............................................  F-51
Notes to the Consolidated Annual Accounts.................................  F-52
Supplementary Information.................................................  F-54

                          INDEPENDENT AUDITORS' REPORT

The Stockholders and Board of Directors
Diamond Technology Partners Incorporated:

   We have audited the accompanying consolidated balance sheets of Diamond Technology Partners Incorporated and subsidiaries as of March 31, 1999 and 2000, and the related consolidated statements of net income and comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Diamond Technology Partners Incorporated and subsidiaries as of March 31, 1999 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended March 31, 2000, in conformity with generally accepted accounting principles.

                                          KPMG LLP

Chicago, Illinois
April 18, 2000

                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED

                          CONSOLIDATED BALANCE SHEETS

                            March 31, 1999 and 2000
                    (In thousands, except per share amounts)

                           ASSETS                             1999      2000
                           ------                            -------  --------
Current assets:
  Cash and cash equivalents................................. $47,698  $182,945
  Accounts receivable, net of allowance of $419 and $1,279
   as of March 31, 1999 and 2000, respectively..............  10,434    10,596
  Income taxes receivable...................................     986    13,874
  Prepaid expenses and deferred taxes.......................   1,539     7,144
                                                             -------  --------
    Total current assets....................................  60,657   214,559
Computers, equipment and software, net......................   3,419     8,214
Other assets................................................   3,010    15,981
Goodwill, net...............................................     --     10,656
                                                             -------  --------
    Total assets............................................ $67,086  $249,410
                                                             =======  ========

            LIABILITIES AND STOCKHOLDERS' EQUITY
            ------------------------------------
Current liabilities:
  Accounts payable.......................................... $ 1,468  $  3,759
  Note payable, current portion.............................     --        500
  Accrued compensation......................................   8,835    14,219
  Deferred revenue..........................................     709     3,629
  Other accrued liabilities.................................   2,773     8,485
                                                             -------  --------
    Total current liabilities...............................  13,785    30,592
Note payable, less current portion..........................     --        500
                                                             -------  --------
    Total liabilities.......................................  13,785    31,092
Stockholders' equity:
  Preferred Stock, $1.00 par value, 2,000 shares authorized,
   no shares issued.........................................     --        --
  Class A Common Stock, $.001 par value, 40,000 shares
   authorized, 15,007 issued in 1999 and 21,958 issued in
   2000.....................................................      15        22
  Class B Common Stock, $.001 par value, 20,000 shares
   authorized, 5,474 issued in 1999 and 2,701 issued in
   2000.....................................................       5         3
  Additional paid-in capital................................  42,146   195,372
  Notes receivable from sale of common stock................     (32)     (232)
  Unrealized gain on investments............................     --        539
  Retained earnings.........................................  16,451    32,679
                                                             -------  --------
                                                              58,585   228,383
  Less Class A Common Stock in treasury, at cost, 456 shares
   in 1999 and 770 shares in 2000...........................   5,284    10,065
                                                             -------  --------
    Total stockholders' equity..............................  53,301   218,318
                                                             -------  --------
    Total liabilities and stockholders' equity.............. $67,086  $249,410
                                                             =======  ========

          See accompanying notes to consolidated financial statements

                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED

         CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME

                Fiscal years ended March 31, 1998, 1999 and 2000
                     (In thousands, except per share data)

                                                     1998     1999      2000
                                                    -------  -------  --------
Net revenues......................................  $58,369  $82,389  $136,235
                                                    -------  -------  --------
Operating expenses:
  Project personnel and related expenses..........   31,619   43,275    72,355
  Professional development and recruiting.........    6,155    9,448    13,199
  Marketing and sales.............................    3,210    4,669     7,325
  Management and administrative support...........    8,602   11,298    18,753
                                                    -------  -------  --------
    Total operating expenses......................   49,586   68,690   111,632
                                                    -------  -------  --------
Income from operations............................    8,783   13,699    24,603
Interest income...................................    1,201    2,534     2,099
Interest expense..................................      (51)     (46)      (97)
                                                    -------  -------  --------
Income before taxes...............................    9,933   16,187    26,605
Income taxes......................................    3,925    6,351    10,377
                                                    -------  -------  --------
Net income........................................    6,008    9,836    16,228
Unrealized gain from securities, net of income tax
 expense of $344..................................      --       --        539
                                                    -------  -------  --------
Comprehensive Income..............................  $ 6,008  $ 9,836  $ 16,767
                                                    =======  =======  ========
Basic net income per share of common stock........  $  0.34  $  0.49      0.78
Shares used in computing basic net income per
 share of common stock............................   17,634   19,915    20,807
Diluted net income per share of common stock......  $  0.28  $  0.42  $   0.62
Shares used in computing diluted net income per
 share of common stock............................   21,258   23,346    25,984



          See accompanying notes to consolidated financial statements

                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                Fiscal years ended March 31, 1998, 1999 and 2000
                                 (In thousands)

                                                                 Notes
                          Class  Class                         Receivable                     Unrealized
                            A      B     Class A   Additional from Sale of                       Gain         Total
                          Common Common   Stock     Paid-In      Common    Retained Treasury      On      Stockholders'
                          Stock  Stock  Subscribed  Capital      Stock     Earnings  Stock    Investments    Equity
                          ------ ------ ---------- ---------- ------------ -------- --------  ----------- -------------
Balance at March 31,
 1997...................   $  8   $  7   $ 8,476    $  9,324     $(122)    $   607  $    --      $--        $ 18,300
Issuance of stock.......      3    --     (8,476)     11,554      (443)        --        --       --           2,638
Exercise of stock
 options................    --     --        --        1,192       --          --        --       --           1,192
Income tax benefit
 related to stock option
 exercises..............    --     --        --          480       --          --        --       --             480
Purchase of stock.......    --     --        --          (93)      --          --        --       --             (93)
Repayment of notes......    --     --        --          --        242         --        --       --             242
Net income..............    --     --        --          --        --        6,008       --       --           6,008
                           ----   ----   -------    --------     -----     -------  --------     ----       --------
Balance at March 31,
 1998...................     11      7       --       22,457      (323)      6,615       --       --          28,767
Issuance of stock.......      1    --        --       15,998       (60)        --        --       --          15,939
Exercise of warrants....    --     --        --        1,326       --          --        --       --           1,326
Exercise of stock
 options................    --       1       --        1,460       --          --        --       --           1,461
Income tax benefit
 related to stock option
 exercises..............    --     --        --        1,331       --          --        --       --           1,331
Purchase of stock.......    --     --        --         (426)      --          --     (5,284)     --          (5,710)
Conversion to Class A...      3     (3)      --          --        --          --        --       --             --
Repayment of notes......    --     --        --          --        351         --        --       --             351
Net income..............    --     --        --          --        --        9,836       --       --           9,836
                           ----   ----   -------    --------     -----     -------  --------     ----       --------
Balance at March 31,
 1999...................     15      5       --       42,146       (32)     16,451    (5,284)     --          53,301
Issuance of stock.......      2    --        --      118,741      (668)        --        --       --         118,075
Exercise of warrants....    --     --        --          243       --          --        --       --             243
Exercise of stock
 options................      1      2       --        8,638       --          --        --       --           8,641
Income tax benefit
 related to stock option
 exercises..............    --     --        --       23,730       --          --        --       --          23,730
Purchase of stock.......    --     --        --         (174)      --          --     (4,781)     --          (4,955)
Conversion to Class A...      4     (4)      --          --        --          --        --       --             --
Repayment of notes......    --     --        --          --        468         --        --       --             468
Employee stock purchase
 plan...................    --     --        --        2,048       --          --        --       --           2,048
Unrealized gain.........    --     --        --          --        --          --        --       539            539
Net income..............    --     --        --          --        --       16,228       --       --          16,228
                           ----   ----   -------    --------     -----     -------  --------     ----       --------
Balance at March 31,
 2000...................   $ 22   $  3       --     $195,372     $(232)    $32,679  $(10,065)    $539       $218,318
                           ====   ====   =======    ========     =====     =======  ========     ====       ========


          See accompanying notes to consolidated financial statements

                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                Fiscal Years ended March 31, 1998, 1999 and 2000
                                 (In thousands)

                                                     1998     1999      2000
                                                    -------  -------  --------
Cash flows from operating activities:
  Net income....................................... $ 6,008  $ 9,836  $ 16,228
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization..................     871      998     4,026
    Tax benefits from employee stock plans.........     480    1,331    23,730
    Deferred income taxes..........................    (461)      38    (4,341)
    Changes in assets and liabilities:
      Accounts receivable..........................    (567)  (5,371)    1,844
      Prepaid expenses and other...................      15   (1,242)  (14,417)
      Accounts payable.............................     125     (266)    1,963
      Deferred compensation........................     --       --        --
      Accrued compensation.........................   6,535    2,300     3,896
      Deferred revenue.............................     419     (420)    2,920
      Income taxes payable.........................     (82)     --        --
      Other assets and liabilities.................     655   (1,314)     (557)
                                                    -------  -------  --------
        Net cash provided by operating activities..  13,998    5,890    35,292
                                                    -------  -------  --------
Cash flows used in investing activities:
  Capital expenditures, net........................    (475)  (2,773)   (7,871)
  Payments for purchase of companies...............     --       --     (5,328)
  Other assets.....................................    (648)    (223)   (7,190)
                                                    -------  -------  --------
        Cash flows used in investing activities....  (1,123)  (2,996)  (20,389)
                                                    -------  -------  --------
Cash flows from financing activities:
  Repayment of notes payable.......................  (2,000)     --        --
  Stock issuance costs.............................    (649)  (1,523)     (582)
  Common stock issued..............................   3,757   20,933   125,881
  Purchase of treasury stock.......................     --    (5,284)   (4,781)
  Repurchase of common stock.......................     (93)    (426)     (174)
                                                    -------  -------  --------
        Net cash provided by financing activities..   1,015   13,367   120,344
                                                    -------  -------  --------
Net increase in cash and cash equivalents..........  13,890   16,261   135,247
Cash and cash equivalents at beginning of year.....  17,547   31,437    47,698
                                                    -------  -------  --------
Cash and cash equivalents at end of year........... $31,437  $47,698  $182,945
                                                    =======  =======  ========
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest........... $    51  $    24  $     25
  Cash paid during the year for income taxes.......   4,558    5,875     5,821
Supplemental disclosure for noncash investing and
 financing activities:
  Issuance of common stock for notes............... $   443  $    60  $    668
  Issuance of acquisition note payable.............     --       --      1,000
  Incentive compensation applied to Payment for
   common stock....................................   1,041      --        --
                                                    =======  =======  ========

          See accompanying notes to consolidated financial statements

                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Description of Business

   Diamond Technology Partners Incorporated (the "Company" or "Diamond") is an e-business services firm that synthesizes business and industry insight with technology expertise to create innovative digital strategies for leading national and multinational businesses. The Company serves clients primarily in four key markets: financial services, consumer and industrial products and services, telecommunications and energy, and health care and insurance.

(2) Summary of Significant Accounting Policies

 Principles of Consolidation

   The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and balances have been eliminated in consolidation. Certain prior period amounts have been reclassified to conform with current period presentation.

 Revenue Recognition

   The Company recognizes revenues on contracts as work is performed, net of provisions for estimated uncollectible amounts. Actual uncollectible amounts are charged against this reserve when they become known. Out-of-pocket expenses are reimbursed by clients and are offset against expenses incurred.

 Computers, Equipment and Software

   Computers, equipment and software are stated at cost less accumulated depreciation. Depreciation is based on the estimated useful lives of the assets and is computed using the straight-line method. Costs capitalized for internally developed software include external consulting fees and employee salaries. Depreciation and amortization expense was $720,000, $998,000 and $4,026,000 for the years ended March 31, 1998, 1999 and 2000, respectively.

 Cash and Cash Equivalents

   Cash equivalents are highly liquid investments with original maturities of three months or less and are stated at cost, which approximates fair value. Cash equivalents consist of money market funds and demand deposits.

 Accounting for Investment Interests

   Occasionally, the Company may obtain non-controlling equity ownership interests as compensation for services performed. Equity securities are accounted for under the cost method of accounting unless these securities have readily determinable fair values based on quoted market prices. Securities for which the fair market value is determinable are recorded under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company classified the securities as available-for-sale securities. Unrealized gains and losses on these investments are reported under "Unrealized gain on investment" as a separate component of stockholders' equity, net of any related tax effect.

 Other Comprehensive Income

   Other comprehensive income represents unrealized gains on available-for-sale investments and securities, net of the related tax effect.

                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED

 Concentrations of Credit Risk

   Financial instruments that potentially subject the Company to significant concentration of credit risk consist principally of cash investments and accounts receivable. The Company places its cash investments with high quality financial institutions. Trade receivables potentially subject the Company to credit risk. The Company extends credit to its customers based upon an evaluation of the customer's financial condition and credit history and generally does not require collateral. The Company has historically incurred minimal credit losses. No customers individually accounted for more than 10% of revenues as of and for the year ended March 31, 1998. The Company had two customers which collectively accounted for 25% of revenues as of and for the year ended March 31, 1999, and one customer who accounted for 14% of revenues as of and for the year ended March 31, 2000.

 Income Taxes

   The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the use of the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be reversed or settled.

 Net Income Per Share

   Basic net income per share is computed using the weighted average number of common shares outstanding. Diluted net income per share is computed using the weighted average number of common shares outstanding and the assumed exercise of stock options and warrants (using the treasury stock method). Following is a reconciliation of the shares (in thousands) used in computing basic and diluted net income per share for the fiscal years ended March 31, 1998, 1999 and 2000:

                                                           1998   1999   2000
                                                          ------ ------ ------
      Shares used in computing basic net income per
       share............................................. 17,634 19,915 20,807
      Dilutive effect of stock options and warrants......  3,624  3,431  5,177
                                                          ------ ------ ------
      Shares used in computing diluted net income per
       share............................................. 21,258 23,346 25,984
                                                          ------ ------ ------
      Antidilutive securities not included in dilutive
       net income per share calculation..................     66     24    103
                                                          ====== ====== ======

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities, and revenues and expenses during the period reported. Actual results could differ from those estimates.

 Financial Instruments

   The fair value of the Company's financial instruments approximates their carrying value.

                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED

(3) Computers, Equipment and Software

   Computers, equipment and software at March 31, 1999, and 2000 are summarized as follows (amounts in thousands):

                                                                1999     2000
                                                               -------  -------
      Computers and equipment................................. $ 4,272  $11,210
      Software................................................   2,252    3,383
                                                               -------  -------
                                                                 6,524   14,593
      Less accumulated depreciation and amortization..........  (3,105)  (6,379)
                                                               -------  -------
                                                               $ 3,419  $ 8,214
                                                               =======  =======

(4) Other Assets

   Other assets at March 31, 1999 and 2000 are summarized as follows (amounts in thousands):

                                                                  1999   2000
                                                                 ------ -------
      Investment in public companies............................ $  353 $ 2,265
      Investment in non-public companies........................    --    9,773
      Other assets..............................................  2,657   3,943
                                                                 ------ -------
          Total................................................. $3,010 $15,981
                                                                 ====== =======

(5) Commitments

   The Company leases office space and equipment under various operating leases. As of March 31, 2000, the minimum future lease payments under operating leases with noncancelable terms in excess of one year are as follows (amounts in thousands):

             Year ending March 31,
             ---------------------
             2001.............................. $2,770
             2002..............................  1,587
             2003..............................    825
             2004..............................    332
             2005..............................    332
             Thereafter........................    442
                                                ------
                                                $6,288
                                                ======

   Rent expense under operating leases amounted to $1,611,000, $1,660,000 and $2,428,000 for the years ended March 31, 1998, 1999, and 2000, respectively.

   The Company is party to standby letters of credit in support of the minimum future lease payments under leases for permanent office space and office furniture amounting to $184,000 as of March 31, 2000, declining annually during the lease terms.

(6) Notes Payable and Line of Credit

   The Company has an available line of credit of $10,000,000 with a commercial bank, which has been reduced by letters of credit outstanding as of March 31, 2000 in the amount of $184,000. At March 31, 2000, all remaining amounts under this line of credit were available to the Company at the bank's prime rate or LIBOR plus 1.75%, at the Company's discretion.

                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED

   Notes payable consists of amounts due to former shareholders of Omnitech Consulting Group, Inc. The note payable is due in two installments, $500,000, on April 23, 2000 and $500,000 on April 23, 2001. The note carries a 5% interest rate.

(7) Stockholders' Equity

 Stock Split, Stock Recapitalization and Public Offerings

   The Company's Board of Directors approved a three-for-two stock split of the Company's Class A and Class B Common Stock, effective November 1, 1999. Shareholders of record at the close of business on October 25, 1999 received an additional share for every two shares of the Company's Class A or Class B Common Stock held. The consolidated balance sheets, statements of operations, statements of stockholders' equity and notes to consolidated financial statements have been restated to reflect this split. Class A is entitled to one vote per share and Class B Common Stock is entitled to five votes per share on all matters submitted to the vote of holders of common stock. Class B Common Stock may only be owned beneficially or of record by employees of the Company or by the Company.

   On March 31, 1997, the Company completed its initial public offering ("IPO") and sold 2,632,500 of its common shares at the price of $3.67 per share. The Company realized $8,476,000 in connection with the sale, net of the payment of the underwriters commissions and other expenses of the offering. Of the net proceeds, $2,000,000 were used to repay a loan from Safeguard Scientifics, Inc. In the offering, an additional 2,400,000 shares were sold by selling stockholders. On April 8, 1997, the underwriters', pursuant to their exercise of the over-allotment option, purchased an additional 480,000 shares of the Company's common stock at $3.67 per share. The Company's proceeds from these additional shares, net of expenses, were $1,595,000.

   In April 1998, the Company completed an offering and sold 982,188 shares of Class A Common Stock at a price of $17.83 per share. The Company realized approximately $15.9 million in connection with the sale, net of payment of the underwriters' commissions and other expenses of the offering. In the offering, an additional 3,517,812 shares were sold by selling stockholders.

   In September 1998, the Company's Board of Directors authorized the repurchase, from time to time, of up to one million shares of the Company's Class A Common Stock. These repurchases were authorized to be made in the open market or in privately negotiated transactions. At March 31, 2000, the number of shares purchased under this authorization was 769,950 at an aggregate cost of $10,065,044. The Company funded the repurchases through its cash balances.

   In March 2000, the Company completed an offering and sold 1,500,000 shares of Class A Common Stock at a price of $80.13 per share. The Company realized approximately $114.0 million in connection with the sale, net of payment of the underwriters' commissions and other expenses of the offering. In the offering, an additional 1,775,000 shares were sold by selling stockholders.

   In April 1999, the Company's Board of Directors adopted and the Company's shareholders subsequently approved the 1999 Employee Stock Purchase Plan. The 1999 Employee Stock Purchase Plan is designed to qualify for certain income tax benefits for employees under the section 423 of the Internal Revenue Code and contains 900,000 shares of Class B Common Stock. The plan allows qualifying employees to purchase Class B Common Stock at the end of each fiscal quarter, commencing the period ended September 30, 1999, at 85% of the lesser of the fair market value of the Class A Common Stock on the individual's enrollment date and the last day of the fiscal quarter. The amount each employee can purchase is limited to the lesser of (i) 15% of pay or (ii) $6,250 of stock value in any fiscal quarter.

 Stock Options

   Under the Company's 1998 Equity Incentive Plan (collectively, the "Stock Option Plan" or "Plan"), the Company may grant qualified incentive stock options to officers and employees of the Company. The Stock

                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED

Option Plan provides that, subsequent to the IPO, options will be granted at the average of the closing price of a share of Class A Common Stock on the Nasdaq Stock Market System for the ten trading days immediately preceding the date of grant. Options have been granted to officers which vest incrementally, with varying percentages on the first through fifth anniversaries of the date of grant, respectively, and expire on the seventh anniversary of the date of grant. Options have been granted to employees which fully vest upon the third anniversary of the date of grant and expire on the fifth anniversary of the date of grant. Options were also granted to employees at various times which vest over periods ranging from 18 months to 3 years from the date of grant and which expire on the fifth anniversary of the date of grant. The Company's Board of Directors has also granted non-qualified stock options to certain persons who were not employees on the date of grant and certain non-employee members of the Board of Directors. These non-qualified stock options vest over periods ranging from immediate to five years.

   The following table summarizes the transactions, both incentive and nonqualified, pursuant to the Plans (amounts in thousands, except price per share amounts).

                                                                  Weighted-
                                        Shares                     Average
                                        Under                   Exercise Price
                                        Option  Range of Prices   Per Share
                                        ------  --------------- --------------
      Balances, March 31, 1997.........  4,752  $  0.81 to 3.67     $ 1.77
        Granted........................  2,444    4.27 to 15.07      12.97
        Exercised......................   (822)    0.81 to 3.67       1.45
        Canceled.......................   (215)   0.81 to 12.83       2.01
                                        ------  ---------------     ------
      Balances, March 31, 1998.........  6,159    0.81 to 15.07       6.25
        Granted........................  3,530    6.73 to 19.87       9.16
        Exercised......................   (972)    0.81 to 8.93       1.52
        Canceled....................... (2,555)   1.21 to 19.87      12.74
                                        ------  ---------------     ------
      Balances, March 31, 1999.........  6,162    0.81 to 18.27       6.20
        Granted........................  4,991   13.53 to 92.55      22.44
        Exercised...................... (1,904)   0.81 to 20.87       4.57
        Canceled.......................   (879)   0.81 to 28.17      10.15
                                        ------  ---------------     ------
      Balances, March 31, 2000.........  8,370  $ 0.81 to 92.55     $15.83
                                        ======  ===============     ======

   At March 31, 1998, 1999 and 2000, 931,500, 772,500, and 625,800 options were exercisable, respectively, under the Plans.

   The following table summarizes information about stock options under the Plans at March 31, 2000 (share amounts in thousands):

                      Options Outstanding                     Options Exercisable
      ----------------------------------------------------------------------------
                                                                         Weighted-
      Range of     Options   Weighted-Average   Weighted-      Options    Average
      Exercise   Outstanding    Remaining        Average     Exercisable Exercise
       Prices    at 3/31/00  Contractual Life Exercise Price at 3/31/00    Price
      --------   ----------- ---------------- -------------- ----------- ---------
      $ 0.81
        to
       3.63           925          2.81           $ 1.91         470      $ 2.07
        3.67
          to
        7.75        2,177          4.29             7.64          73        7.06
        8.10
          to
       13.53        2,399          5.22            12.88          73       10.74
       13.73
          to
       22.00        1,403          4.83            15.64           7       14.30
       24.43
          to
       92.55        1,466          5.52            41.79           2       31.00
      ------        -----          ----           ------         ---      ------
      $ 0.81
          to
       92.55        8,370          4.70           $15.83         626      $ 3.90
      ======        =====          ====           ======         ===      ======

                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED

   The Company applies Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock Based Compensation," and Emerging Issues Task Force
(EITF) Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" for stock issued to individuals or groups other than employees. The Company applies Accounting Principles Board (APB) Opinion 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for stock issued to employees as defined by APB No.25. Accordingly, no compensation expense has been recognized on options granted to employees and directors. Had compensation expense on these options been determined based on the fair value at the grant date for awards under these plans consistent with the methodology prescribed under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," the Company's net income and diluted earnings per share would have been reduced to the pro forma amounts indicated below:

                                                           1998   1999   2000
                                                          ------ ------ -------
      Net income
        As reported...................................... $6,008 $9,836 $16,228
        Pro forma........................................  5,663  7,737   5,055
      Diluted net income per share
        As reported...................................... $ 0.28 $ 0.42 $  0.62
        Pro forma........................................   0.26   0.33    0.19

   The weighted-average fair value of the options granted under the Stock Option Plans in 1998, 1999 and 2000, calculated using the Black-Scholes pricing model, was $4.48, $2.68, and $10.42, respectively. The following assumptions were used in the Black-Scholes pricing model for options granted in 1998, 1999 and 2000: dividend yield of 0.0 percent for each year, estimated volatility of 35% for 1998 and 1999 and 60% in 2000, risk-free interest rates ranging from 4.4% to 6.3%, and an expected life of 1 to 6 years.

(8) Income Taxes

   The provision for income taxes for fiscal years ended March 31, 1998, 1999 and 2000 consisted of the following (in thousands):

                                                          1998    1999   2000
                                                         ------  ------ -------
      Current:
        Federal......................................... $3,781  $5,654 $10,070
        State...........................................    605     659   1,729
                                                         ------  ------ -------
                                                          4,386   6,313  11,799
      Deferred..........................................   (461)     38  (1,422)
                                                         ------  ------ -------
                                                         $3,925  $6,351 $10,377
                                                         ======  ====== =======

   The total tax provision differs from the amount computed by applying the federal income tax rate of 34 percent for 1998 and 35 percent for 1999 and 2000 to income before income taxes for the following reasons (in thousands):

                                                          1998    1999   2000
                                                         ------- ------ -------
      Federal income taxes at statutory rate............ $ 3,377 $5,665 $ 9,311
      Effect of permanent differences...................     194    254     333
      State income taxes, net of federal benefit........     354    432     733
                                                         ------- ------ -------
                                                         $33,925 $6,351 $10,377
                                                         ======= ====== =======

                   DIAMOND TECHNOLOGY PARTNERS INCORPORATED

   The tax effects of the temporary differences that give rise to the deferred tax assets and liabilities at March 31, 1999 and 2000 are presented below (in thousands):

                                                                   1999   2000
                                                                  ------ ------
      Deferred tax assets:
        Net operating loss carryforward.......................... $  --  $2,920
        Reserves and allowances..................................    521  1,976
        Accrued bonuses..........................................    318    564
        Accrued recruiting.......................................    247     78
                                                                  ------ ------
          Total gross deferred tax assets........................  1,086  5,538
      Deferred tax liabilities:
        Accelerated depreciation.................................    157     70
        Capitalized assets.......................................     18    --
        Unrealized gain on investments...........................    --     344
        Goodwill--Omnitech.......................................    --      59
        Other....................................................    176    333
                                                                  ------ ------
          Total deferred tax liabilities.........................    351    806
                                                                  ------ ------
      Net deferred income taxes.................................. $  735 $4,732
                                                                  ====== ======

   As of March 31, 2000, the Company has available for income tax purposes approximately $6.1 million in federal net operating loss carryforwards which may be used to offset future taxable income. These loss carryforwards will expire in fiscal year 2020. In addition, the Company has state net operating loss carryforwards of approximately $15.5 million which may be used to offset future taxable income. The expiration of these loss carryforwards ranges between five and twenty years.

   Management believes it is more likely than not that the deferred tax assets will be realized in the future.

(9) Benefit Plans

 401(k) Plan

   The Company has a noncontributory defined contribution plan covering substantially all of its employees. This plan is qualified under Section 401(k) of the Internal Revenue Code of 1986. The Company may elect to make contributions to this plan but to date has not done so.

(10) Business Combinations

   In October 1999, the Company acquired Leverage Information Systems, Inc., ("Leverage"), a San Francisco based systems architecture and development company specializing in the building of complex web sites and intranets. Under the terms of the acquisition, the Company paid $1.0 million in cash and issued 97,500 shares of the Company's Class A Common Stock.

   In April 1999, the Company acquired OmniTech Consulting Group, Inc. ("Omnitech"), a Chicago-based change management firm specializing in web-based and other multimedia corporate learning. Under the terms of the acquisition agreement, the Company paid $4.0 million in cash, and issued a $1.0 million note and 173,461 shares of the Company' Class A Common Stock. Additionally, OmniTech may be paid a maximum of $2 million over the two years following the closing date upon achievement of certain performance measures.

   The acquisitions are being accounted for under the purchase method of accounting and, accordingly, the operating results of OmniTech and Leverage have been included in the Company's consolidated financial statements since the date of acquisition. The excess of net assets acquired ("Goodwill") recorded for OmniTech and Leverage approximated $11.1 million, and are being amortized on a straight-line basis over 25 years and 7 years, respectively.

                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED

   The following summarized pro forma financial information for year ended March 31, 1999 and 2000 assume the OmniTech and Leverage acquisitions occurred as of April 1 of each year:

                                                                 1999     2000
                                                                ------- --------
                                                                 (in thousands,
                                                                except per share
                                                                     data)
      Net revenue.............................................. $93,255 $137,549
      Net income...............................................  10,124   15,690
      Net income per share:
        Basic.................................................. $  0.50 $   0.75
        Diluted................................................ $  0.43 $   0.60

   These amounts are based upon certain assumptions and estimates, and do not necessarily represent results that would have occurred if the acquisition had taken place on the basis assumed above, nor are they indicative of the results of future combined operations.

(11) Subsequent event (Unaudited)

   On May 10, 2000, the Company acquired Momentus Group Limited ("Momentus"), a London-based e-business consulting company. Under the terms of the acquisition agreement, the Company paid approximately $2.9 million in cash and delivered 44,252 shares of the Company's Class A Common Stock. Additionally, Momentus may be paid a maximum of 69,265 shares of the Company's Class A Common Stock over the next two years upon the achievement of certain performance measures. The acquisition will be accounted for under the purchase method of accounting.

(12) Quarterly Financial Information (Unaudited)

   The following table presents the unaudited quarterly financial information for fiscal 1999 and 2000 (in thousands, except per share amounts):

                                                         Quarter Ended
                                                -------------------------------
                                                         Sept.
                                                June 30   30    Dec. 31 Mar. 31
                                                ------- ------- ------- -------
      Year Ended March 31, 1999
        Net revenues........................... $18,375 $20,136 $21,194 $22,684
        Income from operations.................   2,932   3,289   3,448   4,030
        Income before taxes....................   3,529   3,938   4,117   4,603
        Net income.............................   2,135   2,383   2,511   2,807
        Basic earnings per share...............    0.11    0.12    0.13    0.14
        Diluted earnings per share............. $  0.09 $  0.10 $  0.11 $  0.12
      Year Ended March 31, 2000
        Net revenues........................... $25,718 $30,467 $36,640 $43,410
        Income from operations.................   4,551   5,518   6,638   7,896
        Income before taxes....................   4,916   5,931   7,124   8,634
        Net income.............................   2,999   3,618   4,345   5,266
        Basic earnings per share...............    0.15    0.18    0.21    0.24
        Diluted earnings per share............. $  0.13 $  0.14 $  0.16 $  0.19

                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED

                          CONSOLIDATED BALANCE SHEETS
                    (In thousands, except per share amounts)

                                                           March     June 30,
                                                          31, 2000     2000
                                                          --------  -----------
                                                                    (Unaudited)
                                    ASSETS
Current assets:
  Cash and cash equivalents.............................. $182,945   $192,898
  Accounts receivable, net of allowance of $1,279 and
   $1,756 as of March 31, 2000 and June 30, 2000,
   respectively..........................................   10,596     12,456
  Income taxes receivable................................   13,874     11,707
  Prepaid expenses and deferred income taxes.............    7,144      7,247
                                                          --------   --------
    Total current assets.................................  214,559    224,308
Computers, equipment and training software, net..........    8,214      9,110
Other assets.............................................   15,981     19,126
Goodwill, net............................................   10,656     15,920
                                                          --------   --------
      Total assets....................................... $249,410   $268,464
                                                          ========   ========
                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................... $  3,759   $  5,145
  Note payable, current portion..........................      500        500
  Other accrued liabilities..............................   26,333     27,242
                                                          --------   --------
    Total current liabilities............................   30,592     32,887
Note payable, less current portion.......................      500        --
                                                          --------   --------
      Total liabilities..................................   31,092     32,887
Stockholders' equity:
  Preferred Stock, $1.00 par value, 2,000 shares
   authorized, no shares issued..........................      --         --
  Class A common stock, $.001 par value, 40,000 shares
   authorized, 21,958 issued as of March 31, 2000 and
   22,194 issued as of June 30, 2000.....................       22         22
  Class B common stock, $.001 par value, 20,000 shares
   authorized, 2,701 issued as of March 31, 2000 and
   2,999 issued as of June 30, 2000......................        3          3
  Additional paid-in capital.............................  195,372    204,370
  Notes receivable from sale of common stock.............     (232)      (517)
  Accumulated other comprehensive income.................      539      1,857
  Retained earnings......................................   32,679     39,907
                                                          --------   --------
                                                           228,383    245,642
Less Class A Common Stock in treasury, at cost, 770
 shares held.............................................   10,065     10,065
                                                          --------   --------
    Total stockholders' equity...........................  218,318    235,577
                                                          --------   --------
      Total liabilities and stockholders' equity......... $249,410   $268,464
                                                          ========   ========

          See accompanying notes to consolidated financial statements

                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED

         CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME
                     (In thousands, except per share data)
                                  (Unaudited)

                                                               For the Quarter
                                                               Ended June 30,
                                                               ---------------
                                                                1999    2000
                                                               ------- -------
Net revenue................................................... $25,718 $52,158
                                                               ------- -------
Operating expenses:
  Project personnel and related expenses......................  13,945  27,700
  Professional development and recruiting.....................   2,085   4,799
  Marketing and sales.........................................   1,598   3,269
  Management and administrative support.......................   3,485   6,956
  Goodwill amortization.......................................      54     308
                                                               ------- -------
    Total operating expenses..................................  21,167  43,032
                                                               ------- -------
Income from operations........................................   4,551   9,126
Other income, net.............................................     365   2,723
                                                               ------- -------
Income before taxes...........................................   4,916  11,849
Income taxes..................................................   1,917   4,621
                                                               ------- -------
Net income....................................................   2,999   7,228
Unrealized gain from securities, net of income tax expense of
 $835.........................................................     --    1,318
                                                               ------- -------
Comprehensive income.......................................... $ 2,999 $ 8,546
                                                               ======= =======
Basic net income per share of common stock.................... $  0.15 $  0.30
Diluted net income per share of common stock.................. $  0.13 $  0.24
Shares used in computing basic net income per share of common stock........................................................  20,303  24,164
Shares used in computing diluted net income
 per share of common stock....................................  23,905  29,677


          See accompanying notes to consolidated financial statements

                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                  (Unaudited)

                                                              For the Three
                                                            Months Ended June
                                                                30, 1999
                                                            ------------------
                                                              1999      2000
                                                            --------  --------
Cash flows from operating activities:
  Net income............................................... $  2,999  $  7,228
  Adjustments to reconcile net income to net cash provided
   by operating activities:
    Depreciation and amortization..........................      440     1,517
    Deferred income taxes..................................      --        835
  Tax benefits from employee stock plans...................      354     2,551
  Changes in assets and liabilities, net of effects of
   acquisition:
    Accounts receivable....................................      232    (1,549)
    Prepaid expenses and other.............................      950     1,249
    Accounts payable.......................................      743     1,142
    Other assets and liabilities...........................   (9,865)      214
                                                            --------  --------
Net cash provided by (used in) operating activities........   (4,147)   13,187
                                                            --------  --------
Cash flows from investing activities:
  Capital expenditures, net................................     (996)   (2,070)
  Payments for purchase of companies.......................   (3,027)   (3,241)
  Other assets.............................................      --     (1,176)
                                                            --------  --------
Net cash used in investing activities......................   (4,023)   (6,487)
                                                            --------  --------
Cash flows from financing activities:
  Repayment of note payable................................      --       (500)
  Stock issuance costs.....................................      --         (2)
  Common stock issued......................................      665     3,743
  Purchase of treasury stock...............................   (2,723)      --
                                                            --------  --------
Net cash provided by (used in) financing activities........   (2,058)    3,241
                                                            --------  --------
Effect of exchange rate changes on cash....................      --         12
                                                            --------  --------
Net increase (decrease) in cash and cash equivalents.......  (10,228)    9,953
Cash and cash equivalents at beginning of period...........   47,698   182,945
                                                            --------  --------
Cash and cash equivalents at end of period................. $ 37,470  $192,898
                                                            ========  ========
Supplemental disclosure of cash flow information:
  Cash paid during the period for interest................. $      6  $     13
  Cash paid during the period for income taxes.............      202         1
Supplemental disclosure of noncash investing and financing
 Activities:
  Issuance of common stock for notes....................... $    183  $    422
  Issuance of acquisition note payable.....................    1,000       --
  Issuance of common stock in acquisitions.................    1,842     2,422

          See accompanying notes to consolidated financial statements

                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

A. Basis of Reporting

   The accompanying consolidated financial statements of Diamond Technology Partners Incorporated (the "Company") include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation. Certain prior period amounts have been reclassified to conform with current period presentation. In the opinion of management, the consolidated financial statements reflect all normal and recurring adjustments that are necessary for a fair presentation of the Company's financial position, results of operations, and cash flows as of the dates and for the periods presented. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Consequently, these statements do not include all the disclosures normally required by generally accepted accounting principles for annual financial statements nor those normally made in the Company's Annual Report on Form 10-K. Accordingly, reference should be made to the Company's Annual Report on Form 10-K for additional disclosures, including a summary of the Company's accounting policies, which have not changed. The consolidated results of operations for the quarter ended June 30, 2000, are not necessarily indicative of results for the full year.

B. Business Combinations

   In May 2000, the Company acquired Momentus Group Limited ("Momentus"), a London-based e-business consulting company. Under the terms of the acquisition agreement, the Company paid approximately $2.9 million in cash and delivered 44,252 shares of the company's Class A Common Stock. Additionally, Momentus may be paid a maximum of 69,265 shares of the Company's Class A Common Stock over the next two years upon the achievement of certain performance measures.

   In October 1999, the Company acquired Leverage Information Systems, Inc., ("Leverage"), a San Francisco based systems architecture and development company specializing in the building of complex web sites and intranets. Under the terms of the acquisition, the Company paid $1.0 million in cash and issued 97,500 shares of the Company's Class A Common Stock.

   In April 1999, the Company acquired OmniTech Consulting Group, Inc. ("OmniTech"), a Chicago-based change management firm specializing in web-based and other multimedia corporate learning. Under the terms of the acquisition agreement, the Company paid $4.0 million in cash, and issued a $1.0 million note and 115,641 shares of the Company's Class A Common Stock. Additionally, OmniTech may be paid a maximum of $2 million over the two years following the closing date upon achievement of certain performance measures.

   The acquisitions are being accounted for under the purchase method of accounting and, accordingly, the operating results of OmniTech, Leverage, and Momentus have been included in the Company's consolidated financial statements since the date of acquisition. The excess of net assets acquired ("Goodwill") recorded for OmniTech, Leverage, and Momentus approximated $16.7 million, and is being amortized on a straight-line basis ranging from 7 to 25 years.

                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED

   The following summarized unaudited pro forma financial information for the three months ended June 30, 1999 and 2000 assume the OmniTech, Leverage, and Momentus acquisitions occurred as of April 1 of each year:

                                                                  Three Months
                                                                 Ended June 30,
                                                                 ---------------
                                                                  1999    2000
                                                                 ------- -------
                                                                  (in millions,
                                                                     except
                                                                 per share data)
      Net Revenue............................................... $26,803 $52,379
      Net income................................................   2,428   7,150
      Earnings per share:
        Basic...................................................    0.12    0.30
        Diluted.................................................    0.10    0.24

   These amounts are based upon certain assumptions and estimates, and do not necessarily represent results that would have occurred if the acquisition had taken place on the basis assumed above, nor are they indicative of the results of future combined operations.

                     CLUSTER TELECOM B.V. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                  (In NLG thousands, except per share amounts)

                                                           December 31, June 30,
                                                               1999       2000
                                                           ------------ --------
                                                              (NLG)      (NLG)
                          ASSETS
Current assets:
  Cash and cash equivalents...............................    15,980     16,248
  Accounts receivable--trade..............................    22,141     48,889
  Due from parent company.................................       190          0
  Other receivables.......................................     2,723      4,619
  Prepaid expenses........................................        72          0
                                                              ------     ------
      Total current assets................................    41,106     69,756
Intangible assets.........................................       432        950
Tangible fixed assets.....................................     5,286      9,170
Financial assets..........................................       434        668
                                                              ------     ------
      Total fixed assets..................................     6,152     10,787
                                                              ------     ------
      Total assets........................................    47,258     80,543
                                                              ======     ======

           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable
    Trade.................................................     9,206     10,020
    Due to parent company.................................     9,031     15,552
Taxes and social security contributions...................    11,204     18,167
Other debts...............................................     5,100      7,471
Accrued liabilities.......................................     5,366     22,654
                                                              ------     ------
      Total current liabilities...........................    39,907     73,864
Stockholders' equity:
  Common stock............................................        43         43
  Additional paid-in capital..............................        56         56
  Legal reserve...........................................         6          6
  Retained earnings.......................................     7,166      6,649
  Cumulative foreign currency translation adjustments.....        80        (75)
                                                              ------     ------
      Total group equity..................................     7,351      6,679
                                                              ------     ------
      Total shareholders' equity and liabilities..........    47,258     80,543
                                                              ======     ======

          See accompanying notes to consolidated financial statements

                     CLUSTER TELECOM B.V. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF NET INCOME

                   (In NLG thousands, except per share data)
                                  (Unaudited)

                                                           For the Six Months
                                                             Ended June 30,
                                                           --------------------
                                                             1999       2000
                                                           ---------  ---------
Net revenue...............................................    46,961     95,123
Direct salaries and costs.................................   (19,611)   (45,886)
                                                           ---------  ---------
  Gross profit............................................    27,350     49,237
Royalty expense...........................................    (4,927)         0
General and administrative expenses.......................    (7,747)   (30,845)
                                                           ---------  ---------
  Total operating expenses................................   (12,675)   (30,845)
  Operating income........................................    14,676     18,392
                                                           ---------  ---------
Financial income (expense)................................      (739)       176
Income before tax.........................................    13,936     18,568
                                                           ---------  ---------
Provision for income taxes................................    (5,386)    (7,180)
                                                           ---------  ---------
Net income................................................     8,550     11,389
                                                           =========  =========


          See accompanying notes to consolidated financial statements

                     CLUSTER TELECOM B.V. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                               (In NLG thousands)

                                                                For the Six
                                                                Months Ended
                                                                  June 30,
                                                               ---------------
                                                                1999    2000
                                                               ------  -------
Cash flows from operating activities:
  Net income..................................................  8,550   11,389
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation..............................................    231      758
    Provision for contingencies...............................    813      573
    Changes in assets and liabilities:
      Accounts receivable--trade.............................. (8,845) (26,748)
      Other receivables.......................................    441   (1,824)
      Accounts payable--trade................................. (7,838)     814
      Accounts payable--due from Parent Company...............    337      190
      Accounts payable--due to Parent Company.................      0    6,521
      Taxes and social security contributions.................  4,646    6,963
      Other debts.............................................   (955)   2,371
      Accrued liabilities.....................................  4,720   16,715
                                                               ------  -------
        Net cash provided by (used in) operating activities...  2,102   17,722
                                                               ------  -------
Cash flows from investing activities:
  Fixed asset additions....................................... (1,667)  (5,393)
                                                               ------  -------
        Net cash used in investing activities................. (1,667)  (5,393)
                                                               ------  -------
Cash flows from financing activities:
  Dividends paid..............................................      0  (11,906)
                                                               ------  -------
        Net cash provided by (used in) financing activities...      0  (11,906)
                                                               ------  -------
Effect of exchange rate changes on cash.......................   (563)    (155)
                                                               ------  -------
Net increase (decrease) in cash and cash equivalents..........   (128)     267
Cash and cash equivalents at beginning of period..............  7,786   15,980
                                                               ------  -------
Cash and cash equivalents at end of period....................  7,658   16,248
                                                               ======  =======

          See accompanying notes to consolidated financial statements

                     CLUSTER TELECOM B.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (Unaudited)

A. Basis of Reporting

   The accompanying consolidated financial statements of Cluster (the "Company") include the accounts of the Company. All significant intercompany transactions and balances have been eliminated in consolidation. Certain prior period amounts have been reclassified to conform with current period presentation. In the opinion of management, the consolidated financial statements reflect all normal and recurring adjustments that are necessary for a fair presentation of the Company's financial position, results of operations, and cash flows as of the dates and for the periods presented. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Consequently, these statements do not include all the disclosures normally required by generally accepted accounting principles for annual financial statements. The consolidated results of operations for the six months ended June 30, 2000, are not necessarily indicative of results for the full year.

                                AUDITORS' REPORT

To the Board of Directors and Shareholders of Cluster Telecom BV and Subsidiaries

   We have audited the accompanying consolidated balance sheet of Cluster Telecom B.V. and subsidiaries as of December 31, 1999 and the related consolidated statements of operations, shareholders' equity and cash flow for the year ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cluster Telecom B.V. and subsidiaries as of December 31, 1999 and the results of their operations and their cash flows for the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

Amsterdam, The Netherlands,
June 8, 2000

                     CLUSTER TELECOM B.V. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

            (in thousands of Dutch guilders, except per share data)

                                                                   December 31,
                              ASSETS                                   1999
                              ------                               ------------
Current Assets:
  Cash and cash equivalents.......................................    15,980
  Accounts receivable--
    Trade.........................................................    22,141
    Due from parent company.......................................       190
  Other receivables...............................................     2,723
  Prepaid expenses................................................        72
                                                                      ------
                                                                      25,126
                                                                      ------
      Total current assets........................................    41,106

Non Current Assets:
  Intangible assets...............................................       432
  Tangible fixed assets...........................................     5,286
  Financial assets--
    Deposits......................................................       371
    Long term loans to employees..................................        63
                                                                      ------
      Total fixed assets..........................................     6,152
                                                                      ------

Total Assets......................................................    47,258
                                                                      ======
               SHAREHOLDERS' EQUITY AND LIABILITIES
               ------------------------------------
Current Liabilities:
  Accounts payable
    Trade.........................................................     9,206
    Due to parent company.........................................     9,031
  Taxes and social security contributions.........................    11,204
  Other debts.....................................................     5,100
  Accrued liabilities.............................................     5,366
                                                                      ------
      Total current liabilities...................................    39,907

Shareholders' Equity:
  Common stock--NLG 100 par value; 2,000 shares authorized, 432
   shares issued and outstanding..................................        43
  Additional paid-in capital......................................        56
  Legal reserve...................................................         6
  Retained earnings...............................................     7,166
  Cumulative foreign currency translation.........................        80
                                                                      ------
      Total shareholders' equity..................................     7,351
                                                                      ------
      Total shareholders' equity and liabilities..................    47,258
                                                                      ======

  The accompanying notes to consolidated financial statements are an integral part of these statements.

                     CLUSTER TELECOM B.V. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                        (in thousands of Dutch guilders)

                                                                    For the Year
                                                                       Ended
                                                                    December 31,
                                                                        1999
                                                                    ------------
Revenues...........................................................   111,013
Direct salaries and costs..........................................   (47,030)
                                                                      -------
  Gross profit.....................................................    63,983
Royalty expense....................................................   (11,773)
General and administrative expenses................................   (22,377)
                                                                      -------
  Total operating expenses.........................................   (34,150)
  Operating income.................................................    29,833
Financial income/(expense).........................................    (2,179)
Income before tax..................................................    27,654
Provision for income taxes.........................................   (10,688)
                                                                      -------
Net income.........................................................    16,966
                                                                      =======




  The accompanying notes to consolidated financial statements are an integral part of these statements.

                     CLUSTER TELECOM B.V. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

              (in thousands of Dutch guilders, except share data)

                                                          Cumulative    Retained
                         Common Stock  Additional           Foreign     Earnings       Total
                         -------------  Paid-in    Legal   Currency   (Accumulated Shareholders' Comprehensive
                         Shares Amount  Capital   Reserve Translation   deficit)      Equity        Income
                         ------ ------ ---------- ------- ----------- ------------ ------------- -------------
BALANCE, December 31,
 1998...................  430     43       56         6       (32)       (3,567)      (3,494)
Issuance of common
 stock..................    2    --       --        --        --            --           --
Cash dividends..........  --     --       --        --        --         (6,233)      (6,233)
Foreign Currency
 Translation
 Adjustments............  --     --       --        --        112           --           112           112
Net income..............  --     --       --        --        --         16,966       16,966        16,966
BALANCE, December 31,
 1999...................  432     43       56         6        80         7,166        7,351        17,078



  The accompanying notes to consolidated financial statements are an integral part of these statements.

                     CLUSTER TELECOM B.V. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                        (in thousands of Dutch guilders)

                                                                   For the Year
                                                                      Ended
                                                                   December 31,
                                                                       1999
                                                                   ------------
Cash flow from operating activities
  Net income......................................................    16,966
  Adjustment to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.................................       594
    Provision for contingencies...................................     1,629
    Changes in operating assets and liabilities:
      Accounts receivable--Trade..................................   (11,928)
      Accounts receivable--Due from parent Company................      (190)
      Other receivables...........................................    (1,775)
      Prepaid expenses............................................       (72)
      Account payables--Trade.....................................      (313)
      Account payables--Due to parent Company.....................     3,262
      Taxes and social security contributions.....................     6,872
      Other debts.................................................     3,601
      Accrued liabilities.........................................       283
                                                                     -------
        Net cash provided from operating activities...............    18,929
                                                                     -------
Cash flow from investing activities
  Fixed asset additions...........................................    (4,614)
                                                                     -------
        Net cash used in investing activities.....................    (4,614)
                                                                     -------
Cash flow from financing activities:
  Dividends paid..................................................    (6,233)
                                                                     -------
        Net cash used in financing activities.....................    (6,233)
Impact of exchange rate fluctuation on cash.......................       112
                                                                     -------
Net increase in cash and cash equivalents.........................     8,194
                                                                     -------
Cash and cash equivalents at beginning of year....................     7,786
Cash and cash equivalents at the end of the year..................    15,980
Supplemental Disclosures:
  Income taxes paid...............................................     4,385

  The accompanying notes to consolidated financial statements are an integral part of these statements.

                     CLUSTER TELECOM B.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1999

1. General

   Cluster Telecom B.V. and subsidiaries ("Cluster" or the "Company") was incorporated in The Netherlands on March 23, 1972 and is a limited liability company with its corporate headquarters located in The Hague, The Netherlands.

   The Company's principal activity is providing consulting services in the area of telecommunications.

   The shareholders of the Company are:

  . Imison N.V., located in The Netherlands Antilles (75% shareholder).

  . Eagle 2000, S.L., located in Barcelona, Spain (25% shareholder).

   Other subsidiaries owned by the shareholders, excluding those owned by the Company, are referred to as affiliated companies.

2. Principles of Consolidation

   All of the subsidiaries have been fully consolidated with Cluster Telecom B.V. as it holds the majority of the votes in the subsidiaries' representative and decision-making bodies. Uniform accounting principles and valuation criteria were used in the preparation of the consolidated financial statements.

   All significant intercompany balances and transactions have been eliminated in consolidation. The consolidated financial statements include the financial statements of the Company and the following subsidiaries:

                                                                      Percentage
      Name                                             Legal Seat     Ownership
      ----                                             ----------     ----------
      Cluster Consulting, S.L..................... Barcelona-Spain       100%
      Cluster Consulting, Ltd..................... London-UK             100%
      SARL Cluster Consulting..................... Paris-France          100%
      Cluster Consulting Corp..................... Boston-US             100%
      Cluster Consulting Do Brasil Ltda........... Sao Paolo-Brazil       99%
      Cluster Consulting GmbH..................... Dusseldorf-Germany    100%

   In 1999, the following new companies were formed, with Cluster Telecom B.V. subscribing to their capital stock:

  . SARL Cluster Consulting (Paris-France)

  . Cluster Consulting Corp. (Boston-US)

  . Cluster Consulting Do Brasil Ltda. (Sao Paulo-Brazil)

  . Cluster Consulting GmbH (Dusseldorf-Germany)

   Assets and liabilities of foreign subsidiaries not denominated in Dutch guilders are, for consolidation purposes, translated into Dutch guilders at the applicable exchange rates in effect on the balance sheet date, and shareholders' equity is translated at historical exchange rates. Income and expense are translated at the average applicable rates of exchange for the year. The resulting exchange differences from the translation have been recorded in shareholders' equity as "foreign currency translation adjustments."

3. Accounting Principles

 (a) General

   Assets and liabilities denominated in foreign currencies have been translated into Dutch guilders at the rates of exchange prevailing at year end. Transactions in foreign currencies are translated at the rates of exchange prevailing on the date of the transaction. The exchange results are recorded under financial income/expense in the statement of income. Foreign exchange results arising as a result from payment or recording as a receivable of dividends and royalties from the subsidiaries are for the accounts of the Company's shareholders.

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes to the consolidated financial statements. Actual results could differ from those estimates.

 (b) Intangible assets

   Costs with respect to the acquisition of licenses, patents, trademarks, concessions and the rights of intellectual ownership have been amortized on a straight-line basis over 4 years.

   The Company periodically evaluates the recoverability of the carrying amount of its long-lived assets in accordance with SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of. Whenever events or changes in circumstances indicate that the carrying amounts of those assets may not be recoverable, the Company will compare undiscounted net cash flows estimated to be generated by those assets to the carrying amount of those assets. When these undiscounted cash flows are less than the carrying amounts of the assets, the Company will record impairment losses to write the asset down to fair value, measured by the discounted estimated net future cash flows expected to be generated from the assets. During the years ended December 31, 1999, 1998 and 1997, management believes that no such impairments exist.

 (c) Non-current assets

   Tangible fixed assets are stated at the acquisition cost, less accumulated depreciation. The depreciation is calculated on the basis of acquisition cost less residual value over the estimated useful life of the related asset on a straight-line basis. The estimated useful lives are:

      Furniture, leasehold Improvements and equipment.................. 10 years
      Other non current assets.........................................  4 years

   Expenditures for expansion, modernization or improvement are capitalized, provided that they increase productivity, capacity or efficiency, or extend the useful lives of the related assets.

   The values of non-current assets are reviewed if facts and circumstances suggest that they may be impaired as discussed in Note 3b. There were no reevaluations of such assets recorded during 1999.

 (d) Financial assets

   Financial assets comprise deposits given to landlords and utility companies, stated at cost, and long-term loans made to employees.

 (e) Accounts receivable and payable

   Accounts receivable are stated at historical value, less an allowance for uncollectible accounts.

   Accounts receivable and payables relating to transactions, whether or not they arise in the normal course of business, are recorded at historical value and are classified as long-term or short-term according to when they fall due.

 (f) Recognition of income

   Revenues are recognized for time and materials contracts and fixed-fee contracts on the percentage-of-completion method of accounting, based on the ratio of costs incurred to total estimated costs. Unbilled revenues represent labor costs incurred, and estimated earnings, production and other client-reimbursable costs. Advanced billings represent billings of production and other client-reimbursable out-of-pocket costs in excess of revenues recognized. Amounts billed to clients in excess of revenues recognized to date are classified as deferred revenues. Unbilled charges and/or advanced billings were not material as of December 31, 1999. Cost of sales is recorded in the same period that sales are recognized. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are identified.

 (g) Cash and cash equivalents

   The Company considers instruments purchased with an original maturity of three months or less to be cash equivalents.

 (h) Business concentration

   The customers of the Company that accounted for 10% or more of revenues in 1999, and the related accounts receivable, as of the end of the period presented are as follows:

                                               (in thousands of Dutch guilders)
                                               ---------------------------------
                                                             Accounts receivable
                                                             as of December 31,
      Customer                                 1999 Revenues        1999
      --------                                 ------------- -------------------
      Ericsson Group..........................    16,009            2,113
      Sonae Group.............................    12,272            1,968
      Orange Group............................    11,946              979
      Airtel Group............................    11,631              668

 (i) Comprehensive Income

   The components of comprehensive income are as follows:

                                                              For the year ended
                                                                 December 31,
                                                                     1999
                                                              ------------------
      Net Income.............................................       16,966
      Foreign currency translation adjustment................          112
                                                                    ------
      Comprehensive Income...................................       17,078

4. Related party transactions

 (a) Royalty expense

   Cluster Telecom B.V. has set up a licensing agreement with its majority shareholder Imison N.V. that enables it to use the trademark of the Company. Under this agreement, the Company must pay royalties of between 94% and 98% of the total royalties received by Cluster Telecom B.V. from its subsidiaries.

   The amount charged against revenues for royalty expense during 1999 was NLG11,773.

 (b) Provision of services

   Several of the consultants providing services to the Company are related to the stockholders of Cluster Telecom B.V. The amount paid to these consultants (either as natural persons or through companies they have created) in respect of services provided in 1999 amounted to NLG4.2 million. The Company believes the rates being charged for these services are comparable to amounts that would be paid to third parties.

5. Tangible Fixed Assets

   The breakdown of the Tangible Fixed Assets in the accompanying consolidated balance sheet as of December 31, 1999 is as follows:

                                             (in thousands of Dutch guilders)
                                           -------------------------------------
                                                      Other
                                                     Tangible
                                                      Fixed    Leasehold
                                           Furniture  Assets  Improvements Total
                                           --------- -------- ------------ -----
      Historical Cost.....................   1,453    2,810      2,105     6,368
      Accumulated Depreciation............     285      630        167     1,082
                                             -----    -----      -----     -----
      Balance December 31.................   1,168    2,180      1,938     5,286
                                             =====    =====      =====     =====

6. Financial Assets

   The breakdown of the Financial Fixed Assets in the accompanying consolidated balance sheet as of December 31, 1999 is as follows:

                                                                 in thousands of
                                                                 Dutch guilders
                                                                 ---------------
      Deposits..................................................       371
      Long term loans to employees..............................        63
                                                                       ---
        Total...................................................       434
                                                                       ===

7. Accounts Receivable

   Accounts receivable, as presented under current assets, mature within one year, and comprise the following:

                                                                 in thousands of
                                                                 Dutch guilders
                                                                 ---------------
      Trade accounts receivable.................................     22,141
      Due from parent company...................................        190
      Other receivables.........................................      2,795
                                                                     ------
                                                                     25,126
                                                                     ======

   Accounts receivable at December 31, 1999 were substantially denominated in foreign currencies. The foreign currencies include the French franc, Brazilian real, Spanish peseta, U.S. dollar, the euro and others. The breakdown is summarized as follows:

                   (in thousands of Dutch guilders)
                   --------------------------------
                                                                            Euro
      French        Brazilian           Spanish             US              and
      Franc           Real              Peseta            Dollar           Other
      ------        ---------           -------           ------           -----
      1,705            33                4,868            2,255            14,545

8. Cash and cash equivalents

   Cash equivalents at December 31, 1999 include short-term time deposits amounting to NLG285,000. The amounts stated in the accompanying financial statements for cash and cash equivalents approximate fair value due to their short term maturity.

9. Liabilities

   Liabilities that are due to be paid within one year, including the short-term portion of long-term liabilities, if any, are presented under short-term liabilities.

   The amount payable to Imison N.V. is related primarily to a license agreement between the Company and Imison N.V. to use the Company's trademark.

   The amount charged against revenue for this royalty expense during 1999 was NLG11,773.

   Accounts payable as of December 31, 1999 were substantially denominated in foreign currencies. The foreign currencies include British pound, Deutsche mark, the French franc, Brazilian real, Spanish peseta, U.S. dollar, the euro and others. The breakdown is summarized as follows:

                        (in thousands of Dutch guilders)
                        --------------------------------
                                                                                 Euro
      British     Deutsche     French       Real       Spanish                    and
       Pound        Mark       Franc      (Brazil)     Peseta      US Dollar     other
      -------     --------     ------     --------     -------     ---------     -----
      2,464         279         436        5,709       10,414         139        2,953

10. Contingent Liabilities

 (a) Tax contingencies

   The caption "Accrued liabilities" in the accompanying consolidated financial statements include a provision amounting to NLG4.9 million for covering certain contingencies, to the extent that the Company's net worth is not altered, if certain contingencies materialize. These contingencies basically stem from the Company's remunerations systems for non-salaried consultants. The amount charged against profit and loss for the year was NLG1.6 million. The Company has a bank guaranteed from Credit Suisse, which would cover this amount in the event the above-mentioned contingencies materialize.

   In addition to the contingencies mentioned in the preceding paragraph, as a result of varying interpretations that can be made of current legislation applicable to certain Company practices, other contingencies might arise which cannot be objectively quantified, for which no provision has been made in the accompanying consolidated financial statements and for which no guarantee has been given to the Company. These contingencies basically stem from the Company's remuneration systems for non-salaried consultants and directors, as the tax and labor authorities might challenge the nature of their relationship with the Company. Should a reclassification of this relationship occur, the tax and labor authorities might require the Company to pay applicable withholding taxes and social security contributions. In addition, the tax authorities might conclude that VAT paid by the Company on these consultants' invoices is not deductible. Although these contingencies are hard to quantify, the amount that could be claimed by the authorities, including eventual penalties, could be between NLG10.5 million and NLG13.2 million. As advised by legal counsel, Company management believes these contingencies are unlikely to materialize and that the Company's position defendable.

 (b) Operating lease commitments

   The Company and its subsidiaries were committed under operating leases, expiring in various years, principally for the lease of office space. Certain leases were subject to rent reviews and require payment of expenses under escalation clauses. Rent expense was NLG2.1 million for the year ended December 31, 1999. The Company has no further obligations regarding such leases as of December 31, 1999.

11. Income Taxes

   The corporate tax is based on the fiscal result, taking into account that certain income and expenses as reported in the profit and loss account are exempted from taxation (permanent).

   Income before income taxes and the provision for taxes are summarized as follows:

                                                                     Year Ended
                                                                    December 31,
                                                                        1999
                                                                    ------------
      Income (loss) before income taxes:
        United States (Boston Subsidiary)..........................    (1,531)
        International..............................................    29,185
                                                                      -------
                                                                       27,654
      Provision for taxes on income:
        Current--
          United States............................................       --
          International............................................   (10,688)
                                                                      -------
                                                                      (10,688)
        Deferred--
          United States............................................       --
          International............................................       --
                                                                      -------
                                                                       16,966
                                                                      =======

   The only subsidiary that has deferred taxes is Cluster Consulting, S.L. (Spain), due to an accelerated amortization performed in 1995 pursuant to Spanish law. The deferred tax included in "Taxes and social security contributions" in the accompanying balance sheet as of December 31, 1999 amounted to NLG118,000.

   The Company's effective tax rate during 1999 was 38.65% as a result of the income generated by the subsidiaries in Spain (both, statutory and effective tax rate of 35%), the United Kingdom (effective tax rate of 30.25%) and Germany (effective tax rate 47%).

12. Financial Income and Expense

   The breakdown of 1999 financial income and expense items is summarized as follows:

      Interest Income...................................................    376
      Other.............................................................   (362)
      Currency exchange loss, net....................................... (2,193)
                                                                         ------
                                                                         (2,179)
                                                                         ======

13. Shareholders' equity

   The breakdown of shareholders equity is shown in the notes to the Company's annual accounts.

 (a) Common stock

   The authorized share capital of the Company amounts to NLG200,000, consisting of 2,000 shares with a par value of NLG100. At December 31, 1999, a total of 432 shares were issued and fully paid, and additional paid-in capital amounted to NLG56,000.

 (b) Legal reserve

   Due to local legislation in Spain, a legal reserve has been provided for with respect to the Company's participation in Cluster Consulting, S.L. (Barcelona).

   Under the Spanish Corporations Law, as amended, 10% of income for each year must be transferred to the legal reserve until the balance of this reserve reaches at least 20% of capital stock.

   The legal reserve can be used to increase capital, provided that the remaining reserve balance does not fall below 10% of the increased capital stock amount. Except as mentioned above, until the legal reserve exceeds 20% of capital stock, it can only be used to offset losses, provided that sufficient other reserves are not available to offset such losses.

14. Segment reporting

   The Company operates only in one segment, providing consulting services. Even though the Company has different legal entities operating in various countries, its operation and management is performed on a global basis.

   A summary of the Company's revenues and long-lived assets for the year ended December 31, 1999 is summarized as follows:

                                           (in thousands of Dutch guilders)
                                           --------------------------------
                                       Cluster                Cluster
                           Cluster   Consulting,   Cluster   Consulting  Cluster     Cluster
                         Consulting,    Ltd.     Consulting,   Corp.    Consulting Consulting,
                            S.L.       (United       SARL      (United     GmbH       Ltda.
                           (Spain)     Kingdom)    (France)    States)   (Germany)   (Brazil)
                         ----------- ----------- ----------- ---------- ---------- -----------
Revenues................   67,176      35,929        914       2,048      3,160       1,786
Long-lived Assets.......    2,881         989         39         501          9         867

   These revenues are primarily earned from the telecommunications consulting services provided by the Company to clients located in the following geographic areas:

                    (in thousands of Dutch guilders)
      ---------------------------------------------------------------
               Central
                 and
               Northern  Far   Latin  Middle  North  Southern
      Africa    Europe  East  America  East  America  Europe   Total
      ------   -------- ----  ------- ------ ------- --------  -----
      8,506     44,766  1,285 12,630   340    1,438   42,049  111,013

15. Personnel Expenses

   Labor cost are summarized as follows:

                                                                          (in
                                                                       thousands
                                                                       of Dutch
                                                                       guilders)
                                                                       ---------
      Salaries and wages..............................................   9,279
      Other social security contributions.............................   1,751
                                                                        ------
                                                                        11,030
                                                                        ======

16. Directors and supervisory directors

   The remuneration of statutory directors of the Company amounts to NLG792,000. There are no remuneration or post-retirement obligations for retired statutory directors. There are no pension plans for the statutory directors. The Company has no supervisory directors.

17. Appropriation of Net Income

   Subject to the provision under Dutch law that no dividends can be declared until all losses have been recovered, decision regarding the distribution of profits are made at the Annual General Meeting of Shareholders, in accordance with Article 16 of the Company's Articles of Incorporation.

   The Management is planning to distribute dividends amounting to NLG11.9 million, in addition to the interim dividends paid amounting to NLG6.2 million.

18. Subsequent Events

   In 2000, the Company entered into negotiations regarding a potential sale of a portion of its shares. As of the date of this report, no final decision had been made relating to this potential sale.

   On April 19, 2000 the Board of Directors approved a stock option plan under which 4 million options were issued to employees, professionals with a service agreement with the Company or officers or directors appointed by the Company or any of its subsidiaries and affiliates. The stock options entitle the recipients the option to acquire shares in the and/or stock appreciation rights entitling the grantee to shares or cash compensation measured by appreciation in the value of the shares in the Company between the exercise price and the fair market value of the ordinary shares in the company on the date of exercise. The options were issued at Euro 16 and vest quarterly between January 2, 2001 and January 2, 2004.

                                AUDITORS' REPORT

To the Board of Directors and Shareholders of Cluster Telecom B.V. and Subsidiaries

   We have audited the accompanying consolidated balance sheet of Cluster Telecom B.V. and subsidiaries as of December 31, 1998 and the related consolidated statements of operations, shareholders' equity and cash flow for the year ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cluster Telecom B.V. and subsidiaries as of December 31, 1998 and the results of their operations and their cash flows for the year ended December 31, 1998 in conformity with accounting principles generally accepted in the United States.

Amsterdam, The Netherlands,
June 8, 2000

                     CLUSTER TELECOM B.V. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

              (in thousands of Dutch guilders, except share data)

                           ASSETS                             December 31, 1998
                           ------                             -----------------
Current Assets:
  Cash and cash equivalents..................................       7,786
  Accounts receivable--Trade.................................      10,213
  Other receivables..........................................         948
                                                                   ------
                                                                   11,161
                                                                   ------
    Total current assets.....................................      18,947

Non Current Assets:
  Intangible assets..........................................           3
  Tangible fixed assets......................................       1,890
  Financial assets (deposits)................................         239
                                                                   ------
    Total fixed assets.......................................       2,132
                                                                   ------

Total Assets.................................................      21,079
                                                                   ======

            SHAREHOLDERS' EQUITY AND LIABILITIES              December 31, 1998
            ------------------------------------              -----------------
Current Liabilities:
  Accounts payable
    Trade....................................................       9,519
    Due to parent company....................................       5,769
  Taxes and social security contributions....................       4,332
  Other debts................................................       1,499
  Accrued liabilities........................................       3,454
                                                                   ------
    Total current liabilities................................      24,573

Shareholders' Equity:
  Common stock--NLG 100 par value; 2,000 shares authorized,
   430 shares issued and outstanding.........................          43
  Additional paid-in capital.................................          56
  Legal reserve..............................................           6
  Retained earnings..........................................      (3,567)
  Cumulative foreign currency translation....................         (32)
                                                                   ------
    Total shareholders' equity...............................      (3,494)
                                                                   ------
Total shareholders' equity and liabilities...................      21,079
                                                                   ======

  The accompanying notes to consolidated financial statements are an integral part of these statements.

                     CLUSTER TELECOM B.V. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                        (in thousands of Dutch guilders)

                                                                    For the year
                                                                       ended
                                                                    December 31,
                                                                        1998
                                                                    ------------
Revenues...........................................................    53,884
Direct salaries and costs..........................................   (29,710)
                                                                      -------
  Gross profit.....................................................    24,174
Royalty expense....................................................    (5,609)
General and administrative expenses................................   (10,656)
                                                                      -------
  Total operating expenses.........................................   (16,265)
  Operating income.................................................     7,909
Financial income/(expense).........................................        16
Income before tax..................................................     7,925
Provision for income taxes.........................................    (3,375)
                                                                      -------
Net income.........................................................     4,550
                                                                      =======



  The accompanying notes to consolidated financial statements are an integral part of these statements.

                     CLUSTER TELECOM B.V. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

              (in thousands of Dutch guilders, except share data)

                                                          Cumulative   Retained
                         Common Stock  Additional           Foreign    Earnings       Total
                         -------------  Paid-in    Legal   Currency   (Accumulate Shareholders' Comprehensive
                         Shares Amount  Capital   Reserve Translation  deficit)      Equity        Income
                         ------ ------ ---------- ------- ----------- ----------- ------------- -------------
BALANCE, December 31,
 1997...................  430      43       56        6       --           963        1,068
Cash dividends..........  --      --       --       --        --        (7,466)      (7,466)          --
Foreign Currency
 Translation
 Adjustments............  --      --       --       --        (32)         --           (32)          (32)
Adjustment for
 consolidation
 purposes--provision for
 contingencies..........  --      --       --       --        --        (1,614)      (1,614)
Net income..............  --      --       --       --        --         4,550        4,550         4,550
BALANCE, December 31,
 1998...................  430      43       56        6       (32)      (3,567)      (3,494)        4,518


  The accompanying notes to consolidated financial statements are an integral part of these statements.

                     CLUSTER TELECOM B.V. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOW

                        (in thousands of Dutch guilders)

                                                             For the year ended
                                                             December 31, 1998
                                                             ------------------
Cash flow from operating activities:
  Net income................................................        4,550
  Adjustment to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization...........................          276
    Provision for contingencies.............................        1,680
    Changes in operating assets and liabilities:
      Accounts receivable--Trade............................      (10,213)
      Other receivables.....................................         (948)
      Accounts payable--Trade...............................        9,519
      Accounts payable--Due from parent Company.............        5,762
      Taxes and social security contributions...............        4,332
      Other debts...........................................        1,438
      Accrued liabilities...................................          160
                                                                  -------
        Net cash provided by operating activities...........       16,556
                                                                  -------
Cash flow from investing activities:
  Fixed asset additions.....................................       (1,274)
                                                                  -------
        Net cash used in investing activities...............       (1,274)
                                                                  -------
Cash flow from financing activities:
  Dividends paid............................................       (7,466)
                                                                  -------
        Net cash used in financing activities...............       (7,466)
                                                                  -------
Impact of exchange rate fluctuation on cash.................          (32)
                                                                  -------
Net increase in cash and cash equivalents...................        7,784
                                                                  -------
Cash and cash equivalents at beginning of year..............            2
Cash and cash equivalents at the end of the year............        7,786

Supplemental Disclosures:
Income taxes paid...........................................          290



  The accompanying notes to consolidated financial statements are an integral part of these statements.

                     CLUSTER TELECOM B.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1998

1. General

   Cluster Telecom B.V. and subsidiaries ("Cluster" or the "Company"), was incorporated in the Netherlands on March 23, 1972 and is a limited liability company with its corporate headquarter located in The Hague, The Netherlands.

   The Company's principal activity is providing consulting services in the area of telecommunications.

   The shareholders of the Company are:

  . Imison N.V., located in The Netherlands Antilles (100% shareholder).

   Other subsidiaries owned by the shareholders, excluding those owned by the Company, are referred to as affiliated companies.

2. Principles of Consolidation

   All of the subsidiaries have been fully consolidated with Cluster Telecom B.V. as it holds the majority of the votes in the subsidiaries representative and decision-making bodies. Uniform accounting principles and valuation criteria were used in the preparation of the consolidated financial statements.

   All significant intercompany balances and transactions have been eliminated in consolidation. The consolidated financial statements include the financial statements of the Company and the following subsidiaries:

                                                                      Percentage
      Name                                              Legal Seat    Ownership
      ----                                            --------------- ----------
      Cluster Consulting, S.L........................ Barcelona-Spain    100%
      Cluster Consulting, Ltd........................ London-UK          100%

   In 1998, Cluster Consulting, Ltd. (London-UK), a new company, was formed with Cluster Telecom B.V. subscribing to its capital stock.

   Assets and liabilities of foreign subsidiaries not denominated in Dutch guilders are for consolidation purposes translated into Dutch guilders at the applicable exchange rates in effect on the applicable balance sheet date, and shareholders' equity is translated at historical exchange rates. Income and expense are translated at the average applicable rates of exchange for the year. The resulting exchange differences from the translation have been recorded in shareholders' equity as "foreign currency translation adjustments".

3. Accounting Principles

 (a) General

   Assets and liabilities denominated in foreign currencies have been translated into Dutch guilders at the rates of exchange prevailing at year-end. Transactions in foreign currencies are translated at the applicable rates of exchange prevailing on the date of the transaction. The exchange results are recorded under financial income/expense in the statement of income. Foreign exchange results arising as a result from payment or recording as a receivable of dividends and royalties from the subsidiaries are for the accounts of the Company's shareholder.

   These consolidated financial statements have been prepared in accordance with US GAAP. Considering that this is the first consolidation under these circumstances (US GAAP), the consolidated financial statements refer only to 1998. Therefore, there are no comparative figures relating 1997 consolidated financial statements.

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes to the consolidated financial statements. Actual results could differ from those estimates.

 (b) Intangible assets

   Costs with respect to the acquisition of licenses, patents, trademarks, concessions and the rights of intellectual ownership have been amortized on a straight-line basis over 4 years.

   The Company periodically evaluates the recoverability of the carrying amount of its long-lived assets in accordance with SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of. Whenever events or changes in circumstances indicate that the carrying amounts of those assets may not be recoverable, the Company will compare undiscounted net cash flows estimated to be generated by those assets to the carrying amount of those assets. When these undiscounted cash flows are less than the carrying amounts of the assets, the Company will record impairment losses to write the asset down to fair value, measured by the discounted estimated net future cash flows expected to be generated from the assets. During the years ended December 31, 1998 and 1997, management believes that no such impairments exist.

 (c) Non current assets

   Tangible fixed assets are stated at the acquisition cost, less accumulated depreciation. The depreciation is calculated on the basis of acquisition cost less residual value over the estimated useful life of the related asset on a straight-line basis. The estimated useful lives are:

             Machinery and equipment............. 10 years
             Other non current assets............  4 years

   Expenditures for expansion, modernization or improvement are capitalized, provided that they increase productivity, capacity or efficiency or extend the useful lives of the related assets.

   The values of non-current assets are reviewed if facts and circumstances suggest that they may be impaired as discussed in Note 3b. There were no reevaluations of such assets recorded during 1998.

 (d) Financial assets

   Financial fixed assets comprise deposits given to landlords and utility companies, stated at cost.

 (e) Accounts receivable and payable

   Accounts receivable are stated at historical value, less an allowance for uncollectible accounts.

   Accounts receivable and payables relating to transactions, whether or not they arise in the normal course of business, are recorded at historical value and are classified as long-term or short-term according to when they fall due.

 (f) Recognition of income

   Revenues are recognized for time and materials contracts and fixed-fee contracts on the percentage-of-completion method of accounting, based on the ratio of costs incurred to total estimated costs. Unbilled revenues represent labor costs incurred and estimated earnings, production and other client-reimbursable costs. Advanced billings represent billings of production and other client-reimbursable out-of-pocket costs in excess of revenues recognized. Amounts billed to clients in excess of revenues recognized to date are classified as deferred revenues. Unbilled charges and/or advanced billings were not material as of December 31, 1998. Cost of sales is recorded in the same period that sales are recognized. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are identified.

 (g) Cash and cash equivalents

   The Company considers instruments purchased with an original maturity of three months or less to be cash equivalents.

 (h) Business concentration

   The customers of the Company that accounted for 10% or more of revenues in 1998 and the related accounts receivable, as of the end of the period presented are as follows:

                                              (in thousands of Dutch guilders)
                                            ------------------------------------
                                                          Accounts receivable as
      Customer                              1998 Revenues  of December 31, 1998
      --------                              ------------- ----------------------
      Sonae Group..........................    15,457               755
      Airtel Group.........................     7,620             1,105
      Ben Group............................     6,815             3,028
      Ericsson Group.......................     6,382             2,022
      Orange Group.........................     5,379               849

 (i) Comprehensive Income

   The components of comprehensive income are as follows:

                                                              For the year ended
                                                              December 31, 1998
                                                              ------------------
      Net Income.............................................       4,550
      Foreign currency translation adjustment................         (32)
                                                                    -----
      Comprehensive Income...................................       4,518
                                                                    =====

4. Related party transactions

 (a) Royalty expense

   Cluster Telecom B.V. has set up a licensing agreement with its shareholder Imison N.V. that enables it to use the trademark of the Company. Under this agreement, the Company must pay royalties of between 94% and 98% of the total royalties received by Cluster Telecom B.V. from its subsidiaries.

   The amount charged against revenues for royalty expense during 1998 was NLG 5,609 thousands.

 (b) Provision of services

   Several of the consultants providing services to the Company are related to the stockholder of Cluster Telecom B.V. The amount paid to these consultants (either as natural persons or through companies they have created) in respect of services provided in 1998 amounted to NLG 638 thousands. The Company believes the rates being charged for these services are comparable to amounts that would be paid to third parties.

5. Tangible Fixed Assets

   The breakdown of the Tangible Fixed Assets in the accompanying consolidated balance sheet as of December 31, 1998 is as follows:

                                                                        (in
                                                                    thousands of
                                                                       Dutch
                                                                     guilders)
                                                                    ------------
      Machinery and equipment......................................    1,573
      Other tangible fixed assets..................................      822
      Accumulated Depreciation.....................................     (505)
                                                                       -----
          Balance December 31......................................    1,890
                                                                       =====

6. Financial Assets

   The breakdown of the Financial Fixed Assets caption in the accompanying consolidated balance sheet as of December 31, 1998 is as follows:

                                                                   (in thousands
                                                                     of Dutch
                                                                     guilders)
                                                                   -------------
      Deposits....................................................      239
                                                                        ---
          Total...................................................      239
                                                                        ===

7. Accounts Receivable

   Accounts receivable, as presented under current assets, mature within one year, and comprise the following:

                                                                   (in thousands
                                                                     of Dutch
                                                                     guilders)
                                                                   -------------
      Trade accounts receivable...................................    10,213
      Other receivables...........................................       948
                                                                      ------
                                                                      11,161
                                                                      ======

   Accounts receivable at December 31, 1998 were substantially denominated in foreign currencies. The foreign currencies include the Austrian schilling, Belgian franc, British pound, Deutsche mark, French franc, Portuguese escudo, Spanish peseta and Swiss franc. The breakdown is summarized as follows:

                       (in thousands of Dutch guilders)
      --------------------------------------------------------------------
      Austrian    Belgian British Deutsche French Portuguese Spanish Swiss
      Schilling    Franc   Pound    Mark   Franc    Escudo   Peseta  Franc
      ---------   ------- ------- -------- ------ ---------- ------- -----
        1,443       969      41     908      86     1,095     2,744   859

8. Liabilities

   Liabilities that are due to be paid within one year, including the short-term portion of long-term liabilities, if any, are presented under short-term liabilities.

   The breakdown of current liabilities is summarized as follows:

                                                                   (in thousands
                                                                     of Dutch
                                                                     guilders)
                                                                   -------------
      Trade-accounts payable......................................     9,519
      Payable to parent company...................................     5,769
      Other payables..............................................     5,991
                                                                      ------
                                                                      21,279
                                                                      ======

   The amount payable to Imison N.V. is related primarily to a license agreement between the Company and Imison N.V., to use the Company's trademark.

   The amount charged against revenue for this royalty expense during 1998 was NLG 5,609 thousands.

   Accounts payable as of December 31, 1998 were substantially denominated in foreign currencies. The foreign currencies include British pound, Deutsche mark, Spanish peseta and the Swiss franc. The breakdown is summarized as follows:

                        (in thousands of Dutch guilders)
      -------------------------------------------------------------------------------------------------
      British                Deutsche                           Spanish                           Swiss
       Pound                   Mark                             Peseta                            Franc
      -------                --------                           -------                           -----
        367                      5                              14,209                             344

9. Contingent Liabilities

 (a) Tax contingencies

   The caption "Accrued liabilities" in the accompanying consolidated financial statements include a provision amounting to NLG 3.29 million for covering certain contingencies, to the extent that the Company's net worth is not altered, if certain contingencies materialize. These contingencies basically stem from the Company's remuneration systems for non-salaried consultants. This provision has been recorded against profit and loss for the year (NLG 1.68 million) and against retained earnings (NLG 1.61 million), based on the year when those contingencies were generated. The Company has a bank guarantee from Credit Suisse, which would cover this amount in the event the above-mentioned contingencies materialize.

   In addition to the contingencies mentioned in the preceding paragraph, as a result of varying interpretations that can be made of current legislation applicable to certain Company practices, other contingencies might arise which cannot be objectively quantified, for which no provision has been made in the accompanying consolidated financial statements and for which no guarantee has been given to the Company. These contingencies basically stem from the Company's remuneration systems for non-salaried consultants and directors, as the tax and labor authorities might challenge the nature of their relationship with the Company. Should a reclassification of this relationship occur, the tax and labor authorities might require the Company to pay applicable withholding taxes and social security contributions. In addition, the tax authorities might conclude that VAT paid by the Company on these consultants' invoices is not deductible. Although these contingencies are hard to quantify, the amount that could be claimed by the authorities, including eventual penalties, could be between NLG 5.87 million and NLG 7.29 million. As advised by legal counsel, Company management believes these contingencies are unlikely to materialize and that the Company's position is defendable.

 (b) Operating lease commitments

   The Company and its subsidiaries were committed under operating leases, expiring in various years, principally for the lease of office space. Certain leases were subject to rent reviews and require payment of expenses under escalation clauses. Rent expense was NLG 547 thousands for the year ended December 31, 1998. The Company has no further obligations regarding such leases as of December 31, 1998.

10. Income Taxes

   The corporate tax is based on the fiscal result, taking into account that certain income and expenses as reported in the profit and loss account are exempted from taxation (permanent).

   Income before income taxes and the provision for taxes are summarized as follows:

                                                                     Year Ended
                                                                    December 31,
                                                                        1998
                                                                    ------------
      Income (loss) before income taxes:
          International............................................     7,925
                                                                       ------
                                                                        7,925
      Provision for taxes on income:
        Current--
          International............................................    (3,375)
                                                                       ------
                                                                       (3,375)
        Deferred--
          International............................................       --
                                                                       ------
                                                                        4,550
                                                                       ======

   The only subsidiary that has deferred taxes is Cluster Consulting, S.L. (Spain), due to an accelerated amortization performed in 1995 pursuant to Spanish law. The deferred tax, included in "Taxes and social security contributions" in the accompanying balance sheet as of December 31, 1998 amounted to NLG 190,000.

   The Company's effective tax rate during 1998 was 42.5%, as a result of the income generated by the Dutch parent company (effective tax rate of 62%) and the subsidiaries in Spain (both, statutory and effective tax rate of 35%) and the United Kingdom (effective tax rate of 31%).

11. Financial Income and Expense

   The breakdown of 1998 financial income and expense items is summarized as follows:

             Interest Income.....................  84
             Currency exchange loss, net......... (68)
                                                  ---
                                                   16
                                                  ===

12. Shareholders' equity

   The breakdown of shareholders equity is shown in the notes to the Company's annual accounts.

 (a) Common stock

   The authorized share capital of the Company amounts to NLG 200,000 consisting of 2,000 shares with a par value of NLG 100.

   At December 31, 1998 a total of 430 shares were issued and fully paid, and additional paid-in capital amounted to NLG 55,772.

 (b) Legal reserve

   Due to local legislation in Spain, a legal reserve has been provided for with respect to the Company's participation in Cluster Consulting, S.L. (Barcelona).

   Under the Spanish Corporations Law, as amended, 10% of income for each year must be transferred to the legal reserve until the balance of this reserve reaches at least 20% of capital stock.

   The legal reserve can be used to increase capital provided that the remaining reserve balance does not fall below 10% of the increased capital stock amount. Except as mentioned above, until the legal reserve exceeds 20% of capital stock, it can only be used to offset losses, provided that sufficient other reserves are not available to offset such losses.

13. Segment reporting

   The Company operates only in one segment, providing consultant services. Even though the Company has different legal entities operating in various countries, its operation management are performed on a global basis.

   A summary of the Company's revenues and long-lived assets for the year ended December 31,1998 is summarized as follows:

                                       (in thousands of Dutch guilders)
                               -------------------------------------------------
                               Cluster Consulting, S.L. Cluster Consulting, Ltd.
                                       (Spain)              (United Kingdom)
                               ------------------------ ------------------------
      Revenues................          38,498                   15,386
      Long-lived Assets.......           1,890                      --

   These revenues are primarily earned from the telecommunications consulting services provided by the Company to clients located in the following geographic areas:

                   (in thousands of Dutch guilders)
      -------------------------------------------------------------------------
                   Central and
                    Northern            North          Southern
      Africa         Europe            America          Europe          Total
      ------       -----------         -------         --------         -----
      352            25,364              216            27,952          53,884

14. Personnel Expenses

   Labor costs are summarized as follows:

                                               (in thousands of Dutch guilders)
                                               --------------------------------
      Salaries and wages......................              2,662
      Other social security contributions.....                422
                                                            -----
                                                            3,084
                                                            =====

15. Directors and supervisory directors

   The remuneration of statutory directors of the Company amounts to NLG
924,000.

   There are no remuneration or post-retirement obligations for retired statutory directors.

   There are no pension plans for the statutory directors.

   The Company has no supervisory directors.

16. Appropriation of Net Income

   Subject to the provision under Dutch law that no dividends can be declared until all losses have been recovered, decisions regarding the distribution of profits are made at the Annual General Meeting of Shareholders, in accordance with Article 16 of the Company's Articles of Incorporation.

   On March 9, 2000 the Annual General Meeting of shareholders resolved to declare the interim dividend distribution for fiscal year 1997 and 1998 amounting to NLG 887 thousands (gross) and NLG 7,466 thousands (gross) respectively, as final dividend for these years.

17. Subsequent Events

   In 2000, the Company entered into negotiations regarding a potential sale of a portion of their shares. As of the date of this report, no final decision had been made relating to this potential sale.

   On April 19, 2000 the Board of Directors approved a stock option plan under which 4 million options were issued to employees, professionals with a service agreement with the Company or officers or directors appointed by the Company or any of its subsidiaries and affiliates. The stock options entitle the recipients the option to acquire shares in the and/or stock appreciation rights entitling the grantee to shares or cash compensation measured by appreciation in the value of the shares in the Company between the exercise price and the fair market value of the ordinary shares in the Company on the date of exercise. The options were issued at Euro 16 and vest quarterly between January 2, 2001 and January 2, 2004.

1. Balance sheet as at December 31, 1997 (after proposed appropriation of results)

                                                                Notes   1997
                                                                ----- ---------
                                                                         NLG
      Fixed assets
      Financial fixed assets...................................  5.4  1,122,968
      Current assets
      Receivables..............................................          (6,091)
      Cash and banks...........................................           1,492
                                                                      ---------
                                                                         (4,599)
      Current Liabilities                                        5.5     61,526
      Net current assets.......................................         (66,125)
                                                                      ---------
          Total assets less current liabilities................       1,056,843
                                                                      =========
      Shareholder's equity                                       5.6
      Issued and paid-up capital...............................          43,000
      Share premium............................................          55,772
      Legal reserve............................................           6,093
      Retained earnings........................................         951,978
                                                                      ---------
                                                                      1,056,843
                                                                      =========

2. Profit and loss account for the year ended December 31, 1997

                                                                 Notes   1997
                                                                 ----- --------
                                                                         NLG
      Net sales.................................................            --
      Cost of sales.............................................            --
                                                                       --------
      Gross profit..............................................            --
      General and administrative expenses.......................  5.7    32,194
                                                                       --------
          Total costs...........................................        (32,194)
      Net profit from sales.....................................            --
      Financial result..........................................          4,166
                                                                       --------
      Operating profit before taxation..........................        (28,029)
      Taxation on result from operations........................  5.8       --
      Share in result of subsidiaries...........................        485,163
                                                                       --------
          Net profit............................................        457,135
                                                                       ========

3. Consolidated balance sheet as at December 31, 1997
 (after proposed appropriation of results)

                                                               Notes    1997
                                                               ----- ----------
                                                                        NLG
      Fixed assets
      Tangible fixed assets ..................................        1,092,517
      Intangible fixed assets.................................            1,724
      Financial fixed assets .................................           68,412
                                                                     ----------
                                                                      1,162,653
      Current assets
      Debtors.................................................        1,837,771
      Receivable from group company...........................           (6,091)
      Cash and banks..........................................          273,523
                                                                     ----------
                                                                      2,105,203
      Current liabilities.....................................       (2,211,013)
                                                                     ----------
                                                                      (105,810)
          Net current assets..................................
                                                                     ----------
          Total assets less current liabilities...............        1,056,843
                                                                     ==========
      Shareholder's equity
      Issued and paid-up capital..............................  6.4
      Share premium...........................................           43,000
      Legal reserve...........................................           55,772
      Retained earnings.......................................            6,093
                                                                        951,978
                                                                     ----------
                                                                      1,056,843
                                                                     ==========

4. Consolidated profit and loss account for the year ended December 31, 1997

                                                                Notes    1997
                                                                ----- ----------
                                                                         NLG
      Net sales................................................       13,005,043
      Cost of sales............................................       10,340,127
                                                                 ---  ----------
      Gross profit.............................................        2,664,916
      General and administrative expenses......................        2,025,827
                                                                 ---  ----------
      Net profit from sales....................................          639,089
      Financial result.........................................           56,605
                                                                 ---  ----------
      Operating profit before taxation.........................          695,694
      Taxation on result from operations.......................          279,194
                                                                 ---  ----------
      Result from operation after taxation.....................          416,500
                                                                 ---
      Extraordinary income.....................................           55,942
      Extraordinary expenses...................................           15,307
                                                                 ---  ----------
                                                                          40,635
                                                                 ---
                                                                 ---  ----------
          Net result after taxation............................          457,135
                                                                 ===  ==========

5. Notes to the Annual Accounts

 5.1 Group affiliation and principal activities

   The Company, incorporated on March 23, 1972, is a limited company with its statutory seat in The Hague, The Netherlands. The former name of the company was Beleggingsmaatschappij Lokus B.V.

   The principal activity of the company is the holding of group companies.

 5.2 Basis of presentation

   The accompanying Annual Accounts have been prepared in accordance with principles of accounting generally accepted in The Netherlands and are in compliance with the provisions of The Netherlands' Civil Code, Book 2, Title 9.

 5.3 Summary of principal accounting policies

   For the summary of the principal accounting policies we refer to the Notes to the Consolidated Annual Accounts.

 5.4 Financial fixed assets

   Financial fixed assets comprise 100% investments in subsidiary. Movements in the equity values of the subsidiaries are as follows:

                                                                       Cluster
                                                                      Consulting
                                                                          SL
                                                                      Barcelona
                                                                      ----------
                                                                         NLG
      December 31, 1996..............................................   637,805
      Attributable result............................................   485,163
                                                                      ---------
                                                                      1,122,986
                                                                      =========

 5.5 Current liabilities

   The breakdown of current liabilities can be shown as follows:

                                                                      31/12/1997
                                                                      ----------
                                                                         NLG
      Payable to parent company......................................      --
      Other payables.................................................   61,526
                                                                        ------
                                                                        61,526
                                                                        ======

 5.6 Shareholder's equity

   The authorized share capital of the Company amounts to f 200,000 dividend into 2,000 shares of f 100 each.

   At balance sheet date a total of 430 shares were issued and fully paid, upon which a share premium was paid amounting to f 55,772.

   Movements in reserves can be shown as follows:

                                                                          1997
                                                                         -------
                                                                           NLG
      Retained earnings at December 31, 1996............................ 494,843
      Result for the year............................................... 457,135
                                                                         -------
      Retained earnings at December 31, 1997............................ 951,978
                                                                         =======

   Due to local legislation in Spain a legal service has been provided for with respect to the Company's participation in Cluster Consulting S.L., Barcelona.

 5.7 General and administrative expenses

      Management fees.................................................... 18,027
      Accounting and audit fees..........................................  2,938
      Professional fees.................................................. 11,019
      General expenses...................................................    210
                                                                          ------
                                                                          32,194
                                                                          ======

 5.8 Provision for Corporate Tax

   The corporate tax is based on the fiscal result, taking into account that certain income and expenses as reported in the profit and loss account are exempted from taxation.

 5.9 Directors and employees

   The company has no employees other than its directors.

   The company has one director during the year. No loans or advances have been granted to or received from the director.

   The Company had no supervisory directors.

6. Notes to the Consolidated Annual Accounts

 6.1 Principal activities

   The principal activity of the group is providing consultancy services in the area of telecommunication.

 6.2 Summary of principal accounting policies

  a. Basis of consolidation

   The consolidated Annual Accounts reflect the figures of Cluster Telecom B.V., The Hague and its subsidiary. The consolidated figures are determined in accordance with the accounting policies as described in these notes.

  b. Assets and liabilities

   Assets and liabilities are stated at nominal value except where a different basis of valuation has been indicated.

  c. Foreign currencies

   Assets and liabilities expressed in foreign currencies have been translated to Dutch guilders at the exchange rates ruling at the balance sheet date. Foreign currency transactions have been converted at exchange rates approximating those ruling at the time of the transactions. The resulting exchange differences have been recognized currently in the profit and loss account. Foreign exchange results arising as a result from payment or recording as a receivable of dividends and royalties from group companies are for the account of the company's parent company.

  d. Tangible fixed assets

   Tangible fixed assets are valued at cost.

   Depreciation is calculated on a straight-line basis over the expected useful economic lives of related assets.

   The principal rates of depreciation applied are the following:

     Machinery and equipment 10-25%.

     Maintenance expenditure is capitalized only if it lengthens the useful life of the relating assets.

  e. Financial fixed assets

   Financial fixed assets comprise subsidiaries and warrants. The subsidiaries are valued at the share of the net equity of the respective companies. The accounting policies of the subsidiaries are in accordance with those as described in these notes. The warrants are recorded at their nominal values.

 6.3 Tangible fixed assets

   Movements in tangible fixed assets can be summarized as follows:

                                                                     Machinery &
                                                                      equipment
                                                                     -----------
                                                                         NLG
Cost
December 31, 1996...................................................    939,495
Additions less disposals............................................    398,647
                                                                      ---------
December 31, 1997...................................................  1,338,142
                                                                      =========
Accumulated depreciation
December 31, 1997 Charge for the year...............................     91,600
December 31, 1997...................................................    154,025
                                                                      ---------
                                                                        245,625
                                                                      =========
Net book value
December 31, 1997...................................................  1,092,517
                                                                      =========

 6.4 Shareholder's equity

   The breakdown of the shareholder's equity is shown in the notes to the Company's Annual account.

 6.5 Personnel Expenses and Staff Numbers

   The breakdown of personnel expenses can be summarized as follows:

                                                                         1997
                                                                       ---------
      Wages/salaries.................................................. 1,624,000
      Social security charges.........................................   247,802
                                                                       ---------
                                                                       1,871,802
                                                                       =========

   During the year ended December 31, 1997, the average number of staff employed by the Group was 32.

 6.6 Directors and supervisory directors

   The Group has 4 directors who received a remuneration of (Pounds) 585,948. The Group has no supervisory directors.

7. Supplementary Information

 7.1 Proposed Appropriation of Results

   Subject to the provision under Dutch law that no dividends can be declared until all losses have been recovered, profits are at the disposal of the Annual General Meeting of Shareholders, in accordance with article 1.6 of the Company Articles of Incorporation.

   The management proposed to declare the interim dividends distributed final and to add the net result for the year to retained earnings. This proposal for the net result has been reflected in the accompanying annual accounts

 7.2 Post Balance Sheet Events

   No matters of circumstances of importance have arisen since the end of the financial year which have significantly affect or may significantly affect the operations of the Company, the results of those operations or the affairs of the Company.

 7.3 Auditor's Report

   The auditor's report is set forth on the following page.

 7.4 Auditors Report

   We have audited the accompanying balance sheet as at December 31, 1997 and consolidated balance sheet as at December 31, 1997 as well as well as the notes thereto of Cluster Telecom B.V., The Hague. (Beleggingsmaatschappij Lokus B.V.). We have only recently been appointed as auditors of the Company. Accordingly, we have not been able to audit the profit and loss account and notes thereto nor the comparative figures in the annual accounts. This balance sheet and consolidated balance sheet as well as the notes thereto are the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet and consolidated balance sheet an well as the notes thereto.

   We conducted our audit in accordance with auditing standards generally accepted in The Netherlands. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether this balance sheet and consolidated balance sheet as well as the notes thereto are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the annual accounts. An audit also includes assessing the accounting principles used and significant estimates made by Management, as well as evaluating the overall presentation of the balance sheet and consolidated balance sheet as well as the notes thereto. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the balance sheet and the consolidated balance sheet, as well as the notes thereto, give a true and fair view of the financial position of the Company as at December 31, 1997, in accordance with accounting principles generally accepted in The Netherlands and comply with the financial reporting requirements included in Part 9, Book 2 of The Netherlands Civil Code.

The Hague, July 14, 2000
Bouwer & Officier Accountants

-------------------------------
C. M. Oosterling RA

                                                                         ANNEX A

                                 EXECUTION COPY

                  (1) DIAMOND TECHNOLOGY PARTNERS INCORPORATED

                               as the "Purchaser"

                          (2) IMISON INVESTMENTS N.V.

                              (3) EAGLE 2000 S.L.

                                as the "Sellers"

                                      AND

                  (4) THE PERSONS NAMED IN SCHEDULE 1, HERETO

                           as the "Cluster Partners"

     WITH RESPECT TO ALL OUTSTANDING CAPITAL STOCK OF CLUSTER TELECOM B.V.

                               ----------------

                            STOCK PURCHASE AGREEMENT

                               ----------------

                            Dated 11 September 2000

                                    CONTENTS

                          Page
Clause                    ----
1.Sale Of Shares And
 Closing................    3

2.Representations And
 Warranties Of The
 Sellers And The Cluster
 Partners...............    8

3.Representations And
 Warranties Of The
 Purchaser..............   20

4.Covenants Of The
 Sellers And The Cluster
 Partners...............   25

5.Covenants Of The
 Purchaser..............   31

6.Conditions To
 Obligations Of The
 Purchaser..............   35

7.Conditions To
 Obligations Of The
 Sellers................   37

8.Covenants Relating To
 The Closing
 Arrangements...........   39

9.Employee Matters......   41

10.Survival Of
 Representations,
 Warranties, Covenants
 And Agreements.........   41

11.Indemnification......   41

12.Termination..........   47

13.Definitions..........   48

14.Miscellaneous........   55

Schedule 9  Escrow
 Agreement..............   64

Schedule 19 Piggyback
 Registration Rights
 Agreement..............   71

   This STOCK PURCHASE AGREEMENT, dated as of September 11, 2000, is made and entered into by and among DIAMOND TECHNOLOGY PARTNERS, INCORPORATED, a corporation incorporated under the laws of the State of Delaware (the "Purchaser"), IMISON INVESTMENTS N.V., a company incorporated under the laws of the Netherlands Antilles, EAGLE 2000 S.L., a company incorporated under the laws of Kingdom of Spain (together the "Sellers") and THOSE PERSONS WHOSE NAMES AND ADDRESSES ARE SET OUT IN SCHEDULE ONE (together the "Cluster Partners"). Capitalized terms not otherwise defined herein have the meanings set forth in Clause 13.1.

   WHEREAS, the Cluster Partners own, directly or indirectly, in the aggregate, all the issued and outstanding shares of capital stock of each of the Sellers;

   WHEREAS, the Sellers own an aggregate of four hundred and thirty-two (432) shares of common stock, par value one hundred Dutch Guilders (NLG 100) per share of Cluster Telecom B.V., a company incorporated with limited liability under the laws of the Netherlands (registered in the Chamber of Commerce of Amsterdam with number 24255121), whose registered office is at Strawinskylaan 1725, 107XX, Amsterdam (Postbus 7241, 1007JE, Amsterdam) (the "Company"), constituting all the issued and outstanding shares of capital stock of the Company (such shares being referred to herein as the "Shares");

   WHEREAS, the Sellers shall incorporate a company in Belgium of which the Purchaser shall own fifty percent (50%) of the common stock and the Sellers shall together own fifty percent (50%) of the common stock ("Belgium Co") immediately prior to Closing. On or prior to Closing, the Sellers shall contribute the Shares and the Purchaser shall contribute the Cash Consideration and the Closing Consideration Shares as defined in Clause 1.2 to Belgium Co. At Closing, the Purchaser and the Sellers shall effect a demerger of Belgium Co with the immediate result that (i) the Purchaser owns all of the common stock of a company which owns all of the Shares; and (ii) the Sellers own all of the common stock of a company which owns all of the Cash Consideration and (except as provided in Clauses 1.3 and 1.4) the Closing Consideration Shares); and

   WHEREAS, the Sellers desire to sell, and the Cluster Partners desire the Sellers to sell, and the Purchaser desires to purchase, the Shares on the terms and subject to the conditions set forth in this Agreement;

   NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. SALE OF SHARES AND CLOSING

 1.1 Purchase and Sale

   Upon the terms and subject to the conditions set forth in this Agreement:

     (a) the Sellers agree to sell (and the Cluster Partners shall cause each Seller to sell) to the Purchaser; and

     (b) the Purchaser agrees to purchase from the Sellers,

   all of the rights, title and interest of the Sellers in and to the Shares at the Closing.

 1.2 Consideration

   Upon the terms and subject to the conditions set forth in this Agreement, as consideration for the purchase of the Shares, the Purchaser shall:

     (a) pay to the Sellers cash in the amount of forty-four million US dollars ($44,000,000) (the "Cash Consideration"); and

     (b) pay in the manner set forth below an aggregate of six million, three hundred and fifteen thousand, three hundred and seventy-seven (6,315,377) Diamond Shares (the "Consideration Shares", and together with the Cash Consideration and the Options to be issued pursuant to Clause 1.3(h), the "Consideration"), which Consideration Shares shall be payable as follows:

       (i) the Purchaser shall issue and deliver to Belgium Co, four million (4,000,000) Consideration Shares less the number of Escrow Consideration Shares which, upon issuance in accordance with the terms of this Agreement, shall be fully paid and non-assessable, free and clear of any Liens of any nature whatsoever (except for such Liens resulting solely from the transfer restrictions set forth in Clause 1.3 and Clause 1.4) (the "Closing Consideration Shares");

       (ii) the Purchaser shall issue to Belgium Co and deliver to the Escrow Agent such number of Consideration Shares as have, in the aggregate, a Market Price equal to five percent (5%) of the Consideration Value which, upon issuance in accordance with the terms of this Agreement, shall be fully paid and non-assessable, free and clear of any Liens of any nature whatsoever (except for such Liens resulting solely from the transfer restrictions and security interest set forth in Clause 1.3 and Clause 1.4) and which shall be held by the Escrow Agent in escrow in accordance with the Escrow Agreement (the "Escrow Consideration Shares"); and

       (iii) the Purchaser shall issue to Belgium Co, and deliver to the Escrow Agent two million, three hundred and fifteen thousand, three hundred and seventy-seven (2,315,377) Consideration Shares, which, upon issuance in accordance with the terms of this Agreement, shall be fully paid and non-assessable, free and clear of any Liens of any nature whatsoever (except for such Liens resulting solely from the transfer restrictions and security interests set forth in Clause 1.3 and Clause 1.4), all of which shall be held by the Escrow Agent in escrow in accordance with the Deferred Consideration Escrow Agreement (the "Deferred Consideration Shares").

 1.3 Closing; Escrow

   The Closing will take place at the offices of the Purchaser at 875 North Michigan Avenue, Suite 3000, Chicago, Illinois 60611 or at such other place as the Purchaser and the Sellers mutually agree, at 10:00 A.M. local time, on the Closing Date. To effect the transfer and delivery of the Shares and Consideration described in Clause 1.1 and Clause 1.2 and subject to the terms and conditions set forth herein, the following shall occur:

     (a) Purchaser Contribution: at or immediately prior to the Closing Belgium Co shall issue to the Purchaser shares of its common stock and, in payment for such shares of common stock, the Purchaser shall:

       (i) pay the Cash Consideration by wire transfer of immediately available funds to such US dollar account maintained by Belgium Co as it may direct by written notice delivered to the Purchaser at least two
    (2) Business Days before the Closing Date; and

       (ii) assign, transfer and deliver to Belgium Co certificates representing good and valid title in and to the Closing Consideration Shares, free and clear of all Liens (other than Liens created by this Agreement), by delivering to Belgium Co certificates representing Closing Consideration Shares in genuine unaltered form, duly endorsed in blank, with requisite stock transfer tax stamps, if any, attached, in accordance with applicable Laws;

     (b) Seller Contribution: at or immediately prior to Closing Belgium Co shall issue to the Sellers (in the proportions to be determined by the Sellers and notified to the Purchaser prior to the Closing based on then current valuation and consistent with their shareholding in the Company) shares of its common stock and, in payment for such shares of common stock, the Seller shall (and the Cluster Partners shall cause the Sellers to) assign and transfer to Belgium Co good and valid title in and to the Shares, free and clear of all Liens, by execution of a notarial deed of transfer of the Shares in accordance with applicable Laws and with stock transfer tax stamps, if any, attached;

Provided that, following the actions set out in Clauses 1.3 (a) and (b), the Purchaser shall hold fifty percent (50%) of the shares of Belgium Co and the Sellers shall hold fifty percent (50%) of the shares of Belgium Co.

     (c) Immediately following the issue and allotment of the shares of Belgium Co and payment therefore set out in Clause 1.3(a) and (b), the Purchasers and the Sellers shall cause Belgium Co to demerge in accordance with Belgian Law (all necessary filings, registrations, consents and approvals required having been made or given prior to Closing) resulting in two companies, each incorporated under the Laws of Belgium the first of which ("Purchaser Co") shall be wholly-owned by the Purchaser and shall hold good and valid title in and to the Shares, free and clear of all Liens, and the second of which ("Sellers' Co") shall be wholly-owned by the Sellers and shall hold the Cash Consideration and shall hold good and valid title in and to the Closing Consideration Shares, free and clear of all Liens except as provided in Clauses 1.3 and 1.4;

     (d) the Purchaser shall deliver to the Escrow Agent to be held in accordance with the Deferred Shares Escrow Agreement certificates representing good and valid title in and to the Deferred Consideration Shares, free and clear of all Liens (other than Liens created by this Agreement) in genuine unaltered form, duly endorsed in blank, with requisite stock transfer tax stamps, if any, attached, in accordance with applicable Laws;

     (e) the Purchaser shall deliver to the Escrow Agent to be held in accordance with the Escrow Agreement certificates representing good and valid title in and to the Escrow Consideration Shares, free and clear of all Liens (other than Liens created by this Agreement), in genuine unaltered form, duly endorsed in blank, with requisite stock transfer tax stamps, if any, attached, in accordance with applicable Laws;

     (f) the Sellers shall (and the Cluster Partners shall cause the Sellers to) deliver to the Purchaser the opinions, certificates, Contracts, documents and instruments to be delivered under Clause 6 and the Books and Records to be delivered under Clause 4.9; and

     (g) the Purchaser shall deliver to the Sellers the opinions, certificates, Contracts, documents and instruments to be delivered under Clause 7;

     (h)  the Purchaser shall also:

       (i) grant the Cluster Partners, in accordance with the parameters described in, and subject to the terms of, Clause 1.3(h)(i) of the Disclosure Schedule, five hundred thousand (500,000) Diamond Share Options; provided that such Diamond Share Options (A) shall vest in five equal tranches, one tranche vesting on each of the first, second, third, fourth and fifth anniversary of the Closing and (B) shall have an exercise price which is the lower of $60.35 or seventy-five percent (75%) of the Market Price (the "Partners Diamond Share Options");

       (ii) grant the Key Five Partners, in the proportions set out in
    Schedule 2(B), such number of Diamond Share Options as results from the calculation set out in Schedule 4; provided that such Diamond Share Options shall (A) vest in two equal tranches, one tranche vesting on each of the fourth and fifth anniversaries of Closing, and (B) have an exercise price which is twenty-five percent (25%) of the Market Price (the "Key Five Diamond Share Options");

       (iii) grant the Cluster Partners (other than the Key Five Partners) one million, nine hundred and seventy-seven thousand, seven hundred and ninety-nine (1,977,799) Diamond Share Options; provided that such Diamond Share Options shall (A) vest in five equal tranches, one tranche vesting on each of the first, second, third, fourth and fifth anniversaries of Closing; and (B) have an exercise price which is twenty-five percent (25%) of the Market Price (the "Non-Key Five Diamond Share Options");

       (iv) grant the Cluster Employees, in accordance with the parameters described in, and subject to the terms of, Clause 1.3(h)(i) of the Disclosure Schedule, one million and five hundred thousand (1,500,000) Diamond Share Options; provided however that such Diamond Share Options shall (A) have an exercise price which is the lower of $60.35 and seventy-five percent (75%) of the Market Price, and
    (B) vest in four equal tranches, one tranche vesting on each of the first, second, third and fourth anniversaries of the Closing; (the "Cluster Employees Diamond Share Options"); and

       (v) grant to the Cluster Partners and the Cluster Employees, in proportion to their holdings of Cluster Share Options on the Valuation Date, such number of Diamond Share Options equal to the number of Cluster Share Options multiplied by the Exchange Ratio; provided that such Diamond Share Options shall have an exercise price which is the lower of the exercise price that would result from applying the Exchange Ratio to the exercise price of the Cluster Share Options as set out in Clause 1.3(h)(v) of the Disclosure Schedule or fifty percent (50%) of the Market Price provided that the vesting schedule of such new stock options shall be the same as that in the current Cluster Option plan in effect as at the date hereof (the "Replacement Cluster Diamond Share Options").

 1.4 Transfer Restrictions and Escrow Arrangements for the Consideration Shares

   (a) Subject to Clauses 1.4(b) and (c), no Seller (which, for the purpose of this Clause 1.4 only shall include Sellers' Co) shall directly or indirectly without the written consent of a duly authorized officer of the Purchaser, offer for sale, tender, transfer, pledge or encumber (other than involuntary pledges or encumbrances), assign or otherwise dispose of (other than pursuant to an involuntary pledge or encumbrance) or enter into any contract, option or other arrangement or understanding with respect to or contract to offer for sale, transfer, tender, pledge, encumbrance, assign or otherwise dispose of (each a "Transfer") the Closing Consideration Shares; provided that such restrictions upon Transfer shall not apply at any time to 800,000 Closing Consideration Shares, which shall be freely transferable from the Closing Date and shall expire as to a further 800,000 Closing Consideration Shares on each Lock-up Termination Date such that as of the second anniversary of the Closing no such contractual Transfer restrictions shall continue; and provided, further, that such contractual Transfer restriction shall immediately terminate if the Purchaser shall be the object of a public tender offer; and provided further that in the event that the Sellers desire to exercise their piggyback registration rights (the "Registration Rights") in accordance with the Piggyback Registration Rights Agreement, in addition to any Closing Consideration Shares for which the sales restrictions have lapsed, the Closing Consideration Shares to be released on the immediately succeeding Lock-Up Termination Date shall also be eligible for sale through the Piggyback Registration Rights Agreement.

   (b) Any Cluster Partner who is an "affiliate" of the Purchaser for the purposes of Rule 144 of the U.S. Securities Act of 1933 as amended (the "Securities Act"), shall not be permitted to Transfer any Consideration Shares for the one-year period from the date of this Agreement; provided, however, that any such Cluster Partner shall be permitted to Transfer any Consideration Shares regarding which Registration Rights are exercised without regard to such one-year restriction.

   (c) Without limiting the provisions of Clauses 1.4(a) and (b), any and all Consideration Shares and Diamond Shares received upon exercise of Diamond Share Options which those Cluster Partners who become partners of the Purchaser hold and wish to Transfer shall only be transferred in accordance with the Diamond Partner Equity Sales Program and in accordance with Article 4 of the Second Amended and Restated Voting and Stock Restriction Agreement dated as of August 4, 1997 (the "Voting and Stock Restriction Agreement"); provided, however, that the Cluster Partners shall be permitted to Transfer, without regard to the requirements of the Diamond Partner Equity Sales Program, any Consideration Shares regarding which Registration Rights are exercised.

   (d) The Sellers agree and acknowledge that the Deferred Consideration Shares shall be deposited in accordance with the Deferred Consideration Escrow Agreement to secure the performance by the Sellers of their obligations under Clause 9.1 of this Agreement and shall be released by the Escrow Agent to the Sellers in accordance with the Deferred Consideration Escrow Agreement.

   (e) The Sellers agree and acknowledge that the Escrow Consideration Shares shall be deposited in accordance with the Escrow Agreement and shall be released from escrow in accordance with the Escrow Agreement.

   (f) The Sellers acknowledge and agree that the restrictions upon transfer referred to in this Clause 1.4 are negotiated provisions and in exchange for good and valuable consideration, the adequacy of which is hereby acknowledged.

 1.5  Anti-dilution Adjustments to Consideration Shares

   (a) If, prior to the Closing Date:

     (i) the Purchaser shall (A) pay a dividend or make a distribution on the Diamond Shares in Diamond Shares; (B) subdivide the outstanding Diamond Shares into a greater number of shares; (C) combine the outstanding Diamond Shares into a smaller number of shares; (D) make a distribution on the Diamond Shares in shares of capital stock of the Purchaser other than Diamond Shares; or (E) issue by reclassification of the Diamond Shares any share of capital stock of the Purchaser, the number of Consideration Shares to which the Sellers shall be entitled under Clause 1.2(b) and the number of Diamond Share Options to which the Cluster Partners are entitled under sub-Clauses (i), (ii), (iii) and (iv) of Clause 1.3(h) and, if such event occurred after the Valuation Date, sub-Clause (v) of Clause 1.3(h) shall be adjusted so that, after the date fixed for the determination of stockholders affected by such actions, (A) such number of Consideration Shares shall be the number of Diamond Shares or other capital stock which the Sellers would have owned or have been entitled to receive immediately following such date of determination if such holder had received the relevant Consideration Shares immediately prior to such date of determination and (B) such number of Diamond Stock Options shall be the number of Diamond Stock Options which such Cluster Partners would have owned or been entitled to receive had the Diamond Stock Options referred to in sub-Clauses (i), (ii), (iii) and (iv) and, if such event occurred after the Valuation Date, sub-Clause (v) of Clause 1.3(h) been granted immediately prior to such date of determination;

     (ii) there shall occur (A) any capital reorganization or any reclassification of the Diamond Shares (other than a reclassification covered by Clause 1.5(a)(i)), (B) a consolidation or merger of the Purchaser with or into any other corporation or (C) the sale, lease or other disposition or conveyance of the property and assets of the Purchaser as, or substantially as, an entirety to any other corporation, in each case as a result of which holders of outstanding Diamond Shares generally will be entitled to receive shares of stock or other securities or other property (including cash) with respect to or in exchange for the Diamond Shares, (A) the Sellers shall be entitled, in lieu of the Consideration Shares, to the kind and amount of shares of stock or other securities or property (including cash) which they would have been entitled to receive if they had held the Consideration Shares immediately prior to the time of such capital reorganization or reclassification of Diamond Shares, consolidation, merger or sale, lease or other disposition or conveyance (assuming that each Seller elected to receive the same kind and amount of shares of stock or other securities or property (including cash) receivable upon such capital reorganization or reclassification of Diamond Shares, consolidation, merger or sale, lease or other disposition or conveyance receivable by a plurality of the holders of shares of Diamond Shares) and
  (B) the Cluster Partners shall be entitled to such options or other rights which such Cluster Partner would have owned or been entitled to receive had the Diamond Stock Options referred to in sub-Clauses (i), (ii), (iii) and
  (iv) and, if such event occurred after the Valuation Date, sub-Clause (v) of Clause 1.3(h) been granted immediately prior to the time of such capital reorganization or reclassification of Diamond Shares, consolidation, merger or sale, lease or other disposition or conveyance;

and, in any such case, appropriate adjustment shall be made, if necessary, to the provisions set forth in this Clause 1.5 with respect to the rights and interests of the Sellers, so that these provisions shall be made applicable, as closely as reasonably practicable, to any shares of stock or other securities or property thereafter deliverable in lieu of the Consideration Shares.

   (b) Whenever the number and/or kind of Consideration Shares shall be adjusted as provided in this Clause 1.5, the Purchaser shall promptly give written notice to the Sellers in accordance with Clause 14.1.

2. REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE CLUSTER PARTNERS

   The Sellers and the Cluster Partners hereby represent and warrant to the Purchaser as follows:

 2.1 Organization of the Company

   The Company is a corporation duly organized and validly existing under the Laws of The Netherlands as a private company with limited liability (besloten vennootscap met beperkte aansprak eljikheid) and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Material Assets and Properties. Clause 2.1(a) of the Disclosure Schedule lists all lines of business in which the Company is participating or engaged. The Company is duly qualified, licensed or admitted to do business and is in good standing in all jurisdictions in which the ownership, use or leasing of its Material Assets and Properties or the conduct or nature of its business, makes such qualification, licensing or admission necessary. The name of each director and officer of the Company on the date hereof, and the position with the Company held by each, are listed in Clause 2.1(b) of the Disclosure Schedule. The Sellers and the Cluster Partners have prior to the execution of this Agreement delivered to the Purchaser true and complete copies of the articles of association of the Company as in effect on the date hereof.

 2.2  Capital Stock of the Company

   The authorized capital stock of the Company consists solely of shares of Common Stock, of which only the Shares have been issued. The Shares are duly authorized, validly issued, fully paid and nonassessable. The Sellers own all of the Shares, beneficially and of record, free and clear of all Liens. Except for this Agreement and as disclosed in Clause 2.2 of the Disclosure Schedule, there are no outstanding Options with respect to the Company. The execution of the notarial deed of transfer in the manner provided in Clause 1.3 will transfer to the Purchaser good and valid title to the Shares, free and clear of all Liens.

 2.3 Organization of Sellers

   Each of the Sellers is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Each of the Sellers has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including without limitation to own, hold, sell and transfer (pursuant to this Agreement) the Shares. Each of the Sellers is duly qualified, licensed or admitted to do business and is in good standing in all jurisdictions in which the ownership, use or leasing of its Material Assets and Properties, or the conduct or nature of its businesses, makes such qualification, licensing or admission necessary and in which the failure to be so qualified, licensed or admitted and in good standing could reasonably be expected to have an adverse effect on the validity or enforceability of this Agreement or any of the Operative Agreements to which it is a party or on the ability of such Seller to perform its obligations hereunder or thereunder.

 2.4 Ownership of the Shares

   The Cluster Partners together are the only legal and beneficial owners of all of the issued shares of the Sellers. The shares of the Sellers are duly authorized, validly issued, fully paid and non assessable.

 2.5 Authority

   The execution and delivery by the Cluster Partners and the Sellers of this Agreement and the Operative Agreements to which they are a party, and the performance by the Cluster Partners and the Sellers of their obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors and/or shareholders of each of the Sellers, or by the Cluster Partners, as the context requires, no other corporate action on the part of the Sellers or the Cluster Partners being necessary. This Agreement has been duly and validly executed and delivered by the Cluster Partners and by the Sellers and assuming due execution and delivery of this Agreement by the Purchaser constitutes, and upon the execution and delivery by the Cluster Partners and the Sellers of the Operative Agreements to which they are a party, assuming due execution and delivery by the other parties thereto, such Operative Agreements will constitute, legal, valid and binding obligations of the Cluster Partners and the Sellers enforceable against the Cluster Partners and the Sellers in accordance with their terms.

 2.6 No Conflicts

   Neither the execution and delivery of nor the performance of its obligations under this Agreement or the Operative Agreements to which it is a party by any of the Cluster Partners or the Sellers, or the consummation of the transactions contemplated hereby and thereby will:

     (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of the Sellers or of the Company or any of its Subsidiaries;

     (b) result in, or reasonably be expected to result in, a violation or breach of any term or provision of any material Law or Order applicable to the Cluster Partners, the Sellers, the Company or any of its Subsidiaries or any of their respective Material Assets and Properties; or

     (c) except as disclosed in Clause 2.6(c)(i)-(vi) of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the Cluster Partners, the Sellers, the Company or any of its Subsidiaries to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien (other than a Permitted Lien, except in the case of Capital Stock) upon the Company or any of its Subsidiaries or any of their respective Material Assets and Properties under any Contract required to be listed under Clause 2.20 to which the Company or any of its Subsidiaries is a party or by which any of their respective Material Assets and Properties is bound.

 2.7 Governmental Approvals and Filings

   Except as disclosed in Schedule 15 hereto, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Cluster Partners, the Sellers, the Company or any of its Subsidiaries is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which they are a party or the consummation of the transactions contemplated hereby or thereby.

 2.8 Subsidiaries

   Clause 2.8(a) of the Disclosure Schedule lists the name of each Subsidiary of the Company and its jurisdiction of incorporation. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Material Assets and Properties. Each Subsidiary of the Company is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction specified in Clause 2.8(a) of the Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of such Subsidiary's Material Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary. Clause 2.8(a) of the Disclosure Schedule lists for each Subsidiary of the Company the amount of its authorized capital stock, the amount of its outstanding capital stock and the record owners of such outstanding capital stock. All of the outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and are owned, beneficially and of record, by the Company free and clear of all Liens. There are no outstanding Options with respect to any of the Company's Subsidiaries. The name of each director and officer of each Subsidiary of the Company on the date hereof, and the position with such Subsidiary held by each, are listed in Clause 2.8(c) of the Disclosure Schedule. The Sellers or the Cluster Partners have prior to the execution of this Agreement delivered to the Purchaser true and complete copies of the certificate or articles of incorporation and by-laws (or other comparable corporate charter documents) of each of the Company's Subsidiaries as in effect on the date hereof.

 2.9 Books and Records

   The minute books and other similar records of the Company and the Subsidiaries, copies of which were delivered to the Purchaser prior to the execution of this Agreement, contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of the Company and its Subsidiaries. The stock transfer ledgers and other similar records of the Company and its Subsidiaries, copies of which were delivered to the Purchaser prior to the execution of this Agreement, accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Company and its Subsidiaries.

 2.10 Financial Statements

   Prior to the execution of this Agreement, the Cluster Partners have delivered to the Purchaser true and complete copies of the following financial statements:

     (a) the audited balance sheets of the Company and its consolidated subsidiaries as of December 31, 1999, December 31, 1998 and December 31, 1997, and the related audited consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years then ended, together with a true and correct copy of the report on such audited information by, in the case of each of the two years ended December 31, 1999 and December 31, 1998 Arthur Andersen, and, in the case of the year ended December 31, 1997 Bouwer & Officier; and

     (b) the unaudited balance sheets of the Company and its consolidated subsidiaries as of June 30, 2000 and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for the portion of the fiscal year then ended.

   Except as set forth in the notes thereto, such audited financial statements for the years ended December 31, 1999 and December 31, 1998 were prepared in accordance with United States GAAP and the audited financial statements for the year ended December 31, 1997 were prepared in accordance with Netherlands GAAP and in each case fairly present in all material respects the consolidated financial condition and results of operations of the Company and its consolidated subsidiaries as of the respective dates thereof and for the respective periods covered thereby. The unaudited balance sheets and related unaudited consolidated statements of operations, stockholders' equity and cash flows referred to in (b) above were prepared in accordance with United States GAAP and fairly present in all material respects the consolidated financial condition and results of operations of the Company and its consolidated subsidiaries as of the respective dates thereof and for the respective periods covered thereby. The financial condition and results of operations of each Subsidiary of the Company are, and for all periods referred to in this Clause
2.10 have been, consolidated with those of the Company.

 2.11 Absence of Changes

   Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto, since June 30, 2000 there has not been any event or development which, individually or in the aggregate, would result in a Material Adverse Change with respect to the Company or any of its Subsidiaries. Without limiting the foregoing, except as disclosed in Clause 2.11 of the Disclosure Schedule, there has not occurred between June 30, 2000 and the date hereof:

     (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any of its Subsidiaries not wholly-owned by the Company, or any direct or indirect redemption, purchase or other acquisition by the Company or any of its Subsidiaries of any such capital stock of or any Option with respect to the Company or any of its Subsidiaries not wholly-owned by the Company;

     (ii) any authorization, issuance, sale or other disposition by the Company or any of its Subsidiaries of any shares of capital stock of or Option with respect to the Company or any of its Subsidiaries, or any modification or amendment of any right of any holder of any outstanding shares of capital stock of or Options with respect to the Company or any of its Subsidiaries other than as described in Clause 4.6(b)(i);

     (iii) (x) any increase in the salary, wages or other compensation of any officer, employee or consultant of the Company or any of its Subsidiaries which results in the promotion of such individual to a level that is two or more levels higher than such individual's classification at the date of this Agreement; (y) any establishment or material modification of (A) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment contract or other employee compensation arrangement; or (z) any adoption, entering into, amendment, modification or termination (partial or complete) of any Benefit Plan except to the extent required by applicable Law and, in the cases of clauses (x), (y) and (z), except in the ordinary course of business and consistent with past practices, provided that employee stock option programs may be modified or increased only as permitted by Clause 4.6(b)(i);

     (iv) (x) incurrences by the Company or any of its Subsidiaries of Indebtedness in an aggregate principal amount exceeding one million US dollars ($1,000,000) (net of any amounts discharged during such period), or
  (y) any voluntary cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company or any of its Subsidiaries under, any Indebtedness having an aggregate principal amount exceeding two hundred and fifty thousand US dollars ($250,000) of or owing to the Company or any of its Subsidiaries (in either case other than any Indebtedness of the Company or a Subsidiary owing to the Company or a wholly-owned Subsidiary);

     (v) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of the Company or any of its Subsidiaries in an aggregate amount exceeding five hundred thousand US dollars ($500,000);

     (vi) any material change in (x) any pricing, investment, accounting, financial reporting, credit, allowance or Tax practice or policy of the Company or any of its Subsidiaries or (y) the fiscal year of the Company or any of its Subsidiaries;

     (vii) any write-off or write-down of or any determination to write off or down any of the Material Assets and Properties of the Company or any of its Subsidiaries in an aggregate amount exceeding two hundred and fifty thousand US dollars ($250,000);

     (viii) any acquisition or disposition of, or incurrence of a Lien (other than a Permitted Lien) on, any Material Assets and Properties of the Company or any of its Subsidiaries, in an aggregate amount (including the cost of discharging any Lien) exceeding two hundred and fifty thousand US dollars ($250,000) other than in the ordinary course of business consistent with past practice;

     (ix) any (x) amendment of the articles of association or articles of incorporation of the Company or any of its Subsidiaries, (y) reorganization, liquidation or dissolution of the Company or any of its Subsidiaries or (z) Business Combination involving the Company or any of its Subsidiaries and any other Person;

     (x) any material amendment or modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (A) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to Clause 2.20(a) or (B) any material License held by the Company or any of its Subsidiaries;

     (xi) any material change in the lines of business in which the Company or any of its Subsidiaries participates or is engaged;

     (xii) any transaction by the Company or any of its Subsidiaries with the Sellers, or the Cluster Partners (A) outside the ordinary course of business consistent with past practice or (B) other than on an arm's-length basis, other than pursuant to any Contract in effect on June 30, 2000 and disclosed to the Purchaser pursuant to Clause 2.20(a)(vii);

     (xiii) any entering into of an agreement to do or engage in any of the foregoing after the date hereof; or

     (xiv) any other material transaction involving or development affecting the Company or any of its Subsidiaries outside the ordinary course of business consistent with past practice.

 2.12 No Undisclosed Liabilities

   Except as reflected or reserved against in the balance sheet included in the Unaudited Financial Statements or in the notes thereto there are no Liabilities against, relating to or affecting the Company or any of its Subsidiaries or any of their respective Material Assets and Properties, other than Liabilities incurred in the ordinary course of business consistent with past practice which individually or in the aggregate do not have a Material Adverse Effect with respect to the Company and its Subsidiaries.

 2.13 Taxes

   (a) Except as disclosed in Clause 2.13(a) of the Disclosure Schedule, all federal, state, local and foreign Tax Returns required to be filed by or on behalf of the Company and each of its Subsidiaries have been timely filed or requests for extensions to file such returns or reports have been timely filed and granted and have not expired and all returns filed are complete and accurate in all material respects except to the extent any failure to file or any inaccuracies in filed returns would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect with respect to the Company. All Taxes due and owing by the Company or any Subsidiary of the Company have been paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate reasonably be expected to result in a Material Adverse Effect with respect to the Company. There is no audit examination, deficiency, refund litigation, proposed adjustment in writing or matter in controversy with respect to any Taxes due and owing by the Company or any of its Subsidiaries nor has the Company or any of its Subsidiaries filed any waiver of the statute of limitations applicable to the assessment or collection of any Tax, in each case, which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect with respect to the Company. All assessments for Taxes due and owing by the Company or any of its Subsidiaries with respect to completed and settled examinations or concluded litigation have been paid. Neither the Company nor any of its Subsidiaries is a party to any tax indemnity agreement, tax sharing agreement or other agreement or otherwise under which the Company or any of its Subsidiaries is liable or otherwise could become liable to another Person as a result of the imposition of a Tax upon any Person, or the assessment or collection of a Tax, except (i) to the extent of Liabilities arising out of any acts performed by the Purchaser or the Company after the Closing (other than acts which the Company was obligated to perform as of Closing) or (ii) for such agreements as would not in the aggregate reasonably be expected to result in a Material Adverse Effect with respect to the Company. The Company and each of its Subsidiaries has complied in all material respects with all rules and regulations relating to the withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect with respect to the Company.

   (b) Except as disclosed in Clause 2.13 of the Disclosure Schedule, the Company and each of its Subsidiaries are and have been at all times resident only and liable to the best of their knowledge to pay taxes (other than Taxes which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect with respect to the Company) only in the country of their incorporation; neither the Company nor any of its Subsidiaries have entered into between the date of this Agreement and Closing any special arrangements with any Tax Authority with respect to the Taxes of the Company or any of its Subsidiaries; neither the Company nor any of its Subsidiaries will be liable for Tax as a result of the Company, its Subsidiaries or any of their respective shareholders entering into or completing or closing this Agreement except as would not result in a Material Adverse Effect with respect to the Company or any of its Subsidiaries. To the best of the knowledge of the Company and its Subsidiaries, there have been no transactions (other than transactions fully disclosed in the Company's and its Subsidiaries' tax returns or Books and Records) that will give rise to taxable income to the Company or any of its Subsidiaries in a post closing Tax period, except as would not result in a Material Adverse Effect with respect to the Company or any of its Subsidiaries.

 2.14 Legal Proceedings

   (a) There are no Actions or Proceedings pending or, to the knowledge of the Cluster Partners, the Sellers, the Company and its Subsidiaries, threatened against, relating to or affecting the Company or any of its Subsidiaries which
(i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Operative Agreements to the Purchaser, or (ii) if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to result in (x) any injunction or other equitable relief against the Company or any of its Subsidiaries that would interfere in any material respect with the business, financial condition or results of operations of the Company or (y) Losses by the Company or any of its Subsidiaries, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding five hundred thousand US dollars ($500,000)

   (b) There are no facts or circumstances known to the Cluster Partners, the Sellers, the Company or any of its Subsidiaries that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to Clause 2.14 (a).

   (c) There are no Orders outstanding against the Company or any of its Subsidiaries.

 2.15 Compliance With Laws and Orders

   Except as would not, individually or in the aggregate, result in a Material Adverse Effect in respect of the Company, neither the Company nor any of its Subsidiaries is or has at any time within the last three years been, or has received any notice that it is or has at any time within the last three years been, in violation of or in default under, in any material respect, any Law or Order applicable to the Company or any of its Subsidiaries.

 2.16 Pensions

   (a) Other than as disclosed in Clause 2.16 of the Disclosure Schedule there are no agreements, arrangements, customs or practices (whether legally enforceable against the Company or any of its Subsidiaries or not) or any obligations (excluding those under any public law, statute or regulation to which the Company or any of its Subsidiaries contribute in compliance with applicable Law or regulation and for which the Company is not required to book an accrual in its financial statements (the "State Schemes")) in existence at the date hereof for the payment of, provision for, or contribution towards, any pensions, allowances, lump sums or other like benefits on retirement, death, termination of employment (whether voluntary or not), or during periods of sickness or disablement which are for the benefit of any officer or former officer or employee or former employee of the Company or any of its Subsidiaries or for the benefit of persons dependent on any such persons ("Pension Schemes") nor does the Company or any of its Subsidiaries have an obligation, nor has any proposal been announced, to establish any such agreement, arrangement, customer, practice or obligation.

   (b) None of the Pension Schemes will without the consent of the Purchaser be amended or discontinued prior to the Closing Date nor without such consent will any plan or proposal or intention to amend or discontinue any of the Pension Schemes be communicated to any officer or employee of the Company or any of its Subsidiaries prior to Closing.

   (c) The Sellers have supplied the Purchaser with copies of all agreements, deeds, declarations, insurance contracts and other relevant documents creating, governing or otherwise relating to the Pension Schemes. The Sellers have supplied the Purchaser with true, complete, accurate and up to date membership data with respect to each of the Pension Schemes with all particulars relevant to the interest of the members in the Pension Schemes and necessary to establish their entitlements to benefits.

   (d) The Sellers have supplied the Purchaser with an accurate and up to date outline description of the amount and nature of the benefits and the circumstances in which such benefits are payable under each of the Pension Schemes.

   (e) All benefits referred to in the Pension Schemes are paid in accordance with the terms of the documents referred to in (c) above.

   (f) There are no actuarial valuations in respect of the Pension Schemes.

   (g) The Pension Schemes and the documents referred to in (c) above are in compliance and have since the date of commencements of the Pension Schemes been in compliance in all material respects both as to form and in operation, with their terms and with all applicable Laws. In particular, but without limitation, the Sellers are not aware of any failure to comply with any applicable Law, or any other circumstance, which could reasonably be expected to result in the loss of tax approval or qualification of any of the Pension Schemes that might have a Material Adverse Effect in respect of the Company.

   (h) The assets of the Pension Schemes and/or the provision made by any of the Company or any of its Subsidiaries for the liabilities under the Pension Schemes are sufficient to discharge all benefits payable under the Pension Schemes. Each of the Pension Schemes is fully financed or provided for in accordance with applicable actuarial and accounting practice and principles for an ongoing pension scheme.

   (i) There are no Pension Schemes which provide benefits calculated by reference to a formula under which the amount of benefit is linked to the years of service of the employee to retirement and to the salary of the employee at or near to retirement or averaged over a period of his service ("a Salary Related Scheme").

   (j) None of the Company or any of its Subsidiaries has any material outstanding liability for unpaid benefits, contributions or insurance premiums with respect to any of the Pension Schemes or the State Schemes.

   (k) None of the Company or any of its Subsidiaries would have any further liability either to the Pension Schemes or to the employees of the Company or any of its Subsidiaries if it ceased to make contributions to the Pension Schemes at the Closing Date.

   (l) Each Pension Scheme is for the exclusive benefit of employees of the Company or any of its Subsidiaries and their dependants and beneficiaries listed against each Pension Scheme in Clause 2.16 of the Disclosure Schedule, and no other employer is participating in the Pension Schemes other than the Company or any of its Subsidiaries.

 2.17 Real Property

   (a) Clause 2.17(a) of the Disclosure Schedule contains a true and correct list of (i) each parcel of real property owned by the Company or any of its Subsidiaries, (ii) each parcel of real property leased by the

Company or any of its Subsidiaries (as lessor or lessee) and (iii) all Liens (other than Permitted Liens) relating to or affecting any parcel of real property referred to in this Clause 2.17(a).

   (b) The Company and each of its Subsidiaries has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties leased by it for the full term of the lease thereof. Each lease referred to in Clause 2.17(a)(ii) is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company or any of its Subsidiaries, and there is no, and neither the Company nor any of its Subsidiaries has received written notice of any, material default (or any condition or event which, after notice or lapse of time or both, would constitute a material default) thereunder. Neither the Company nor any of its Subsidiaries owes any brokerage commissions with respect to any such leased space in excess of two hundred and fifty thousand US dollars ($250,000).

   (c) The Cluster Partners have delivered to the Purchaser prior to the execution of this Agreement true and complete copies of (i) all deeds, leases, mortgages, deeds of trust, certificates of occupancy, title insurance policies, title reports, surveys and similar documents, and all amendments thereof, with respect to all leases (including any amendments and renewal letters) and, to the extent available, all other documents referred to in this Clause 2.17(c) with respect to the real property listed in Clause 2.17(a) of the Disclosure Schedule pursuant to Clause 2.17(a).

   (d) To the knowledge of the Cluster Partners, the Sellers, the Company or any of its Subsidiaries no tenant or other party in possession of any of the real properties identified in the Disclosure Schedule pursuant to Clause 2.17(a) has any right to purchase, or holds any right of first refusal to purchase, such properties.

   (e) Except as disclosed in Clause 2.17(c) of the Disclosure Schedule, the improvements on the real property identified in Clause 2.17(a) of the Disclosure Schedule are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and, to the knowledge of the Cluster Partners, the Sellers, the Company or any of its Subsidiaries, there are no condemnation or appropriation proceedings pending or threatened against any of such real property or the improvements thereon.

 2.18 Tangible Personal Property

   The Company or one of its Subsidiaries is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property reflected on the balance sheet included in the Unaudited Financial Statements and tangible personal property acquired since the Unaudited Financial Statement Date other than property disposed of since such date in the ordinary course of business consistent with past practice. All such tangible personal property is free and clear of all Liens, other than Permitted Liens, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

 2.19 Intellectual Property Rights

   Clause 2.19(a) of the Disclosure Schedule sets forth all of the patents, registrations and applications relating to the Intellectual Property that are owned, held or used by the Company and/or its Subsidiaries (including the Rights in Relation to the Name). The Company and its Subsidiaries have interests in or the right to use all the Intellectual Property which is material in the conduct of the business of the Company or any of its Subsidiaries as it is currently conducted. Except as disclosed in Clause 2.19(b) through 2.19(d) of the Disclosure Schedule, (i) the Company or one of its Subsidiaries has, or in the case of the Rights in Relation to the Name, on the Closing Date will have, the exclusive right to use the Intellectual Property disclosed in Clause 2.19(a) of the Disclosure Schedule, (ii) all registrations with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and there are no Taxes or maintenance fees due and unpaid or any other actions by the Company or any of its Subsidiaries required to be taken to maintain the validity or effectiveness of such Intellectual Property except where the failure to make such payment or take such action would not, individually or in the aggregate, result in a Material Adverse

Effect with respect to the Company (iii) there are no restrictions on the direct or indirect transfer of any license, or any interest therein, held by the Company or any of its Subsidiaries in respect of such Intellectual Property, (iv) the Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets, (v) neither the Company nor any of its Subsidiaries is, or has received any notice within the last five (5) years that it is in material default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property and (vi) neither the Cluster Partners, the Sellers, the Company nor any of its Subsidiaries has any knowledge that such Intellectual Property is being infringed by any other Person. Neither the Cluster Partners, the Sellers, the Company nor any of its Subsidiaries has received written notice within the last five (5) years that the Company or any of its Subsidiaries is infringing any Intellectual Property of any other Person, no claim is pending or, to the knowledge of the Cluster Partners, the Sellers, the Company or any of its Subsidiaries, has been made to such effect that has not been resolved and, to the knowledge of the Cluster Partners, the Sellers, the Company or any of its Subsidiaries, neither the Company nor any of its Subsidiaries is infringing any Intellectual Property Rights of any other Person except an infringement which would not individually or in the aggregate result in a Material Adverse Effect with respect to the Company and its Subsidiaries.

 2.20 Contracts

   (a) Clause 2.20(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to the Purchaser prior to the execution of this Agreement), to which the Company or any of its Subsidiaries is a party:

     (i) all Contracts involving receipts of more than two hundred and fifty thousand US dollars ($250,000) which provide for the provision of services by the Company to a third party;

     (ii) (A) all material Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term, the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations or commitments or courses of conduct (excluding Benefit Plans disclosed under Clause 2.16 of the Disclosure Schedule) involving an obligation of the Company or any of its Subsidiaries to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any employee exceeding two hundred and fifty thousand US dollars ($250,000) or any group of employees exceeding five hundred thousand US dollars ($500,000) in the aggregate;

     (iii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company or any of its Subsidiaries to engage in any business activity currently engaged in by the Company or any of its Subsidiaries or to compete with any Person or to change the lines of business in which it participates or engages;

     (iv) all partnership, joint venture, shareholders' or other similar Contracts with any Person;

     (v) all Contracts relating to Indebtedness of the Company or any of its Subsidiaries in excess of one million US dollars ($1,000,000) or to preferred stock issued by the Company or any of its Subsidiaries (other than Indebtedness owing to or preferred stock owned by the Company or any wholly-owned Subsidiary);

     (vi) all Contracts relating to (A) the future disposition or acquisition of any Material Assets and Properties, other than dispositions or acquisitions in the ordinary course of business consistent with past practice, and (B) any Business Combination;

     (vii) all Contracts which individually or in the aggregate involve the payment or receipt of sums exceeding two hundred and fifty thousand dollars ($250,000) and made between or among the

  Company or any of its Subsidiaries, on the one hand, and the Sellers, the Cluster Partners, any officer, director, Affiliate or Associate of a Seller or Cluster Partner or any Associate of any such officer, director or Affiliate (other than the Company or any of its Subsidiaries), on the other hand;

     (viii) all collective bargaining or similar labor Contracts;

     (ix) all Contracts that (A) limit or contain restrictions on the ability of the Company or any of its Subsidiaries to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase or redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Material Assets and Properties, or to engage in any Business Combination or (B) require the Company or any of its Subsidiaries to maintain specified financial ratios or levels of net worth or other indicia of financial condition; and

     (x) all other Contracts that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to the Company or any of its Subsidiaries of more than one million US dollars ($1,000,000) over a twelve month period and (B) cannot be terminated within 60 calendar days after giving notice of termination without resulting in any material cost or penalty to the Company or any of its Subsidiaries.

   (b) Each Contract required to be disclosed by Clause 2.20(a) is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company or the Subsidiary which is party thereto (and, in the case of contracts referred to in Clause 2.20(a)(vii), of each other party thereto); and neither the Company, any of its Subsidiaries nor, to the knowledge of the Cluster Partners, the Sellers, the Company or any of its Subsidiaries, any other party to such Contract is, or has received notice that it is in material violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in material violation or breach of or default under any such Contract).

   (c) Neither the Company nor any of its Subsidiaries is a party to or bound by any Contract that has resulted in, or could reasonably be expected to result in, individually or in the aggregate with any other such Contract, a Material Adverse Effect with respect to the Company.

 2.21 Licenses

   Neither the Company nor any of its Subsidiaries holds or requires any License to conduct its business and operations as and to the extent now conducted and to own, use and lease its Material Assets and Properties.

 2.22  Insurance

   Clause 2.22 of the Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the expiration dates thereof, the annual premiums and payment terms thereof and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies (other than Pension Scheme and Benefit Plan related policies disclosed pursuant to Clause 2.16) currently in effect that insure the business, operations or employees of the Company or any of its Subsidiaries or affect or relate to the ownership, use or operation of any of the Material Assets and Properties of the Company or any of its Subsidiaries and that (i) have been issued to the Company or any of its Subsidiaries or (ii) have been issued to any Person (other than the Company or any of its Subsidiaries) for the benefit of the Company or any of its Subsidiaries. The insurance coverage provided by the policies described in this Clause 2.22 will not terminate or lapse by reason of the transactions contemplated by this Agreement. Each policy listed in Clause 2.22 of the Disclosure Schedule is valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither the Company, any of its Subsidiaries nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. The insurance policies listed in Clause 2.22 of the Disclosure Schedule are placed with financially sound and reputable insurers and, in light of the respective business, operations and Material Assets and Properties of the Company and its Subsidiaries, are in amounts and have coverages that are reasonable and customary for Persons engaged in such businesses and operations and having such Material Assets and Properties. Neither the Company nor any of its Subsidiaries has received written notice within the last three years that any insurer under any policy referred to in this Clause is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

 2.23 Affiliate Transactions

   Except as disclosed in Clause 2.23 of the Disclosure Schedule, (i) there are no intercompany Liabilities between the Company on the one hand, and any of its Subsidiaries on the other, (ii) none of the Sellers, the Cluster Partners, any officer, director, Affiliate or Associate of a Seller or Cluster Partner or any Associate of any such officer, director or Affiliate (other than the Company or any of its Subsidiaries) provides or causes to be provided any assets, services or facilities to the Company or any of its Subsidiaries, (iii) neither the Company nor any of its Subsidiaries provides or causes to be provided any assets, services or facilities to any of the Sellers, the Cluster Partners, any officer, director, Affiliate or Associate of a Seller or Cluster Partner or any Associate of any such officer, director or Affiliate (other than the Company or any of its Subsidiaries) and (iv) neither the Company nor any of its Subsidiaries beneficially own, directly or indirectly, any Investment Assets of the Sellers, the Cluster Partners, any officer, director, Affiliate or Associate of a Seller or Cluster Partner or any Associate of any such officer, director or Affiliate (other than the Company or any of its Subsidiaries). Except as disclosed in Clause 2.23 of the Disclosure Schedule, each of the Liabilities and transactions listed in the Disclosure Schedule was incurred or engaged in, as the case may be, on an arm's-length basis. Since June 30, 2000, all settlements of intercompany Liabilities between the Company or any of its Subsidiaries, on the one hand, and the Sellers, the Cluster Partners, any officer, director, Affiliate or Associate of a Seller or Cluster Partner or any Associate of any such officer, director or Affiliate (other than the Company or any of its Subsidiaries) on the other, have been made, and all allocations of intercompany expenses have been applied, in the ordinary course of business consistent with past practice.

 2.24 Employees; Labour Relations

   (a) The Cluster Partners have delivered to the Purchaser a true and correct list of the names of each officer and full-time employee of the Company and each of its Subsidiaries having an annual base salary or wages of at least one hundred thousand US dollars ($100,000) at the date hereof, together with each such person's position or function, annual base salary or wages and any incentive share option, profit sharing or bonus arrangement and any termination arrangements (including redundancy and extra statutory payments) with respect to such person in effect on such date. Neither the Cluster Partners nor the Sellers have received any information that would reasonably lead them to believe that a material number of such persons will or may cease to be employees, or will refuse offers of employment from the Purchaser.

   (b) Except as disclosed in Clause 2.20(a)(viii) of the Disclosure Schedule,
(i) no employee of the Company or any of its Subsidiaries is presently a member of a collective bargaining unit and, to the knowledge of the Cluster Partners, the Sellers, the Company or any of its Subsidiaries, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of the Company or any of its Subsidiaries, and (ii) no unfair labor practice complaint or Action or Proceedings claiming sex, age, race or disability discrimination have been brought during the last three years against the Company or any of its Subsidiaries before any Governmental or Regulatory Authority. Since the Audited Financial Statement Date there has been no work stoppage, strike or other concerted action by employees of the Company or any of its Subsidiaries. During that period, except as disclosed in Clause 2.24(b)(iii) of the Disclosure Schedule, the Company and its Subsidiaries have complied in all material respects with all applicable Laws, customs and practices relating to the employment of labor, including without limitation those relating to wages, hours, collective bargaining and termination arrangements except where the failure to do so would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

 2.25 Environmental Matters

   The operation of the Company's business and that of its Subsidiaries, does not involve and, to the knowledge of the Cluster Partners, the Sellers, the Company or any of its Subsidiaries, has never involved the use of, or the release or discharge of, a hazardous substance, article or other pollutant or contaminant.

 2.26 Substantial Customers

   Clause 2.26(a) of the Disclosure Schedule lists the ten (10) largest customers of the Company and its Subsidiaries, on the basis of revenues for services provided for the most recent fiscal year. Except as disclosed in Clause 2.26(b) of the Disclosure Schedule, no such customer has terminated its Contract with the Company or any of its Subsidiaries (other than due to completion of the transactions and services to be provided under the Contract) or materially reduced the level of services provided by the Company or any of its Subsidiaries since June 30, 2000, or to the knowledge of the Cluster Partners, the Sellers, the Company or any of its Subsidiaries, has threatened to terminate the Contract or materially to reduce the level of such services after the date hereof. Except as disclosed in Clause 2.26(c) of the Disclosure Schedule, to the knowledge of the Cluster Partners, the Sellers, the Company or any of its Subsidiaries, no such customer is threatened with bankruptcy or insolvency.

 2.27 Bank Accounts

   Clause 2.27 of the Disclosure Schedule contains a complete list showing the name of each bank in which the Company or any of its Subsidiaries has an account or safety deposit box and a complete list of each such account or safety box and the name of each person authorized to draw thereon or to have access thereto.

 2.28 No Powers of Attorney

   Except as set forth in Clause 2.28 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any powers of attorney or comparable delegations of authority outstanding.

 2.29 Accounts Receivable

   Except as set forth in Clause 2.29 of the Disclosure Schedule, the accounts and notes receivable of the Company and its Subsidiaries reflected on the balance sheet included in the Unaudited Financial Statements, and all accounts and notes receivable arising subsequent to the Unaudited Financial Statement Date, (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are valid obligations of the respective debtors enforceable in accordance with their terms, (iii) are not subject to any valid set-off or counterclaim, (iv) are collectible in the ordinary course of business consistent with past practice, but in any event not later than 180 days, in the aggregate recorded amounts thereof, net of a reserve in the amount of five percent of the aggregate recorded amounts thereof to be reflected in the balance sheet generated after Closing reflecting the combined operations of the Purchaser and the Company, and (v) are not the subject of any Actions or Proceedings brought by or on behalf of the Company or any of its Subsidiaries. There are no security arrangements or collateral securing the repayment or other satisfaction of receivables of the Company or any of its Subsidiaries.

 2.30 Brokers

   Except for Goldman Sachs & Co., whose fees, commissions and expenses will be paid by the Company, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Cluster Partners and the Sellers directly with the Purchaser without the intervention of any Person on behalf of the Cluster Partners and Sellers in such manner as to give rise to any valid claim by any Person against the Purchaser, the Company or any of its Subsidiaries for a finder's fee, brokerage commission or similar payment.

 2.31 Disclosure

   All material facts relating to the business or condition of the Company have been disclosed to the Purchaser in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to the Purchaser pursuant to any provision of this Agreement (including without limitation the Financial Statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

   The Purchaser hereby represents and warrants to the Sellers as follows:

 3.1 Organization

   The Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Material Assets and Properties. The Purchaser has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Purchaser is duly qualified, licensed or admitted to do business and is in good standing in all jurisdictions in which the ownership, use or leasing of its Material Assets and Properties, or the conduct or nature of its business makes such qualification, licensing or admission necessary and in which the failure to be so qualified, licensed or admitted and in good standing could reasonably be expected to have an adverse effect on the validity or enforceability of this Agreement or any of the Operative Agreements to which it is a party or on the ability of the Purchaser to perform its obligations hereunder or thereunder.

 3.2 Capital Stock of the Purchaser

   As of May 31, 2000, the authorized capital stock of the Purchaser consisted solely of (i) 40,000,000 shares of Class A common stock, par value $0.001 per share (the "Class A Shares"), of which twenty one million three hundred and sixty nine thousand four hundred and sixteen (21,369,416) shares had been issued; (ii) 20,000,000 shares of Class B common stock, par value $ 0.001 per share (the "Class B Shares"), of which two million nine hundred and seventeen thousand five hundred and seventy six (2,917,576) shares had been issued; and
(iii) 2,000,000 shares of preferred stock none of which had been issued. All the outstanding Class A Shares and Class B Shares are duly authorized, validly issued, fully paid and nonassessable.

 3.3 Authority

   The execution and delivery by the Purchaser of this Agreement and the Operative Agreements to which it is a party, and the performance by the Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of the Purchaser, no other corporate action on the part of the Purchaser or its stockholders being necessary except as otherwise contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Purchaser and, assuming due execution and delivery by other parties hereto, constitutes, and upon the execution and delivery by the Purchaser of the Operative Agreements to which it is a party, assuming due execution and delivery by other parties thereto, such Operative Agreements will constitute, legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms.

 3.4 No Conflicts

   The execution and delivery by the Purchaser of this Agreement does not, and the execution and delivery by the Purchaser of the Operative Agreements to which it is a party, the performance by the Purchaser of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

     (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of the Purchaser;

     (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 15 hereto, result in, or reasonably be expected to result in, a violation or breach of any term or provision of any Law or Order applicable to the Purchaser or any of its Material Assets and Properties; or

     (c) except as disclosed in Schedule 16 hereto, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (iv) result in the creation or imposition of any Lien (other than Permitted Liens, except in the case of capital stock where no Lien shall be permitted whatsoever) upon the Purchaser or any of its Material Assets or Properties under, any material Contract or material License to which the Purchaser is a party or by which any of its Material Assets and Properties is bound.

 3.5 Governmental Approvals and Filings

   Except as disclosed in Schedule 15 hereto or as otherwise contemplated by this Agreement, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Purchaser is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

 3.6 Legal Proceedings

   (a) There are no Actions or Proceedings pending or, to the knowledge of the Purchaser, threatened against, relating to or affecting the Purchaser or any of its Subsidiaries which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Operative Agreements to the Cluster Partners or the Sellers, or (ii) if determined adversely to the Purchaser, could reasonably be expected to result in (x) any injunction or other equitable relief against the Purchaser that would interfere in any material respect with its business or operations or (y) Losses by the Purchaser or any of its Subsidiaries, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding five hundred thousand US dollars ($500,000);

   (b) there are no facts or circumstances known to the Purchaser or any of its Subsidiaries that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to Clause 3.6 (a); and

   (c) there are no Orders outstanding against the Purchaser.

 3.7 No Undisclosed Liabilities

   Except as reflected or reserved against in the balance sheet which is included in the Purchaser's SEC Documents (as defined in Clause 3.14) or in the notes thereto there are no Liabilities against, relating to or affecting the Purchaser or any of its Subsidiaries or any of their Material Assets and Properties, other than

Liabilities incurred in the ordinary course of business consistent with past practice which individually or in the aggregate will not result in a Material Adverse Effect with respect to the Purchaser and its Subsidiaries.

 3.8 Intellectual Property Rights

   Clause 3.8 of Schedule 16, sets forth all of the patents, registrations and applications relating to the Intellectual Property that is owned, held or used by the Purchaser and/or its Subsidiaries. The Purchaser and its Subsidiaries have interests in or the right to use all the Intellectual Property which is material in the conduct of the business of the Purchaser or any of its Subsidiaries as it is currently conducted. Except as disclosed in Clause 3.8 of
Schedule 16 (i) the Purchaser or one of its Subsidiaries has the exclusive right to use the Intellectual Property disclosed in Clause 3.8 of Schedule 16,
(ii) to the knowledge of the Purchaser and its Subsidiaries, and other than pending registrations, all registrations with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and there are no Taxes or maintenance fees due and unpaid or any other actions by the Purchaser or any of its Subsidiaries required to be taken to maintain the validity or effectiveness of such Intellectual Property except as would, individually or in the aggregate, result in a Material Adverse Effect with respect to the Purchaser or any of its Subsidiaries, (iii) there are no material restrictions on the direct or indirect transfer of any license, or any interest therein, held by the Purchaser or any of its Subsidiaries in respect of such Intellectual Property,
(iv) the Purchaser and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets, (v) neither the Purchaser nor any of its Subsidiaries is, or has received any written notice within the last five years that it is, in material default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property and (vi) neither the Purchaser nor any of its Subsidiaries has any knowledge that such Intellectual Property is being infringed by any other Person. Neither the Purchaser nor any of its Subsidiaries has received written notice within the last five years that the Purchaser or any of its Subsidiaries is infringing any Intellectual Property of any other Person, no claim is pending or, to the knowledge of the Purchaser and its Subsidiaries, has been made to such effect that has not been resolved and, to the knowledge of the Purchaser or any of its Subsidiaries, neither the Purchaser nor any of its Subsidiaries believes it is infringing any Intellectual Property Rights of any other Person except an infringement which would not individually or in the aggregate result in a Material Adverse Effect with respect to the Purchaser or any of its Subsidiaries.

 3.9 Purchase for Investment

   The Shares will be acquired by the Purchaser (or, if applicable, its assignee pursuant to Clause 14.9) for its own account for the purpose of investment, it being understood that the right to dispose of such Shares shall be entirely within the discretion of the Purchaser (or such assignee, as the case may be). The Purchaser (or such assignee, as the case may be) will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to cause the Sellers to be in violation of the registration requirements of the Securities Act of 1933 as amended (the "Securities Act") or applicable state securities or blue sky laws.

 3.10 Substantial Customers

   Clause 3.10 of Schedule 16 lists the ten largest customers of the Purchaser on the basis of revenues for services provided for the most recent fiscal year. No such customer has terminated its Contract with the Purchaser or materially reduced the level of services provided by the Purchaser or any of its Subsidiaries since March 31, 2000 (other than due to completion of the transactions and services to be provide under the Contract), or to the knowledge of the Purchaser, has threatened to terminate the Contract or materially to reduce the level of such services after the date hereof. To the knowledge of the Purchaser, no such customer is threatened with bankruptcy or insolvency.

 3.11 Brokers

   Except for Morgan Stanley & Co. Incorporated, whose fees, commissions and expenses are the sole responsibility of the Purchaser, all negotiations in relation to this Agreement and the transactions contemplated hereby have been carried out by the Purchaser directly with the Cluster Partners without the intervention of any Person on behalf of the Purchaser in such manner as to give rise to any valid claim by any Person against the Cluster Partners, the Company or any of its Subsidiaries for a finder's fee, brokerage commission or similar payment.

 3.12 Absence of Changes

   Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto, since June 30, 2000 there has not been any event or development which, individually or in the aggregate, would have a Material Adverse Effect with respect to the Purchaser. Without limiting the foregoing, except as disclosed in Schedule 16, there has not occurred between June 30, 2000 and the date hereof:

     (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Purchaser or any of its Subsidiaries not wholly-owned by the Purchaser, or any direct or indirect redemption, purchase or other acquisition by the Purchaser or any of its Subsidiaries of any such capital stock of or any Option with respect to the Purchaser or any of its Subsidiaries not wholly-owned by the Purchaser;

     (ii) any authorization, issuance, sale or other disposition by the Purchaser or any of its Subsidiaries of any shares of capital stock of or Option with respect to the Purchaser or any of its Subsidiaries, or any modification or amendment of any right of any holder of any outstanding shares of capital stock of or Option with respect to the Purchaser or any of its Subsidiaries;

     (iii) (x) any material increase in the salary, wages or other compensation of any officer, employee or consultant of the Purchaser or any of its Subsidiaries whose annual salary is, or after giving effect to such change would be, two hundred and fifty thousand US dollars ($250,000) or more; (y) any establishment or material modification of (A) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment contract or other employee compensation arrangement; or (z) any adoption, entering into, amendment, modification or termination (partial or complete) of any Benefit Plan except to the extent required by applicable Law and in the cases of Clauses (x), (y) and (z) except in the ordinary course of business and consistent with past practices;

     (iv) (x) incurrences by the Purchaser or any of its Subsidiaries of Indebtedness in an aggregate principal amount exceeding one million US dollars ($1,000,000) (net of any amounts discharged during such period), or
  (y) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Purchaser or any of its Subsidiaries under, any Indebtedness in an aggregate principal amount exceeding two hundred and fifty thousand US dollars ($250,000) of or owing to the Purchaser or any of its Subsidiaries (in either case other than any Indebtedness of the Purchaser or any of its Subsidiaries owing to the Purchaser or any of its wholly-owned Subsidiaries);

     (v) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of the Purchaser or any of its Subsidiaries in an aggregate amount exceeding five hundred thousand US dollars ($500,000);

     (vi) any material change in (x) any pricing, investment, accounting, financial reporting, credit, allowance or Tax practice or policy of the Purchaser or any of its Subsidiaries (y) the fiscal year of the Purchaser or any of its Subsidiaries;

     (vii) any write-off or write-down of or any determination to write off or down any of the Material Assets and Properties of the Purchaser or any of its Subsidiaries in an aggregate amount exceeding two hundred and fifty thousand US dollars ($250,000);

     (viii) any acquisition or disposition of, or incurrence of a Lien (other than a Permitted Lien) on, any Material Assets and Properties of the Purchaser or any of its Subsidiaries other than in the ordinary course of business consistent with past practice;

     (ix) any (x) amendment of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of the Purchaser or any of its Subsidiaries, (y) reorganization, liquidation or dissolution of the Purchaser or any of its Subsidiaries or (z) Business Combination involving the Purchaser or any of its Subsidiaries and any other Person;

     (x) any material amendment or modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (A) any material Contract or (B) any material License held by the Purchaser or any of its Subsidiaries;

     (xi) any commencement or termination by the Purchaser or any of its Subsidiaries of any line of business;

     (xii) any transaction by the Purchaser or any of its Subsidiaries (A) outside the ordinary course of business consistent with past practice or
  (B) other than on an arm's-length basis, other than pursuant to any Contract in effect on March 31, 2000;

     (xiii) any entering into of an agreement to do or engage in any of the foregoing after the date hereof; or

     (xiv) any other material transaction involving or development affecting the Purchaser or any of its Subsidiaries outside the ordinary course of business consistent with past practice.

 3.13 Compliance With Laws and Orders

   Except as would not, individually or in the aggregate, result in a Material Adverse Effect with respect to the Purchaser, neither the Purchaser nor any of its Subsidiaries is or has at any time within the last three years been, or has received any notice that it is or has at any time within the last three years been in violation of or in default under, in any material respect, any Law or Order applicable to the Purchaser or any of its Subsidiaries.

 3.14 SEC Filings; Purchaser Financial Statements

   The Purchaser has filed with the SEC all required reports, schedules, forms, statements, financial statements and the notes thereto and other documents (including exhibits and all other information incorporated therein) required under the Securities Act and the Securities Exchange Act of 1934 as amended (the "Exchange Act") (the "Purchaser SEC Documents"). As of their respective dates, the Purchaser's SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Purchaser SEC Documents and none of the Purchaser SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Purchaser included in the Purchaser SEC Documents comply as to form and substance, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Purchaser and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations, stockholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments) and are consistent in all material respects with the books and records of the Purchaser and its consolidated Subsidiaries.

 3.15 Disclosure

   All material facts relating to the business or condition of the Purchaser have been disclosed to the Sellers in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in Schedule 16 or in any certificate, list or other writing furnished to the Sellers pursuant to any provision of this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

4. COVENANTS OF THE SELLERS AND THE CLUSTER PARTNERS

   The Sellers and the Cluster Partners covenant and agree with the Purchaser that they will (and the Cluster Partners further covenant and agree that they will cause that the Sellers will), at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified herein or, if no period is specified herein, indefinitely, comply with all covenants and provisions of this Clause 4, except to the extent the Purchaser may otherwise consent in writing.

 4.1 Regulatory and Other Approvals

   The Sellers will, and will cause the Company and its Subsidiaries to, (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of the Sellers, the Company or any of its Subsidiaries to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in Clause 8 and Schedule 15, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as the Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request and (c) cooperate with the Purchaser as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of the Purchaser to consummate the transactions contemplated hereby and by the Operative Agreements. The Sellers will provide prompt notification to the Purchaser when any such consent, approval, action, filing or notice referred to in this Clause 4.1 is obtained, taken, made or given, as applicable, and will advise the Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

 4.2 Investigation by the Purchaser

   The Sellers will, and will cause the Company and its Subsidiaries to, (a) provide the Purchaser and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "Representatives") with reasonable access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company and its Subsidiaries and their Material Assets and Properties and Books and Records, and (b) furnish the Purchaser and its Representatives with all such information and data (including without limitation copies of Contracts, Benefit Plans and other Books and Records) concerning the business and operations of the Company and its Subsidiaries as the Purchaser or its Representatives reasonably may request in connection with such investigation. The Purchaser will hold any information provided under this Clause 4.2 that is non-public in confidence to the extent required by, and in accordance with, the provisions of the letter dated May 19, 2000 between the Company and the Purchaser (the "Confidentiality Agreement"). Any investigation by the Purchaser shall not affect the representations and warranties of the Sellers or the Cluster Partners.

 4.3 No Solicitations

   The Sellers and/or the Cluster Partners will not take, nor will the Sellers and/or the Cluster Partners permit the Company, its Subsidiaries or any Affiliate of the Sellers (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Sellers, the Cluster Partners, the Company, its Subsidiaries or any such Affiliate) to take, directly or indirectly, any action to initiate, assist, solicit, negotiate, encourage or accept any offer or inquiry from any Person (a) to engage in any Business Combination with the Company or any of its Subsidiaries, (b) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Business Combination with the Company or any of its Subsidiaries or (c) to furnish or cause to be furnished any information with respect to the Company or any of its Subsidiaries to any Person (other than as contemplated by Clause 4.2) who the Sellers, the Cluster Partners, the Company, any of its Subsidiaries or such Affiliate (or any such Person acting for or on their behalf) knows or has reason to believe is in the process of considering any Business Combination with the Company or any of its Subsidiaries. If the Sellers, the Cluster Partners, the Company, any of its Subsidiaries or any such Affiliate (or any such Person acting for or on their behalf) receives from any Person (other than the Purchaser or any other Person referred to in Clause 4.2) any offer, inquiry or informational request referred to above, the Sellers and/or the Cluster Partners will promptly advise such Person, by written notice, of the terms of this Clause 4.3 and will promptly, orally and in writing, advise the Purchaser of such offer, inquiry or request and deliver a copy of such notice to the Purchaser.

 4.4 Conduct of Business

   The Sellers and the Cluster Partners will cause the Company and its Subsidiaries to conduct business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing and subject only to the prior written consent of the Purchaser, the Sellers will:

     (a) cause the Company and its Subsidiaries to use commercially reasonable efforts to (i) preserve intact the present business organization and reputation of the Company and its Subsidiaries, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the present officers, employees and consultants of the Company and the Subsidiaries, (iii) maintain the Material Assets and Properties of the Company and its Subsidiaries in good working order and condition, ordinary wear and tear excepted, (iv) maintain the goodwill of material customers, suppliers, lenders and other Persons to whom the Company or any of its Subsidiaries sells goods or provides services or with whom the Company or any of its Subsidiaries otherwise has significant business relationships and (v) continue all current sales, marketing and promotional activities relating to the business and operations of the Company and its Subsidiaries;

     (b) except to the extent required by applicable Law, (i) cause the Books and Records to be maintained in the usual, regular and ordinary manner and
  (ii) not permit any material change in (A) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Company or any of its Subsidiaries, (B) any method of calculating any bad debt, contingency or other reserve of the Company or any of its Subsidiaries for accounting, financial reporting or Tax purposes or (C) the fiscal year of the Company or any of its Subsidiaries;

     (c) (i) use, and will cause the Company and its Subsidiaries to use, commercially reasonable efforts to maintain in full force and effect until the Closing substantially the same levels of insurance coverage as the insurance afforded under the Contracts listed in Clause 2.22 of the Disclosure Schedule, and (ii) use commercially reasonable efforts to cause any and all benefits under such Contracts paid or payable (whether before or after the date of this Agreement) with respect to the business, operations, employees or

  Material Assets and Properties of the Company and its Subsidiaries to be paid to the Company and the Subsidiaries; and

     (d) cause the Company and its Subsidiaries to comply, in all material respects, with all Laws and Orders applicable to the business and operations of the Company and its Subsidiaries, and promptly following receipt thereof to give the Purchaser copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order.

 4.5 Financial Statements and Reports

   (a) As promptly as practicable and in any event no later than 45 days after the end of each fiscal quarter ending after the date hereof and before the Closing Date (other than the fourth quarter) or 90 days after the end of each fiscal year ending after the date hereof and before the Closing Date, as the case may be, the Sellers will deliver to the Purchaser true and complete copies of (in the case of any such fiscal year) the audited and (in the case of any such fiscal quarter) the unaudited consolidated balance sheet, and the related audited or unaudited consolidated statements of operations, stockholders' equity and cash flows, of the Company and its consolidated subsidiaries, in each case as of and for the fiscal year then ended or as of and for each such fiscal quarter and the portion of the fiscal year then ended, as the case may be, together with the notes, if any, relating thereto, which financial statements shall be prepared on a basis consistent with the Audited Financial Statements.

   (b) As promptly as practicable, the Sellers will deliver to the Purchaser true and complete copies of such other financial statements and reports as may be prepared or received by the Sellers, the Company or any of its Subsidiaries relating to the business or operations of the Company or any of its Subsidiaries or as the Purchaser may otherwise reasonably request.

 4.6 Employee Matters

   Except as may be required by Law or in the ordinary course of business consistent with past practice, the Sellers will refrain, and will cause the Company and its Subsidiaries to refrain, from directly or indirectly:

     (a) making any representation or promise, oral or written, to any officer, employee or consultant of the Company or any of its Subsidiaries concerning any Benefit Plan, except for statements as to the rights or accrued benefits of any officer, employee or consultant under the terms of any Benefit Plan;

     (b) making any material increase in the salary, wages or other compensation including termination arrangements of any officer, employee or consultant of the Company or any of its Subsidiaries other than:

       (i) the grant of Options with respect to the Company's Common Stock to persons who become employees of the Company or any of its Subsidiaries in the period commencing on July 20, 2000 and terminating on the Closing or to current employees of the Company who have been promoted in such period; provided however that the number of Options over the Company's Common Stock granted to such persons referred to above (including those outstanding on the date hereof) does not exceed a total amount of five million and six hundred thousand (5,600,000) Options and such Options have an exercise price equal to Sixteen Euro ((Euro)16) and are granted in a manner consistent with the past practice of the Company and substantially as set out in Schedule 20;

       (ii) payments to the Cluster Partners, the Company's or any of its Subsidiaries' employees and/or consultants prior to Closing, of (aa) cash bonuses in an aggregate amount equal to such amounts that the Company or any of its Subsidiaries would have paid to such persons in the ordinary course of business on December 31, 2000 absent the acquisition of the Company by the Purchaser or any other third party; or (bb) payment of such additional amounts to such persons as shall be approved by the Purchaser (such approval not to be unreasonably withheld); provided however that such additional amounts and cash bonuses referred to in this Clause 4.6(b)(ii) shall not exceed the sum of fifteen million US dollars ($15,000,000) and shall be calculated in accordance with the

    Company's current bonus policies, as disclosed in Clause 4.6(b) of the Disclosure Schedule or as otherwise agreed by the Purchaser;

     (c) adopting, entering into, materially amending, materially modifying or terminating (partially or completely) any Benefit Plan (other than as set out in Clause 6.13 of this Agreement) except to the extent required by applicable Law or as a consequence of employees entering into the Employment Agreements; or

     (d) establishing or materially modifying any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment Contract or other employee compensation arrangement or (ii) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment Contract or other employee compensation arrangement (except in connection with the Employment Agreements).

   The Sellers will cause the Company and its Subsidiaries to administer each Benefit Plan, or cause the same to be so administered, in all material respects in accordance with applicable laws and, where applicable, the provisions of the Code and ERISA, except where a failure could not reasonably be expected to have a Material Adverse Effect with respect to the Company. The Sellers will promptly notify the Purchaser in writing of each receipt by the Sellers, the Cluster Partners, the Company or any of its Subsidiaries (and furnish the Purchaser with copies) of any notice of investigation or administrative proceeding by the IRS, Department of Labor, PBGC (or comparable body in jurisdictions other than the United States) or other Person involving any Benefit Plan.

 4.7 Certain Restrictions

   Except as disclosed in Clause 4.7 in the Disclosure Schedule or as required by this Agreement the Sellers will cause the Company and its Subsidiaries to refrain from:

     (a) amending their articles of association, certificates or articles of incorporation or by-laws (or other comparable corporate charter documents) or taking any action with respect to any such amendment or any reorganization, liquidation or dissolution of any such corporation;

     (b) authorizing, issuing, selling or otherwise disposing of any shares of capital stock of or any Option with respect to the Company or any of its Subsidiaries, or modifying or amending any right of any holder of outstanding shares of capital stock of or Option with respect to the Company or any of its Subsidiaries (save for those Options over the Company's Common Stock referred to in Clause 4.6(b)(i));

     (c) declaring, setting aside or paying any dividend or other distribution in respect of the capital stock of the Company or any of its Subsidiaries not wholly-owned by the Company, or directly or indirectly redeeming, purchasing or otherwise acquiring any capital stock of or any Option with respect to the Company or any of its Subsidiaries not wholly-owned by the Company;

     (d) acquiring or disposing of, or incurring any Lien (other than a Permitted Lien) on, any Material Assets and Properties, other than in the ordinary course of business consistent with past practice;

     (e) (i) entering into, materially amending or modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to (A) any Contract that is, or would if had it been in existence on the date of this Agreement have been, required to be disclosed in the Disclosure Schedule pursuant to Clause 2.20(a) except in the ordinary course of business and consistent with past practices and provided that any such Contract entered into in such ordinary course of business and consistent with past practice or amendment, modification or termination of such Contract or granting of a waiver or consent with respect to any such Contract are disclosed to the Purchaser promptly upon the Purchaser's request or (B) any material License or (ii) granting any irrevocable powers of attorney;

     (f) violating, breaching or defaulting under in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any License held or used by the Company or any of its Subsidiaries or any Contract to which the Company or any of its Subsidiaries is a party;

     (g) (i) incurring Indebtedness in an aggregate principal amount exceeding five hundred thousand US dollars ($500,000) (net of any amounts of Indebtedness discharged during such period), or (ii) voluntarily cancelling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of the Company or any of its Subsidiaries under, any Indebtedness having an aggregate principal amount exceeding two hundred and fifty thousand US dollars ($250,000) of or owing to the Company or any of its Subsidiaries (in either case other than Indebtedness of the Company or any of its Subsidiaries owing to the Company or any of its wholly-owned Subsidiaries);

     (h) engaging with any Person in any Business Combination;

     (i) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets in an aggregate amount exceeding two hundred and fifty thousand US dollars ($250,000);

     (j) making any material change in the lines of business in which they participate or are engaged;

     (k) writing off or writing down any of their Material Assets and Properties outside the ordinary course of business consistent with past practice; or

     (l) entering into any agreement to do or engage in any of the foregoing.

 4.8 Affiliate Transactions

   Except as set forth in Clause 2.23 of the Disclosure Schedule, or as specifically permitted by this Agreement, immediately prior to the Closing all Indebtedness and other amounts owing under Contracts (other than the Employment Agreements) between the Sellers, the Cluster Partners, any officer, director, Affiliate or Associate of a Seller or Cluster Partner or any Associate of any such officer, director or Affiliate (other than the Company or any of its Subsidiaries), on the one hand, and the Company or any of its Subsidiaries, on the other, will be paid in full, and the Sellers will terminate and will cause any such officer, director, Affiliate or Associate to terminate each Contract with the Company or any such Subsidiary. Prior to the Closing, neither the Company nor any of its Subsidiaries will enter into any Contract or amend or modify any existing Contract, and will not engage in any transaction outside the ordinary course of business consistent with past practice or not on an arm's-length basis (other than pursuant to the Employment Agreements and Contracts disclosed pursuant to Clause 2.20(a)(vii)), with the Sellers, the Cluster Partners or any such officer, director, Affiliate or Associate.

 4.9 Books and Records

   On the Closing Date, the Sellers will deliver or make available to the Purchaser at the offices of the Company and its Subsidiaries all of the Books and Records, and if at any time after the Closing a Seller or Cluster Partner discovers in its possession or under its control any other Books and Records, it will forthwith deliver such Books and Records to the Purchaser.

 4.10 Cluster Name

   The Sellers and the Cluster Partners shall cause (a) that prior to the
Closing: (i) the Rights in Relation to the Name will be assigned to the Company or a wholly-owned Subsidiary of the Company; and (ii) the Purchaser shall be entitled to use the corporate name "Cluster" (the "Name") and that it and any of its Subsidiaries shall be entitled to use the Name or any part thereof as its business name and as a trade mark in relation to the services provided in connection with its or any of its Subsidiaries' businesses to the same extent as the Sellers, the Cluster Partners, the Company or any of their respective Subsidiaries or Affiliates are entitled to use the Name; and (b) as soon as practicable after Closing the patents, registrations and applications required to be disclosed pursuant to Clause 2.19 shall be registered the name of the Company or a wholly-owned Subsidiary of the Company.

 4.11 Notice and Cure

   The Sellers and the Cluster Partners will notify the Purchaser promptly in writing of, and contemporaneously will provide the Purchaser with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of the Sellers or the Cluster Partners under this Agreement to be breached or that renders or will render untrue any representation or warranty of the Sellers or the Cluster Partners contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. The Sellers and the Cluster Partners will also notify the Purchaser promptly in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by the Sellers or the Cluster Partners in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Clause shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit the Purchaser's right to seek indemnity under Clause 11.

 4.12 Fulfilment of Conditions

   The Sellers and the Cluster Partners will execute and deliver at the Closing each Operative Agreement that the Sellers and the Cluster Partners are required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of the Purchaser contained in this Agreement and will not, and will not permit the Company or any of its Subsidiaries to, take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

 4.13 Registration Statement

   The Sellers and the Cluster Partners shall reasonably assist and cooperate with the Purchaser, and shall cause the Company and its Subsidiaries reasonably to assist and cooperate with the Purchaser, in the preparation of the Registration Statement and shall use their reasonable best efforts to assist the Purchaser to have the Registration Statement declared effective by the SEC at the earliest practicable date. The Sellers and the Cluster Partners each agree that none of the information supplied or to be supplied by it or by the Company or any of its Subsidiaries for inclusion or incorporation by reference in the Registration Statement and each amendment or supplement thereto, at the time of mailing the prospectus relating thereto and on the Closing Date, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

   If at any time before the Closing Date when a prospectus relating to the Closing Consideration Shares and the Deferred Consideration Shares is required to be delivered under the Securities Act in connection with the Transaction, there shall occur any event with respect to the Company or any of its Subsidiaries, the Sellers or the Cluster Partners or any information supplied by the Company or any of its Subsidiaries, the Sellers or the Cluster Partners for inclusion in the Registration Statement which requires the Registration Statement to be amended, or the prospectus relating thereto to be amended or supplemented, the Company, the Sellers or the Cluster Partners, as the case may be, shall promptly advise the Purchaser of such event.

 4.14 Further Clarification of Disclosure Schedule

   The Sellers and the Cluster Partners will supply the Purchaser with such additional information as the Purchaser may reasonably request to enable further clarification of matters set out in the Disclosure Schedule.

5. COVENANTS OF THE PURCHASER

   The Purchaser covenants and agrees with the Sellers and the Cluster Partners that, at all times from and after the date hereof until the Closing (and, in the case of the covenants in Clauses 5.11, 5.12, 5.13, 5.15, 5.16, 5.17, 5.18
and 5.19 only, from Closing onwards), the Purchaser will comply with all covenants and provisions of this Clause 5, except to the extent that the Sellers or the Cluster Partners may otherwise consent in writing.

 5.1 Regulatory and Other Approvals

   The Purchaser shall (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of the Purchaser to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in Clause 8 and Schedule 15, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as the Sellers, the Cluster Partners or such Governmental or Regulatory Authorities or other Persons may reasonably request and (c) cooperate with the Sellers, the Company and its Subsidiaries as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of the Sellers, the Cluster Partners, the Company or any of its Subsidiaries to consummate the transactions contemplated hereby and by the Operative Agreements. The Purchaser will provide prompt notification to the Sellers when any such consent, approval, action, filing or notice referred to in this Clause
5.1 is obtained, taken, made or given, as applicable, and will advise the Sellers of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

 5.2 Investigation by the Sellers

   The Purchaser will (a) provide the Sellers and its Representatives with reasonable access, upon reasonable prior notice and during normal business hours without causing any interruption in the day-to-day business of the Purchaser, to all officers, employees, agents and accountants of the Purchaser and its Subsidiaries and their Material Assets and Properties and Books and Records, and (b) furnish the Sellers and its Representatives with all such information and data (including without limitation copies of Contracts, Benefit Plans and other Books and Records) concerning the business and operations of the Purchaser and its Subsidiaries as the Sellers or its Representatives reasonably may request in connection with such investigation. The Sellers will hold any information provided under this Clause 5.2 that is non-public in confidence to the extent required by, and in accordance with, the Confidentiality Agreement. Any investigation by the Sellers shall not affect the representations and warranties of the Purchaser.

 5.3 Conduct of Business

   The Purchaser will conduct business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, the Purchaser will:

     (a) use commercially reasonable efforts to (i) preserve intact the present business organization and reputation of the Purchaser and its Subsidiaries, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the present officers, employees and consultants of the Purchaser and its Subsidiaries, (iii) maintain the Material Assets and

  Properties of the Purchaser and its Subsidiaries in good working order and condition, ordinary wear and tear excepted, (iv) maintain the goodwill of material customers, suppliers, lenders and other Persons to whom the Purchaser or any of its Subsidiaries sells goods or provides services or with whom the Company or any of its Subsidiaries otherwise has significant business relationships and (v) continue all current sales, marketing and promotional activities relating to the business and operations of the Purchaser and its Subsidiaries to the end that the ongoing business of the Purchaser and its Subsidiaries shall not be impaired in any material respect on the Closing Date;

     (b) (i) use commercially reasonable efforts to maintain in full force and effect until the Closing substantially the same levels of insurance coverage as currently maintained and use commercially reasonable efforts to cause any and all benefits under such Contracts paid or payable (whether before or after the date of this Agreement) with respect to the business, operations, employees or Material Assets and Properties of the Purchaser and its Subsidiaries to be paid; and

     (c) comply, in all material respects, with all Laws and Orders applicable to its business and operations, and promptly following receipt thereof to give the Sellers copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order.

 5.4 Notice and Cure

   The Purchaser shall notify the Sellers and the Cluster Partners promptly in writing of, and contemporaneously will provide the Sellers and the Cluster Partners with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of the Purchaser under this Agreement to be breached or that renders or will render untrue any representation or warranty of the Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. The Purchaser will also notify the Sellers and the Cluster Partners promptly in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by the Purchaser in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Clause shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit the Sellers' or the Cluster Partners' right to seek indemnity under Clause 11.

 5.5 Fulfilment of Conditions

   The Purchaser will execute and deliver at the Closing each Operative Agreement that the Purchaser is hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of the Sellers and the Cluster Partners contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

 5.6 Filing of Registration Statement

   In connection with the registration pursuant to the Securities Act of the Diamond Shares to be issued as the Consideration Shares pursuant to the terms of this Agreement, the Purchaser shall file a Registration Statement on Form S-4 (together with all amendments, schedules, and exhibits thereto, (the "Registration Statement")) with the SEC promptly following the execution of this Agreement. The Registration Statement shall comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder. The Purchaser shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC at the earliest practicable date and to keep the Registration Statement effective as long as is necessary to consummate the transactions contemplated under this

Agreement or any Operative Agreement (the "Transaction"). The Purchaser shall also take any action required to be taken under applicable Blue Sky Laws or U.S. Federal securities laws (other than pursuant to state takeover laws) in connection with the issuance of the Consideration Shares and the Company shall furnish all information concerning the Company and the holders of the Company's Shares as the Purchaser may reasonably request in connection with such action. The Purchaser agrees that none of the information supplied or to be supplied by the Purchaser for inclusion or incorporation by reference in the Registration Statement, and each amendment or supplement thereto, at the time of mailing the prospectus relating thereto and on the Closing Date, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time before the Closing Date when a prospectus relating to the Consideration Shares is required to be delivered under the Securities Act in connection with the Transaction, any event occurs as a result of which the prospectus as then amended or supplemented relating to the Transaction would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend such prospectus to comply with the Securities Act, the Purchaser will promptly notify the Company, the Sellers, and the Cluster Partners of such event and will promptly prepare and file with the SEC an amendment or supplement which will correct such statement or omission or effect such compliance.

   The Purchaser will provide the Company, the Sellers and the Cluster Partners with a reasonable opportunity to review and comment on drafts of, and any amendment or supplement to, the Registration Statement prior to filing such with the SEC, and will provide the Company, the Sellers and the Cluster Partners with a copy of all such filings made with the SEC. No amendment or supplement to the information supplied by the Company, the Sellers and the Cluster Partners for inclusion in the Registration Statement shall be made without the approval of the Company, the Sellers or the Cluster Partners, respectively, which approval shall not be unreasonably withheld or delayed. The Purchaser shall notify the Company, the Sellers and the Cluster Partners of any stop order proceedings in respect of the Registration Statement and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its removal, if issued.

 5.7 Certain Restrictions

   Other than as required or permitted by this Agreement or with the reasonable agreement of the Sellers, the Purchaser will refrain and will cause its Subsidiaries to refrain from:

      (a) except as required to consummate the Transaction, amending their certificates or articles of incorporation, by-laws or other comparable corporate charter documents or taking any action with respect to any reorganisation, liquidation or dissolution of any such corporation;

      (b) other than in the ordinary course of business and consistent with past practice, authorizing, issuing, selling or otherwise disposing of any share of capital stock of or any Option with respect to the Purchaser or any of its Subsidiaries, or materially modifying or amending any right of any holder of outstanding shares of capital stock of or Option with respect to the Purchaser or any of its Subsidiaries; or

      (c) entering into any agreement to do or engage in any of the foregoing.

 5.8 Purchaser Shareholders' Meeting

   The Purchaser shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, commence and hold a meeting of its Shareholders (the "Diamond Shareholder Meeting") for the purpose of obtaining the Diamond Shareholder Approval with respect to the Transaction and shall take all lawful action to solicit the adoption of this Agreement by the Purchaser Shareholders. The Board of Directors of the Purchaser shall, subject to complying with their fiduciary duties, recommend adoption of this Agreement by the Purchaser Shareholders.

 5.9 Control of Company Business

   Nothing contained in this Agreement shall be deemed to give the Purchaser, directly or indirectly, the right to control or direct the operations of the Company or any of its Subsidiaries prior to the Closing Date. Prior to the Closing Date, the Cluster Partners and the Sellers shall exercise, consistent with the terms and conditions of the Agreement, complete control and supervision over the operations of the Company and its Subsidiaries.

 5.10 Voting Undertaking Letter

   The Purchaser shall cause its Chief Executive Officer to deliver, contemporaneously with the signing of this Agreement, an executed, binding and enforceable Voting Undertaking Letter, in form and substance reasonably acceptable to the Sellers, pursuant to which the Chief Executive Officer agrees to vote all the Diamond Shares he holds or regarding which he holds a discretionary proxy in favor of the authorization of the Transaction. The Purchaser shall cause its Chief Executive Officer fully to perform all of his obligations and commitments set forth in the Voting Undertaking Letter.

 5.11 Diamond Share Options

   (a) The Purchaser shall (except where it is prevented from doing so by any Law) cause to be taken all corporate action necessary to adopt the New Diamond Option Plan and to grant the Diamond Share Options to which the Cluster Partners or Cluster Employees are entitled under Clause 1.3(h) and cause to be taken all corporate action necessary to reserve for issuance a sufficient number of Diamond Shares for delivery upon the exercise of such Diamond Share Options in accordance with the New Diamond Option Plan.

   (b) The new Diamond Option Plan will contain the vesting terms and exercise prices described in this Agreement.

 5.12 Rollover Options

   The Purchaser shall cause to be taken all corporate action necessary to issue Replacement Cluster Diamond Share Options as required by Clause 1.3(h)(v).

 5.13 Listing of the Diamond Shares

   The Purchaser will use its best efforts to list or otherwise admit for dealing the Diamond Shares on a European Stock Exchange to be mutually agreed by the Purchaser and the Cluster Partners as soon as practicable following Closing.

 5.14 Transfer of Know-how

   The Purchaser shall transfer a number of European-based employees to the Purchaser's operations in the United States and United States-based employees to the Company's operations within Europe on an ongoing basis and for such periods as are necessary to facilitate a transfer of knowledge between the Purchaser and the Company and its Subsidiaries.

 5.15 Corporate Governance

   The Purchaser will apply the corporate governance policies of the Purchaser, including the Amended and Restated Partners Operating Agreement dated April 1, 1996, and the Voting and Stock Restriction Agreement to the Company and its Subsidiaries.

 5.16 Equity Sales Program

   The Purchaser (a) will administer the Equity Sales Program according to the Purchaser's past practices and (b) will not discriminate against similarly situated employees based upon the number of shares beneficially held. For purposes of the Equity Sales Program, partners are and will be treated as "non-affiliates" and only partners who are members of the Purchaser's Executive Committee are and will be treated as "affiliates" unless otherwise considered an "affiliate" under Rule 144 of the Securities Act.

 5.17 Restrictions on Termination of Previous Cluster Employees and Cluster Partners

   During such period as any Diamond Share Option granted pursuant to the provisions of this Agreement has not vested, the Purchaser will ensure that no Cluster Employee or Cluster Partner with an option entitlement hereunder will be terminated without a unanimous vote to so terminate his employment having been passed by the Purchaser's Executive Committee.

 5.18 Appointment to Purchaser's Executive Committee

   The Purchaser shall, for the five years following the Closing Date, ensure that one of the Key Five Partners (or a Cluster Partner designated by the Key Five Partners) is a member of the Purchaser's Executive Committee.

 5.19 Release of Credit Suisse Guarantee

   The Purchaser shall give its consent to the release after Closing of Credit Suisse Sucursal en Espana from the guarantee dated May 24, 2000 provided to Cluster Consulting S.L. in relation to contingent tax liabilities relating to independent contractors.

6. CONDITIONS TO OBLIGATIONS OF THE PURCHASER

   The obligations of the Purchaser hereunder are subject to the fulfilment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Purchaser in its sole discretion):

 6.1 Shareholder Approval

   The Diamond Shareholder Approval shall have been obtained.

 6.2 Employment Contracts

   Each of the Cluster Partners shall have entered into and delivered to the Purchaser the Employment Agreements.

 6.3 Representations and Warranties

   Each of the representations and warranties made by the Sellers and/or the Cluster Partners in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects, except such representations and warranties as are qualified by materiality which shall be true and correct in all respects, on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects, except such representations and warranties as are qualified by materiality which shall be true and correct in all respects on and as of such earlier date.

 6.4 Performance

   The Sellers and the Cluster Partners shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Sellers and/or the Cluster Partners at or before the Closing.

 6.5 Officers' Certificates

   The Cluster Partners shall each have delivered to the Purchaser a certificate, dated the Closing Date and executed by the relevant Cluster Partner, substantially in the form and to the effect of Schedule 5 hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary, director or senior executive officer of each of the Sellers, substantially in the form and to the effect of Schedule 6 hereto.

 6.6 Orders and Laws

   There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Transaction or which could reasonably be expected to result in a material diminution of the benefits of the Transaction to the Purchaser, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to the Purchaser, the Company or any of its Subsidiaries or the Transaction of any such Law.

 6.7 Regulatory Consents and Approvals

   All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit the Purchaser, the Sellers and the Cluster Partners to perform their obligations under this Agreement and the Operative Agreements and to consummate the Transaction (a) shall have been obtained, made or given, (b) shall be in form and substance reasonably satisfactory to the Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the Transaction, including any anti-trust or competition authorities in any jurisdiction in which the Company or any of its Subsidiaries conducts its business or owns any Material Assets or Properties, shall have occurred.

 6.8 Third Party Consents

   All consents and waivers to the performance by the Purchaser, the Sellers and the Cluster Partners of their obligations under this Agreement and the Operative Agreements or to the consummation of the Transaction as are required under any Contract to which the Purchaser, the Sellers, the Cluster Partners, the Company or any of its Subsidiaries is a party and where the failure to obtain any such consent could reasonably be expected, individually or in the aggregate with other such failures, to result in a Material Adverse Effect with respect to the Purchaser or the Company, (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to the Purchaser, (c) shall not be subject to the satisfaction of any material condition that has not been satisfied or waived and (d) shall be in full force and effect.

 6.9 Opinions of Counsel

   The Purchaser shall have received the opinions of legal counsel to the Sellers in each of Belgium, the Netherlands, Germany, France, Spain, Portugal, United Kingdom, United States (which shall include enforceability under New York law) and Brazil, dated the Closing Date and to the effect of Schedule 11 hereto in the final form to be reasonably agreed prior to the Closing Date and reflecting the legal requirements of the applicable jurisdiction and to such other matters as the Purchaser may reasonably request.

 6.10 Good Standing Certificates

   The Sellers shall have delivered to the Purchaser (a) copies certified true and up to date of the articles of association, certificates or articles of incorporation (or other comparable corporate charter documents), including all amendments thereto, of the Company and each of its Subsidiaries, (b) certificates from the Secretary of State or other appropriate official of the respective jurisdictions of incorporation (or comparable document, result of a search of an official register or an enquiry of an official body) to the effect that the Company and each of its Subsidiaries is in good standing or subsisting in such jurisdiction, listing all charter documents of the Company and such Subsidiaries on file and attesting to its payment of, to the extent required by such jurisdiction, all franchise or similar Taxes, and (c) a certificate from the Secretary of State or other appropriate official (or comparable document, result of a search of an official register or an enquiry of an official body) in each jurisdiction in which the Company and each of its Subsidiaries are required to be qualified or admitted to do business to the effect that the Company or the applicable Subsidiary is duly qualified or admitted and in good standing in such jurisdiction.

 6.11 Resignations of Directors and Officers

   Such members of the boards of directors and such officers of the Company and each of its Subsidiaries as are designated in a written notice delivered at least two Business Days prior to the Closing Date by the Purchaser to the Sellers and the Cluster Partners shall have tendered, effective at the Closing, their resignations as such directors and officers.

 6.12 Escrow Agent

   The Sellers, the Cluster Partners and the Escrow Agent shall have entered into the Escrow Agreement and the Deferred Consideration Escrow Agreement.

 6.13 Release of Cluster Share Options

   The Cluster Partners and the Cluster Employees shall have released and waived to the satisfaction of the Purchaser all and any rights, claims or entitlements to (a) any existing vested Cluster Share Options; and (b) any existing unvested Cluster Share Options.

 6.14 Approval of Certain Option Grants

   The Purchaser shall have approved, in the manner contemplated by Clauses 1.3(h)(i) and (iv) of the Disclosure Schedule, the allocation and grant of the Partners' Diamond Share Options and the Cluster Employees' Diamond Share Options.

7. CONDITIONS TO OBLIGATIONS OF THE SELLERS

   The obligations of the Seller and/or the Cluster Partners hereunder are subject to the fulfilment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Seller in its sole discretion):

 7.1 The Registration Statement

   The Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated or threatened by the SEC.

 7.2 Grant of Diamond Share Options

   The Purchaser shall have granted to the Cluster Partners and the Cluster Employees the Diamond Share Options required by Clause 1.3(h).

 7.3 Grant of Replacement Cluster Diamond Share Options

   The Purchaser shall have granted to the Cluster Partners and the Cluster Employees the Replacement Cluster Diamond Share Options.

 7.4 Listing of the Consideration Shares

   The Consideration Shares shall have become eligible for trading on NASDAQ, subject only to them being issued.

 7.5 Employment Contracts

   The Purchaser shall have made an offer to each of the Cluster Partners to enter into the Employment Agreements and the Purchaser shall have taken all corporate action necessary to admit the Cluster Partners as partners entitled to participate in the Purchaser's Partner Compensation Program pursuant to the Purchasers Partners' Operating Agreement.

 7.6 Representations and Warranties

   Each of the representations and warranties made by the Purchaser in this Agreement (other than those made as of a specified date earlier than the Closing Date), shall be true and correct in all material respects, except such representations and warranties as are qualified by materiality which shall be true and correct in all respects, on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct on and as of such earlier date or, if not so true and correct on the earlier date or the Closing Date (as the case may be), the matter or event which caused such failure to be true and correct has not resulted in a Material Adverse Effect in respect of the Purchaser.

 7.7 Performance

   The Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Purchaser at or before the Closing.

 7.8 Officers' Certificates

   The Purchaser shall have delivered to the Seller a certificate, dated the Closing Date and executed by the Chief Executive Officer, the President or any Vice President of the Purchaser, substantially in the form and to the effect of
Schedule 7 hereto, and a certificate, dated the Closing Date and executed by the Secretary or Assistant Secretary of the Purchaser, substantially in the form and to the effect of Schedule 8 hereto.

 7.9 Orders and Laws

   There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Transaction or which could reasonably be expected otherwise to result in a material diminution of the benefits of the Transaction to the Sellers or the Cluster Partners, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to the Sellers or the Cluster Partners or the Transaction of any such Law.

 7.10 Regulatory Consents and Approvals

   All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit the Sellers, the Cluster Partners and the Purchaser to perform their obligations under this Agreement and the Operative Agreements and to consummate the Transaction (a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the

Transaction, including any anti-trust or competition authorities in any jurisdiction in which the Company or any of its Subsidiaries conducts it business or owns any Material Assets or Properties shall have occurred.

 7.11 Third Party Consents

   All third party consents and waivers to the performance by the Purchaser, the Sellers and the Cluster Partners of their obligations hereunder and to the consummation of the Transaction as are required under any Contract to which the Purchaser, the Company or any of its Subsidiaries is a party and listed in Clause 2.6(c)(iii) of the Disclosure Schedule (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to the Sellers, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect.

 7.12 Opinion of Counsel

   The Sellers and the Cluster Partners shall have received the opinion of Winston & Strawn, counsel to the Purchaser, dated the Closing Date, to the effect of Schedule 12 hereto, and to such matters as the Seller may reasonably request.

 7.13 Escrow Agreement

   The Purchaser and the Escrow Agent shall have entered into the Escrow Agreement and the Deferred Shares Escrow Agreement.

 7.14 Appointments to the Purchaser Board of Directors

   The Purchaser shall have delivered to the Sellers and the Cluster Partners evidence, in a form reasonably satisfactory to the Sellers and the Cluster Partners, that, at the Closing, (a) the chief executive officer of the Company and two other persons (who are not Cluster Partners or Cluster Employees) mutually agreed to by the Purchaser, the Sellers and the Cluster Partners have been appointed to the Board of Directors of the Purchaser and (b) the chief executive officer of the Company has been appointed as President Europe and Latin America of the Purchaser.

 7.15 Change of Corporate Name

   The Purchaser having delivered to the Sellers and the Cluster Partners evidence, in a form reasonably satisfactory to the Sellers and the Cluster Partners that, subject to Closing, the name of the combined firm will include both the Purchaser's and the Company's names provided that the Purchaser has received evidence satisfactory to it that the Rights in Relation to the Name will as of Closing be held by the Company or a wholly-owned Subsidiary of the Company.

8. COVENANTS RELATING TO THE CLOSING ARRANGEMENTS

   8.1 The Purchaser, the Sellers and the Cluster Partners hereby covenant and agree as soon as practicable after the date hereof and subject to the satisfaction or waiver of the conditions set forth in Clauses 6 and 7 and immediately prior to the Closing:

     (a) to incorporate Belgium Co in and under the Laws of Belgium in which the Purchaser and the Sellers are the sole shareholders;

     (b) to take all actions as shareholders in Belgium Co to effect the transactions which this Agreement contemplates Belgium Co should undertake and to ensure that all consents and approvals of any official body required is given prior to the Closing Date, including:

       (i) filing a demerger proposal at the Commercial Court in sufficient time for the demerger to take place at Closing;

       (ii) sending the necessary notices to convene meetings of shareholders of Belgium Co needed to approve the demerger proposal and voting all of their shares in Belgium Co in favour of the demerger proposal;

       (iii) appointing independent auditors qualified to give any report(s) required and providing all necessary information and assistance to the independent auditors;

       (iv) making all other registrations, filings and notifications necessary or desirable and paying any necessary fees and expenses;

       (v) cause such number of shares of common stock in Belgium Co to be issued to the Purchaser and the Sellers as is required to ensure that the Purchaser holds fifty percent (50%) of the issued shares of Belgium Co and the Sellers and the Cluster Partners together hold fifty percent (50%) of the shares of Belgium Co immediately prior to Closing; and

       (vi) cause Belgium Co and any successors in title to Belgium Co in respect of the Consideration Shares and the Deferred Consideration Shares to enter into the Escrow Agreement and the Deferred Shares Escrow Agreement, as applicable;

     (c) in the case of the Sellers and the Cluster Partners to send drafts of all corporate and other documents, filing and notices to the Purchaser and allow the Purchaser reasonable time to review and comment on any such documents, filings and notices and take the Purchaser's comments into account;

     (d) in the case of the Sellers and the Cluster Partners cause legal counsel in Belgium to deliver an opinion to the Purchaser dated the Closing Date to the effect that the incorporation and demerger of Belgium Co has been effected in accordance with the terms of this Agreement and Belgium Law;

     (e) in the case of the Sellers and the Cluster Partners that immediately prior to the Closing but contingent only upon Closing occurring, the Sellers shall have transferred the Shares to Belgium Co and Belgium Co shall have good and valid title in and to all of the shares of common stock of the Company, free and clear of all Liens;

     (f) in the case of the Purchaser, that immediately prior to the Closing but contingent only upon Closing occurring, the Purchaser shall have transferred the Cash Consideration to Belgium Co and Belgium Co shall have good and valid title in and to all of the Consideration Shares, free and clear of all Liens (except as described in Clauses 1.3 and 1.4).

 8.2 Consent of Purchaser

   The manner in which the transactions contemplated by this Clause 8 are effected shall require the prior approval of the Purchaser which may only be withheld if it is apparent that the manner in which the transactions are to be effected will result in a material additional liability to the Purchaser or any of its Affiliates not contemplated by the Purchaser as at the date of this Agreement. The Purchaser and the Sellers will take all lawful steps open to them (a) in the event there is a material additional liability, to eliminate its impact; and (b) in any event, to eliminate the need to pay any capital duty (or similar tax) payable on the contribution by the Purchaser of the Consideration to Belgium Co or otherwise to minimise any such amount payable.

 8.3 Expedition of re-organisation

   Notwithstanding the provisions of Clause 8.1, requiring the actions therein set out to be effected following the satisfaction and waiver of the conditions set out in Clauses 6 and 7 of this Agreement, the Purchaser, the Sellers and the Cluster Partners agree to take all reasonably appropriate steps in relation to such actions prior to any such satisfaction and waiver in order that such actions can be effected as soon as possible following the date of such satisfaction and waiver to enable Closing to occur as expeditiously as possible following such date.

9. EMPLOYEE MATTERS

 9.1 Employment Obligations

   The Sellers recognize and agree that a significant part of the value of the Company relates to the continuing contributions of the Cluster Partners. To provide further assurances to the Purchaser regarding the value of the Company, the Sellers agree (a) to cause the Key Five Partners to comply with their existing contracts with the Company and/or its Subsidiaries; (b) to cause the Key Five Partners to enter into Employment Agreements with a term of at least three years immediately prior to the Closing; (c) to cause the Key Five Partners to comply, in all material respects, with their obligations under their respective Employment Agreement from the date on which such Employment Agreement is entered into until the date three years from the Closing Date. In the event of certain breaches (as specified in Schedule 3) by the Sellers of their obligations under this Clause 9.1, the Sellers shall pay damages to the Purchaser in the form of forfeiture in favor of the Purchaser of such number of Deferred Consideration Shares as is specified in Schedule 3.

10. SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS

 10.1 Survival of Representations, Warranties, Covenants and Agreements

   Notwithstanding any right of the Purchaser (whether or not exercised) to investigate the affairs of the Company or any of its Subsidiaries or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, the Sellers, the Cluster Partners and the Purchaser have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of the Sellers, the Cluster Partners and the Purchaser contained in this Agreement will survive the Closing (other than to the extent that any representation or warranty relates to the "prospects" of any person in which case the reference to "prospects" of any person will cease to be part of such representation or warranty after the Closing) (a) indefinitely with respect to the representations and warranties contained in Clauses 2.2, 2.8 (but only insofar as it relates to the capital stock of the Subsidiaries) and 3.2 and (b) until 30 calendar days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to matters covered by Clauses 2.13, 2.16 and 9, (c) until the issuance by the Purchaser's independent auditors of such auditor's report on the audited financial statements of the Purchaser for the fiscal year ended March 31, 2001 in the case of all other representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing or (d) with respect to each other covenant or agreement contained in this Agreement, for a period terminating 30 days following the last date on which such covenant or agreement is to be performed or, if no such date is specified, indefinitely, except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with Clause 10.1(b), (c) or (d) above will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Clause 11 or a Dispute Notice has been given under Clause 14.11(b) on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Clause 11 or Clause 14.11.

11. INDEMNIFICATION

 11.1 Tax and Other Indemnification; Post-Closing Adjustments; Notification; Control; Refunds

   Without limiting any representation or warranty of the Sellers and/or the Cluster Partners or the Purchaser's right to make any claims under any other indemnities granted to the Purchaser or any Purchaser Indemnified Parties of the Purchaser's Subsidiaries, the Sellers and the Cluster Partners shall indemnify the Purchaser in respect of any and all Taxes of the Company and its Subsidiaries for the taxable periods ending on or before the Closing and for the portion of any Taxes for a period not ending on or before the Closing which is attributable to the portion of the period ending on or before the Closing; provided, however, that the Purchaser shall not be indemnified to the extent that the amount of any such liability for such Taxes has been provided for in the Unaudited Financial Statements other than for the accrual referred to in Clause 2.13(a)(vi) of the Disclosure Schedule relating to independent contractors. Notwithstanding anything herein to the contrary, the Purchaser shall not be entitled to indemnification for breach of representations and warranties under this Clause
11.1. Any amount otherwise payable by the Sellers and/or the Cluster Partners pursuant to this Section 11.1 shall be offset against any amount payable to the Sellers and/or the Cluster Partners pursuant to Section 11.3(d) of this Agreement.

 11.2 Other Indemnification

   (a) The Sellers and the Cluster Partners shall indemnify the Purchaser and its officers, directors, employees, agents and Affiliates ("Purchaser Indemnified Parties") in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject ("Purchaser's Losses") resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Sellers and/or the Cluster Partners contained in this Agreement (provided that any Purchaser Losses resulting or arising from or in connection with any misrepresentation or breach of warranty shall be subject to the limitations in respect of the relevant representations or warranties set forth in Clauses 10.1, 11.2(d) and 11.2(f)) determined in all cases as if the terms "material" or "materially" or "Material Adverse Effect" were not included therein.

   (b) Without limiting any representation or warranty of the Sellers and/or the Cluster Partners or the Purchaser's right to make claims under any other indemnities granted to the Purchaser or any Purchaser Indemnified Parties the Sellers and the Cluster Partners indemnify the Purchaser in respect of each and every cost, claim, liability, expense or demand arising from or in connection with any:

     (i) guaranteed bonus payment (where the guarantee was given or created prior to the Closing Date) that the Purchaser, the Company or any of its Subsidiaries is obliged to pay to any employee of the Company or any or its Subsidiaries, the details of which were not disclosed in Clause 11.2(b)(i) of the Disclosure Schedule, and shall include, without limitation, any tax and social security liabilities that the Purchaser may be obliged to pay in connection with the payment of any such guaranteed bonus;

     (ii) failure on the part of the Company or any of its Subsidiaries to pay to any fiscal or revenue authority in any jurisdiction the appropriate amounts of tax or social security contributions in respect of any employee of the Company or any of its Subsidiaries for services rendered prior to the Closing Date including, without limitation, any person who is employed by the Company or any of its Subsidiaries on a consultancy basis but is subsequently determined to have been an employee of the Company or any of its Subsidiaries by any fiscal or revenue authority;

     (iii) claim by any employee of the Company or any of its Subsidiaries based on an event or conduct prior to the Closing Date (whether or not continuing after the Closing Date) whether in contract, tort or statute;

     (iv) breach of or non-compliance with any labor or employment Laws in any jurisdiction prior to the Closing Date (whether or not continuing after the Closing Date);

     (v) any liability of the Company or any of its Subsidiaries outstanding at the Closing Date in relation to any Pension Scheme or State Scheme and/or the failure of the Company or any of its Subsidiaries to make adequate provision for the liabilities under the Pension Schemes to ensure that as at the Closing Date the assets of the Pension Schemes together with such provision would be sufficient to discharge all benefits (whether or not yet payable) under the Pension Schemes; and

     (vi) any liability arising from an indemnification agreement dated August 1, 2000 between Cluster Consulting S.L. and D. Fernando Juan Oliveros Calvo and an indemnification agreement dated August 1, 2000 between Cluster Consulting S.L. and D. Ricardo Damborenea Isusi.

   (c) Without limiting any representation or warranty of the Sellers and/or the Cluster Partners or the Purchaser's right to make any claims under any other indemnities granted to the Purchaser or any Purchaser

Indemnified Parties, the Sellers and the Cluster Partners shall indemnify the Purchaser in respect of each and every cost, claim, liability, expense or demand arising from or in connection with any failure of the Company or any of its Subsidiaries or their officers or representatives prior to the Closing Date to keep up to date minutes and registers required by any jurisdiction and/or to file (which shall include the failure to file or register at the prescribed time) any document including without limitation any notice, resolution, set of annual accounts or agreement which is required to be so filed or registered with any corporate or mercantile registry or chamber of commerce in any jurisdiction.

   (d) Other than in respect of any sums payable to the Purchaser pursuant to the indemnities granted to the Purchaser under Clauses 11.1, 11.2(b) and 11.2(c) (in respect of which the Purchaser shall be indemnified in full and shall not be subject to any limitation on the amounts it may receive from the Sellers or the Cluster Partners pursuant to such indemnities other than the limitations set out in Clause 11.2(f)), no amounts of indemnity shall be payable in respect of Purchaser Losses unless and until the Indemnified Parties have suffered, incurred, sustained or become subject to Purchaser's Losses in excess of $2,500,000 in the aggregate, in which event the Indemnified Parties shall be entitled to seek indemnity from the Sellers or the Cluster Partners for the full amount of such Losses. Any indemnification payment pursuant to this Clause 11 shall be reduced by any amount received and retained by the Purchaser, the Company or any of its Subsidiaries in respect of any such losses under an insurance policy or any Tax benefit received with respect to such Purchaser Losses provided that such indemnification payment is not taxable or treated as taxable to the Purchaser. Individual Purchaser claims in an amount of $250,000 or less shall not be entitled to indemnification pursuant to this Clause 11.2 and shall be excluded from the determination as to whether the Purchaser Losses are in excess of $2,500,000 unless such individual claims arise from or relate to the same or similar facts or circumstances and exceed in the aggregate $250,000.

   In the event Purchaser Losses include any amounts relating to accounts receivable that were not collected in the time period specified in Clause 2.29(iv) and such amounts are collected prior to the second anniversary of the Closing Date, the amount of the Purchaser Losses shall be reduced to the extent of any such collected amounts and, to the extent such amounts resulted in a payment by any Seller or Cluster Partner to the Purchaser, any such amounts shall be promptly repaid by the Purchaser (and any such claim by a Seller or Cluster Partner for repayment pursuant to this sentence shall be subject to the limitations on payment set forth in this Clause 11.2(d)).

   (e) Indemnity payments due the Purchaser Indemnified Parties pursuant to Clauses 11.1 or 11.2 may be satisfied by the Sellers and the Cluster Partners in their sole discretion by:

     (i) payment of an amount in US dollars equal to the Purchaser Losses for which such indemnity payment is due;

     (ii) delivery by the Sellers and Cluster Partners, or by the Escrow Agent at the Representative's direction, of certificates representing good and valid title in and to:

       (A) Closing Consideration Shares, with respect to which all Transfer restrictions have lapsed in accordance with Clause 1.4(a), and/or

       (B) Deferred Consideration Shares with respect to which all risk of forfeiture has lapsed in accordance with Clause 9,

  free and clear of all Liens in genuine unaltered form, duly endorsed in blank, with requisite stock transfer tax stamps (in any) attached in accordance with applicable Law and which have a value equal to the Purchaser Losses for which such indemnity payment is due based on the greater of (x) the Market Price and (y) the volume-weighted average of the closing prices of such Shares on NASDAQ on each of the ten trading days ending on and including the day prior to the date such indemnity payment is made;

     (iii) surrender in form and substance reasonably satisfactory to the Purchaser by the Cluster Partners of that number of Key Five Diamond Share Options and/or Non-Key Five Diamond Share Options which have vested in accordance with their terms and have a value equal to the Purchaser Losses for which such indemnity payment is due based on the then difference between (A) the exercise price of the Options as determined in accordance with Clauses 1.3(h)(ii) or (iii) (as applicable) and (B) the volume-weighted average of the closing prices of the underlying Option Shares on NASDAQ on each of the ten trading days ending on and including the day prior to the date such indemnity payment is made; or

     (iv) subject to the restrictions set forth above, any combination of cash, Closing Consideration Shares, Deferred Consideration Shares, Key Five Diamond Share Options and/or Non-Key Five Diamond Share Options which have an aggregate value determined as provided above equal to the Purchaser Losses for which such indemnity payment is due.

   (f) The liability of the Sellers and the Cluster Partners to indemnify the Purchaser Indemnified Parties under Clause 11 shall not exceed:

     (i) in respect of any Claim made prior to the second anniversary of the Closing, a monetary amount equal to twenty five percent (25%) of the Consideration Value; or

     (ii) in respect to any Claim made after the second anniversary of the Closing and prior to the fifth anniversary of the Closing , the greater of:

       (1) one hundred million US Dollars ($100,000,000); or

       (2) a monetary amount equal to ten percent (10%) of the Consideration Value; or

     (iii) in respect of any Claim made after the fifth anniversary of the Closing, the greater of:

       (1) fifty million US Dollars ($50,000,000); or

       (2) a monetary amount equal to five percent (5%) of the Consideration Value.

  Each Cluster Partner shall be liable to contribute up to its Relative Benefit. This limitation shall not apply to any breach of Clause 2.2.

    (g) The Purchaser agrees to indemnify the Sellers and its officers, directors, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject ("Seller Losses") resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Purchaser contained in this Agreement (determined in all cases as if the terms "material", "materially" and "Material Adverse Effect" were not included therein).

   (h) No amounts of indemnity shall be payable in respect of Seller Losses unless and until the Indemnified Parties have suffered, incurred, sustained or become subject to Seller Losses in excess of $2,500,000 in the aggregate, in which event the Indemnified Parties shall be entitled to seek indemnity from the Purchaser for the full amount of such Losses less any amount received and retained by the Sellers or Seller Indemnified Parties in respect of any such losses under an insurance policy. Individual Seller Losses in an amount of $250,000 or less shall not be entitled to indemnification pursuant to this Clause 11.2 and shall be excluded from the determination as to whether the Seller Losses are in excess of $2,500,000 unless such individual claims arise from or relate to the same or similar facts or circumstances and exceed in the aggregate $250,000.

   (i) The liability of the Purchaser to indemnify the Seller Indemnified Parties under Clause 11.2(g) shall not exceed the Consideration Value.

   (j) The provisions set out in this Clause 11 shall survive the Closing.

 11.3 Method of Asserting Claims

   All claims for indemnification by any Indemnified Party under Clause 11.2 will be asserted and resolved as follows:

     (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Clause 11.2 is asserted against or sought to be collected from such Indemnifying Party by a Person other than the Sellers, the Cluster Partners, the Company, any of its Subsidiaries, the Purchaser or any Affiliate of the Sellers or the Purchaser (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Claim Notice shall not impair such party's rights hereunder except to the extent that an Indemnified Party demonstrates that it has been irreparably prejudiced thereby. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Clause 11.2 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

       (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Clause 11.3(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party will not be indemnified in full pursuant to Clause 11.2). The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this Clause 11.3(a)(i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Clause 11.3(a)(i), and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Clause 11.2 with respect to such Third Party Claim.

       Neither party shall, without the prior written consent of the other party, which consent shall not be unreasonably withheld, settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the other party or any Subsidiary or Affiliate thereof or if such settlement or compromise does not include an unconditional release of the other party for any liability arising out of such claim or demand or any related claim or demand.

       (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Clause 11.3(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this Clause 11.3(a)(ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in Clause 11.3(a)(iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Clause 11.3(a)(ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Clause 11.3(a)(ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

       (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Clause 11.2 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under Clause 11.2 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute in accordance with Clause 14.11(b) and if not so resolved through negotiations may be submitted to litigation or arbitration in accordance with Clause 14.11;

     (b) In the event any Indemnified Party should have a claim under Clause
  11.2 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Clause 11.2 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute in accordance with Clause 14.11(b) and if not so resolved through negotiations may be submitted to litigation or arbitration in accordance with Clause 14.11.

     (c) In the event of any Loss resulting from a misrepresentation, breach of warranty or nonfulfillment or failure to be performed of any covenant or agreement contained in this Agreement as to which an Indemnified Party would be entitled to claim indemnity under Clause 11.2 but for the provisions of paragraph (d) or (h) thereof (and excluding claims not exceeding two hundred and fifty thousand US Dollars ($250,000) which do not arise from or relate to same or similar facts), such Indemnified Party may nevertheless deliver a written notice to the Indemnifying Party containing the information that would be required in a Claim Notice or an Indemnity Notice, as applicable, with respect to such Loss. If the

  Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described therein or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Claim Notice or Indemnity Notice, as the case may be, the Loss specified in the notice will be conclusively deemed to have been incurred by the Indemnified Party for purposes of making the determination set forth in paragraph (d) or (h) of Clause 11.2. If the Indemnifying Party has timely disputed the claim described in such Claim Notice or Indemnity Notice, as the case may be, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute in accordance with Clause 14.11(b) and if not so resolved through negotiations may be submitted to litigation or arbitration in accordance with Clause 14.11. For the avoidance of doubt, this Clause 11.3(c) is intended to assist the parties to ascertain the value of a claim and does not of itself form a separate head of indemnity.

     (d) Any refunds of Taxes with respect to any taxable period ending on or before the Closing and for the portion of any Taxes for a period not ending on or before the Closing which is attributable to the portion of the period ending on or before the Closing shall be for the account of the Sellers and/or Cluster Partners and the Purchaser shall pay or cause its Affiliates to pay such amounts to the Sellers and/or the Cluster Partners as soon as practicable after receipt of such refunds. Any amount otherwise payable by the Purchaser and/or the Cluster Partners pursuant to this Section 11.3(d) shall be offset by any amount payable to the Sellers or the Cluster Partners pursuant to Section 11.1(a) of this Agreement.

12. TERMINATION

 12.1 Termination

   This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

     (a) at any time before the Closing, by mutual written agreement of the Sellers and the Purchaser;

     (b) at any time before the Closing, by the Sellers on the one part or the Purchaser on the other part, in the event (i) of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within five Business Days following written notification thereof by the terminating party or (ii) upon written notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party;

     (c) at any time after December 31, 2000 by the Sellers on the one part or the Purchaser on the other part upon written notification to the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party;

     (d) by the Sellers on the one part or the Purchaser on the other part by written notice to the other parties if there shall be any law or regulation that makes consummation of the Transaction illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining the Sellers or the Purchaser from closing the transaction contemplated herein.

 12.2 Effect of Termination

   If this Agreement is validly terminated pursuant to Clause 12.1, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the Sellers, the Cluster Partners or the Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in the next succeeding sentence and except that the provisions with respect to expenses in Clause 14.3 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Clause 12.1(b), (c) or (d), the Sellers and/or the Cluster Partners will remain liable to the Purchaser for any breach of this Agreement by the

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Sellers and/or the Cluster Partners existing at the time of such termination, and the Purchaser will remain liable to the Sellers and/or the Cluster Partners for any breach of this Agreement by the Purchaser existing at the time of such termination, and the Sellers and/or the Cluster Partners or the Purchaser may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.

 12.3 Termination Fee

    (a) In the event that (i) the Company actively pursues an initial public offering of its shares or (ii) the Company, the Sellers or any holding company of the Company or the Sellers actively pursues an acquisition offer by a third party whether by merger, consolidation or otherwise which would result in a majority of the Company's stock or the Sellers' stock or a substantial portion of the Company's business or assets, being transferred and, in either case such initial public offering or such offer is not abandoned within ten Business Days of receipt by the Company and/or the Sellers of written notice from the Purchaser instructing the Company and/or the Sellers to cease and desist such activities, or (if earlier) prior to the date set for the shareholders' meeting of the Purchaser, the Purchaser may terminate this Agreement pursuant to
Section 12.1, and the Company shall pay (failing which the Sellers shall pay) to the Purchaser a fee equal to the amount set forth below (the "Termination Fee") as liquidated damages.

    (b) The Termination Fee shall be calculated as follows:

     (i) in the event that the Termination Fee is payable pursuant to Clause 12.3(a)(i), the Termination Fee shall be paid in a number of shares of the stock of the Company equal to 3% of the total equity capital of the Company valued at the initial public offering price, the number of shares to be adjusted in a reasonable manner so that it will equal 3% of the fully-diluted equity capital of the Company immediately after the completion of the initial public offering, and in addition the Purchaser shall receive a pre-emptive right (if permitted by statute) to participate proportionately in any future equity issuances by the Company;

     (ii) in the event that the Termination Fee is payable pursuant to Clause 12.3(a)(ii), the Termination Fee shall be an amount in cash equal to 3% of the total value offered to be paid to the Sellers, the Cluster Partners or any Affiliate or Associate of the Sellers or the Cluster Partners and shall be payable within 180 days after the date of termination by the Purchaser pursuant to this Clause.

13. DEFINITIONS

 13.1 Definitions

   As used in this Agreement, the following defined terms shall have the meanings indicated below:

     "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

     "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of a second Person shall be deemed to control that second Person.

     "Agreement" means this Stock Purchase Agreement and the Schedules hereto and the certificates delivered in accordance with Clauses 6.5 and 7.8, as the same shall be amended from time to time.

     "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

     "Audited Financial Statement Date" means the last day of the most recent fiscal year of the Company for which audited Financial Statements are delivered to the Purchaser pursuant to Clause 2.10.

     "Audited Financial Statements" means the Financial Statements for the most recent fiscal year of the Company delivered to the Purchaser pursuant to Clause 2.10.

     "Benefit Plan" means any Plan established by the Company or any of its Subsidiaries, or any predecessor or Affiliate of any of the foregoing, existing at the Closing Date or prior thereto, to which the Company or any of its Subsidiaries contributes or has contributed, or under which any employee, former employee or director of the Company or any of its Subsidiaries or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

     "Black-Scholes Assumptions" means the following assumptions:

       (a) the Diamond Shares have a value equal to the Market Price;

       (b) the relevant Diamond Share Options have the exercise price set out therein;

       (c) the relevant Diamond Share Options have a life of seven years;

       (d) an interest rate equal to the interpolated yield on a US treasury note with a seven year maturity; and

       (e) a volatility of the price of Diamond Shares in return to holders of Diamond Shares of fifty percent (50%).

     "Books and Records" means all files, documents, instruments, papers, books and records relating to the business or condition of the Company, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans.

     "Business Combination" means with respect to any Person any merger, consolidation or combination to which such Person is a party; any sale, dividend, split or other disposition of capital stock or other equity interests of such Person; or any sale, dividend or other disposition of all or substantially all of the Material Assets and Properties of such Person.

     "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the States of New York or Illinois or in the Kingdom of Spain are authorized or obligated to close.

     "Cash Consideration" has the meaning ascribed to it in Clause 1.2(a).

     "Claim Notice" means written notification pursuant to Clause 11.3(a) of a Third Party Claim as to which indemnity under Clause 11.2 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Clause 11.2, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim.

     "Class A Shares" has the meaning ascribed to it in Clause 3.2.

     "Class B Shares" has the meaning ascribed to it in Clause 3.2.

     "Closing" means the closing of the transactions contemplated by Clause
  1.3.

     "Closing Consideration Shares" has the meaning ascribed to it in Clause 1.2(b)(i).

     "Closing Date" means (a) the fifth Business Day after the day on which the last of the consents, approvals, actions, filings, notices or waiting periods described in or related to the filings described in

  Clauses 6.6, 6.7, 6.8, 7.9, 7.10 and 7.11 has been obtained, made or given or has expired, as applicable, or (b) such other date as the Purchaser and the Seller mutually agree upon in writing.

     "Cluster Employees" means all employees of the Company (for the purposes of this Agreement this shall exclude any and all of the Cluster Partners) as of the Closing Date and who are listed in Schedule 18.

     "Cluster Employees Diamond Share Options" has the meaning ascribed to it in Clause 1.3(h)(iv).

     "Cluster Share Options" means the Options with respect to the Company or its Subsidiaries outstanding on the Valuation Date and either disclosed in Clause 2.2 of the Disclosure Schedule or granted in accordance with Clause 4.6(b)(i).

     "Cluster Partners" has the meaning ascribed to it in the forepart of this Agreement.

     "Code" means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Common Stock" means the common stock, par value one hundred (100) Dutch Guilders per share, of the Company.

     "Company" has the meaning ascribed to it in the beginning of this Agreement.

     "Confidentiality Agreement" has the meaning ascribed to it in Clause
  4.2.

     "Consideration" has the meaning ascribed to it in Clause 1.2(b).

     "Consideration Shares" has the meaning ascribed to it in Clause 1.2(b).

     "Consideration Value" means the total value of the Consideration; the Consideration Shares being valued at the Market Price and the Diamond Share Options being valued in accordance with the commonly understood Black-Scholes Formula using the Black-Scholes Assumptions.

     "Contract" means any agreement, lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

     "Deferred Consideration Escrow Agreement" means the Deferred
  Consideration Escrow Agreement regarding the Deferred Consideration Shares, to be entered into as of the Closing Date by and among the Escrow Agent, the Purchaser and the Sellers, as such agreement may be, from time to time, amended, modified or supplemented.

     "Deferred Consideration Shares" has the meaning ascribed to it in Clause 1.2(b)(iii).

     "Diamond Shareholder Approval" means the approval of not less than 50 percent of the holders of Diamond Shares present at a meeting of Diamond Shareholders to the transactions contemplated in this Agreement and the Operative Agreements.

     "Diamond Shareholder Meeting" has the meaning ascribed to it in Clause
  5.8.

     "Diamond Share Options" means options to purchase Diamond Shares granted under the New Diamond Option Plan as amended from time to time, with such terms as to exercise price and vesting dates as are specified in this Agreement.

     "Diamond Shares" means the Class B Shares;

     "Diamond (Partners') Equity Sales Program" means Diamond's Equity Sales Program attached as Schedule 17.

     "Disclosure Schedule" means the schedule attached hereto as Schedule 14.

     "Dispute Notice" has the meaning ascribed to it in Clause 14.11(b).

     "Dispute Period" means the period ending 30 calendar days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

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

     "Employment Agreements" means the employment agreements for each of the Cluster Partners which shall be in substantially the same form as the employment agreements currently used by the Purchaser for similarly situated employees of the Purchaser (subject to modifications required to adapt to the applicable Law of, and to include commercial terms standard for employment agreements in the consulting sector in the jurisdiction of each employee or Cluster Partner, and to reflect the covenants and agreements contained in this Agreement) and substantially in the form(s) outlined in Schedule 13.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "Escrow Agent" means such bank or financial institution with its headquarters in Chicago as shall be selected by the Purchaser with the consent of the Sellers, such consent not to be unreasonably withheld, in its capacity as escrow agent under the Escrow Agreement or the Deferred Consideration Escrow Agreement, as the case may be, or its successor pursuant to the terms of the Escrow Agreement.

     "Escrow Agreement" means the Escrow Agreement, to be entered into as of the Closing Date, by and among the Escrow Agent, the Purchaser and the Sellers, as such agreement may be, from time to time, amended, modified or supplemented.

     "Escrow Consideration Shares" has the meaning ascribed to it in Clause 1.2(b)(ii).

     "Event" means an event, act, transaction or omission, including without limitation, a receipt or accrual of income or gains, distribution, failure to distribute, acquisition, disposal transfer, payment, loan or advance including without limitation any Event deemed to have occurred for Tax purposes and any combination of Events only the first or some of which has or have taken place on or before Closing.

     "Exchange Ratio" has the meaning ascribed to it in Schedule 4.

     "Exchange Act" has the meaning ascribed to it in Clause 3.14.

     "Financial Statements" means the consolidated financial statements of the Company and its consolidated Subsidiaries delivered to the Purchaser pursuant to Clause 2.10 or 4.5.

     "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

     "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

     "ICC" has the meaning ascribed to it in Clause 14.11(d).

     "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables incurred in the ordinary course of business),
  (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

     "Indemnified Party" means any Person claiming indemnification under any provision of Clause 11, including without limitation a Person asserting a claim pursuant to paragraph (c) of Clause 11.3.

     "Indemnifying Party" means any Person against whom a claim for indemnification are being asserted under any provision of Clause 11, including without limitation a Person against whom a claim is asserted pursuant to paragraph (c) of Clause 11.3.

     "Indemnity Notice" means written notification pursuant to Clause 11.3(b) of a claim for indemnity under Clause 11, by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

     "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, internet domain names and e-mail addresses, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

     "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company or any of its Subsidiaries (other than securities issued by any Subsidiary).

     "IRS" means the United States Internal Revenue Service.

     "Key Five Partners" means Javier Rubio Planellas, Jordi Vinas Bricall, Ferran Soriano Compte, Marcel Rafart Vicent and Marc Ingla Mas and a "Key Five Partner" means any of them.

     "Knowledge", "Know" or "Known" means, when used in relation to a non-natural person, that any of the directors or other executive officers of that person has actual knowledge of such matter.

     "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

     "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

     "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

     "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

     "Lock-up Termination Date" means the final day of each 180 day period following the Closing Date, or, if any such day is not a Business Day, the next succeeding Business Day.

     "Loss" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

     "Market Price" means the volume-weighted average of the closing prices of the Diamond Shares on NASDAQ on each of the 10 trading days ending on (and including) the Valuation Date.

     "Material Adverse Change" means any adverse change in the business, financial condition or results of operations or prospects of the Company or the Purchaser (as applicable), or their respective Subsidiaries that is material to the Company or the Purchaser (as applicable), and their respective Subsidiaries taken as a whole except for (i) any change resulting from general economic, financial or market conditions or (ii) any change resulting from conditions or circumstances generally affecting the business and industries in which the Company or the Purchaser (as applicable), or their respective Subsidiaries participate.

     "Material Adverse Effect" means any adverse effect on the business, financial condition, results of operations or prospects of the Company or the Purchaser (as applicable), or any of their respective Subsidiaries, that is material to the Company or the Purchaser (as applicable), and their respective Subsidiaries taken as a whole.

     "Material Assets and Properties" of any Person means all material assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

     "Name" has the meaning ascribed to it in Clause 4.10.

     "NASDAQ" means Nasdaq National Market.

     "New Diamond Option Plan" means the option plan to be adopted by the Purchaser which shall have all of the same terms as the Purchaser's option plan in effect on the date hereof and previously delivered by the Sellers to the Purchaser except as otherwise provided for in this Agreement or otherwise agreed by the Key Five Partners.

     "Operative Agreements" means the Escrow Agreement, the Deferred Shares Escrow Agreement and any support or other agreements to be entered into in connection with the transaction pursuant to Clause 6.

     "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

     "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

     "Partners Diamond Share Options" has the meaning ascribed to it in Clause 1.3(h)(i).

     "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

     "Pension Schemes" has the meaning ascribed to it in Clause 2.16(a).

     "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of the Company or any of its Subsidiaries.

     "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

     "Piggyback Registration Rights Agreement" means the Piggyback Registration Rights Agreement, substantially in the form attached as
  Schedule 19.

     "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, permanent health, medical, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Clause 3(3) of ERISA.

     "Purchaser" has the meaning ascribed to it in the forepart of this Agreement.

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

     "Purchaser Co" has the meaning ascribed to it in Clause 1.3(c).

     "Purchaser Indemnified Parties" has the meaning ascribed to it in Clause 11.2(a).

     "Purchaser's Losses" has the meaning ascribed to it in Clause 11.2(a).

     "Purchaser SEC Documents" has the meaning ascribed to it in Clause 3.14.

     "Registration Rights" has the meaning ascribed to it in Clause 1.4(a).

     "Registration Statement" has the meaning ascribed to it in Clause 5.6.

     "Relative Benefit" in respect of a Cluster Partner means the proportion of the Consideration Value attributed to that Cluster Partner in the fourth column of the table in Schedule 2(B);

     "Relief" means any loss, relief, allowance, exemption, set off, right to repayment or credit or other relief of similar nature granted by or available in relation to Tax pursuant to any legislation or otherwise.

     "Replacement Cluster Diamond Share Option" has the meaning ascribed to it in Clause 1.3(h)(v).

     "Representatives" has the meaning ascribed to it in Clause 4.2.

     "Rights in Relation to the Name" means the rights currently held by the Sellers and to be held by the Company at Closing, pursuant to the provisions of this Agreement to use the Name (as defined in Clause 4.10) or any part thereof as a business name or service mark in relation to the services provided by the Company in connection with it, or any of its Subsidiaries' businesses.

     "Salary Related Scheme" has the meaning ascribed to it in Clause
  2.16(i).

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" has the meaning ascribed to it in Clause 3.9.

     "Sellers" has the meaning ascribed to it in the forepart of this Agreement.

     "Seller Losses" has the meaning ascribed to it in Clause 11.2(g).

     "Sellers' Co" has the meaning ascribed to it in Clause 1.3(c)

     "Shares" has the meaning ascribed to it in the forepart of this Agreement.

     "State Schemes" has the meaning ascribed to it in Clause 2.16(a).

     "Subsidiary" means any Person in which the Company or the Purchaser, as applicable, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

     "Tax" and "Taxation" mean any form of taxation, levy, duty, charge, contribution, withholding or impost of whatever nature (including any related fine, penalty, surcharge or interest) imposed, collected or assessed by, or payable to any Tax Authority.

     "Tax Authority" means any government, state or municipality or any local, state, federal or other fiscal, revenue, customs or excise authority, body or official anywhere in the world.

     "Tax Returns" means any return, report or similar statement (including the schedules thereto) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     "Third Party Claim" has the meaning ascribed to it in Clause 11.3(a).

     "Transaction" has the meaning ascribed to it in Clause 5.6.

     "Transfer" has the meaning ascribed to it in Clause 1.4(a)

     "Unaudited Financial Statement Date" means June 30, 2000.

     "U.S. dollars", "US$" or "dollars" means the lawful currency of the United States.

     "Unaudited Financial Statements" means the Financial Statements of the Company dated June 30, 2000 delivered to the Purchaser pursuant to Clause 2.10.

     "Valuation Date" means the NASDAQ trading day which is the NASDAQ trading day prior to the Closing Date.

     "Voting and Stock Restriction Agreement" has the meaning ascribed to it in Clause 1.4.


   13.2 Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Clause" or "Clause" refer to the specified Clause or Clause of this Agreement; (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company or any of its Subsidiaries and (vi) the term "includes" and the "including" and words of similar import shall be deemed to be followed by the words "without limitation". All accounting terms used herein and not expressly defined herein shall, except where the context requires otherwise, have the meanings given to them under U.S. GAAP.

14. MISCELLANEOUS

 14.1 Notices

   All notices, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally; transmitted electronically by email or facsimile, receipt acknowledged; or in the case of documented overnight delivery service or registered or certified mail, return receipt requested, delivery charge or postage prepaid, on the date shown on the receipt therefor, and

     If to the Purchaser, to:

     875 North Michigan Avenue
     Suite 3000
     Chicago, Illinois
     60611

     Facsimile No.:+312 255 6000
     Attn: Karl E. Bupp, Chief Financial Officer

     with a copy to:

     Vice-President and General Counsel
     875 North Michigan Avenue
     Suite 3000
     Chicago, Illinois
     60611

     Facsimile No:+312 255 6000
     Attn:Nancy K. Bellis

     If to the Sellers, to:

     Torre Mapfre
     Marina 16-18
     Planta 38-39
     08005
     Barcelona, Spain

     Facsimile No.:+34 93 507 9010
     Attn:Javier Rubio Planellas

     with a copy to:

     Simpson Thacher & Bartlett
     425 Lexington Avenue
     New York, New York 10017-3954

     Facsimile:(212) 455-2502
     Attention:Philip T. Ruegger III

     If to the Cluster Partners, to:

     Torre Mapfre
     Marina 16-18
     Planta 38-39
     08005
     Barcelona, Spain

     Facsimile No.:+34 93 507 9010
     Attn:Javier Rubio Planellas

     with a copy to:

     Simpson Thacher & Bartlett
     425 Lexington Avenue
     New York, New York 10017-3954

     Facsimile:(212) 455-2502
     Attention:Philip T. Ruegger III

   All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Clause, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Clause, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Clause, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Clause). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

 14.2 Entire Agreement

   Other than the Confidentiality Agreement which shall remain in full force and effect, this Agreement and the Operative Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, including without limitation the Non-Binding Term Sheet between the parties dated July, 20 2000, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

 14.3 Expenses

   Except as otherwise expressly provided in this Agreement (including without limitation as provided in Clause 12.2), in the event that the transactions contemplated hereby are not consummated, each party will pay its own costs and expenses (and, to avoid any confusion, fees and expenses of legal counsel, brokers, accountancy firms and other professionals or experts appointed by or advising the Sellers and/or the Cluster Partners are expenses of the Sellers and/or the Cluster Partners not the Company), and the Sellers shall pay any costs and expenses of the Company and the Subsidiaries incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby. In the event the transactions contemplated hereby are consummated, the Purchaser shall be responsible for the costs and expenses of all parties incurred in the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby (including any capital duty payable on the contribution of the Purchaser Consideration payable hereunder to Belgium Co pursuant to Clause
1.2 and Clause 1.3(a) of this Agreement).

 14.4 Public Announcements

   At all times at or before the Closing, the Sellers, the Cluster Partners and the Purchaser will not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons to whom the Company or its Subsidiaries sell goods or provide services or with whom the Company or its Subsidiaries otherwise have significant business relationships with respect to this Agreement or the transactions contemplated hereby without the consent of each other party, which consent shall not be unreasonably withheld or delayed. If any party is unable to obtain the approval of its public report, statement or release from another party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other parties with a copy thereof. The Sellers, the Cluster Partners and the Purchaser will also obtain the each other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

 14.5 Further Assurances; Post-Closing Cooperation

   (a) At any time or from time to time after the Closing, the Sellers and the Cluster Partners shall execute and deliver to the Purchaser such other documents and instruments, provide such materials and information and take such other actions as the Purchaser may reasonably request more effectively to vest title to the Shares in the Purchaser and, to the full extent permitted by Law, to put the Purchaser in actual possession and operating control of the Company and its Subsidiaries and their Material Assets and Properties and Books and Records, and otherwise to cause the Sellers and the Cluster Partners to fulfil its obligations under this Agreement and the Operative Agreements to which it is a party and the Purchaser shall execute and deliver to the Sellers such other documents and instruments, and take such other actions as reasonably necessary to vest title to the Closing Consideration Shares in the Sellers.

   (b) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the business or condition of the Company in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any Indemnified Party or (v) in connection with any actual or threatened Action or Proceeding. Further, each party agrees for a period extending six years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the 10 day period after such offer is made.

   (c) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfil its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the business or condition of the Company not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by the Sellers and/or the Cluster Partners in accordance with this paragraph shall be held confidential by the Sellers and/or the Cluster Partners in accordance with the Confidentiality Agreement.

   (d) Notwithstanding anything to the contrary contained in this Clause 14.5, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Clause shall be subject to applicable rules relating to discovery.

 14.6 Waiver

   Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

 14.7 Amendment

   This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

 14.8 No Third Party Beneficiary

   The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Clause 11.

 14.9 No Assignment; Binding Effect

   Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto, such consent not to be unreasonably withheld, and any attempt to do so will be void, except that the Purchaser may assign any or all of its rights, interests and obligations hereunder (including without limitation its rights under Clause 11) to (i) a wholly-owned subsidiary provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, (ii) any post-Closing purchaser of all of the issued and outstanding stock of the Company or a substantial part of its assets or (iii) any financial institution providing purchase money or other financing to the Purchaser or the Company from time to time as collateral security for such financing, but no such assignment referred to this Clause 14.9 shall relieve the Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

 14.10 Headings

   The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

 14.11 Choice of Law and Dispute Resolution

   (a) This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the law of the State of New York. The parties hereby submit to the personal jurisdiction of, and agree that any legal proceeding with respect to or arising under this Agreement shall be brought in, the United States District Court for the Southern District of New York or the state courts of the State of New York for New York City.

   (b) The parties shall attempt to resolve any dispute, controversy or claim arising out of or relating to this Agreement through good faith negotiations between the Purchaser's executive officers and the Cluster Partners. Any party wishing to enter into such negotiations may serve a notice on the other parties specifying the nature of any dispute (a "Dispute Notice"). In the event that such negotiations are not successful, the parties may agree to refer the matter to arbitration in accordance with Clause 14.11(d), failing which any party may institute legal proceedings.

   (c) The Sellers and the Cluster Partners hereby irrevocably appoint CT Corporation System, at its office at 111 Eighth Avenue, New York, NY 10011, its lawful agent and attorney to accept and acknowledge service of any and all process against it in any action, suit or proceeding arising in connection with this Agreement or any of the Operative Agreements and upon whom such process may be served, with the same effect as if such party were a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service. As soon as practicable following the date hereof (but no later than five (5) business days following the date hereof), the Sellers and the Cluster Partners will enter into such agreements with such agents as may be necessary to constitute and continue the appointment of such agents hereunder. In the event that such agent and attorney resigns or otherwise becomes incapable of acting as such, such party will notify the other parties and will appoint a successor agent and attorney in New York, New York reasonably satisfactory to the other parties, with like powers.

   (d) Subject to Clause 14.11(b), any disputes, claims or controversies arising out of or relating to this Agreement, including any question regarding its existence, validity or termination, may be referred to, and if so referred shall be finally resolved under the Rules of Arbitration of the International Chamber of Commerce ("ICC"). The arbitral tribunal shall have three arbitrators chosen in accordance with the ICC Rules. The two party-nominated arbitrators shall attempt to agree upon the nomination of a chairperson of the arbitral tribunal. If the two party-nominated arbitrators fail to agree upon the nomination of a chairperson within 30 days after the ICC's confirmation of the second arbitrator, the ICC shall appoint the chairperson. The place of arbitration shall be New York, New York. The arbitral tribunal shall apply the laws of the State of New York. The arbitral proceedings shall be conducted in the English language. Judgment upon the arbitral award may be entered in any court having jurisdiction thereof or having jurisdiction over any party or any party's assets. Notwithstanding the foregoing, any party may seek a preliminary injunction or other preliminary judicial relief if, in its reasonable good faith judgment, such action is necessary to avoid irreparable damage. Despite such action, such party shall continue to participate in good faith in the procedures specified in Clause 14.11(b). All applicable statutes of limitation shall be tolled while the procedures specified in this Clause 14.11 are pending and the parties shall take any and all actions required to effectuate such tolling.

 14.12 Invalid Provisions

   If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

 14.13 Counterparts

   This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

   IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                          Imison Investments N.V.

                                               /s/ Javier Rubio Planellas
                                          By: _________________________________
                                             Name: Javier Rubio Planellas
                                             Title: Managing Director

                                          Eagle 2000 S.L.

                                                /s/ Jordi Vinas Bricall
                                          By: _________________________________
                                             Name: Jordi Vinas Bricall
                                             Title: Managing Director

                                          Diamond Technology Partners
                                           Incorporated

                                                /s/ Melvyn E. Bergstein
                                          By: _________________________________
                                             Name: Melvyn E. Bergstein
                                             Title: Chairman and Chief
                                              Executive Officer

                                          Alfonso Aguilar Jimenez

                                              /s/ Alfonso Aguilar Jimenez
                                          By: _________________________________
                                             Name: Alfonso Aguilar Jimenez
                                             Address: Florencio del Castillo,
                                              44
                                             28043 Madrid (Spain)

                                          Raul Aguirre Zegarra

                                                /s/ Raul Aguirre Zegarra
                                          By: _________________________________
                                             Name: Raul Aguirre Zegarra
                                             Address: Rua Wizard 192, Apto.
                                              1202
                                             Vila Madalena
                                             CEP Sao Paulo (Brasil)

                                          Juan Antonio Gil Serra

                                               /s/ Juan Antonio Gil Serra
                                          By: _________________________________
                                             Name: Juan Antonio Gil Serra
                                             Address: C/. Almanzora, 41-2
                                             28023 Madrid (Spain)

                                          Ferran Soriano Compte

                                               /s/ Ferran Soriano Compte
                                          By: _________________________________
                                             Name: Ferran Soriano Compte
                                             Address: C/. Llull, 133,6B
                                                    08005 Barcelona (Spain)

                                          Till Jaspert

                                                    /s/ Till Jaspert
                                          By: _________________________________
                                             Name: Till Jaspert
                                             Address: C/. Rossic, 1, 3o2a
                                                    08003 Barcelona (Spain)

                                          Javier Baigorri Insa

                                                /s/ Javier Baigorri Insa
                                          By: _________________________________
                                             Name: Javier Baigorri Insa
                                             Address: Avda. de los Madronos,
                                              13, 5o H
                                                    28043 Madrid (Spain)

                                          Olaf Theilmann

                                                   /s/ Olaf Theilmann
                                          By: _________________________________
                                             Name: Olaf Theilmann
                                             Address: Am Eulenhorst, 77A
                                                    81827 Munchen (Germany)

                                          Marc Ingla Mas

                                                   /s/ Marc Ingla Mas
                                          By: _________________________________
                                             Name: Marc Ingla Mas
                                             Address: C/. Sant Gervasi de
                                                   Cassolas, 88-90, 4-B
                                                    08022 Barcelona (Spain)

                                          Jordi Vinas Bricall

                                                /s/ Jordi Vinas Bricall
                                          By: _________________________________
                                             Name: Jordi Vinas Bricall
                                             Address: C/. Corcega, 213, 5o2a
                                                    08036 Barcelona (Spain)

                                          Alberto Pamias Romero

                                               /s/ Alberto Pamias Romero
                                          By: _________________________________
                                             Name: Alberto Pamias Romero
                                             Address: C/. Bori i Fontesta, 12,
                                              5o1a
                                                    08021 Barcelona (Spain)

                                          Jerome Moitry

                                                   /s/ Jerome Moitry
                                          By: _________________________________
                                             Name: Jerome Moitry
                                             Address: 28, Avenue Charles
                                              Floquet
                                                    75007 Paris (France)

                                          Rui Manuel Da Rosa Laurentino

                                                  /s/ Rui Manuel Da Rosa
                                                       Laurentino
                                          By: _________________________________
                                             Name: Rui Manuel Da Rosa
                                              Laurentino
                                             Address: Rua 9 de Abril, 531, 1o
                                              Esq.
                                                    S. Pedro do Estoril
                                                    2675 Estoril (Portugal)

                                          Marcel Rafart Vicent

                                                /s/ Marcel Rafart Vicent
                                          By: _________________________________
                                             Name: Marcel Rafart Vicent
                                             Address: C/. Llull, 133, 4-B
                                                    08005 Barcelona (Spain)

                                          Scott Alan Jacobs

                                                 /s/ Scott Alan Jacobs
                                          By: _________________________________
                                             Name: Scott Alan Jacobs
                                             Address: 1514 Burchwood Dr.
                                                    Fairborn, Ohio 45324 (USA)

                                          Francisco Javier De Paz Lagar

                                                /s/ Francisco Javier De Paz
                                                         Lagar
                                          By: _________________________________
                                             Name: Francisco Javier De Paz
                                              Lagar
                                             Address: Avenida Claveles, 58
                                                    28220 Majadahonda, Madrid
                                                     (Spain)

                                          Nevid Nikravan

                                                   /s/ Nevid Nikravan
                                          By: _________________________________
                                             Name: Nevid Nikravan
                                             Address: Torre Mapfre
                                                    C/. Marina, 16, 38th floor
                                                    08005 Barcelona (Spain)

                                          Carmen Miro Cloutier

                                                /s/ Carmen Miro Cloutier
                                          By: _________________________________
                                             Name: Carmen Miro Cloutier
                                             Address: C/. Casp, 45, Apt. 2-1
                                                    08010 Barcelona (Spain)

                                          Javier Rubio Planellas

                                               /s/ Javier Rubio Planellas
                                          By: _________________________________
                                             Name: Javier Rubio Planellas
                                             Address: 12 Avenue des Spelugues
                                                    Monte Carlo (Monaco)

                                          Christian Klaus Terfloth

                                              /s/ Christian Klaus Terfloth
                                          By: _________________________________
                                             Name: Christian Klaus Terfloth
                                             Address: Schumannstrasse 9
                                                    81679 Munchen (Germany)

                                          Fernando Oliveros Calvo

                                              /s/ Fernando Oliveros Calvo
                                          By: _________________________________
                                             Name: Fernando Oliveros Calvo
                                             Address: Avenida de Europa, 20
                                                    28224 Madrid (Spain)

                                          N.M. Fredrik Johnsson

                                               /s/ N.M. Fredrik Johnsson
                                          By: _________________________________
                                             Name: N.M. Fredrik Johnsson
                                             Address: C/. Notariat, 10, 2o2a
                                                    08007 Barcelona (Spain)

                                          Juan Eusebio Pujol Chimeno

                                             /s/ Juan Eusebio Pujol Chimeno
                                          By: _________________________________
                                             Name: Juan Eusebio Pujol Chimeno
                                             Address: C/. Sant Gervasi de
                                              Cassoles, 88-90
                                                    08022 Barcelona (Spain)

                                          Ricardo Damborenea Isusi

                                              /s/ Ricardo Damborenea Isusi
                                          By: _________________________________
                                             Name: Ricardo Damborenea Isusi
                                             Address: C/. Espalter, 5, 7oIzda.
                                                    28014 Madrid (Spain)

                                          Ulrich Kuhn

                                                    /s/ Ulrich Kuhn
                                          By: _________________________________
                                             Name: Ulrich Kuhn
                                             Address: Heierbusch 43
                                                    45133 Essen (Germany)

                                          Didier Collignon

                                                  /s/ Didier Collignon
                                          By: _________________________________
                                             Name: Didier Collignon
                                             Address:

                                          Dominic Endicott

                                                  /s/ Dominic Endicott
                                          By: _________________________________
                                             Name: Dominic Endicott
                                             Address: 61 Mt Pleasant Street
                                                    Rockport MA 01966 (USA)

                                   SCHEDULE 9

                                ESCROW AGREEMENT

   ESCROW AGREEMENT, dated as of            , 2000 (this "Agreement") among
Diamond Technology Partners, Incorporated, a Delaware corporation (the "Purchaser"), Imison Investments N.V., a company incorporated in the Netherlands Antilles, Eagle 2000 S.L., a company incorporated in the Kingdom of Spain, (together, the "Sellers"), [[Belgium Co], a company incorporated in the Kingdom of Belgium,] those persons whose names and addresses appear in Schedule 1 to the Stock Purchase Agreement (together, the "Cluster Partners"), and
             , as escrow agent (the "Escrow Agent").

   WHEREAS, concurrently with the execution and delivery of this Agreement and
pursuant to a Stock Purchase Agreement dated as of September     , 2000 (the
"Stock Purchase Agreement") between the Purchaser, the Sellers and the Cluster Partners relating to the Purchaser's acquisition of Cluster Telamones B.V., a company incorporated in the Netherlands (the "Company"), from the Sellers, the Sellers are selling (and the Cluster Partners are causing the Sellers to sell) to the Purchaser the Shares (as that term is defined in the Stock Purchase Agreement); and

   WHEREAS, in connection therewith, Purchaser has issued in the name of Belgium Co, the sole shareholders of which are the Sellers and the Purchaser, Consideration Shares for and on behalf of the Sellers; and

   WHEREAS, Clause 1.2(b)(ii) of the Stock Purchase Agreement requires such number of the Consideration Shares issued in the name of Belgium Co having a Market Price equal to five percent of the Consideration Value be delivered by the Purchaser to the Escrow Agent in order to provide a fund to satisfy when and as directed by the Sellers indemnity payments due the Purchaser Indemnified Parties pursuant to Clauses 11.1 and 11.2 of the Stock Purchase Agreement.

   Capitalized terms not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

   NOW, THEREFORE, the Purchaser, the Sellers, the Cluster Partners and the Escrow Agent hereby agree as follows:

1. Appointment of the Escrow Agent; Deposit of Escrow Consideration Shares

   The Sellers, the Cluster Partners and the Purchaser hereby constitute and appoint the Escrow Agent as, and the Escrow Agent hereby agrees to assume and perform the duties of, the escrow agent under and pursuant to this Agreement. The Escrow Agent acknowledges receipt of an executed copy of the Stock Purchase Agreement and that number of Consideration Shares issued to Belgium Co as have in the aggregate a Market Price equal to five percent (5%) of the Consideration Value.

2. The Escrow Fund

   The Escrow Consideration Shares and all dividends paid thereon (whether in cash, in property or shares) (the Escrow Consideration Shares and all such dividends as well as any other cash that may be held in escrow at any time being referred to herein together as the "Escrow Fund") shall be held by the Escrow Agent in a separate account maintained for the purpose, on the terms and subject to the conditions of this Agreement. The Escrow Fund shall not be subject to lien or attachment by any creditor of any party hereto and shall be used solely for the purpose set forth in this Agreement. The Escrow Fund shall not be available to, and shall not be used by, the Escrow Agent to set off any obligations of the Purchaser, the Sellers or the Cluster Partners owing to the Escrow Agent in any capacity.

3. Appointment of Representative on behalf of the Sellers and the Cluster
Partners

   3.1 The Sellers and the Cluster Partners hereby appoint              as
representative (the "Representative") to act on behalf of all of the Sellers and the Cluster Partners in dealings with the Escrow Agent pursuant to this Agreement.

   3.2 The Representative shall have the duties and responsibilities as set out herein, and immediately following the execution of this Agreement shall notify the Escrow Agent of all details relating to the Representative's bank account and stock account to which Escrow Consideration Shares and/or cash may be transferred under this Agreement. The Representative shall promptly notify the Escrow Agent of any changes with respect to the above-noted accounts.

   3.3 Each of the Sellers and the Cluster Partners agree that the Escrow Agent shall be entitled to treat the Representative as acting on behalf of the Sellers and Cluster Partners and to rely on any instruction from the Representative without being required to determine the correctness of any fact stated therein or validity of the service thereof. Any transfer of Escrow Consideration Shares or cash made by the Escrow Agent to a bank account and/or stock account designated by the Representative pursuant to the terms of this Agreement shall constitute full and final settlement by the Escrow Agent and the Purchaser of any obligation to transfer Escrow Consideration Shares or cash to the Sellers and/or the Cluster Partners.

4. Release of Escrow Consideration Shares

   The Escrow Agent shall release Escrow Consideration Shares from the Escrow Fund upon the following terms and conditions:

     4.1 Following receipt by the Escrow Agent of written instructions signed by the Representative, the Escrow Agent shall deliver to the Purchaser that number of Escrow Consideration Shares designated by the Representative in such instructions to satisfy (in whole or in part) indemnity payments due the Purchasers Indemnified Parties pursuant to Clauses 11.1 or 11.2 of the Stock Purchase Agreement.

     4.2 The Escrow Agent shall deliver to the Representative for and on behalf of the Sellers and the Cluster Partners:

       (i) On the first anniversary of the date hereof that number of Escrow Consideration Shares which following release results in the Escrow Fund holding the greater of (A) Consideration Shares having a Market Price equal to two percent (2%) of the Consideration Value and
    (B) Consideration Shares having a Market Price equal to the amount of Purchaser Losses for which Claim Notices have been given pursuant to Clause 11.3 of the Stock Purchase Agreement and have not been resolved in accordance with Clause 11.3(c), provided that if the Market Price of Escrow Consideration Shares is less that the amount of such Purchaser Losses no Escrow Consideration Shares shall be released.

       (ii) On the fifth anniversary of the date hereof that number of Escrow Consideration Shares which following release results in the Escrow Fund holding the greater of (A) Consideration Shares having a Market Price equal to one percent (1%) of the Consideration Value and
    (B) Consideration Shares having a Market Price equal to the amount of Purchaser Losses for which Claim Notices have been given pursuant to Clause 11.3(a) of the Stock Purchase Agreement and have not been resolved in accordance with Clause 11.3(c), provided that if the Market Price of Escrow Consideration Shares is less that the amount of such Purchaser Losses no Escrow Consideration Shares shall be released.

       (iii) On the earlier of the seventh anniversary of the date of this Agreement and the thirtieth day following the expiration of all applicable statues of limitation (including all periods of extension, whether automatic or permissive) with respect to matters covered by Clauses 2.13, 2.16 and 11.1 of the Stock Purchase Agreement that number of Escrow Consideration Shares which following release results in the Escrow Fund holding Consideration Shares having a Market Price equal to the amount of Purchaser Losses for which Claim Notices have been given pursuant to Clause 11.3(a) of the Stock

    Purchase Agreement and have not been resolved in accordance with Clause 11.3(c), provided that if the Market Price of Escrow Consideration Shares is less that the amount of such Purchaser Losses no Escrow Consideration Shares shall be released.

       (iv) At any time following receipt by the Escrow Agent of written instructions signed by the Purchaser that number of Escrow
    Consideration Shares designated by the Purchaser in such instructions.

     4.3 The Escrow Agent shall release to the Sellers and the Cluster Partners all dividends (whether in cash, property or shares), all interest on the Escrow Fund and other income (if any) following receipt of written instructions signed by the Representative.

5. Investment of the Escrow Fund; Taxes

   5.1 In the event that cash is held in the Escrow Fund, the Escrow Agent shall invest and reinvest all cash funds held from time to time as part of the Escrow Fund, in its discretion (or, if the Representative has expressed a preference in writing, in accordance with that preference), in any of the following kinds of investments, or in any combination thereof: (i) bonds or other obligations of, or guaranteed by, the government of the United States of America or any State thereof or the District of Columbia, or agencies of any of the foregoing, having maturities of not greater than 90 days (or, if earlier, the later of the dates set out in Clause 4.2 hereof (the "Termination Date"));
(ii) commercial paper rated, at the time of the Escrow Agent's investment therein or contractual commitment providing for such investment, at least P-1 by Moody's Investors Service, Inc. ("Moody's") and A-1 by Standard & Poor's Corporation ("S&P") and having maturities of not greater than 90 days (or, if earlier, the Termination Date); (iii) demand or time deposits in, certificates of deposit of or bankers' acceptances issued by (A) a depository institution or trust company incorporated under the laws of the United States of America, any State thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution or trust company if, in any such case, the depository institution, trust company or office or agency has combined capital and surplus of not less than two billion dollars ($2,000,000,000) (any such institution being herein called a "Permitted Bank") having maturities of not greater than 90 days (or, if earlier, the Termination
Date); (iv) repurchase obligations of a Permitted Bank or securities dealer (acting as principal) meeting the capital and surplus requirements specified for a Permitted Bank with respect to any bond or other obligation referred to in clause (i) above; or (v) such other investments as the Purchaser and the Representative shall approve in writing.

 5.2 (a) For tax purposes:

     (i) the Escrow Fund shall be the property of the Sellers and the Cluster Partners;

     (ii) all dividends (whether in cash, property or shares), interest or other income earned by the Escrow Fund ("Escrow Earnings") shall be income of the Sellers;

     (iii) all Taxes in respect of Escrow Earnings shall be the obligation of, and be paid when due by, the Sellers and the Cluster Partners, who shall indemnify and hold the Purchaser and the Escrow Agent harmless from and against all such Taxes; and

     (iv) all Tax returns filed by the Purchaser or the Escrow Agent shall be consistent with the provisions of this Section 5.2(a).

   (b) Upon the written request of the Representative, the Escrow Agent shall distribute to the Sellers and Cluster Partners from the Escrow Earnings an amount equal to the product of (i) the Seller's actual effective combine federal, state and local income tax rate multiplied by (ii) Escrow Earnings for the immediately preceding quarter (or such lesser amount as may then be available for distribution from the Escrow Earnings). The Sellers and Cluster Partners together shall pay, be jointly and severally liable for and indemnify the Purchaser and hold it harmless from and against all fees of and expenses incurred by the Escrow Agent in making distributions in accordance with the provisions of this Clause 5.2(b).

6. Duties and Obligations of the Escrow Agent

   6.1 The duties and obligations of the Escrow Agent shall be limited to and determined solely by the provisions of this Agreement and the written instructions delivered in accordance herewith, and the Escrow Agent is not charged with knowledge of or any duties or responsibilities in respect of any other agreement or document. In furtherance and not in limitation of the foregoing:

     (a) the Escrow Agent shall not be liable for any loss of interest sustained as a result of investments made hereunder in accordance with the terms hereof, including any liquidation of any investment of the Escrow Fund prior to its maturity effected in order to make a payment required by the terms of this Agreement;

     (b) the Escrow Agent shall be fully protected in relying in good faith upon any written certification, notice, direction, request, waiver, consent, receipt or other document that the Escrow Agent reasonably believes to be genuine and duly authorized, executed and delivered;

     (c) the Escrow Agent shall not be liable for any error of judgment, or for any act done or omitted by it, or for any mistake in fact or law, or for anything that it may do or refrain from doing in connection herewith; provided, however, that notwithstanding any other provision in this Agreement, the Escrow Agent shall be liable for its wilful misconduct or gross negligence or breach of this Agreement;

     (d) the Escrow Agent may seek the advice of legal counsel selected with reasonable care in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel;

     (e) the event that the Escrow Agent shall in any instance, after seeking the advice of legal counsel pursuant to the immediately preceding clause, in good faith be uncertain as to its duties or rights hereunder, it shall be entitled to refrain from taking any action in that instance and its sole obligation, in addition to those of its duties hereunder as to which there is no such uncertainty, shall be to keep safely all property held in the Escrow Fund until it shall be directed otherwise in writing by each of the parties hereto or by a final, nonappealable order of a court of competent jurisdiction; provided, however, in the event that the Escrow Agent has not received such written direction or court order within 180 calendar days after requesting the same, it shall have the right to interplead Purchaser, the Representative, the Sellers and the Cluster Partners in any court of competent jurisdiction and request that such court determine its rights and duties hereunder; and

     (f) the Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through agents or attorneys selected with reasonable care, nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the State of Illinois and the Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Agreement or of any amendment hereto.

7. Co-operation

   The Purchaser, the Representative, the Sellers and the Cluster Partners shall each provide to the Escrow Agent all instruments and documents within their respective powers to provide that are necessary for the Escrow Agent to perform its duties and responsibilities hereunder.

8. Fees and Expenses; Indemnity

   Except as otherwise provided in Clause 5.2(b):

     8.1 the Purchaser shall pay fifty percent (50%) and the Sellers and the Cluster Partners shall together pay (and shall be jointly and severally liable to pay) fifty percent (50%) of the fees and expenses of the Escrow Agent for its services hereunder as and when billed by the Escrow Agent; and

   8.2 the Purchaser shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, fifty percent (50%) of any loss, damages, cost or expense, including but not limited to reasonable attorneys' fees, reasonably incurred by the Escrow Agent in connection with the Escrow Agent's performance of its duties and obligations under this Agreement, as well as the reasonable costs and expenses of defending against any claim or liability relating to this Agreement and the Sellers and the Cluster Partners shall be jointly and severally liable for the remaining fifty percent (50%).

   Notwithstanding the foregoing, none of the Purchaser, the Sellers or the Cluster Partners shall be required to indemnify the Escrow Agent for any such loss, liability, cost or expense arising as a result of the Escrow Agent's wilful misconduct or gross negligence or breach of this Agreement.

9. Resignation and Removal of the Escrow Agent

   9.1 Escrow Agent may resign as such 30 calendar days following the giving of prior written notice thereof to the Representative and the Purchaser. In addition, the Escrow Agent may be removed and replaced on a date designated in a written instrument signed by the Representative and the Purchaser and delivered to the Escrow Agent. Notwithstanding the foregoing, no such resignation or removal shall be effective until a successor escrow agent has acknowledged its appointment as such as provided in Clause 9.3 below. In either event, upon the effective date of such resignation or removal, the Escrow Agent shall deliver the property comprising the Escrow Fund to such successor escrow agent, together with such records maintained by the Escrow Agent in connection with its duties hereunder and other information with respect to the Escrow Fund as such successor may reasonably request.

   9.2 If a successor escrow agent shall not have acknowledged its appointment as such as provided in Clause 9.3 below, in the case of a resignation, prior to the expiration of 30 calendar days following the date of a notice of resignation or, in the case of a removal, on the date designated for the Escrow Agent's removal, as the case may be, because the Representative and the Purchaser are unable to agree on a successor escrow agent, or for any other reason, the Escrow Agent may select a successor escrow agent and any such resulting appointment shall be binding upon all of the parties to this Agreement, provided that any such successor selected by the Escrow Agent shall be a Permitted Bank.

   9.3 Upon written acknowledgement by a successor escrow agent appointed in accordance with the foregoing provisions of this Clause 9 of its agreement to serve as escrow agent hereunder and the receipt of the property then comprising the Escrow Fund, the Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement, and such successor escrow agent shall for all purposes hereof be the Escrow Agent.

10. Notices

   All notices, demands and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally; transmitted electronically by email or facsimile, receipt acknowledged; or in the case of documented overnight delivery service or registered or certified mail, return receipt requested, delivery charge or postage prepaid, on the date shown on the receipt therefor, and addressed

     If to the Purchaser, to:

     875 North Michigan Avenue
     Suite 3000
     Chicago, Illinois
     IL 60611

     Facsimile No.: +312 255 6000

     Attn: Chief Financial Officer
     with a copy to:

     General Counsel
     875 North Michigan Avenue
     Suite 3000
     Chicago, Illinois
     IL 60611

     Facsimile No: +312 255 6000

     If to the Representative, Sellers or the Cluster Partners (or any of them), to:

     [Representative]

     [Address]
     Facsimile No.:
     Attn:

     If to the Escrow Agent, to

     Address
     Facsimile No.:
     Attn:

   Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

11. Amendments, etc

   This Agreement may be amended or modified, and any of the terms hereof may be waived, only by a written instrument duly executed by or on behalf of the Purchaser, the Representative, the Sellers and the Cluster Partners and, with respect to any amendment that would adversely affect the Escrow Agent, the Escrow Agent. No waiver by any party of any term or condition contained of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

12. Governing Law

   This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the law of the State of New York. The parties hereby submit to the personal jurisdiction of, and agree that any legal proceeding with respect to or arising under this Agreement shall be brought in, the United States District Court for the Southern District of New York or the state courts of the State of New York for New York City.

13. Miscellaneous

   This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                          Diamond Technology Partners,
                                          Incorporated

                                          By: _________________________________
                                          Name:
                                          Title:

                                          Imison Investments N.V.

                                          By: _________________________________
                                          Name:
                                          Title:

                                          Eagle 2000 S.L.

                                          By: _________________________________
                                          Name:
                                          Title:

                                          Cluster Partners

                                          [to be copied from Stock Purchase
                                           Agreement]

                                          [By: ________________________________
                                          Name:]

                                          [ESCROW AGENT]

                                          By: _________________________________
                                          Name:
                                          Title:

                                                                    SCHEDULE 19

                    PIGGYBACK REGISTRATION RIGHTS AGREEMENT

   This Agreement is made the    day of     , 2000 by and among Diamond
Technology Partners, Incorporated, a Delaware corporation (the "Company"), and the persons named on the signature page hereto (the "Signatories").

                                   Recitals

   The Company has agreed to issue 4,000,000 shares (the "Shares") of its Class B Common Stock to the Signatories upon the Closing (as such term is defined in the Stock Purchase Agreement of even date herewith among the parties hereto (the "Stock Purchase Agreement")). The Company has agreed to provide piggyback registration rights to the Signatories on the terms and conditions set forth in this Agreement.

1. Definitions

   "Commission" means the U.S. Securities and Exchange Commission or any successor thereto.

   "Common Stock" means the Company's Class A Common Stock, par value $.001 per share, and its Class B Common Stock, par value $.001 per share.

   "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, or any successor thereto.

   "Partner" means an employee of the Company so designated in accordance with the Company's policies in effect from time to time.

   "Registrable Securities" means that portion of the Shares and any other shares of Common Stock that may be distributed with respect to the Shares by way of a stock dividend, stock split or other conversion, distribution, recapitalization, or reclassification, that are (i) from time to time issued and outstanding, (ii) vested within the meaning of the Company's Partners' compensation program in effect from time to time or to be vested on the next succeeding Lock-Up Termination Date as providing in Section 1.4(a) of the Stock Purchase Agreement, (iii) not disposed of by the holder thereof pursuant to the provisions of Rule 144 or any successor thereto adopted under the Securities Act, and (iv) not previously disposed of by the holder thereof pursuant to a registration statement that was declared effective by the Securities and Exchange Commission.

   "Securities Act" means the U.S. Securities Act of 1933, as amended, or any successor thereto.

2. Piggyback Registrations.

 2.1 Right to Piggyback

   If the Company at any time proposes to register any of its Common Stock under the Securities Act (other than registrations solely for the registration of shares in connection with an employee benefit plan or a merger or share exchange or consolidation) in an underwritten offering whether or not for sale for its own account, and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will at each such time give prompt written notice to all holders of Registrable Securities (who also hold contractual rights to a Piggyback Registration) of its intention to do so and of such holders' rights under this
Section 2. Upon the written request of any such holder made within ten (10) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder), the Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof on the same terms and conditions as the securities otherwise being sold in such registration, to the extent requisite to permit the disposition of the Registrable Securities so to be registered.

 2.2 Priority in Piggyback Registrations

   If the managing underwriter of such underwritten offering shall inform the Company in writing of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering without adversely affecting the price to be received thereon, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company to be sold for its own account; and second, the Registrable Securities proposed to be sold and any securities requested to be included in the registration by any Partners of the Company on a pro rata basis with respect to the number of shares so preferred to be sold or so requested to be included in the registration.

3. Registration Procedures

   If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2, the Company shall as expeditiously as possible:

     (a) prepare and file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become and remain effective for a period of one hundred eighty (180) days or until all of such Registrable Securities and/ or other Common Stock have been disposed of (if earlier), provided that the Company may discontinue any registration of its securities (including in the Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

     (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred eighty (180) days and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that, before filing a registration statement or prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference) the Company will furnish to not more than one counsel chosen by holders holding a majority of the Registrable Securities being registered copies of all such documents proposed to be filed.

     (c) use its reasonable best efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such United States jurisdictions as each holder of Registrable Securities thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable such holder to consummate the disposition in such jurisdictions of the securities owned by such holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this
  Section 3(c) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

     (d) notify each holder of Registrable Securities covered by such registration statement (i) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceeding for that purpose, (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registration Securities for sale in any jurisdiction or the initiation of any proceedings for that purpose, or (iii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such holder promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

     (e) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission; and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 calendar days after the end of any 12-month period (or 90 calendar days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering, or (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a registration statement, which statements shall cover said 12-month period;

     (f) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement and provide the transfer agent with a CUSIP number and printed certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company;

     (g) list such Registrable Securities on any national securities exchange or Nasdaq on which any shares of Common Stock are listed or quoted or, if shares of Common Stock are not listed on a national securities exchange or quoted on Nasdaq, use its reasonable best efforts to qualify such Registrable Securities for inclusion on such national securities exchange as the holders of a majority of such Registrable Securities shall request; and

     (h) use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

   The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

   Each holder of Registrable Securities covered by any such registration statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(d), such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to such registration statement until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(d) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus included in such registration statement which is current at the time of receipt of such notice.

4. Underwriter Arrangements

 4.1 Piggyback Registrations.

   If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2 and such securities are to be distributed by or through one or more underwriters, the Company shall, if requested by any holder of Registrable Securities as provided in Section 2 and subject to the provisions of Section 2(b), use its reasonable best efforts to arrange for such underwriters to include all the Registrable Securities requested to be offered and sold by such holder among the securities to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders to the extent that such representations, warranties, other agreements, and conditions precedent bear on such holders' liability or otherwise impose obligations on such holders.

 4.2 Holdback Agreements

   If, in connection with the initial public offering of shares of Common Stock of the Company registered pursuant to the Securities Act, the managing underwriter for such registration shall so request, the holders of Registrable Securities shall not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those shares of Common Stock included in such registration) without the prior written consent of the Company for a period designated by the Company in writing to the holders of Registrable Securities, which period shall begin not more than fourteen (14) days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than one hundred eighty (180) days (or lesser other period as the managing underwriter may permit) after the effective date of such registration statement.

5. Indemnification

 (a) Indemnification by the Company

   In the event of any registration of any securities of the Company under the Securities Act, the Company shall indemnify and hold harmless each holder of Registrable Securities selling such Registrable Securities, each affiliate of such holder and their respective officers and directors or general and limited partners (and the directors, officers, affiliates and controlling persons thereof), each underwriter, broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act (collectively the "Indemnified Persons") against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Securities or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and the Company will reimburse such Indemnified Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Indemnified Person, specifically stating that it is for use in the preparation thereof and, provided further, that the Company shall not be liable to any Indemnified Person to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such

Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities and/or the Common Stock to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such seller.

 (i) Indemnification by the Sellers

   The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2, that the Company shall have received an undertaking satisfactory to it from the prospective sellers of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5(a)) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such sellers specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, provided that the obligation to indemnify shall be several, and not joint and several, among such sellers of and the liability of each such seller shall be in proportion to and limited to the net amount received by such seller from the sale of Registrable Securities pursuant to such registration statement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

 (j) Notices of Claims, etc.

   Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim (in which event such indemnified party and any other indemnified party to which such conflict of interest applies shall be reimbursed for the reasonable expenses incurred in connection with retaining one separate legal counsel for all such indemnified parties in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

 (k) Contribution

   If the indemnification provided for in this Agreement shall for any reason be unavailable or insufficient to an indemnified party under Sections 5(a) or 5(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, or referred to therein, then each indemnifying party shall, in lieu of indemnifying such party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect (i) the relative benefits received by the Company, on the one hand, and the holders of the Registrable Securities included in the offering, on the other hand, from the offering of the Registrable Securities and (ii) the relative fault of the Company, on the one hand, and the holders of the Registrable Securities included in the offering, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the holders of the Registrable Securities, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 5 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to in this Section 5 shall be deemed to include, for purposes of this Section 5, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

6. Registration Expenses

   All customary expenses incident to the Company's performance of or compliance with the registration provisions of this Agreement, including without limitation all registration, filing and NASD fees, all fees and expenses of compliance with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and its independent certified public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the reasonable fees and disbursements, (all such expenses being herein called "Registration Expenses"), shall be borne by the Company and, in addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance, and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

7. Miscellaneous.

   (a) Assignment. This Agreement shall be binding upon and inure to the benefit and be enforceable by the parties hereto, and with respect to the Company, its successors and assigns. This Agreement shall be assignable by the Signatories only to the extent that the Registrable Securities are transferable pursuant to the Voting and Stock Transfer Restriction Agreement, as in effect from time to time, executed by the Partners of the Company.

   (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York,

   (c) Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect.

   (d) Notices. Notices under this Agreement shall be sent to the Company to the attention of the General Counsel at the address specified in the Stock Purchase Agreement governing the issuance of the Shares and to the Signatories to the address shown in the employment records of the Company. Any party may change its notice address by giving notice to the counterparty. Notices may be given in writing by overnight delivery service, fax, or e-mail, but notice given to the Company by e-mail must be sent to the specific e-mail of the then general counsel of the Company.

   (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

   (f) Additional Signatories. Additional Signatories may be added from time to time as such persons become holders of Shares.

   In witness whereof, the parties have executed this Agreement on the dates shown opposite their respective signatures.

Date: _________________________           Diamond Technology Partners,
                                           Incorporated

                                          By: ___________________________

                                          Its: __________________________

Signatories:

Date: _________________________           _______________________________

Date: _________________________           _______________________________

Date: _________________________           _______________________________

                                                                        ANNEX B

               [LETTERHEAD OF MORGAN STANLEY & CO. INCORPORATED]

                                                             September 11, 2000

Board of Directors
Diamond Technology Partners Incorporated
875 North Michigan Avenue
Suite 3000
Chicago, Illinois 60611

Members of the Board:

   We understand that the shareholders (collectively, the "Sellers") of Cluster Telecom B.V. (the "Company") and Diamond Technology Partners Incorporated ("Diamond") propose to enter into a Stock Purchase Agreement dated September 11, 2000 (the "Agreement"), which provides, among other things, for the sale (the "Combination") by the Sellers to Diamond of all the issued and outstanding capital stock of the Company for an aggregate of $44,000,000 in cash, 6,315,377 shares of Class B common stock, par value $0.001 per share, of Diamond (the "Common Stock") and up to 7,630,000 options for Common Stock (the "Options"), subject to certain post-closing adjustments and based on the formulas set forth in the Agreement (together, the "Consideration"). The terms and conditions of the Combination are more fully set forth in the Agreement.

   You have asked for our opinion as to whether the Consideration to be paid by Diamond, pursuant to the Agreement, is fair from a financial point of view to Diamond.

   For purposes of the opinion set forth herein, we have:

     (i) reviewed certain publicly available financial statements and other information of Diamond;

     (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company and Diamond prepared by the managements of the Company and Diamond, respectively;

     (iii) reviewed certain financial projections of the Company and Diamond prepared by the managements of the Company and Diamond;

     (iv) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

     (v) discussed the past and current operations and financial condition and the prospects of Diamond, including information relating to certain strategic, financial and operational benefits anticipated as a result of the Combination, with senior executives of Diamond;

     (vi) reviewed the pro forma impact of the Combination on Diamond's cash earnings per share and other financial ratios;

     (vii) reviewed the reported prices and trading activity for the Class A Common Stock of Diamond;

     (viii) compared the financial performance of the Company and Diamond and the prices and trading activity of the Class A Common Stock of Diamond with that of certain other comparable publicly-traded companies and their securities;

     (ix) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

     (x) participated in discussions and negotiations among representatives of the Company and Diamond and their financial and legal advisors;

     (xi) reviewed the Agreement and certain related documents; and

     (xii) performed such other analyses and considered such other factors as we deemed appropriate.

   We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the internal financial projections and other financial and operating data and discussions relating to strategic, financial, and operational benefits anticipated from the Combination provided by the Company and Diamond, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the prospects and future financial performance of the Company and Diamond, respectively. We have relied upon the assessment by the managements of the Company and Diamond of their ability to retain key employees of the Company and Diamond, respectively. We have also relied upon, without independent verification, the assessment by the managements of the Company and Diamond of:
(i) the strategic, financial, and operational benefits expected to result from the Combination, (ii) the Company's and Diamond's technologies, products or services, (iii) the timing and risks associated with the integration of the Company with Diamond, and (iv) the validity of, and risks associated with the Company's and Diamond's existing and future technologies, products or services. We have not made any independent valuation or appraisal of the assets or liabilities of the technology of the Company or Diamond, nor have we been furnished with any such appraisals. In addition, we have assumed that the Combination will be consummated in accordance with the terms of the Agreement. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

   We have acted as financial advisor to the Board of Directors of Diamond in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for Diamond and have received fees for the rendering of these services.

   It is understood that this letter is for the information of the Board of Directors of Diamond only and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety, if required, in any filings made by Diamond in respect of the transaction with the Securities and Exchange Commission. In addition, Morgan Stanley & Co. Incorporated expresses no opinion or recommendation as to how shareholders of Diamond should vote at the shareholders' meeting to be held in connection with the Combination.

   Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be paid by Diamond pursuant to the Agreement is fair from a financial point of view to Diamond.

                                          Very truly yours,

                                          Morgan Stanley & Co. Incorporated

                                                  /s/ William H. Strong
                                          By: _________________________________
                                                     William H. Strong
                                                     Managing Director
                                             Vice Chairman Investment Banking

                                                                         ANNEX C

                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED

                            AUDIT COMMITTEE CHARTER

   The primary function of the Diamond Technology Partners Incorporated Audit Committee of the Board of Directors is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the board of directors have established, and the audit process.

   In meeting its responsibilities, the audit committee is expected to:

  1. Provide an open avenue of communication between the independent accountant and the board of directors.

  2. Review and update the committee's charter annually.

  3. Recommend to the board of directors the independent accountants to be nominated and review and approve the discharge of the independent accountants.

  4. Confirm and assure the independence of the independent accountant, including a review of non-audit related services provided by the independent accountant. Affirm with the auditor that they are accountable to the Board of Directors and the Audit Committee.

  5. Inquire of management and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

  6. Consider, in consultation with management and the independent accountant the audit scope and plan.

  7. Consider and review with the independent accountant:

    a) The adequacy of the company's internal controls.

    b) Any related significant findings and recommendations of the independent accountant together with management's responses thereto.

  8. Review with management and the independent accountant at the completion of the annual examination.

    a) The company's annual financial statements and related footnotes.

    b) The independent accountant's audit of the financial statements and report thereon.

    c) Any significant changes required in the independent accountant's audit plan.

    d) Any serious difficulties or disputes with management encountered during the course of the audit.

    e) Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

  9. Review draft filings with the SEC and other published documents containing the company's financial statements as appropriate.

  10. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent accountant.

  11. Review legal and regulatory matters that may have material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

  12. Meet with the independent accountant, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

  13. Report committee actions to the board of directors with such recommendations as the committee may deem appropriate.

  14. The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

  15. The committee shall meet at least two times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

  16. The committee will perform such other functions as assigned by law, the company's charter or bylaws, or the board of directors.

   The membership of the audit committee shall consist of at least three independent members of the board of directors who shall serve at the pleasure of the board of directors. Audit committee members and the committee chairman shall be designated by the full board of directors.

   The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors.

                                                                         ANNEX D

                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED

                             2000 STOCK OPTION PLAN

   1. Purpose. The Diamond Technology Partners Incorporated 2000 Stock Option Plan (the "Plan") is intended to promote the long-term success of Diamond Technology Partners Incorporated (the "Company") and its stockholders by strengthening the Company's ability to attract and retain highly competent executives and other selected employees and to provide a means to encourage stock ownership and proprietary interest in the Company.

   2. Term. The Plan shall become effective upon the date (the "Effective Date") it is approved by the affirmative vote of the holders of a majority of the securities of the Company present or represented, and entitled to vote at a meeting of stockholders of the Company and shall terminate at the close of business on the tenth anniversary of the Effective Date unless terminated earlier under Section 14. After termination of the Plan, no future awards may be granted, but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

   3. Plan Administration. The Company's Management Committee, as constituted from time to time, or any other committee appointed by the Board (the "Committee"), shall be responsible for administering the Plan. Except as otherwise provided in the Plan, the Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, and such power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. The interpretation and construction of any provision of the Plan or any option or right granted hereunder and all determinations by the Committee in each case shall be final, binding and conclusive with respect to all interested parties.

   4. Eligibility. Any employee of the Company shall be eligible to receive one or more awards under the Plan. Directors of the Company who are not employed by the Company will be considered "employees" eligible to receive awards under the Plan, but only for purposes of nonqualified stock options. Consultants of the Company qualifying as "employees" within the meaning of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), shall also be eligible to receive awards under the Plan. "Company" includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

   5. Shares of Common Stock Subject to the Plan. Subject to the provisions of
Section 6 of the Plan, the aggregate number of shares of Class B Common Stock, $0.001 par value (and shares of Class A Common Stock into which such Class B Common Stock may be converted), of the Company ("Stock") which may be transferred to participants under the Plan shall be 8,500,000 shares. The aggregate number of shares of Stock that may be granted in the form of incentive stock options ("ISOs") intended to comply with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), shall be 8,500,000. Unless otherwise determined by the Committee, the aggregate number of shares of Stock that may be covered by awards granted to any single individual under the Plan shall not exceed 50,000 shares per fiscal year of the Company.

   Shares subject to awards under the Plan which expire, terminate, or are canceled prior to exercise or, in the case of awards granted under Section 8.3, do not vest, shall thereafter be available for the granting of other awards. Shares which have been exchanged by a participant as full or partial payment to the Company in connection with any award under the Plan also shall thereafter be available for the granting of other awards. In instances where a stock appreciation right ("SAR") or other award is settled in cash, the shares covered by such award shall remain available for issuance under the Plan. Likewise, the payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the shares available for issuance.

   Any shares of Stock issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

   6. Adjustments. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting shares of Stock or share price, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (1) the aggregate number of shares of Stock that may be issued under the Plan; (2) each outstanding award made under the Plan; and (3) the exercise price per share for any outstanding stock options, SARs or similar awards under the Plan.

   7. Fair Market Value. "Fair Market Value," for all purposes of the Plan, shall mean the average of the closing price of a share of Stock on the NASDAQ National Market System for the ten trading days immediately preceding the date of grant.

   8. Awards. Except as otherwise provided in this Section 8, the Committee shall determine the type or types of award(s) to be made to each participant and the number of shares of Stock subject to each such award, and any other terms, conditions and limitations applicable to such award. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to or as the payment form for grants or rights under any other compensation plan or individual contract or agreement of the Company including those of any acquired entity. The types of awards that may be granted under the Plan are:

     8.1 Stock Options. A stock option is a right to purchase a specified number of shares of Stock during a specified period. A stock option may be in the form of an ISO which complies with Section 422 of the Code. The purchase price per share for each stock option shall be not less than 100% of Fair Market Value on the date of grant; except that the Committee may set the purchase price per share for an award not intended to be an ISO at less than 100% of Fair Market Value on the date of grant. The price at which shares may be purchased under a stock option shall be paid in full by the optionee at the time of the exercise in cash or such other method permitted by the Committee, including (1) tendering shares; (2) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise; or (3) any combination of the above.

     8.2 SARs. A SAR is a right to receive a payment, in cash and/or shares, equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable award agreement; except that if a SAR is granted retroactively in tandem with or in substitution for a stock option, the designated Fair Market Value set forth in the award agreement shall be no lower than the Fair Market Value of a share for such tandem or replaced stock option.

     8.3 Stock Awards. A stock award is a grant made or denominated in shares or units equivalent in value to shares. All or part of any stock award may be subject to conditions and restrictions as set forth in the applicable award agreement, which may be based on continuous service with the Company or the achievement of performance goals related to profits, profit growth, profit-related return ratios, cash flow or total stockholder return, where such goals may be stated in absolute terms or relative to comparable companies.

   9. Dividends and Dividend Equivalents. Any awards under the Plan may earn dividends or dividend equivalents as set forth in the applicable award agreement. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions may be established in the applicable award agreement, including reinvestment in additional shares or share equivalents.

   10. Deferrals and Settlements. Payment of awards may be in the form of cash, stock, other awards or combinations thereof as shall be determined at the time of grant, and with such restrictions as may be imposed in the award agreement. The Committee also may require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares.

   11. Transferability and Exercisability. Awards granted under the Plan shall not be transferable or assignable other than (1) by will or the laws of descent and distribution; (2) by gift or other transfer of an award to any trust or estate in which the original award recipient or such recipient's spouse or other immediate relative has a substantial beneficial interest, or to a spouse or other immediate relative, provided that any such transfer is permitted by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, as in effect when such transfer occurs and the Board does not rescind this provision prior to such transfer; or (3) pursuant to a domestic relations order (as defined by the Code). However, any award so transferred shall continue to be subject to all the terms and conditions contained in the instrument evidencing such award.

   12. Award Agreements. Awards under the Plan shall be evidenced by agreements as approved by the Committee that set forth the terms, conditions and limitations for each award, which may include the term of an award (except that in no event shall the term of any ISO exceed a period of ten years from the date of its grant), the provisions applicable in the event the participant's employment terminates, and the Committee's authority to amend, modify, suspend, cancel or rescind any award. The Committee need not require the execution of any such agreement, in which case acceptance of the award by the participant shall constitute agreement to the terms of the award.

   13. Acceleration and Settlement of Awards. The Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change of control of the Company, as defined by the Committee, to provide for the acceleration of vesting and for settlement, including cash payment of an award granted under the Plan, upon or immediately before the effectiveness of such event. However, the granting of awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any portion of its businesses or assets.

   14. Plan Amendment. The Plan may be amended by the Committee as it deems necessary or appropriate better to achieve the purposes of the Plan, except that no such amendment shall be made without the approval of the Company's stockholders that would increase the number of shares available for issuance in accordance with Sections 5 and 6 of the Plan. The Board may suspend the Plan or terminate the Plan at any time; provided, that no such action shall adversely affect any outstanding benefit. Any shares authorized under Section 5 (or any amendment thereof) with respect to which no award is granted prior to termination of the Plan, or with respect to which an award is terminated, forfeited or canceled after termination of the Plan, shall automatically be transferred to any subsequent stock incentive plan or similar plan for employees of the Company.

   15. Tax Withholding. The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, a sufficient amount to cover withholding of any taxes required by law, or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may, in its discretion and subject to such rules as it may adopt, permit participants to use shares to satisfy required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

   16. Registration of Shares. Notwithstanding any other provision of the Plan, the Company shall not be obligated to offer or sell any shares unless such shares are at that time effectively registered or exempt from registration under the Securities Act and the offer and sale of such shares are otherwise in compliance with all applicable federal and state securities laws and the requirements of any stock exchange or similar agency on which the Company's securities may then be listed or quoted. The Company shall have no obligation to register the shares under the federal securities laws or take any other steps as may be necessary to enable the shares to be offered and sold under federal or other securities laws. Prior to receiving shares a Plan participant may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the shares or subsequent transfers of any interest in such shares to comply with the Securities Act and other applicable securities laws. Certificates evidencing shares shall bear any legend required by, or useful for the purposes of compliance with, applicable securities laws, this Plan or award agreements.

   17. Other Benefit and Compensation Programs. Unless otherwise specifically determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

   18. Unfunded Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of an award granted under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

   19. Use of Proceeds. The cash proceeds received by the Company from the issuance of shares pursuant to awards under the Plan shall constitute general funds of the Company.

   20. Regulatory Approvals. The implementation of the Plan, the granting of any award under the Plan, and the issuance of shares upon the exercise or settlement of any award shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it or the shares issued pursuant to it.

   21. Employment Rights. The Plan does not constitute a contract of employment and participation in the Plan will not give a participant the right to continue in the employ of the Company on a full-time, part-time or any other basis. Participation in the Plan will not give any participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

   22. Governing Law. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Illinois and applicable federal law.

   23. Successors and Assigns. The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

                                                                         ANNEX E

                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED

                AMENDED AND RESTATED 1998 EQUITY INCENTIVE PLAN

   1. Purpose. The Diamond Technology Partners Incorporated 1998 Equity Incentive Plan (the "Plan") is intended to promote the long-term success of Diamond Technology Partners Incorporated (the "Company") and its stockholders by strengthening the Company's ability to attract and retain highly competent executives and other selected employees and to provide a means to encourage stock ownership and proprietary interest in the Company.

   2. Term. The Plan shall become effective upon the date (the "Effective Date") it is approved by the Board of Directors of the Company (the "Board"), subject to its ratification and approval by the affirmative vote of the holders of a majority of the securities of the Company present or represented, and entitled to vote at a meeting of stockholders of the Company, and shall terminate at the close of business on the tenth anniversary of the Effective Date unless terminated earlier under Section 14. Certain awards made with the approval of the Company's Management Committee in March and April 1998 (the "March/April Awards") prior to the Effective Date were intended to be pursuant to the Plan and are therefore included under the Plan. After termination of the Plan, no future awards may be granted, but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

   3. Plan Administration. The Company's Management Committee, as constituted from time to time, or any other committee appointed by the Board (the "Committee") shall be responsible for administering the Plan. Except as otherwise provided in the Plan, the Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, and such power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. The interpretation and construction of any provision of the Plan or any option or right granted hereunder and all determinations by the Committee in each case shall be final, binding and conclusive with respect to all interested parties.

   4. Eligibility. Any employee of the Company shall be eligible to receive one or more awards under the Plan. Directors of the Company who are not employed by the Company will be considered "employees" eligible to receive awards under the Plan, but only for purposes of nonqualified stock options. Consultants of the Company qualifying as "employees" within the meaning of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), shall also be eligible to receive awards under the Plan. "Company" includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

   5. Shares of Common Stock Subject to the Plan. Subject to the provisions of
Section 6 of the Plan, the aggregate number of shares of Class B Common Stock, $0.001 par value (and shares of Class A Common Stock into which such Class B Common Stock may be converted), of the Company ("Stock") which may be transferred to participants under the Plan shall be:

     (i) 13,000,000 shares (including the March/April Awards); plus

     (ii) any shares that are represented by awards or portions of awards under the Diamond Technology Partners Incorporated 1994 Stock Option Plan, as amended (the "Prior Plan") that are forfeited, expired, cancelled or settled without the issuance of shares; plus

     (iii) any shares that are represented by options or portions of options not awarded under the Prior Plan but included in clause (i) of Section 3 of the Prior Plan that are forfeited, expired, cancelled or settled without the issuance of shares; plus

     (iv) any shares issued and included in clause (i) of Section 3 of the Prior Plan that are repurchased by the Company.

   The aggregate number of shares of Stock that may be covered by awards granted to any single individual under the Plan shall not exceed 150,000 shares per fiscal year of the Company. The aggregate number of shares of Stock that may be granted in the form of incentive stock options ("ISOs") intended to comply with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") shall be 13,000,000 shares.

   Shares subject to awards under the Plan which expire, terminate, or are canceled prior to exercise or, in the case of awards granted under Section 8.3, do not vest, shall thereafter be available for the granting of other awards. Shares which have been exchanged by a participant as full or partial payment to the Company in connection with any award under the Plan also shall thereafter be available for the granting of other awards. In instances where a stock appreciation right ("SAR") or other award is settled in cash, the shares covered by such award shall remain available for issuance under the Plan. Likewise, the payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the shares available for issuance. Any shares that are issued by the Company, and any awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity shall not be counted against the shares available for issuance under the Plan.

   Any shares of Stock issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

   6. Adjustments. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting shares of Stock or share price, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (1) the aggregate number of shares of Stock that may be issued under the Plan; (2) each outstanding award made under the Plan; and (3) the exercise price per share for any outstanding stock options, SARs or similar awards under the Plan.

   7. Fair Market Value. "Fair Market Value," for all purposes of the Plan, shall mean the average of the closing price of a share of Stock on the NASDAQ National Market System for the ten trading days immediately preceding the date of grant.

   8. Awards. Except as otherwise provided in this Section 8, the Committee shall determine the type or types of award(s) to be made to each participant and the number of shares of Stock subject to each such award, and any other terms, conditions and limitations applicable to such award. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to or as the payment form for grants or rights under any other compensation plan or individual contract or agreement of the Company including those of any acquired entity. The types of awards that may be granted under the Plan are:

     8.1 Stock Options. A stock option is a right to purchase a specified number of shares of Stock during a specified period. The purchase price per share for each stock option shall be not less than 100% of Fair Market Value on the date of grant, except if a stock option is granted retroactively in tandem with or as a substitution for a SAR, the exercise price may be no lower than the Fair Market Value of a share as set forth in award agreements for such tandem or replaced SAR. A stock option may be in the form of an ISO which complies with Section 422 of the Code. The price at which shares may be purchased under a stock option shall be paid in full by the optionee at the time of the exercise in cash or such other method permitted by the Committee, including (1) tendering shares; (2) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise; or (3) any combination of the above.

     8.2 SARs. A SAR is a right to receive a payment, in cash and/or shares, equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable award agreement; except that if a SAR is granted retroactively in tandem with or in substitution for a stock option, the designated Fair Market Value set forth in the award agreement shall be no lower than the Fair Market Value of a share for such tandem or replaced stock option.

     8.3 Stock Awards. A stock award is a grant made or denominated in shares or units equivalent in value to shares. All or part of any stock award may be subject to conditions and restrictions as set forth in the applicable award agreement, which may be based on continuous service with the Company or the achievement of performance goals related to profits, profit growth, profit-related return ratios, cash flow or total stockholder return, where such goals may be stated in absolute terms or relative to comparable companies.

   9. Dividends and Dividend Equivalents. Any awards under the Plan may earn dividends or dividend equivalents as set forth in the applicable award agreement. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions may be established in the applicable award agreement, including reinvestment in additional shares or share equivalents.

   10. Deferrals and Settlements. Payment of awards may be in the form of cash, stock, other awards or combinations thereof as shall be determined at the time of grant, and with such restrictions as may be imposed in the award agreement. The Committee also may require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares.

   11. Transferability and Exercisability. Awards granted under the Plan shall not be transferable or assignable other than (1) by will or the laws of descent and distribution; (2) by gift or other transfer of an award to any trust or estate in which the original award recipient or such recipient's spouse or other immediate relative has a substantial beneficial interest, or to a spouse or other immediate relative, provided that any such transfer is permitted by Rule 16b-3 under the Exchange Act as in effect when such transfer occurs and the Board does not rescind this provision prior to such transfer; or (3) pursuant to a domestic relations order (as defined by the Code). However, any award so transferred shall continue to be subject to all the terms and conditions contained in the instrument evidencing such award.

   12. Award Agreements. Awards under the Plan shall be evidenced by agreements as approved by the Committee that set forth the terms, conditions and limitations for each award, which may include the term of an award (except that in no event shall the term of any ISO exceed a period of ten years from the date of its grant), the provisions applicable in the event the participant's employment terminates, and the Committee's authority to amend, modify, suspend, cancel or rescind any award. The Committee need not require the execution of any such agreement, in which case acceptance of the award by the participant shall constitute agreement to the terms of the award.

   13. Acceleration and Settlement of Awards. The Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change of control of the Company, as defined by the Committee, to provide for the acceleration of vesting and for settlement, including cash payment of an award granted under the Plan, upon or immediately before the effectiveness of such event. However, the granting of awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any portion of its businesses or assets.

   14. Plan Amendment. The Plan may be amended by the Committee as it deems necessary or appropriate to better achieve the purposes of the Plan, except that no such amendment shall be made without the approval of the Company's stockholders which would increase the number of shares available for issuance in accordance with Sections 5 and 6 of the Plan. The Board may suspend the Plan or terminate the Plan at any time; provided, that no such action shall adversely affect any outstanding benefit. Any shares authorized under Section 5 (or any amendment thereof) with respect to which no Award is granted prior to termination of the Plan, or with respect to which an Award is terminated, forfeited or canceled after termination of the Plan, shall automatically be transferred to any subsequent stock incentive plan or similar plan for employees of the Company.

   15. Tax Withholding. The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, a sufficient amount to cover withholding of any federal, state or local taxes required by law, or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may, in its discretion and subject to such rules as it may adopt, permit participants to use shares to satisfy required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

   16. Registration of Shares. Notwithstanding any other provision of the Plan, the Company shall not be obligated to offer or sell any shares unless such shares are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") and the offer and sale of such shares are otherwise in compliance with all applicable federal and state securities laws and the requirements of any stock exchange or similar agency on which the Company's securities may then be listed or quoted. The Company shall have no obligation to register the shares under the federal securities laws or take any other steps as may be necessary to enable the shares to be offered and sold under federal or other securities laws. Prior to receiving shares a Plan participant may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the shares or subsequent transfers of any interest in such shares to comply with the Securities Act and other applicable securities laws. Certificates evidencing shares shall bear any legend required by, or useful for the purposes of compliance with, applicable securities laws, this Plan or award agreements.

   17. Other Benefit and Compensation Programs. Unless otherwise specifically determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

   18. Unfunded Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of an award granted under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

   19. Use of Proceeds. The cash proceeds received by the Company from the issuance of shares pursuant to awards under the Plan shall constitute general funds of the Company.

   20. Regulatory Approvals. The implementation of the Plan, the granting of any award under the Plan, and the issuance of shares upon the exercise or settlement of any award shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it or the shares issued pursuant to it.

   21. Employment Rights. The Plan does not constitute a contract of employment and participation in the Plan will not give a participant the right to continue in the employ of the Company on a full-time, part-time or any other basis. Participation in the Plan will not give any participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

   22. Governing Law. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Illinois and applicable federal law.

   23. Successors and Assigns. The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

                                      LOGO

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

   The Registrant's by-laws require the Registrant to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, fiduciary or agent of another corporation, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such proceeding if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any such criminal proceeding, had no reasonable cause to believe their conduct was unlawful. Such indemnification as to expenses is mandatory to the extent the individual is successful on the merits of the matter. Delaware law permits the Registrant to provide similar indemnification to employees and agents who are not directors or officers. The determination of whether an individual meets the applicable standard of conduct may be made by the disinterested directors, independent legal counsel or the stockholders. Delaware law also permits indemnification in connection with a proceeding brought by or in the right of the Registrant to procure a judgment in its favor. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable. The Registrant maintains a directors and officers liability insurance policy.

Item 21. Exhibits and Financial Statement Schedules

   (a) Exhibits

     Exhibit No.                           Description
     -----------                           -----------
       2.1       Stock Purchase Agreement, dated as of September 11, 2000, by and among Diamond Technology Partners Incorporated
                 ("Diamond"), and the other parties named therein (incorporated by reference to Annex A to Diamond's Registration Statement on
                 Form S-4 of which this proxy statement/prospectus is a part).

       3.1(a) Restated Certificate of Incorporation of Diamond (incorporated by reference to Exhibit 3.1 to Diamond's Registration
                 Statement on Form S-1 (File No. 333-17785)).

      +3.1(b) Form of Amendment to the Restated Certificate of Incorporation of Diamond.

      +5.1       Opinion of Winston & Strawn.

      10.1       Diamond 2000 Stock Option Plan (incorporated by reference to
                 Annex D to Diamond's Registration Statement on Form S-4 of which this proxy statement/prospectus is a part).

      10.2 Diamond 1998 Equity Incentive Plan (incorporated by reference to Annex E to Diamond's Registration Statement on Form S-4 of which this proxy statement/prospectus is a part).

     +23.1       Consent of Winston & Strawn (included in Exhibit 5.1 hereto).

     *23.2       Consent of KPMG LLP.

     *23.3       Consent of Arthur Andersen.

     *23.4       Consent of Bouwer & Officier Accountants.

     *24.1       Powers of Attorney (included on signature page hereto).

--------
+To be filed by amendment.
*Filed herewith.

   (b) Financial Statement Schedules.

     Not applicable.

   (c) Reports, Opinions, or Appraisals.

   The opinion of Morgan Stanley & Co. Incorporated, Diamond's financial advisor, is included as Annex B to the proxy statement/prospectus contained in this registration statement.

Item 22. Undertakings

   (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 21 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes as follows:

     (1) Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of the Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 above, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

   (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on October 12, 2000.

                                          Diamond Technology Partners
                                           Incorporated

                                                /s/ Melvyn E. Bergstein
                                          By: _________________________________
                                             Name: Melvyn E. Bergstein
                                             Title:Chairman and Chief
                                             Executive Officer

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael E. Mikolajczyk and Karl E. Bupp, jointly and severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                               Title                        Date
             ---------                               -----                        ----


    /s/ Melvyn E. Bergstein          Chairman and Chief Executive Officer   October 12, 2000
____________________________________  (Principal Executive Officer)
        Melvyn E. Bergstein

        /s/ Karl E. Bupp             Chief Financial Officer and Treasurer  October 12, 2000
____________________________________  (Principal Financial and Accounting
            Karl E. Bupp              Officer)

   /s/ Michael E. Mikolajczyk        Vice Chairman, Secretary and Director  October 12, 2000
____________________________________
       Michael E. Mikolajczyk

      /s/ Adam J. Gutstein           President and Director                 October 12, 2000
____________________________________
          Adam J. Gutstein

      /s/ John J. Sviokla            Vice Chairman and Director             October 12, 2000
____________________________________
          John J. Sviokla

     /s/ Edward R. Anderson          Director                               October 12, 2000
____________________________________
         Edward R. Anderson

     /s/ Donald R. Caldwell          Director                               October 12, 2000
____________________________________
         Donald R. Caldwell


       /s/ Mark L. Gordon            Director                       October 12, 2000
____________________________________
           Mark L. Gordon

        /s/ Alan C. Kay              Director                       October 12, 2000
____________________________________
            Alan C. Kay

     /s/ John D. Loewenberg          Director                       October 12, 2000
____________________________________
         John D. Loewenberg

   /s/ Christopher J. Moffitt        Director                       October 12, 2000
____________________________________
       Christopher J. Moffitt

      /s/ Arnold R. Weber            Director                       October 12, 2000
____________________________________
          Arnold R. Weber

                                 EXHIBIT INDEX

  Exhibit
    No.                                 Description
  -------                               -----------
   2.1     Stock Purchase Agreement, dated as of September 11, 2000, by and among Diamond Technology Partners Incorporated ("Diamond"), and the
           other parties named therein (incorporated by reference to Annex A to
           Diamond's Registration Statement on Form S-4 of which this proxy statement/prospectus is a part).

   3.1(a) Restated Certificate of Incorporation of Diamond (incorporated by reference to Exhibit 3.1 to Diamond's Registration Statement on Form
           S-1 (File No. 333-17785)).

  +3.1(b)  Form of Amendment to the Restated Certificate of Incorporation of
           Diamond.

  +5.1     Opinion of Winston & Strawn.

  10.1 Diamond 2000 Stock Option Plan (incorporated by reference to Annex D to Diamond's Registration Statement on Form S-4 of which this proxy statement/prospectus is a part).

  10.2     Diamond 1998 Equity Incentive Plan (incorporated by reference to
           Annex E to Diamond's Registration Statement on Form S-4 of which this proxy statement/prospectus is a part).

 +23.1     Consent of Winston & Strawn (included in Exhibit 5.1 hereto).

 *23.2     Consent of KPMG LLP.

 *23.3     Consent of Arthur Andersen.

 *23.4     Consent of Bouwer & Officier Accountants.

 *24.1     Powers of Attorney (included on signature page hereto).

--------
+To be filed by amendment.
*Filed herewith.